As filed with the Securities and Exchange Commission on January 26, 2000


                                                      REGISTRATION NO. 333-88017


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------
                                AMENDEMENT NO. 2
                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------



                              AMERICAN TISSUE INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    2621                     22-3601876
(State or other jurisdiction of     (Primary S.I.C.           (I.R.S. Employer
 Incorporation or organization)      Code Number)            Identification No.)


                    and the additional registrants listed on
              Schedules A and B hereto, each a Subsidiary Guarantor


                               135 Engineers Road
                            Hauppauge, New York 11788
                                 (516) 435-9000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------
                                 Edward I. Stein
                            Executive Vice President
                           and Chief Financial Officer
                               135 Engineers Road
                            Hauppauge, New York 11788
                                 (516) 435-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                   copies to:
                            Nicholas J. Kaiser, Esq.
                              Mandel & Resnik P.C.
                              220 East 42nd Street
                            New York, New York 10017
                                 (212) 573-0093
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                                            SCHEDULE A
                                                 Corporate Subsidiary Guarantors


                                                           State or Other
                                                           Jurisdiction of
           Name of Registrant as Specified                 Incorporation or       Primary S.I.C.       I.R.S. Employer
                    in its Charter                           Organization            Code No.         Identification No.
----------------------------------------------             ----------------       --------------      ------------------
American Tissue Corporation                                    New York                2679               11-2581696
American Cellulose Mill Corp.                                  New York                2621               14-1662473
American Tissue Mills of New Hampshire, Inc.                   New York                2621               11-3207742
American Tissue Mills of New York, Inc.                        New York                2621               11-3237164
American Tissue Mills of Oregon, Inc.                          New York                2621               11-3128800
American Tissue Mills of Wisconsin, Inc.                       New York                2621               11-3200361
American Tissue - New Hampshire Electric, Inc.              New Hampshire              4911               02-0267018
Berlin Mills Railway, Inc.                                  New Hampshire              6517               38-1906080
Gilpin Realty Corp.                                            New York                6519               11-3307581
Tagsons Papers, Inc.                                           New York                2621               11-3206044

                                                        SCHEDULE B
                                            Limited Liability Company Guarantors



                                                           State or Other
                                                           Jurisdiction of
           Name of Registrant as Specified                 Incorporation or       Primary S.I.C.       I.R.S. Employer
                    in its Charter                           Organization            Code No.         Identification No.
----------------------------------------------             ----------------       --------------      ------------------
American Tissue Mills of Greenwich LLC                         New York                2621               11-3322564
American Mills of Neenah LLC                                   New York                2621               13-3333241
Calexico Tissue Company LLC                                    New York                2679               11-3358355
Coram Realty LLC                                               New York                6519               11-3351366
Engineers Road, LLC                                            New York                6519               11-3301000
Grand LLC                                                      New York                6519               11-3078510
Hydro of America LLC                                           Delaware                4911               11-3486634
Landfill of America LLC                                        Delaware                4953               11-3486638
Markwood LLC                                                   New York                6519               11-3507579
100 Realty Management LLC                                      New York                6519               11-3373587
Paper of America LLC                                           Delaware                2621               11-3486633
Pulp & Paper of America LLC                                    New York                2621               11-3485021
Pulp of America LLC                                            Delaware                2611               11-3486632
Railway of America LLC                                         Delaware                6517               02-0509929
Saratoga Realty LLC                                            New York                6519               11-3378103
Unique Financing LLC                                           New York                7359               11-3331213

                     Subject to completion, dated                         , 2000
--------------------------------------------------------------------------------
Prospectus
                        , 2000


                              American Tissue Inc.

   Offer for all outstanding 12 1/2% Series A Senior Secured Notes due 2006 in exchange for 12 1/2% Series B Senior Secured Notes Due 2006.

The exchange offer will expire at 5:00 p.m., New York City time on _______ 2000, unless extended.
--------------------------------------------------------------------------------

       We will not receive any proceeds from the exchange of these notes.

The Company:


     o We are an integrated manufacturer of tissue and uncoated freesheet paper products, with a comprehensive product line that includes finished tissue products, jumbo tissue rolls used in the manufacture of finished tissue products and and uncoated freesheet paper products for printing writing and publishing applications.

     o    American Tissue Inc.
          135 Engineers Road
          Hauppage, New York 11788
          (516) 435-9000


The Exchange Offer:

     o Offer for $165,000,000 face amount of outstanding 12 1/2% Series A Senior Secured Notes due 2006 in exchange for the same face amount of 12 1/2% Series B Senior Secured Notes due 2006.


     o The terms of the exchange notes are identical in all material respects to the terms of the outstanding old notes, except various transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes.


Proposed Trading Format:

     o The PORTAL MARKET or directly with qualified buyers.


--------------------------------------------------------------------------------
   This investment involves risk. See "Risk Factors" beginning on page 14.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

     This prospectus incorporates by reference documents that are not contained in or delivered with this prospectus. These documents are available without charge from Edward I. Stein, Executive Vice President and Chief Financial Officer, at American Tissue Inc., 135 Engineers Road, Hauppauge, New York 11788, telephone number (516) 435-9000. To ensure timely delivery of documents, any request should be made by ________, 2000.


                                TABLE OF CONTENTS

                                                                            Page


Prospectus Summary...........................................................  1
Risk Factors................................................................. 14
The Exchange Offer........................................................... 27
Use of Proceeds.............................................................. 37
Capitalization............................................................... 37
Unaudited Pro Forma Consolidated Financial Data.............................. 38
Selected Historical Financial Data........................................... 41
Management's Discussion and Analysis of Financial
  Condition and Results of Operations........................................ 44
Industry Overview............................................................ 58
Business..................................................................... 61
Management................................................................... 75
Principal Stockholders....................................................... 78
Related Party Transactions................................................... 80
Description of Material Indebtedness......................................... 84
Description of Exchange Notes................................................ 87
Material United States Income Tax Consequences...............................141
Plan of Distribution.........................................................144
Legal Matters................................................................145
Experts......................................................................145
Independent Auditors.........................................................146
Available Information........................................................146
Index to Financial Statements................................................F-1


                            MARKET AND INDUSTRY DATA


     Market data and various industry forecasts used throughout this prospectus were obtained from internal surveys, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified.

                               PROSPECTUS SUMMARY


     The following is a summary of the more detailed information appearing elsewhere in this prospectus. This prospectus includes the specific terms of the exchange offer and the exchange notes we are offering, as well as information regarding our business and detailed financial data. You should read the entire prospectus, including "Risk Factors" and the financial statements and the notes to these financial statements.


     Unless the context otherwise requires, "we," "our," or "us," as well as "American Tissue," refer to American Tissue Inc. and all of our consolidated subsidiaries. References to the "old notes" are to our outstanding 12 1/2% series A senior secured notes and references to the "exchange notes" are to our 12 1/2% series B senior secured notes offered hereby. References to the "Notes" are to the old notes and the exchange notes collectively.

                                        THE OLD NOTE OFFERING


Old Notes ..........................    We sold the old notes in a private
                                        offering on July 9, 1999. The initial
                                        purchaser of the old notes informed us
                                        that it promptly resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.


Registration Rights
Agreement...........................    We and the initial purchaser of the old
                                        notes entered into a registration rights agreement on July 9, 1999. This agreement grants exchange and registration rights to holders of the old notes. This exchange offer is intended to satisfy these rights, which terminate upon the consummation of the exchange offer.

                                        THE EXCHANGE OFFER


Securities Offered .................    Up to $165,000,000 principal amount of
                                        12 1/2% series B senior secured notes
                                        due 2006. The terms of the exchange
                                        notes are identical in all material
                                        respects to the old notes, except
                                        various transfer restrictions and
                                        registration rights relating to the old
                                        notes do not apply to the exchange
                                        notes.


The Exchange Offer .................    We are offering to exchange the exchange
                                        notes for the old notes. You may tender
                                        your old notes by following the
                                        procedures described in this prospectus
                                        under the heading "The Exchange Offer."

Expiration Date ....................    Our exchange offer will expire at 5:00
                                        p.m., New York City time, on ____, 2000, unless we extend it.

Withdrawal Rights ..................    You may withdraw your tender of old
                                        notes at any time prior to the
                                        expiration date. Any old notes not
                                        accepted by us for exchange for any
                                        reason will be returned to you without
                                        expense as promptly as possible.

Conditions of the
Exchange Offer......................    The exchange offer is subject to
                                        customary conditions, which we may
                                        waive. Please read "The Exchange Offer--
                                        Conditions to the Exchange Offer"
                                        section of this prospectus for more
                                        information regarding conditions of the
                                        exchange offer.

Procedures for Tendering
Old Notes...........................    Each holder of old notes wishing to
                                        accept our exchange offer must either:

                                        (a)       complete, sign and date the
                                                  accompanying letter of
                                                  transmittal, or a facsimile
                                                  copy, and mail or otherwise
                                                  deliver the letter of
                                                  transmittal, or a facsimile
                                                  copy, together with your old
                                                  notes and any other required
                                                  documents, to the exchange
                                                  agent at the address shown
                                                  under "The Exchange Offer --
                                                  Exchange Agent;" or

                                        (b)       in connection with a
                                                  book-entry transfer of old
                                                  notes, arrange for The
                                                  Depository Trust Company to
                                                  transmit the required
                                                  information to our exchange
                                                  agent.

                                        By tendering your old notes in this
                                        manner, you will be representing, among
                                        other things, that:

                                        o         the exchange notes being
                                                  acquired by you in the
                                                  exchange offer are being
                                                  acquired in the ordinary
                                                  course of your business;

                                        o         you are not participating, do
                                                  not intend to participate, and
                                                  have no arrangement or
                                                  understanding with any person
                                                  to participate, in the
                                                  distribution of the exchange
                                                  notes issued to you in our
                                                  exchange offer; and

                                        o         you are not our "affiliate."

Federal Income Tax
Consequences........................    Your exchange of the old notes for the
                                        exchange notes in accordance with the
                                        exchange offer will not result in any
                                        gain or loss to you for federal income
                                        tax purposes. See the "Material United
                                        States Income Tax Consequences" section
                                        of this prospectus for information as to the federal income consequences to the holders of the exchange notes resulting from the old notes having been issued with original issue discount.


Consequences of Failure
to Exchange.........................    Old notes that are not tendered or that
                                        are tendered, but not accepted, will be
                                        subject to the existing transfer
                                        restrictions on the old notes after the
                                        exchange offer. We will have no further
                                        obligation, subject to the exceptions
                                        discussed under "The Exchange Offer--
                                        Shelf Registration Statement" section of this prospectus, to register the old notes. If you do not participate in our exchange offer, the liquidity of your old notes could be adversely affected.
                                        See "Risk Factors - You Will Be Subject
                                        To Adverse Consequences If You Do Not
                                        Exchange Your Old Notes."


Procedures for Beneficial
Owners..............................    If you are a beneficial owner of old
                                        notes registered in the name of a
                                        broker, dealer or other nominee and you
                                        wish to tender your old notes, you
                                        should contact the person in whose name
                                        your old notes are registered and
                                        promptly instruct the person to tender
                                        those old notes on your behalf.

Guaranteed Delivery
Procedures..........................    If you wish to tender your old notes and
                                        time will not permit your required
                                        documents to reach our exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes according to the guaranteed delivery procedures. See "The Exchange
                                        Offer--Guaranteed Delivery Procedures."

Acceptance of Old Notes;
Delivery of Exchange Notes..........    Subject to the conditions set forth in
                                        "The Exchange Offer-- Conditions to the
                                        Exchange Offer" section of this
                                        prospectus, we will accept old notes
                                        which are properly tendered in our
                                        exchange offer
                                        and are not withdrawn before the
                                        expiration date of our exchange offer.
                                        The exchange notes will be delivered as
                                        promptly as practicable following the
                                        expiration date.

Use of Proceeds ....................    We will not receive any proceeds from
                                        the exchange offer.

Exchange Agent .....................    The Chase Manhattan Bank is the exchange
                                        agent for our exchange offer.

                                 EXCHANGE NOTES


     The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that various transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes.


Total Amount of
Exchange Notes......................    Up to $165,000,000 face amount of our
                                        12 1/2% series B senior secured notes
                                        due 2006.

Maturity Date.......................    July 15, 2006.

Interest............................    The exchange notes will bear interest at
                                        the rate of 12 1/2% per annum, payable
                                        every six months in cash on January 15
                                        and July 15, commencing January 15,
                                        2000.


Optional Redemption.................    We may redeem the exchange notes, in
                                        whole or in part, on or after July 15,
                                        2004, at the redemption prices set forth in the "Description of Exchange Notes--
                                        Optional Redemption" section of this
                                        prospectus, plus accrued and unpaid
                                        interest. In addition, before July 15,
                                        2002, we may redeem up to 35% of the
                                        Notes at 113.25% of their principal
                                        amount, plus accrued and unpaid
                                        interest, with the net cash proceeds of
                                        sales of our common stock in one or more underwritten public offerings of our common stock. If less than 65% of the Notes will remain outstanding immediately after the redemption, we may not redeem the exchange notes. In addition, to carryout the redemption with the net cash proceeds of an underwritten offering of our common stock, we must redeem the exchange notes no later than 90 days after the consummation of any offering of our common stock. See "Description of
                                        Exchange Notes--Optional Redemption."

Repurchase Obligations..............    If we sell assets under the
                                        circumstances described in the
                                        "Description of Exchange Notes-- Assets
                                        Sales" section of this prospectus or if
                                        events deemed to be change of control
                                        events occur, each holder of the
                                        exchange notes may require us to
                                        repurchase all or a portion of its
                                        exchange notes at 101%,100%, in the
                                        case of an asset sale, of the principal
                                        amount of its exchange notes, plus
                                        accrued and unpaid interest. See
                                        "Description of Exchange Notes--
                                        Covenants-- Asset Sales" and
                                        "--Change of Control."


Subsidiary Guarantees...............    The exchange notes will be fully and
                                        unconditionally guaranteed on a senior
                                        secured basis by each subsidiary
                                        guarantor. Each subsidiary guarantor is
                                        our wholly-owned subsidiary. All of our
                                        subsidiaries, other than one foreign
                                        subsidiary, are subsidiary guarantors.
                                        All of our future domestic subsidiaries, other than those which we may designate as a "receivables subsidiary" or an "unrestricted subsidiary," are required to guarantee the exchange notes. If we cannot make payments on the exchange notes, the subsidiary guarantors must make them instead. See
                                        "Description of Exchange Notes--
                                        Material Covenants-- Additional
                                        Subsidiary Guarantees."


                                        Our subsidiary guarantor, American
                                        Tissue Corporation, and nine of our
                                        other subsidiary guarantors are also
                                        jointly and severally liable on a senior secured basis for obligations arising under our new revolving credit facility. These obligations are secured by a first priority lien in favor of the lenders under our new revolving credit facility in the inventory, accounts receivable and the related general intangibles of these subsidiary guarantors. These assets will also secure the exchange notes on a second priority lien basis.

Collateral..........................    The exchange notes will be secured by a
                                        first priority lien on, among other
                                        things, all of the paper mill plant and
                                        property, including the Berlin-Gorham
                                        Mills, substantially all of the
                                        equipment, intellectual property and
                                        related general intangibles of our
                                        subsidiary guarantors and all of the
                                        stock and membership interests of each
                                        of our subsidiary guarantors. In
                                        addition, the exchange notes will be
                                        secured by second priority liens on,
                                        among other things, other real property, accounts receivable, inventory and related general intangibles of our subsidiary guarantors. See "Risk
                                        Factors-- The Value Of Your Security
                                        Interest In The Collateral Is Uncertain" and "Description of Exchange Notes--
                                        Ranking and Security."

Ranking.............................    The exchange notes and the subsidiary
                                        guarantees will be senior secured
                                        obligations as to us and the subsidiary
                                        guarantors, as are the old notes and the related guarantees.


                                        They rank:

                                        o         effectively ahead of all of
                                                  our and our subsidiary
                                                  guarantors' existing and
                                                  future senior unsecured debt
                                                  and junior debt;


                                        o         to extent permitted by the
                                                  indenture relating to the
                                                  exchange notes, effectively
                                                  behind all of our and our
                                                  subsidiary guarantors'
                                                  existing and future secured
                                                  debt to the extent of any
                                                  assets serving as collateral
                                                  for such debt;


                                        o         equal, in right of payment,
                                                  with all of our and our
                                                  subsidiary guarantors'
                                                  existing and future
                                                  unsubordinated debt; and

                                        o         ahead, in right of payment, of
                                                  any of our or our subsidiary
                                                  guarantors' debt that is
                                                  subordinated to the exchange
                                                  notes.



                                        As of December 31, 1999, our total
                                        consolidated debt, including the old
                                        notes, was approximately $253.7 million, including approximatley $68.4 million under our new revolving credit facility, excluding unused commitments of approximately $31.6 million, and approximately $25.6 million of mortgage and other debt.


Material Covenants..................    The indenture governing the exchange
                                        notes contains covenants that will,
                                        among other things, limit our ability
                                        and the ability of our subsidiaries,
                                        other than those subsidiaries designated by us as receivables subsidiaries or unrestricted subsidiaries as permitted by the indenture, to:


                                        o         pay dividends on, redeem or
                                                  repurchase our capital stock;

                                        o         make specified loans and
                                                  investments;

                                        o         incur additional indebtedness;

                                        o         permit payment or dividend
                                                  restrictions on certain of our
                                                  subsidiaries that are not
                                                  unrestricted subsidiaries;

                                        o         sell assets;


                                        o         create liens;

                                        o         engage in transactions with
                                                  affiliates;


                                        o         consolidate, merge or sell all
                                                  or substantially all of our
                                                  assets and the assets of our
                                                  subsidiaries; and

                                        o         prepay, redeem or purchase
                                                  debt.

                                        All of these covenants, including
                                        important exceptions to, and
                                        qualifications of, the terms of these
                                        covenants, are more fully described
                                        under "Description of Exchange Notes --
                                        Covenants."

Transfer Restrictions...............    The exchange notes are new securities,
                                        and there is currently no established
                                        market for them. We do not intend to
                                        list the exchange notes on any
                                        securities exchange.

Original Issue Discount.............    For U.S. federal income tax purposes,
                                        the exchange notes will be treated as
                                        having been issued with "original issue
                                        discount" equal to the difference
                                        between the face amount of the old notes and the issue price of the old notes.
                                        See "Material United States Income Tax
                                        Consequences."

     The following is a diagram of our corporate structure showing our direct and indirect parents, our direct and indirect subsidiaries and companies that are our affiliates but are not part of the holding company structure:




                                      Nourollah Elghanayan      Mehdi Gabayzadeh
                                              and                     and
                                         family members          family trusts
                                               |                       |
                                              50%                     50%
                                               |                       |
                                                -----------------------
                                                            |
                                                            |
     ---------------------------------------------------------------------------------------------------------------------
     |            |             |               |           |           |           |           |           |            |
     |            |             |               |           |           |           |           |           |            |
American     American       American        American      Super      United     American    Lakeview    Huntington    Pheasant
 Tissue       Tissue         Tissue          Tissue     American     States      Tissue       Real         LLC (1)      LLC (1)
Mills of     Mills de       Mills of        Mills of     Tissue       Paper     Mills of     Estate
  Ohio,       Mexico     Massachusetts,    Tennessee      Inc.      Mills of     Maine        LLC (1)
  Inc.(1)    S.A. de          Inc. (1)        LLC (1)               Vermont       LLC (1)
               C.V.(1)                                                Inc. (1)
                                                            |           |
                                                           88%(2)      100%
                                                            |           |
                                                         Middle     American
                                                        American      Paper
                                                         Tissue     Mills of
                                                          Inc.      Vermont
                                                                      Inc.
                                                            |
                                                           100%
                                                            |
                                                        American
                                                         Tissue
                                                          Inc.
                                                            |
                                                           100%
                                                            |
     -----------------------------------------------------------------------------------------------------------------
     |      |      |     |     |    |     |     |     |     |     |    |      |     |     |      |     |     |       |
     |      |      |     |     |    |     |     |     |     |     |    |      |     |     |      |     |     |       |
  American  |  American  |  Tagsons | American  |   Unique  |  Gilpin  |    Grand   |  Calexico  |  Saratoga |    American
   Tissue   |   Tissue   | Papers,  |  Tissue   | Financing |  Realty  |     LLC (3)|   Tissue   |   Realty  |     Tissue
Corporation |  Mills of  |   Inc.(3)| Mills of  |   LLC (3) |   Corp.  |            |  Company   |    LLC (3)|    Mills of
     (3)    |  Oregon,   |          |  Neenah   |           |    (3)   |            |   LLC (3)  |           |      New
            |   Inc.(3)  |          |  LLC (3)  |           |          |            |            |           |   Hampshire,
            |            |          |           |           |          |            |            |           |      Inc.(3)
            |            |          |           |           |          |            |            |           |
            |            |          |           |           |          |            |            |           |
         Markwood    American    American    American    Pulp &       100       Engineers    American      Coram
           LLC (3)    Tissue      Tissue      Tissue    Paper of     Realty       Road,      Celllose     Realty
                     Mills of    Mills of    Mills of   America    Management     LLC(3)       Mill        LLC(3)
                    Wisconsin,   New York,  Greenwich    LLC(3)      LLC (3)                   Corp.(3)
                       Inc.(3)     Inc.(3)    LLC(3)
            |                                               |
           100%                       ---------------------100%---------------------
            |                        |          |           |          |            |
      Fabricaciones               Railway     Paper        Pulp       Hydro     Landfill
        Metalicas                   of         of           of         of          of
       Mexicanas,                 America    America      America    America     America
          S.A.                      LLC(3)     LLC(3)       LLC(3)    LLC(3)      LLC(3)
                                     |                                  |
                                    100%                               100%
                                     |                                  |
                                  Berlin                            American
                                  Mills                            Tissue-New
                                 Railway,                           Hampshire
                                  Inc.(3)                            Electric
                                                                      Inc.(3)

-----------------
(1) These companies are not part of our holding company structure and are directly owned by our individual and fiduciary stockholders.

(2)  See "Principal Stockholders."

(3)  These companies are our subsidiary guarantors.

     An investment in the exchange notes involves a high degree of risk. For a discussion of various matters that you should consider in connection with the exchange offer, please read "Risk Factors."


                                 AMERICAN TISSUE



     We are an integrated manufacturer of tissue and uncoated freesheet paper products, with a comprehensive product line that includes finished tissue products, jumbo tissue rolls used in the manufacture of finished tissue products and uncoated freesheet paper products for printing, writing and publishing applications. Since our inception in 1981, we have grown primarily through the opportunistic acquisition and integration of underperforming paper mills and converting assets. We currently operate a pulp mill; six paper mills, including five tissue mills; seven converting facilities; and two printing/packaging facilities.





     Our tissue converting facilities transform jumbo tissue rolls into a wide range of finished tissue products, such as bath tissue, paper towels, napkins and facial tissue. We believe that our flexible manufacturing capabilities allow us to offer a range of products that is broader than that offered by any other North American tissue producer. We use our internal engineering expertise to recondition and sell used tissue converting equipment which, in turn, supports our jumbo roll sales business.

     Our principal products and markets are:

     o Commercial, "away-from-home," finished tissue products, approximately 35.4% of fiscal 1999 revenues. We sell our away-from-home products principally to mid-sized paper, foodservice and janitorial supply distributors, who resell these products to hotels, restaurants, offices, factories, hospitals, schools and government facilities.

     o Consumer, "at-home," finished tissue products, approximately 25.2% of fiscal 1999 revenues. Our at-home product strategy targets the private label segment of the at-home market, for which we manufacture products that range from economy to premium quality grades. "Private label" refers to products that are marketed under the brand names of supermarkets or other retail distributors of such products, rather than the producer of such products.

     o Jumbo tissue rolls, approximately 24.1% of fiscal 1999 revenues. We manufacture and sell standard and specialty grades of jumbo tissue rolls directly to manufacturers of finished tissue products. The jumbo tissue rolls we sell are generally used by our domestic customers to manufacture non-competing finished tissue products. Our strategy is to emphasize stable customer relationships to sustain a long-term market for our premium quality and specialty grade jumbo tissue rolls.

     o Uncoated freesheet paper products, approximately 9.9% of fiscal 1999 revenues. We manufacture and sell various grades of freesheet paper for the away-from-home market for printing, writing and publishing applications to, or through, Crown Paper Co. We also manufacture and distribute printer, copier and fax paper under our own brand names or the brand names of our private label away-from-home customers for resale to small office and home office customers, and specialty papers for the manufacture of disposable food service papers, such as paper plates and bags.

     o Virgin wood pulp, approximately 4.4% of fiscal 1999 revenues. We manufacture virgin pulp primarily for our internal use. However, we sell excess production to other paper companies and, from time to time, we may opportunistically elect to sell virgin pulp when the market price for virgin pulp significantly exceeds our cost of production.

     o Reconditioned tissue converting accounted for the remainder of fiscal 1999 revenues.


Acquisition of the Berlin-Gorham Mills

     On July 9, 1999, we purchased from Crown Paper the fully integrated pulp and paper mills located in Berlin and Gorham, New Hampshire and other related assets, with the exception of cash, cash equivalents, accounts receivable and other short-term assets. As consideration for this purchase, we paid $45.0 million in cash and assumed contracts with suppliers of raw materials, equipment maintenance agreements, labor agreements and other ongoing contractual liabilities related to the assets we acquired.


     The Berlin-Gorham Mills include the pulp mill located in Berlin, New Hampshire, and the paper mill located in Gorham, New Hampshire. The pulp mill has an annual capacity of approximately 350,000 tons of northern bleached hardwood and softwood pulp. The paper mill has four paper machines and a toweling machine. The four paper machines have a total annual capacity of approximately 179,000 tons of various grades of uncoated freesheet papers. The toweling machine has an annual capacity of approximately 39,000 tons of commercial toweling. The Berlin-Gorham Mills also include electric generating facilities and a solid waste landfill.

     In connection with the acquisition, we have entered into supply and marketing agreements with Crown Paper intended to facilitate our entrance into the uncoated freesheet paper business, facilitate the integration of the pulp and paper making operations of the Berlin-Gorham Mills with our existing operations and give us sufficient time to establish our own marketing capability in the uncoated freesheet paper market. See "Business -- Berlin-Gorham Mills Acquisition."


             SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                             (dollars in thousands)


     The following sets forth for American Tissue and the Berlin-Gorham Mills:

     o    summary consolidated balance sheet data at September 30, 1999; and

     o summary unaudited pro forma consolidated operating data for the fiscal year ended September 30, 1999.


     The consolidated balance sheet data at September 30, 1999 reflects a number of transactions that occurred on July 9,1999. These transactions consisted of the repayment of our then outstanding debt, our acquisition of the Berlin-Gorham Mills, the closing of our $100.0 million new revolving credit facility, an equity contribution from our direct parent and the offering of the old notes. The pro forma consolidated operating data for the fiscal year ended September 30, 1999 gives effect to these transactions as if they had occurred on October 1, 1998.

     The following information should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of American Tissue and the notes to these consolidated financial statements and the financial statements of the Berlin-Gorham Mills and the notes to these financial statements, included elsewhere in this prospectus.

                                                       Fiscal Year Ended
                                                         September 30,
                                                            1999(1)
                                                      ----------------------
Pro Forma Statement of Operations Data:
Revenues............................................      $ 419,506
Gross profit........................................         79,305
Selling general and administrative expenses.........         41,483
Operating income (loss).............................       (119,466)
Net income (loss)...................................        (86,193)

                                                  At September 30, 1999 (actual)
                                                  ------------------------------
Balance Sheet Data:
Total assets........................................      $ 406,331
Total debt.........................................         233,069
Stockholder's equity...............................          98,222


Other Data:
Ratio of earnings to fixed charges..................         --  (2)
Cash from operating activities.....................       $ (26,000)
Cash flows from investing activities...............         (69,839)
Cash flows from financing activities...............          96,165
EBITDA(3)...........................................       (104,207)
Adjusted EBITDA(4)..................................         53,732

Cash interest expense(5)............................      $  22,490
Depreciation and amortization.......................         15,206
Capital expenditures(6).............................         24,786
Capital lease obligations entered into .............          4,002
Adjusted EBITDA/cash interest expense...............           2.4x
Total debt/Adjusted EBITDA..........................           4.3x


(1) The summary unaudited pro forma consolidated statement of operations data for the fiscal year ended September 30, 1999 includes the fiscal year ended September 30, 1999 of American Tissue, which includes the operations of the Berlin-Gorham Mills from July 9, 1999 through September 30, 1999 and the period from October 1, 1998 through July 8, 1999 for the Berlin-Gorham Mills prior to their acquisition by American Tissue.


(2) Earnings were insufficient to cover fixed charges on an unaudited pro forma consolidated basis for the year ended September 30, 1999 by $144.3 million, primarily as a result of the special charges (credits) listed in note (4) below. Exclusive of the items listed in note (4) below, our earnings, on an auditited pro forma consolidated basis, would have been able to cover our fixed charges by approximately 1.5 times.

(3) EBITDA is defined as operating income plus depreciation and amortization. Information regarding EBITDA is presented because management believes that some investors use EBITDA as one measure of an issuer's ability to service its debt. EBITDA should not be considered an alternative to, or more meaningful than, operating income, net income or cash flow as defined by generally accepted accounting principles or as an indicator of an issuer's operating performance. In addition, caution should be used in comparing EBITDA to similarly titled measures of other companies as the definitions of these measures may vary. See "Unaudited Pro Forma Consolidated Financial Data" and the consolidated financial statements of American Tissue and the notes to these consolidated financial statements and the financial statements of the Berlin-Gorham Mills and the notes to these financial statements, included elsewhere in this prospectus.


(4)  Pro forma Adjusted EBITDA represents pro forma EBITDA adjusted as follows:

                                                          Fiscal Year
                                                        Ended September 30,
                                                             1999
                                                        -----------------
    Pro forma EBITDA.................................      $(104,207)
    Adjustment to net realizable value...............         16,175
    Property tax reversal............................         (8,957)
    Asset impairment charge..........................        143,632
    Corporate overhead allocation....................          6,438
    Non-continuing employee
    compensation expense.............................            738
    Property tax savings.............................            (87)
                                                           ---------
    Adjusted EBITDA..................................      $  53,732
                                                           =========


     Adjusted EBITDA has been presented because management believes that some investors will use an adjusted measure of EBITDA as one measure of an issuer's ability to service its debt, since, in this case, Adjusted EBITDA excludes the significant special charges and credits recorded by the Berlin-Gorham Mills in the period from October 1, 1998 through July 8, 1999. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, operating income, net income or cash flow as defined by generally accepted accounting principles or as an indicator of an issuer's operating performance. In addition, caution should be used in comparing Adjusted EBITDA to similarly titled measures of other companies as the definition of these measures may vary. See "Unaudited Pro Forma Consolidated Financial Data" and our consolidated financial statements and the notes to our consolidated financial statements and the financial statements of the Berlin-Gorham Mills and the notes to these financial statements included elsewhere in this prospectus.

(5) Cash interest expense represents total interest expense, less amortization of deferred financing costs and amortization of debt discount, on a pro forma basis giving effect to the offering of the old notes, borrowings of $12.0 million under our revolving new credit facility and the application of the net proceeds of these borrowings.


(6) Capital expenditures exclude portions attributable to capital leases of American Tissue.

                        SUMMARY HISTORICAL FINANCIAL DATA
                             (dollars in thousands)

     Set forth below are summary historical consolidated financial data for American Tissue and the Berlin-Gorham Mills. The results for the interim periods set forth below are not necessarily indicative of the results to be expected for the full year or any other future period.

     The summary historical operating data of American Tissue for:


     (a) the fiscal year ended September 30, 1995 reflects the unaudited consolidated operating results of our subsidiaries prior to our formation;



     (b) the fiscal years ended September 30, 1996 and 1997 reflect the audited operating results of our subsidiaries prior to our formation, prepared on the same consolidated basis as our current holding company structure; and

     (c) the fiscal years ended September 30, 1998 and 1999 reflect the audited consolidated operating results under our current holding company structure.

     The summary historical operating data of the Berlin-Gorham Mills for:

     (a) the 52 weeks ended December 25, 1994 and December 31, 1995 and the 26 weeks ended June 27, 1999 reflect the unaudited operating results of the Berlin-Gorham Mills for each such period; and

     (b) the 52 weeks ended December 29, 1996, December 28, 1997 and December 27, 1998 reflect the audited operating results of the Berlin-Gorham Mills for such periods.


     You should read this information in conjunction with "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of American Tissue and the notes to these consolidated financial statements and the financial statements of the Berlin-Gorham Mills and the notes to these financial statements included elsewhere in this prospectus.


  AMERICAN TISSUE

                                                     Fiscal Year Ended September 30,
                                        1995
                                     (unaudited)     1996         1997         1998         1999
                                      ----------   ---------    ---------    ---------    ---------
Statement of Operations
Data:
Revenues ..........................   $ 138,933    $ 153,224    $ 198,384    $ 215,203    $ 284,340
Gross profit ......................      22,527       30,951       46,098       42,586       70,875
Operating income ..................       6,593       13,770       19,145       13,198       35,941

Balance Sheet Data:
Cash and cash equivalents .........   $   1,017    $     152    $     870    $   1,480    $   1,806
Working capital ...................     (18,183)     (18,413)     (20,892)     (48,748)      45,906
Total assets ......................     136,166      199,201      230,517      270,819      406,331
Total debt ........................      93,300      123,376      143,690      176,394      233,069
Stockholder's equity ..............      14,010       26,984       33,858       33,644       98,222

Other Data:                             1995         1996         1997         1998         1999
Ratio of earnings to fixed
charges ...........................        --(3)        2.3x         1.5x        --(3)         1.9x
Cash flows provided by (used in)
Operating activities ..............   $    --(4)   $  10,351    $  21,885    $  17,037    $ (22,034)
Investing activities ..............        --(4)     (40,933)     (29,172)     (27,566)     (65,168)
Financing activities ..............        --(4)      29,717        8,005       11,139       87,528
EBITDA(1) .........................       9,281       27,950       27,427       23,783       49,527
Depreciation and amortization .....       4,092        5,593        8,282       10,585       13,586.
Capital expenditures(2).. .........      24,192       40,933       29,172       27,566       20,168
Capital lease obligations
entered into ......................       1,944        8,770        2,021       10,453        4,002

BERLIN-GORHAM MILLS

                                                                                                     26
                                                                                                    Weeks
                                              52 Weeks Ended December(5)                            Ended
                                  -------------------------------------------------------------      June
                                     1994         1995         1996         1997        1998         1999
                                  ----------   ----------    ---------    ---------   ---------    ----------
                                  (unaudited) (unaudited)                                          (unaudited)
Statement of Operations Data:
Revenues ...................      $ 164,733    $ 236,311     $ 177,916    $ 183,398   $ 174,423    $  86,372
Gross profit (loss) ........        (15,263)      36,895       (11,257)       3,750     (13,329)       3,104
Operating income (loss) ....        (23,701)      28,177       (20,367)       5,000    (173,880)     (12,590)

                                     As of
                                  June 27, 1999
                                  -------------
                                   (unaudited)
Balance Sheet Data:
Working capital.............      $  12,561
Total assets................         81,280
Total debt .................         30,255


(1) See definition of EBITDA in note (3) of "Summary of Unaudited Pro Forma Consolidated Financial Data."

(2)  Excludes portions attributable to capital leases.


(3) Earnings were insufficient to cover fixed charges during the fiscal years 1995 and 1998 by $1,733 and $2,073, respectively.

(4)  Cash flow data on a consolidated basis is not available for this period.

(5) The Berlin-Gorham Mills' fiscal year ends on the last Sunday of the month of December (i.e., December 25, 1994, December 31, 1995, December 29, 1996, December 28, 1997 and December 27, 1998).

                                  RISK FACTORS

     Before you invest in the exchange notes, you should carefully consider the following factors, in addition to the other information contained in this prospectus.


If You Do Not Exchange Your Old Notes They Will Continue To Be Subject To Restrictions On Their Transfer, Your Rights Under The Registration Rights Agreement Will Terminate And The Trading Market, If Any, For Your Old Notes Will Be Adversely Affected

     If you do not exchange your old notes for exchange notes in our exchange offer:

o your ability to offer and sell your old notes will continue to be limited during the period which expires on the later of:

     (a) July 9, 2001, and

     (b) two years after your old notes were last sold by us or one of our affiliates, except:

     (1)  to us;

     (2) under a registration statement that has been declared effective under the Securities Act of 1933;

     (3) in the United States, to a "qualified institutional buyer" within the meaning of Rule 144(A) in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144(A), based upon an opinion of the holder's counsel;

     (4) outside the United States, to a foreign person in a transaction that complies with the provisions of Regulation S under the Securities Act; or

     (5) in reliance upon another available exemption from such registration requirements, based upon an opinion of the holder's counsel;

and in each case, in accordance with applicable state securities laws.

o you will not have any rights to have your old notes registered under the Securities Act under the registration rights agreement because we do not intend to register the old notes under the Securities Act, subject to the exceptions described under the "Exchange Offer - Shelf Registration Statement" section of this prospectus.

     To the extent old notes are tendered and accepted by us in the exchange offer, the trading market, if any, for the old notes will be adversely affected because investors will prefer to acquire exchange notes which will not be subject the transfer restrictions applicable to the old notes.

     If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Consequences of Failure to Exchange."

We Have Previously Defaulted In Complying With Financial Covenants Relating To Our Credit Facilities And We May Not Be Able To Provide You With Financial Information When We Are Required To Do So

     Under a term loan credit facility we entered into in June 1997 to refinance our then existing indebtedness, we were required to comply with a fixed charge coverage ratio and other financial covenants and to deliver to the lender under this facility, within specified time periods, our audited annual financial statements and quarterly unaudited financial statements. As of September 30, 1998, we were not in compliance with this fixed charge ratio covenant, other financial covenants and our obligations to timely deliver our fiancial statements to such lender. In January 1999, we entered into an agreement with this lender that (1) waived the defaults under these covenants and (2) amended our financial covenants. We also obtained a waiver from LaSalle National Bank of the default under our then existing revolving credit facility with this lender triggered by the default under the term loan credit facility.

     While the indenture relating to the Notes does not require us to affirmatively maintain specified fixed charge ratios, the indenture, subject to exceptions, restricts us from incurring additional indebtedness, unless at the time we propose to incur the additional indebtedness, and after giving pro forma effect to the incurrance of the additional indebtedness, we are maintaining the fixed charge coverage ratio required by the indenture. Accordingly, if we have not satisfied the fixed charge ratio test required by the indenture, this restriction on our ability to incur additional indebtedness may adversely effect our ability to make capital expenditures for business maintenance and profit improvement projects, which, may, in turn, adversely affect our operating cash flow available for the payment interest on the Notes. See "Description of Exchange Notes -- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Covenant -- Restricted Payments."

     Our inability to timely deliver financial statements to a lender as required by the relevant credit agreement, as described above, resulted from deficiencies in our management information and accounting systems.

     To remedy these deficiencies, we have restructured our financial and accounting department, including:

     o hiring a new Chief Financial Officer, a Vice President of Finance and a Corporate Controller;

     o retaining consultants to assist us in the installation of new management information systems; and

     o installing a fully integrated, updated version of our accounting software.

     We believe that the changes implemented to date have been helpful in managing our operations. As a result of these changes, we believe that we are currently in compliance with the financial reporting requirements under the indenture relating to the old notes and under our new revolving credit facility.

     It is our intention to deliver financial statements and file reports with the Securities and Exchange Commission within the required time periods and as required by the indenture governing the exchange notes and our new revolving credit facility. However, we cannot assure you that we will be able to continue to comply with these requirements. A material delay in delivering our financial statements could cause defaults under our senior credit facilities, which, in turn, could result in the maturities of the indebtedness under these facilities and foreclosure of the liens on our assets securing this indebtedness.

Our Significant Indebtedness Could Adversely Affect Our Ability To Perform Our Obligations Under The Exchange Notes

     We have a high level of debt. As of December 31, 1999, we had approximately $253.7 million of indebtedness outstanding, excluding unused commitments of approximately $68.4 million under our revolving credit facility.

     Our significant indebtedness could have important consequences to you. For example, it could:


     o require us to dedicate a substantial portion of our cash flow from operations to make payments of principal and interest on our indebtedness. Our failure to generate sufficient cash flow to make required payments could result in a default under such indebtedness, including under the exchange notes; and

     o limit, among other things, our ability to borrow additional funds and comply with the financial covenants relating to our existing indebtedness. Our failure to comply with these covenants could result in an event of default under our new revolving credit facility and also trigger an event of default under the indenture relating to the exchange notes with the possible consequences described below.

See "Description of Material Indebtedness" and "Description of Exchange Notes."


     Our ability to satisfy our obligations as to this indebtedness, including the exchange notes, will depend upon our future performance which, in turn, will be subject to management, financial, business, regulatory and other factors affecting our business and operations. Many of these factors are not within our control. We believe, based on our current level of operations, that we will have sufficient capital to carry on our business and to meet our scheduled debt service requirements. We cannot assure you, however, that future cash flow will be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow to meet our debt obligations we may be required to:


     o    reduce or delay capital expenditures;

     o restructure or refinance all or a portion of such indebtedness including indebtedness under the exchange notes and our new revolving credit facility; or

     o    sell assets or obtain additional financing.


     We may not be able to implement any of these strategies on satisfactory terms or on a timely basis, if at all. If we cannot satisfy our obligations related to this indebtedness, substantially all of our long-term indebtedness, including the exchange notes, could be in default and could be declared immediately due and payable. If the maturity of our indebtedness is accelerated, secured creditors may seek to enforce their security interests or liens in the particular assets securing indebtedness, which might require us to commence a case under the federal bankruptcy laws. Any bankruptcy case we might commence could substantially delay the efforts of the trustee under the indenture relating to the exchange notes to liquidate the collateral securing the exchange notes and may reduce the amount that might otherwise be realizable by the trustee upon a sale of the collateral securing the exchange notes. To avoid a default, we may need waivers from third parties, which may not be granted. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We May Incur Additional Indebtedness To Finance Capital Expenditures, Which Would Increase The Risks Associated With Our Highly Leveraged Position


     We may need to incur additional indebtedness to finance capital expenditures at the Berlin-Gorham Mills and at our other facilities and to fulfill our long-term business strategies. Under the terms of the indenture governing the exchange notes and the terms of our new revolving credit facility, our subsidiaries may incur additional debt, subject to the limitations described under the "Description of Exchange Notes -- Covenants -- Incurrence of Indebtedness and Issuance Preferred Stock" section of this prospectus. If we incur additional indebtedness, the risks associated with our highly leveraged condition will increase. See "Capitalization," "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Financial Data," "Description of Material Indebtedness" and "Description of Exchange Notes."


We May Not Be Able To Finance A Change Of Control Offer


     Upon the occurrence of various change of control events, including a change of control resulting from a sale of the shares of our common stock pledged to the trustee for the senior secured discount notes issued by our immediate parent, Middle American Tissue Inc., the holders of the exchange notes may require us to repurchase all of their outstanding exchange notes. However, it is possible that we will not have sufficient funds at the time of a change of control to effect a repurchase or that restrictions under our revolving credit facility or our other debt agreements will not allow a repurchase. In addition, under our revolving credit facility, various change of control events are events of default giving the lenders under our revolving credit facility the right to accelerate the maturity of borrowings under this facility. We cannot assure you that we will be able to obtain the necessary consents from the lenders under our new revolving credit facility to permit us to repurchase the exchange notes pursuant to a change of control offer or to repay or refinance all of the indebtedness under our new revolving credit facility. If we fail to make a change of control offer or pay the required repurchase price when due, an event of default under the exchange notes will occur. See "Description of Material Indebtedness" and "Description of Exchange Notes -- Covenants -- Change of Control."


Our Debt Agreements Contain Operating Restrictions And Financial Restrictions Covenants Which May Adversely Affect Our Operations And The Breach Of Which Could Have A Material Adverse Effect On Our Ability To Service The Exchange Notes


     The operating and financial covenants under our existing debt agreements, including our new revolving credit facility and the indenture governing the Notes, and financing agreements we may enter into in the future, may adversely affect our ability to finance future operations or working capital or to engage in other business activities. Specifically, our existing debt agreements require that we maintain specific financial ratios and restrict our ability to, among other things:


     o    make specified loans and investments;

     o    incur additional indebtedness;

     o permit payment or dividend restrictions on our subsidiaries that are not unrestricted subsidiaries;

     o    sell assets;

     o    enter into sale and leaseback transactions;


     o    create liens;

     o    engage in transactions with affiliates;


     o consolidate, merge or sell all or substantially all of our assets and the assets of our subsidiaries; or

     o    prepay, redeem or purchase debt.


     Compliance with these operating and financial covenants may adversely affect our ability to finance future operations or engage in other business activities. A breach of any of the covenants in our existing debt agreements or in any future agreement could cause a default under our new revolving credit facility, other current or future debt and/or or the exchange notes. As a result of such a default, a significant portion of our indebtedness could be declared immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the exchange notes. See "Description of Material Indebtedness -- New Revolving Credit Facility" and "Description of Exchange Notes -- Covenants."


The Value Of Your Security Interest In The Collateral Is Uncertain


     Our obligations under the exchange notes will be guaranteed by all of our existing domestic subsidiaries and secured by the collateral described under the "Description of Exchange Notes -- Ranking and Security" section of this prospectus.

     Borrowings under our new revolving credit facility will be secured by the collateral described under the "Description of Material Indebtedness - New Revolving Credit Facility" section of this prospectus.


     We cannot assure you that the net proceeds of a sale of the collateral securing the exchange notes would be sufficient to repay all of the exchange notes following a foreclosure upon the collateral or a liquidation of the assets of ours or the subsidiary guarantors that have granted these security interests. If the net proceeds received from the sale of the collateral, after payment of any creditors having first priority security interests in the collateral and expenses relating to the sale of the collateral, are insufficient to pay all amounts due with respect to the exchange notes, you would, to the extent of the insufficiency, have only an unsecured claim against our remaining assets of those of our subsidiary guarantors, which assets currently secure indebtedness under our new revolving credit facility and other indebtedness. Moreover, the ability of the trustee for the exchange notes to foreclose upon the collateral securing the exchange notes would be delayed if we or our subsidiary guarantors were subject to proceedings under applicable bankruptcy law.


We May Not Successfully Integrate The Operations Of The Berlin-Gorham Mills With Our Existing Operations Or Realize Expected Cost Benefits

     The estimated cost savings described under "Unaudited Pro Forma Consolidated Financial Data" represent the cost savings expected to result from our acquisition of the Berlin-Gorham Mills and from the implementation of our business and operating strategy, based on operating results in the fiscal 1999. These estimated future cost reductions and savings are based upon a number of assumptions, which may be inaccurate and relate only to estimated cost reductions and savings on the items described. Accordingly, the expected cost reductions and savings are not necessarily indicative of our pro forma or future financial results, including EBITDA and net income, which may be affected by a number of other factors, including demand and pricing for our products and other costs associated with our production, distribution and other operations. In addition, we cannot assure you that we will be able to fully realize any or all of the operating and economic benefits expected to result from our acquisition of the Berlin-Gorham Mills.


     Our success will depend, in part, on our ability to integrate the acquired operations of the Berlin-Gorham Mills and to fully implement our business and operating strategies. We cannot assure you that we will be able to effectively manage the operations of the Berlin-Gorham Mills or effectively integrate operations of the Berlin-Gorham Mills with our existing operations. Moreover, we cannot assure you that we will be successful in rationalizing various functions and implementing appropriate operational, financial and management systems and controls to fully achieve the cost savings expected to result from the acquisition. Our efforts to implement our strategy and to integrate the operation of the Berlin-Gorham Mills could be affected by a number of factors beyond our control, such as regulatory developments, general economic conditions and increased competition. In addition, after gaining experience with the operations of the Berlin-Gorham Mills, our management may decide to alter or discontinue particular aspects of the business and operating strategies discussed in this prospectus and may adopt alternative or additional strategies. Any failure to integrate the operations of the Berlin-Gorham Mills or to effectively implement our strategies could have a material adverse effect on our business, financial condition and results of operations and on our ability to service our indebtedness, including the exchange notes.


Past Operations of The Berlin-Gorham Mills May Not Reflect Their Future
Operations


     We have included historical financial data in this prospectus as to the operations of the Berlin-Gorham Mills when they were operated by Crown Paper as a unit of one of its divisions. You should not rely on historical operating results of the Berlin-Gorham Mills to determine future operations because the Berlin-Gorham Mills have never operated as a stand-alone entity for financial reporting purposes and their historical operating results do not reflect their future operations. See "Management Discussion and Analysis of Financial Condition and Results of Operations -- Berlin-Gorham Mills."

We Are Subject To Cyclical Industry Conditions Which May Have Material Adverse Effects on Our Business, Financial Condition and Operating Results

     Tissue and Paper Products. The markets for our tissue and uncoated freesheet paper products are characterized by periods of supply and demand imbalance, with supply being added in large blocks and demand fluctuating with:

     o    changes in industry capacity;

     o changes in economic conditions, including in the overall level of domestic economic activity; and

     o competitive conditions, including, in the case of our uncoated freesheet paper products, intensified competition from overseas producers responding to favorable exchange rate fluctuations and/or unfavorable overseas market conditions.

Other factors may increase the cyclical nature of our industry, including:

     o the substantial capital investment and high fixed costs required to manufacture tissue and other paper products and convert tissue products, and

     o the significant costs associated with reductions in manufacturing capacity.


We and other manufacturers strive to maintain high levels of usage of manufacturing capacity, i.e., operating rates, to cover fixed costs because of high fixed costs. Relatively small changes in operating rates due to changes in domestic demand, capacity, levels of imports or other circumstances may significantly effect prices. Substantially all of these conditions are beyond our control.

     Adverse changes in these conditions could have a material adverse effect on our ability to maintain sales and pricing levels. Prices for our products may fluctuate substantially in the future. A significant downturn in our prices could have a material adverse effect on our business, financial condition and results of operations.

     Raw Materials. Wood pulp, chemicals, recycled paper pulp and waste paper are the principal raw materials used in the manufacture of our tissue and uncoated freesheet paper products. These materials are purchased in highly competitive, price-sensitive markets. While we anticipate that wood pulp produced by the pulp mill at the Berlin-Gorham Mills should be sufficient to satisfy our requirements for wood pulp for our uncoated freesheet paper operations and a significant portion of our tissue operations, the cost of recycled pulp and chemicals have historically exhibited price and demand cyclicality similar to the cycles for paper products. In addition, increased demand for paper and wood products has resulted in greater demand for raw materials, which has recently translated into higher raw material prices for the paper industry. Historically, price increases for our paper products have lagged behind increases in raw material costs.

     Wood fiber is the principal raw material used in the production of pulp at the Berlin-Gorham Mills. In connection with our acquisition of the Berlin-Gorham Mills, we have effectively become a party to various long-term supply contracts with suppliers of wood fiber located in close proximity to the Berlin-Gorham Mills. If for any reason these agreements are determined not to have been assigned to us or are terminated by these suppliers, we would also be subject to the cyclicality of the wood fiber market. The supply and price of wood fiber is dependent upon a variety of factors, including environmental and conservation regulations, natural disasters and weather, over which we have no control. We can not assure you that we will not have difficulty obtaining wood fiber in economic proximity to the Berlin-Gorham Mills.


     We cannot assure you that prices for any such raw materials will fluctuate in a similar cycle to our tissue and other paper products or that all or any part of such increased costs can be passed along to consumers of our products or in a timely manner. Our inability to pass along such costs to our customers or in a timely manner could have a material adverse effect on our results of operations and financial condition.

We Have No Experience In Manufacturing And Selling Uncoated Freesheet Paper Products And Crown Paper May Not Have The Financial Resources To Perform Its Purchase And Marketing Agreements With Us


     Historically, the four freesheet paper machines at the Berlin-Gorham Mills have been used by Crown Paper for the manufacture of uncoated freesheet paper products, primarily for printing and publishing end-uses. We did not acquire either assets or marketing and distribution organizations from Crown Paper to permit us to market and distribute these paper products and we do not have the knowledge, experience or organization to permit us to successfully market and distribute these products. Consequently, we are, and during the three-year period following the acquisition we will be, substantially dependent on Crown Paper, pursuant to our paper purchase and marketing agreements with them, to market and distribute uncoated freesheet paper products produced at the Berlin-Gorham Mills. Crown Paper will receive specified discounts and commissions for marketing and distributing our uncoated freesheet paper products.

     According to Crown Paper's Annual Report on Form 10-K for its fiscal year ended December 27, 1998 and its Quarterly Report on Form 10-Q for its fiscal quarter ended September 26, 1999, Crown Paper had a high level of debt, net losses and declining operating cash flows. Accordingly, there is a risk that Crown Paper may not have the financial resources to permit it to perform its obligations under our paper purchase and marketing agreements. In addition, in order to conserve cash to satisfy its debt service requirements, Crown Paper may be required to restructure its operations or reduce or eliminate funding for various marketing and distribution activities, all of which could materially adversely affect Crown Paper's ability to perform its obligations under our paper purchase and marketing agreements. Any failure by Crown Paper to perform its obligations under our paper purchase and marketing agreements could have a material adverse effect on our ability to profitably market and distribute these products.


Crown Paper May Not Be Able To Perform Its Obligations Under The Acquisition Agreement


     Under the asset purchase agreement relating to the Berlin-Gorham Mills, Crown Paper made representations and warranties, which we believe are typical in similar transactions, concerning its assets, liabilities, business and affairs. Crown Paper also agreed, subject to specified limitations, to indemnify and hold us harmless from liabilities, losses or damages that we may suffer or incur as a result of Crown Paper's breach of any of these representations and warranties. Crown Paper's financial situation may significantly impair its ability to meet its indemnification obligations under the asset purchase agreement in the event we assert a claim for indemnification. To the extent that we are unable to recover from Crown Paper for any loss or damages that we may suffer or incur, we will be required to bear the loss or damage, which could have a material adverse effect on our ability to pay interest on the exchange notes and on our business, financial condition and operating results.

We May Be Unable To Implement Our Development And Acquisition Strategy

     Our ability to successfully implement our growth strategy is subject to a variety of risks, including changes in the competitive climate in which we operate and our ability to obtain financing in a timely manner at reasonable costs and on terms and conditions acceptable to us. We cannot assure you that any planned capital investment program will take place as planned or that our plan to expand products and services will generate positive cash flows or result in profits.

     Our capital investment program involves strategic acquisitions of underperforming and underutilized facilities. We cannot assure you that we will be able to turn around any facilities that we may acquire.


     Our ability to integrate acquired businesses may be affected by a number of factors, including the ability of our existing management and systems infrastructure to absorb the increased operations, the response of competition and general economic conditions, many of which are not within our control. For example, we cannot assure you that we will be able to integrate successfully the operations of the Berlin-Gorham Mills with our existing operations. Acquisitions may also substantially increase our indebtedness and obligations to make payments of interest and principal in respect of our indebtedness. While growth through acquisitions is part of our capital investment program, we cannot assure you that:


     o    suitable acquisitions will be available to us on acceptable terms;

     o financing for future acquisitions will be available on acceptable terms, or on any terms at all;

     o    future acquisitions will be advantageous to us; or

     o    the anticipated benefits of such acquisitions will occur.


See "-- We May Not Successfully Integrate The Operations Of The Berlin-Gorham Mills With Our Existing Operations Or Realize Expected Cost Benefits."


We Operate In A Highly Competitive Industry


     Tissue. The North American tissue industry is highly competitive. We believe that competition is based principally on price, although product quality and customer service are often determining factors in the choice of a supplier. Our competitors include Kimberly-Clark, Fort James, Procter & Gamble, Georgia-Pacific and Global Tissue, a subsidiary of Kruger, Inc. Based on estimates from the American Forest and Paper Association, for the year ended December 31, 1998, Kimberly-Clark's share of the North American market was approximately 18.6%, Fort James' share was approximately 29.0%, Proctor & Gamble's share was approximately 14.5%, Georgia-Pacific's share was approximately 9.4%, Global Tissue's share was approximately 5.1% and our share was approximately 3.2%. Some of our competitors are lower cost producers of tissue products. Additionally, many of our competitors are large vertically integrated companies that are more strongly capitalized than we are. Any of the foregoing factors may enable these competitors to be able to withstand periods of declining prices and adverse operating conditions in the tissue industry.

     Uncoated Freesheet Papers. We compete principally in the printing/writing/publishing sector of the market for uncoated freesheets paper in North America, primarily with U.S. and Canadian paper producers. We also compete with overseas producers. Our principal U.S. and Canadian competitors in this segment of the market include Neenah Paper Company, E.B. Eddy Forest Products Limited, Domtar Inc. and Williamette Industiries Inc. Based on estimates from the American Forest and Paper Associates, for the year ended December 31, 1998, Neenah Paper's share of the North America market was approximately less than 0.1%, E.B. Eddy's share was approximately less than 0.1%, Domtar's share was approximately 6.2%, Williamette's share was approximately 7.3% and our share would have been approximately 0.9% based solely upon the production capacity of the Berlin-Gorham Mills.

     Similar to the tissue market, we compete primarily on the basis of price, although quality and service are often the determining factors in the choice of a supplier. In addition, we are competing with integrated and non-integrated producers of paper products. We believe we are a fully-integrated manufacturer. Fully-integrated manufacturers, i.e., those whose requirements for pulp or other fiber are met fully from their internal sources, may have competitive advantages relative to those that are not fully-integrated manufacturers in periods of relatively high prices for raw materials, in that the former are able to ensure a steady source of such raw materials at costs that may be lower than prices in the prevailing market. However, competitors which are less integrated than we are may have certain cost advantages in periods of relatively low pulp prices in that they may be able to purchase pulp at prices lower than our production costs. In addtion, some of our competitors are lower-cost producers than we are and some of our competitors have greater financial resources than we have. In addition, many end-users of printing/writing/publishing products in recent years have responded to changing economic conditions and paper prices by substituting less expensive paper grades for use in their products, and this tendency may benefit some of our competitors which produce lower priced paper products.


     We cannot assure you that we will be able to successfully compete in the tissue or uncoated freesheet papers industry or that increased competition will not have a material adverse effect on our business, financial condition and results of operations.

We Are Controlled By A Few Of Our Parent's Stockholders


     Mr. Nourollah Elghanayan, our Chairman of the Board, and various members of Mr. Elghanayan's family, and Mr. Mehdi Gabayzadeh, our President and Chief Executive Officer, and trusts for the benefit of various members of Mr. Gabayzadeh's family, collectively, indirectly beneficially own 100% of the outstanding shares of our common stock, without giving effect to any warrants to purchase common stock of our direct parent. As a result, Messrs. Elghanayan and Gabayzadeh and their respective family members control, and are expected to continue to control, our management, policies and financing decisions. In addition, collectively, these stockholders have the power to elect a majority of the members of our board of directors and control the vote on any matter requiring the approval of our stockholders, including the adoption of amendments to our certificate of incorporation and approval of mergers or the sale of all or a substantial part of our assets. As a result, circumstances could arise in which the interests of these stockholders could conflict with your interests as holders of the exchange notes. In addition, these stockholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though these transactions might involve risks to you, as holders of the exchange notes. See "Principal Stockholders."

     Additionally, in connection with their purchase of senior secured discount notes of Middle American Tissue Inc., our direct parent, affiliates of the initial purchaser of the old notes, received, among other things, warrants to purchase up to 12% of Middle American Tissue's common stock as of the issue date of the old notes and the right to appoint one member of our board of directors. The trustee for the Middle American Tissue senior secured discount notes was granted a pledge of all of the common stock of American Tissue. Under the circumstances described under "Description of Material Indebtedness -- Middle American Tissue Notes," such affiliates of the initial purchaser or their transferees could cause the trustee for these senior secured discount notes to exercise its rights under the pledge agreement regarding the pledge of common stock and these affiliates could thereby obtain control of American Tissue.

Some of Our Stockholders and Companies Controlled By Them Are Significantly Indebted To Some of Our Subsidiaries Without Any Fixed Obligation To Pay Interest Or Repay Such Debt

     In fiscal 1999, and in prior fiscal years, there were a significant number of transactions among our stockholders and companies controlled by them that are not part of our holding company structure or our subsidiaries. As a result of some of these transactions, as of December 31, 1999, our stockholders and their affiliated companies owed our subsidiaries an aggregate of approximately $23.7 million. This indebtedness does not bear interest and has no fixed maturity. Accordingly, we are not being compensated for the use of such money by these affiliated companies. In addition, there is a risk that we or our creditors, including the trustee under the indenture relating to the exchange notes, will not be able to legally require these affiliated companies, or require our stockholders to cause these affiliated companies, to repay this indebtedness to us at a time when we might require these funds in the operation of our business or to reduce or repay our indebtedness to third parties. See "Related Party Transactions" and "Description of Exchange Notes -- Covenants -- Transactions with Affiliates."


Failure By Us Or Boise Cascade To Renegotiate Labor Agreements Covering Unionized Employees At Some Of Our Facilities Could Result In Strikes Or Other Disruptions Of Our Operations


     We have collective bargaining agreements with the Paper, Allied-Industrial, Chemical and Energy Workers International Union covering most of our employees at our mill in Neenah, Wisconsin, which expires in May 2002, and the hourly production employees at the Berlin-Gorham Mills, which expires in June 2002. We also have a collective bargaining agreement with the Office and Professional Employees International Union covering our hourly staff employees at the Berlin-Gorham Mills, which agreement expires in July, 2002. Our tissue-making operation in St. Helens, Oregon, which is operated for us by Boise Cascade, is staffed with Boise Cascade employees, most of whom are represented by the Association of Western Pulp and Paper Workers. The collective bargaining agreement between Boise Cascade and such union expires in March 2005.


     We cannot assure you that we will be successful in renegotiating the agreements relating to unionized employees at any of our facilities, or that Boise Cascade will be successful in renegotiating its agreement with the Association of Western Pulp and Paper Workers upon its expiration.


     A failure to renegotiate a labor agreement with our employees or those of Boise Cascade could result in strikes or other interruptions of our operations. An interruption of operations at any of our facilities could have a material adverse effect on our ability to pay interest on the exchange notes, as well as on our business, financial condition and results of operation. In addition, we cannot assure you that we will not incur increased costs as a result of any union negotiations.

We Are Dependent On The Continuing Operations Of Our Manufacturing Facilities


     Our revenues depend on the continuing operations of our paper mills and tissue converting facilities. The operations of these facilities involve many risks, including:


     o    the breakdown, failure or substandard performance of equipment;

     o    power outages;

     o    the improper installation or operation of equipment;

     o    natural disasters; and

     o    the need to comply with directives of governmental agencies.

     The occurrence of material operational problems could have a material adverse effect on our business, financial condition and results of operations.



     Additionally, under our agreement with Boise Cascade, they operate, for our account, a tissue machine we purchased from them, which is located on property that we lease from Boise Cascade at their mill facility in St. Helens, Oregon. Under this agreement, Boise Cascade makes available to us for purchase, wood pulp produced at their adjacent pulp mill and uses such pulp in their operation of our tissue machine. This agreement expires on December 31, 2022. A default by Boise Cascade or the early termination of the agreement with Boise Cascade could have a material adverse effect on our business, financial condition and results of operations.


Our Operations Are Subject To Comprehensive Environmental Regulation And Involve Expenditures Which May Be Material In Relation To Our Operating Cash Flow

     Our operations are subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, including laws and regulations governing:


     o emissions of air pollutants and discharges of waste water and storm water, including final rules known as the "Cluster Rules" issued by the U.S. Environmental Protection Agency, which require changes in pulp manufacturing operations at the Berlin-Gorham Mills;


     o    storage, treatment and disposal of hazardous materials and waste; and

     o    liability for damages to natural resources.

Compliance with these laws and regulations is an increasingly important factor in our business.

     We will continue to incur capital and operating expenditures, which expenditures may be material in relation to our cash flow from operations, to comply with applicable federal, state and local environmental laws and regulations and to meet new regulatory requirements. Based on our understanding of the Cluster Rules, and after consultations with independent environmental consultants, we estimate that approximately $13 million of capital expenditures, within a range of plus or minus 25%, may be required for our operations at the Berlin-Gurham Mills to comply with the Cluster Rules, with compliance dates commencing in 1999 and extending out over the next three to five years. We currently estimate that for our fiscal year ending September 30, 2000, our total expenditures for environmental compliance, including Cluster Rule compliance, will be approximately $16.2 million.

     There are risks and uncertainties associated with our estimates that could cause total capital expenditures and the timing of capital expenditures to be materially different from current estimates, including changes in technology and interpretations of the environmental laws and regulations by government agencies that are substantially different from our interpretations or other matters. The EPA has also proposed additional requirements for the pulp and paper industry, which, if and when adopted, may require additional material expenditures.


     We are subject to strict, and under specific circumstances, joint and several, liability for the investigation and remediation of the contamination of soil, surface and ground water, including contamination caused by other parties, at properties that we own or operate and at properties where we or our predecessors have arranged for the disposal of regulated materials. As a result, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. We cannot assure you that we will not be involved in additional proceedings in the future and that the total amount of future costs and other environmental liabilities will not be material.

     We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist. Enactment of more stringent laws or regulations, or more strict interpretation or enforcement of existing laws and regulations, could require us to make additional expenditures, some or all of which could be material. See "Business -- Environmental Regulation."

We Are Dependent On Our Key Personnel

     We are dependent on the retention of, and continued performance by, our senior managers, including Mr. Mehdi Gabayzadeh, our President and Chief Executive Officer, and Mr. Nicholas T. Galante, III, one of our Executive Vice Presidents and President and Chief Executive Officer of our subsidiary, Pulp & Paper of America LLC, which operates the Berlin-Gorham Mills. We believe that the loss of the services of either Mr. Gabayzadeh or Mr. Galante could have a material adverse effect on us. We do not have employment contracts with any of our senior managers.

There Is A Risk Under Federal And State Fraudulent Transfer Law That The Guarantees Of The Exchange Notes May Be Subordinated To Other Indebtedness Of Our Subsidiary Guarantors And The Liens In The Collateral Securing The Exchange Notes May Be Void

     Under federal and state fraudulent transfer laws, if a court were to find that, at the time the subsidiary guarantees were issued, and the security interests in their assets securing the subsidiary guarantees were granted, a subsidiary guarantor issued its subsidiary guarantee:

     (1)  with the intent of hindering, delaying or defrauding creditors, or

     (2) received less than a reasonably equivalent value or fair consideration in exchange for such obligation and:


          o was insolvent, or became insolvent, by reason of the sale of the Notes or its subsidiary guarantee and the application of the proceeds of such sale;


          o    was left with an unreasonably small amount of capital; or

          o believed that it would incur debts beyond its ability to pay such debts as they matured, or, irrespective of any consideration received or its solvency at such time, actually intended to hinder, delay or defraud its present or future creditors, the court could void the subsidiary guarantee and the security interest securing such subsidiary guarantee, or subordinate the subsidiary guarantee to all other indebtedness of the guarantor. If the subsidiary guaranties and the security interests in the assets securing the exchange notes were voided, we can not assure you that you would be able to recover the principal amount or interest on the exchange notes upon the occurrence of a default under the exchange notes.


Holders Of The Exchange Notes May Suffer Adverse Tax Consequences Because The Old Notes Were Issued With Original Issue Discount


     Each old note was issued at a discount from its face amount. This discount, for federal income tax purposes, is referred to as "original issue discount" or "OID." Under the Internal Revenue Code, each exchange note will also be deemed to have been issued with the same original issue discount as the old notes. Holders of the exchange notes will be required to include in their income in each year, for the purpose of computing their federal income taxes for that year, that portion of the OID attributable to each day during the year in which they held exchange notes regardless of whether they are a cash or accrual basis taxpayer and before the time when they will receive cash payments on the exchange notes attributable to the OID. By way of contrast, holders of old notes will not experience a gain or loss for federal income tax purposes by reason of exchanging their old notes for exchange notes. See "Material United States Income Tax Consequences."

     If a bankruptcy case is commenced by or against us under the U.S. Bankruptcy Code after the issuance of the exchange notes, your claim for the principal amount of your exchange notes due at maturity may be limited to an amount equal to the sum of the initial offering price of the old notes, the face amount less discount, plus that portion of the OID that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any portion of the OID that was not amortized as of the bankruptcy filing would constitute "unmatured interest." To the extent that the U.S. Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortizing OID, you may realize taxable gain or loss upon payment of your bankruptcy claim.

     The above statements are based on the Internal Revenue Code of 1986, applicable treasury regulations and interpretations of such laws and regulations by the Internal Revenue Service, as in effect on the date of this prospectus.


The Exchange Notes Have No Public Market And You Cannot Be Sure That An Active Trading Market Will Develop


     The exchange notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. We have been informed by the initial purchaser that it intends to make a market in the exchange notes following the completion of this offering of the exchange notes. The initial purchaser is not obligated to make a market in the exchange notes and may discontinue its market-making activities at any time without notice. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for these exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you can not be sure that an active trading market will develop for these exchange notes.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve the plans, intentions or expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth below and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this "Risk Factors" section.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     We sold the old notes to the initial purchaser on July 9, 1999 in a private placement. The old notes were not registered under the Securities Act of 1933. The initial purchaser has informed us that it promptly resold the old notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act of 1933. When we sold the old notes to the initial purchaser, we entered into the registration rights agreement, which requires that we file a registration statement under the Securities Act of 1933 with respect to the exchange notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you and all other holders of the old notes the opportunity to exchange your old notes for a like principal amount of exchange notes. These exchange notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold without restrictions or limitations under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes will terminate, except as provided in the last paragraph of this section.

     Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no action letters to third parties, we believe that the exchange notes to be issued in the exchange offer will be freely transferable by a holder who receives them in exchange for the old notes, without further registration under the Securities Act, provided that the holder represents to us that:

     (1) it is not an "affiliate" of American Tissue, such as a director, executive officer or controlling stockholder of American Tissue or our parent companies,

     (2) it will be acquiring the exchange notes in the ordinary course of its business; and

     (3) it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any other person to participate in, a distribution of the exchange notes.

     However, we have not sought a no-action letter from the Securities and Exchange Commission with respect to this exchange offer and we cannot assure you that the Securities and Exchange Commission's staff would make a similar determination with respect to this exchange offer. Any holder of the old notes who is an "affiliate" of our company or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     (1)  will not be able to validly tender old notes in the exchange offer;

     (2) will not be able to rely on the interpretations of the staff of the Securities and Exchange Commission; and

     (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer or sale of its the old notes, unless such offer or sale is made pursuant to an exemption from those requirements.

     In addition, each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes acquired by that broker-dealer as a result of market-making or other trading activities. Pursuant to the registration rights agreement, we have agreed to make this prospectus available to any broker-dealer for use in connection with any such resale.


     If you are not eligible to participate in the exchange offer, you can elect, by so indicating on the letter of transmittal and providing additional necessary information, to have your old notes included within the coverage of a shelf registration statement pursuant to Rule 415 under the Securities Act. If we have to file a shelf registration statement, we will be required to keep it effective for a period of two years or a shorter period that will terminate when all of the old notes covered by that shelf registration statement have been resold. Other than as set forth in this paragraph, holders of the old notes will not have the right to require us to register their old notes under the Securities Act.


Terms of the Exchange Offer

     Upon satisfaction or waiver of the conditions of our exchange offer set forth in this prospectus and in the accompanying letter of transmittal, we will accept all the old notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee, we will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

     By tendering the old notes in exchange for exchange notes and by executing the letter of transmittal, you will be required to represent that:

     (1)  you are not an "affiliate" of our company;

     (2) any exchange notes that you receive in the exchange offer will be acquired by you in the ordinary course of your business; and

     (3) you have no intention to distribute, and have no arrangement or understanding with any person to participate in the distribution of, the exchange notes you acquire.

     The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes, except that:

     (1) the offering of the exchange notes has been registered under the Securities Act;

     (2)  the exchange notes will not be subject to restrictions on resale; and

     (3) provisions of the registration rights agreement relating to our obligation to pay liquidated damages to holders of the old notes under specified circumstances will become ineffective.

     The exchange notes will evidence the same debt as the old notes and will be issued under and entitled to the benefits of, the same indenture as the old notes.

     As of the date of this Prospectus, $165,000,000 aggregate principal amount of old notes is outstanding. In connection with the issuance of the old notes, we arranged for the old notes to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as a depository. The exchange notes will also be issuable and transferable in book-entry form through DTC.


     Copies of this prospectus, together with the accompanying letter of transmittal, are initially being sent to all registered holders of old notes as of the close of business on ________________, 2000. The exchange offer is not conditioned upon any minimum aggregate principal amount of the old notes being tendered. However, the exchange offer is subject to customary conditions which may be waived by us, and to the terms and provisions of the registration rights agreement. See "-- Conditions to the Exchange Offer" for a detailed description of those conditions.

     We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of acceptance to the exchange agent. The exchange agent will receive the exchange notes from us for authentication and will deliver them to the tendering holders.

     If we do not accept any tendered old notes for exchange because of an invalid tender or because the conditions to the exchange offer have not been met, certificates for any such unaccepted old notes will be returned, at our cost, to the tendering holder of the old notes as promptly as practicable after the expiration date of our exchange offer.


     Holders who tender old notes in our exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of their old notes pursuant to the exchange offer. We will pay all charges and expenses, other than particular taxes, in connection with our exchange offer.

Expiration Date; Extensions; Amendments


     The term "expiration date," as used in this prospectus, means 5:00 p.m., New York City time, on ______________, 2000, unless we, in our sole discretion, extend our exchange offer. If we extend our exchange offer, the term "expiration date" will mean the latest date to which our exchange offer is extended. We may extend our exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement.


     We reserve the right, in our sole discretion:

     (1)  to delay accepting any old notes for exchange;

     (2)  to extend our exchange offer;

     (3) to terminate our exchange offer if the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied; and

     (4)  to amend the terms of our exchange offer in any manner.

     We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. In addition, we will promptly notify each registered holder of old notes of any amendment. We will give to the exchange agent written confirmation of any oral notice.

     We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Securities Exchange Act of 1934, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Interest on the Exchange Notes

     Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from July 9, 1999.

Procedures for Tendering Old Notes

     To tender old notes in our exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of such letter of transmittal, in accordance with the instructions contained below. You must then mail or otherwise deliver the letter of transmittal, or a facsimile copy, together with the old notes to be exchanged and any other required documents, to the exchange agent, at its address set forth herein under "-- Exchange Agent" and in the letter of transmittal. You may also effect a tender of old notes pursuant to the procedures for book-entry transfer described in this section and in the letter of transmittal.

     We understand that, promptly after the date of this prospectus, the exchange agent will make a request to establish accounts at DTC for the purpose of facilitating the exchange offer. Subject to the establishment of those accounts, any financial institution that is a participant in DTC's Book-Entry Transfer Facility System may make book-entry delivery of its old notes by causing DTC to transfer those old notes into the exchange agent's account in accordance with DTC'S procedure for such transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, a letter of transmittal, or a facsimile copy, properly completed and signed with any required signature guarantees, or, in the case if a book entry transfer an "Agent's Message," as discussed below, in lieu of a letter of transmittal, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth herein (under "-- Exchange Agent") prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     The exchange agent and DTC have confirmed that our exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an "Agent's Message" to the exchange agent.

     The term "Agent's Message" means a message transmitted by DTC, received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

     (1) DTC has received an express acknowledgement from the DTC participant that is tendering the old notes which are the subject of the book-entry transfer;

     (2) the DTC participant has received and agreed to be bound by the terms of the letter of transmittal; and

     (3) we may enforce the terms of the letter of transmittal against the DTC participant.

     In the case of an "Agent's Message" relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgement from the DTC participant tendering old notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

     By the authority granted by DTC, any DTC participant which has old notes credited to its DTC account at any time, and held of record by DTC's nominee, may directly provide a tender as though it were the registered holder by completing, executing and delivering the applicable letter of transmittal to the exchange agent. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

     The tender by a holder and the acceptance of the tender by us will constitute an agreement between the holder and us upon the terms, and subject to the conditions, set forth in this prospectus and in the letter of transmittal.

     Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity should indicate their capacities when signing the letter of transmittal or any old notes or bond powers. Evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     Only a holder in whose name old notes are registered may tender those old notes in the exchange offer. To tender in the exchange offer, a holder must:

     (1) complete, sign and date the letter of transmittal, or a facsimile copy;

     (2) have the signatures thereon guaranteed if required by the letter of transmittal; and

     (3) unless the tender is being effected pursuant to the procedure for book-entry transfer, mail or otherwise deliver the letter of transmittal (or a facsimile thereof), together with the old notes and other required documents, to the exchange agent, prior to 5:00 p.m., New York City time, on the expiration date.

     If less than all of your old notes are tendered, you should fill in the principal amount of the old notes being tendered in the appropriate box on the letter of transmittal. The entire principal amount of the old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     The method of delivery of the old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure delivery to the exchange agent prior to the expiration date. No letter of transmittal or old notes should be sent to us. You may request that your broker, or a commercial bank, trust company or nominee, effect the tender on your behalf, as set forth in this prospectus and in the letter of transmittal.

     If your old notes are registered in the name of a broker, commercial bank, trust company or other nominee and you wish to tender those old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your own name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a financial institution, including most commercial banks, savings and loan associations and brokerage houses, that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, referred to in the following discussion as an "Eligible Institution," unless the old notes are tendered:

     (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" of the letter of transmittal, or

     (2)  for the account of an Eligible Institution.

     If the letter of transmittal is signed by a person other than the registered holder listed therein, the old notes that are the subject of that letter of transmittal must be endorsed or accompanied by appropriate bond powers that authorize that person to tender the old notes on behalf of the registered holder. The endorsement or bond powers must be signed in the name of the registered holder as it appears on the old notes.

     All questions as to:

     o    validity;

     o    form;

     o    eligibility (including time of receipt);

     o    acceptance of the tendered old notes; and

     o    withdrawal of the tendered old notes,

will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes which would be unlawful if accepted, in the opinion of our counsel. We also reserve the right, in our sole discretion, to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     We intend to notify holders of defects or irregularities with respect to tenders of old notes. However, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     Any old notes received by the exchange agent that we determine are not properly tendered or as to which the defects or irregularities have not been cured or waived, will be returned by the exchange agent to the tendering holder, as soon as practicable following the expiration date.

     In addition, we reserve the right, in our sole discretion:

     (1) to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

     (2) to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

Guaranteed Delivery Procedures

     Holders who wish to tender their old notes and

     (1) deliver their old notes, the letter of transmittal or, in case of book-entry transfer, an Agent's Message, and any other required documents to the exchange agent prior to the expiration date; or

     (2) who cannot complete the procedures for book-entry transfer, including delivery of an Agent's Message prior to the expiration date,

may effect a tender if:

     o    they tender through an Eligible Institution;

     o prior to the expiration date, the exchange agent receives from an Eligible Institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the old notes being tendered and the principal amount of those old notes, stating that the tender is being made and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile copy, together with the certificate(s) representing those old notes, or a confirmation of book-entry transfer of those old notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal, will be deposited by the member firm with the exchange agent; and

     o the exchange agent receives within five New York Stock Exchange trading days after the expiration date:

     (1) the properly completed and executed letter of transmittal, or a facsimile copy;

     (2) the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of those old notes into the exchange agent's account at DTC; and

     (3)  all other documents required by the letter of transmittal.

     Upon request to the exchange agent, we will send a notice of guaranteed delivery to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, holders may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old notes in the exchange offer, the exchange agent must receive, by a telegram, telex, letter or facsimile transmission, notice of withdrawal at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. A notice of withdrawal must:

     (1) specify the name of the person that deposited the old notes to be withdrawn;

     (2) identify the old notes to be withdrawn (including the certificate number(s) and principal amount of those old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited);

     (3) be signed by the holder of those old notes in the same manner as the original signature on the letter of transmittal by which those old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of those old notes into the name of the person withdrawing the tender; and

     (4) specify the name in which any of those old notes are to be registered, if different from that of the person who deposited those old notes.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. We will not deem old notes so withdrawn to have been validly tendered for purposes of the exchange offer. We will not issue exchange notes for withdrawn old notes, unless you validly retender the withdrawn old notes. We will return any old notes which have been tendered but which are not accepted for exchange to the holder of the old notes at our cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

     You may retender properly withdrawn old notes by following one of the procedures described above under the heading "Procedures for Tendering Old Notes."

Conditions to The Exchange Offer

     Notwithstanding any other term of the exchange offer, we will not be required to accept any old notes for exchange, or to exchange any exchange notes for any old notes, and we may terminate or amend the exchange offer before our acceptance of tenders of the old notes if:

     (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any development has occurred in any existing action or proceeding which may be harmful to us or any of our subsidiaries; or

     (2) any law, statute, rule, regulation or interpretation by the staff of the Securities and Exchange Commission is proposed, adopted or enacted, which, in our sole judgment, might impair our ability to proceed with the exchange offer or impair the contemplated benefits of the exchange offer to us; or

     (3) any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

If we determine, in our sole discretion, that any of the conditions are not satisfied, we may:

     (1) refuse to accept any old notes and return to the holders any old notes that have been tendered, or

     (2) extend the exchange offer and retain all old notes tendered prior to the original expiration date of the exchange offer, subject to the rights of the holders of those notes to withdraw them, or

     (3) waive the condition and accept all properly tendered old notes that have not been withdrawn.

     The exchange offer is not conditioned on any minimum aggregate principal amount of the old notes being tendered for exchange.

Exchange Agent

     The Chase Manhattan Bank, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In that capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Completed and executed letters of transmittal and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By registered or certified mail
or by overnight courier
or by hand delivery:                          The Chase Manhattan Bank
                                              Corporate Trust Securities Window
                                              Room 234, North Building
                                              55 Water Street
                                              New York, New York 10004

Facsimile transmission:                       (212) 638-7380 or (212) 638-7381

Information or confirmation by telephone:     Mr. Carlos Esteves, (212) 638-0828
                                              or (212) 638-0454

Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

Fees and Expenses

     We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

     We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and reimburse it for its reasonable out-of-pocket expenses.

     We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Transfer Taxes

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. However, holders who instruct us to register exchange notes in the name of, or returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on that transfer.

Accounting Treatment

     The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us as a result of the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the remaining term of the exchange notes issued in the exchange offer.

Consequences of Failure to Exchange


All old notes that are not tendered will continue to be restricted securities. Accordingly, prior to the later of July 9, 2001, two years from the date of original issue of the old notes, and two years after those old notes were last sold by us or one of our affiliates, those old notes may be offered and resold only:


     (1)  to us;

     (2) pursuant to a registration statement that has been declared effective under the Securities Act;

     (3) in the United States to a "qualified institutional buyer" within the meaning of Rule 144A in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A, based upon an opinion of counsel;

     (4) outside the United States to a foreign person in a transaction that complied with the provisions of Regulation S under the Securities Act; or

     (5) pursuant to another available exemption from the registration requirements of the Securities Act, based upon an opinion of counsel, and in each case in accordance with applicable state securities laws.

     To the extent that old notes are tendered and accepted in the exchange offer, the liquidity of the trading market for untendered old notes will be adversely affected.

Shelf Registration Statement

     If either of the following occur:

     (1) the exchange offer is not permitted by applicable law or policy of the Securities and Exchange Commission; or

     (2)  a holder of old notes notifies us that:


          (A) the holder was prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer;


          (B) the holder cannot resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales by the holder; or

          (C) the holder is a broker-dealer and holds old notes acquired directly from us or any of our affiliates,

     then, we will take the following actions:


     o we will file a shelf registration statement under Rule 415 of the Securities Act of 1933 relating to the notes on or prior to 60 days after the earlier to occur of the event specified in (1) above and the date we receive the notice specified in (2) above; and

     o use our commercially reasonable best efforts to cause such shelf registration statement to become effective on or prior to the 60th day after the above filing deadline.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the exchange of the exchange notes for your old notes. We used the net proceeds of the offering of the old notes, together with borrowings under our new revolving credit facility and the equity contribution from our direct parent, to repay indebtedness (including accrued interest through the date of repayment), to consummate our acquisition of the Berlin-Gorham Mills and to pay related fees and expenses.

                                 CAPITALIZATION


     The following table sets forth our actual consolidated cash and capitalization as of September 30, 1999. This table should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to our consolidated financial statements, included elsewhere in this prospectus.


                                                                   As of
                                                                September 30,
                                                                   1999
                                                         ----------------------
                                                         (dollars in thousands)

Cash and Cash Equivalents .............................           $  1.8
                                                                  ======

Debt (including current portion):
Old Notes .............................................           $159.6
Revolving Credit Facility(1) ..........................             50.1
Mortgage and Other Debt(2) ............................             22.5
Capital Lease Obligations .............................              0.9
                                                                  ------
          Total Debt ..................................            233.1
Stockholder's Equity:
Common Stock ..........................................              1.6
Additional Paid-In Capital ............................             57.1
Retained Earnings .....................................             39.5
                                                                  ------
          Total Stockholder's Equity ..................             98.2
                                                                  ------

Total Capitalization ..................................           $331.3
                                                                  ======

----------

     (1) Our revolving credit facility consists of a five year $100.0 million revolving loan and letter of credit facility with various lenders, for which Lasalle Bank National Association acts as agent. See "Description of Material Indebtedness."

     (2) See "Description of Material Indebtedness - Mortgage Loans and Other Indebtedness" and note (7) of the notes to our consolidated financial statements included in this prospectus.


                               UNAUDITED PRO FORMA

                           CONSOLIDATED FINANCIAL DATA


     The unaudited pro forma consolidated financial data have been derived by giving effect to the pro forma adjustments to our historical consolidated financial statements and the historical financial statements of the Berlin-Gorham Mills appearing elsewhere in this prospectus. The unaudited pro forma consolidated statements of operations for the fiscal year ended September 30, 1999 gives effect to the transactions which occurred on July 9, 1999 as if they were consummated at October 1, 1998. Accordingly, the pro forma adjustments presented reflect the estimated impact of these items as a result of our acquisition of the Berlin-Gorham Mills and the offering of the old notes that would have occurred during the nine month period ended June 30, 1999. The impact of the period from July 1 through July 8, 1999 is not deemed material for purposes of these adjustments.

     The pro forma adjustments are described in the accompanying notes to the unaudited pro forma statements and are based upon the available information and upon specified assumptions that management believes are reasonable. The unaudited pro forma consolidated financial data and the notes to the unaudited pro forma consolidated financial data should be read in conjunction with our historical consolidated financial statements and the notes to our historical consolidated financial statements and the notes to the historical financial statements of, and other financial information pertaining to us, the Berlin-Gorham Mills, including "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.


     The following unaudited pro forma consolidated financial data and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred had the transactions been consummated on the date described above, nor are they necessarily indicative of our future results of operations.

                               UNAUDITED PRO FORMA


                      CONSOLIDATED STATEMENT OF OPERATIONS
                      Fiscal Year Ended September 30, 1999
                             (dollars in thousands)


                                                                     Berlin-
                                                     American        Gorham       Adjustments        Adjustments
                                                    Tissue (1)       Mills(2)       for the            for the
                                                     (audited)     (unaudited)     Acquisition         Offering        Pro Forma(5)
                                                     ---------      ---------       ---------          ---------       ---------
Statements of Operations Data:
Net sales .....................................      $ 284,340      $ 135,166       $      --          $      --       $ 419,506

Cost of sales .................................        213,465        133,818          (7,082)(3)             --         340,201
                                                     ---------      ---------       ---------          ---------       ---------
Gross profit ..................................         70,875          1,348           7,082                 --          79,305

Property tax accrual reversal .................             --         (8,957)             --                 --          (8,957)
Asset impairment charge .......................             --        143,632              --                 --         143,632
Adjustment to net realizable  value ...........             --         16,175              --                 --          16,175
Selling, general and administrative
expenses ......................................         34,934          6,549              --                 --          41,483
Corporate overhead allocation .................             --          6,438              --                 --           6,438
                                                     ---------      ---------       ---------          ---------       ---------
Operating profit ..............................         35,941       (162,489)          7,082                 --        (119,466)
Interest expense ..............................         17,058          1,966              --              5,865(4)       24,889
Other income/expense ..........................             --            (53)             --                 --             (53)
Income tax benefit ............................             --        (62,273)             --                 --         (62,273)
                                                     ---------      ---------       ---------          ---------       ---------
Net income (loss) before
extraordinary item ............................         18,883       (102,129)          7,082             (5,865)        (82,029)

Loss on early extinguishment
of debt .......................................          4,164             --              --                 --           4,164
                                                     ---------      ---------       ---------          ---------       ---------
Net income (loss) .............................      $  14,719      $(102,129)      $   7,082          $  (5,865)      $ (86,193)
                                                     =========      =========       =========          =========       =========

                          NOTES TO UNAUDITED PRO FORMA


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      Fiscal Year Ended September 30, 1999
                             (dollars in thousands)


(1) The American Tissue financial data represents our audited results of operations for the fiscal year ended September 30, 1999, which includes the operating results of the Berlin-Gorham Mills from July 9, 1999 through September 30, 1999.


(2) The Berlin-Gorham Mills financial data represents their unaudited results of operations for the period from October 1, 1998 through July 9, 1999.


(3) Savings resulting from decrease in depreciation expense as a result of the purchase price allocation to fixed assets of the Berlin-Gorham Mills were $7,082.


(4) Adjustment to reflect the increase in interest on long-term debt as a result of the issuance of the Notes on the following:


                                                             Nine Months Ended
                                                               June 30, 1999
                                                             -----------------
Interest on the old notes issued at 12 1/2% coupon ........       $ 15,469
Interest on our revolving credit facility*.................            678
Amortization of debt costs over seven-year term ...........          1,017
Amortization of debt discount .............................            392
Interest on the borrowings repaid .........................        (11,691)
                                                                  --------


Net increase in interest ..................................       $  5,865
                                                                  ========


     * Interest on our new revolving credit facility was calculated using the agreement rate of LIBOR plus 225 basis points per annum. If this rate changed by 1/8%, the amount of interest would change by $11 for the pro forma nine month period ended June 30, 1999.

(5) In addition to the pro forma adjustments presented above, we believe that we will achieve specific synergies as a result of our acquisition of the Berlin-Gorham Mills. The following is a summary of the estimated pro forma impact on earnings during the nine month period ended June 30, 1999 that we believe would have resulted if the identified synergies were implemented as of October 1, 1998:



     (a)  Increase in net sales as a result of the pulp
          purchase agreement between American Tissue and
          Crown Vantage                                              $  1,701


     (b)  Savings on salaries and fringe benefits from
          workforce reductions and integration of employee
          benefits                                                      2,983


     (c)  Substitution of lower cost raw materials, using
          double lined kraft paper and paper manufacturing
          by-products instead of internally manufactured
          slush pulp from the Berlin-Gorham Mills                       4,616

     (d)  Savings resulting from increased wet lap pulp
          production capacity by the repairs of an existing
          wet lap machine as required by the asset purchase
          agreement                                                     2,835


     (e)  Savings resulting from American Tissue purchasing
          pulp from Berlin-Gorham Mills as compared to third
          party suppliers                                               1,654


     (f)  Cost savings resulting from the termination of
          sludge hauling contract                                          60


     (g)  Incremental American Tissue corporate overhead to
          support the Berlin-Gorham Mills operations                   (1,275)


     (h)  Marketing expense savings resulting from paper
          brokerage agreement between American Tissue and
          Crown Paper                                                     595


     (i)  Cost savings resulting from the elimination of
          Crown Paper corporate overhead allocation                     6,438
                                                                     --------


                 Total estimated synergies                           $ 19,607
                                                                     ========

     Had these synergies been realized in the nine month period ended June 30, 1999, unaudited pro forma consolidated EBITDA for the year ended September 30, 1999 would have been $(84,600) and unaudited pro forma consolidated adjusted EBITDA for the year ended September 30, 1999 would have been $66,901. Unaudited pro forma consolidated net loss for the year ended September 30, 1999 would have been $(66,586).


                       SELECTED HISTORICAL FINANCIAL DATA
                             (dollars in thousands)

AMERICAN TISSUE

     Set forth below are selected historical financial data for American Tissue for the five fiscal years ended September 30, 1999. The data as of and for:


     o fiscal years ended September 30, 1997, 1998 and 1999 are derived from, and should be read in conjunction with, our consolidated financial statements audited by Arthur Andersen LLP, independent auditors, whose report with respect to such financial statements, as well as such financial statements, are included elsewhere in this prospectus;


     o fiscal year ended September 30, 1996 are derived from, and should be read in conjunction with, our consolidated financial statements, which were audited by Holtz Rubenstein & Co., LLP, independent auditors; and

     o fiscal year ended September 30, 1995, is derived from our unaudited consolidated financial statements.

The financial statements as of September 30, 1995 and 1996 are not included in this prospectus.


     In the opinion of our management, these unaudited financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth in these unaudited financial statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to our consolidated financial statements, included elsewhere in this prospectus.


                                                                                      Fiscal Year
                                                                                   Ended September 30,
                                                      -----------------------------------------------------------------------------


                                                         1995             1996             1997             1998             1999
                                                      ---------        ---------        ---------        ---------        ---------
                                                     (unaudited)
Statement of Operations Data:
Revenues ......................................       $ 138,933        $ 153,224        $ 198,384        $ 215,203        $ 284,340
Cost of sales .................................         116,406          122,273          152,286          172,617          213,465
                                                      ---------        ---------        ---------        ---------        ---------

Gross profit ..................................          22,527           30,951           46,098           42,586           70,875
Selling, general and
administrative expenses .......................          15,934           17,181           26,953           29,388           34,934
                                                      ---------        ---------        ---------        ---------        ---------

Operating income ..............................           6,593           13,770           19,145           13,198           35,941
Interest expense and
other income, net .............................           8,326              588           12,272           14,672           17,058
                                                      ---------        ---------        ---------        ---------        ---------

Net income (loss) before
Extraordinary items ...........................          (1,733)          13,182            6,873           (1,474)          18,883
                                                      ---------        ---------        ---------        ---------        ---------

Extraordinary items ...........................              --               --               --               --            4,164
                                                      ---------        ---------        ---------        ---------        ---------

Net income (loss) .............................       $  (1,733)       $  13,182        $   6,873        $  (1,474)       $  14,719
                                                      =========        =========        =========        =========        =========

Balance Sheet Data:
Cash and cash equivalents .....................       $   1,017        $     152        $     870        $   1,480        $   1,806
Working capital (deficiency) ..................         (18,183)         (18,413)         (20,892)         (48,748)          45,906
Total assets ..................................         136,166          199,201          230,517          270,819          406,331
Total debt ....................................          93,300          123,376          143,690          176,394          233,069
Stockholder's equity ..........................          14,010           26,984           33,858           33,644           98,222


Other Data:
Ratio of earnings to
fixed charges(1) ..............................            --(4)            2.3x             1.5x             --(4)            1.9x
Cash flows provided by (used in):
Operating activities ..........................        $   --(5)       $  10,351       $   21,885      $    17,037     $    (22,034)
Investing activities ..........................            --(5)         (40,933)         (29,172)         (27,566)         (65,168)
Financing activities ..........................            --(5)          29,717            8,005           11,139           87,528
EBITDA(2) .....................................           9,281           27,950           27,427           23,783           49,527
Interest expense ..............................           6,922            9,175           12,272           14,672           17,058
Depreciation and amortization .................           4,092            5,593            8,282           10,585           13,586
Capital expenditures(3) .......................          24,192           40,933           29,172           27,566           20,168
Capital lease obligations
entered into ..................................           1,944            8,770            2,021           10,453            4,002

----------
     (1) Reference is made to Exhibit 12.1 to the registration statement of which this prospectus is a part, for the calculation of this ratio.

     (2) EBITDA is defined as operating income plus depreciation and amortization. Information regarding EBITDA is presented because management believes that some investors use EBITDA as one measure of an issuer's ability to service its debt. EBITDA should not be considered an alternative to, or more meaningful than, operating income, net income or cash flow as defined by generally accepted accounting principles or as an indicator of an issuer's operating performance. Furthermore, caution should be used in comparing EBITDA to similarly titled measures of other companies as the definitions of these measures may vary. See "Unaudited Pro Forma Consolidated Financial Data" and the consolidated financial statements of American Tissue and the notes to our consolidated financial statements, and the financial statements and of the Berlin-Gorham Mills and the notes to these financial statements, included elsewhere in this prospectus.


     (3)  Excludes portions attributable to capital leases.

     (4) Earnings in fiscal 1995 and 1998 were insufficient to cover fixed charges by $1,733 and $2,073, respectively.


     (5)  Consolidated cash flow data for this period is not available.

BERLIN-GORHAM MILLS

     Set forth below are selected historical financial data of the Berlin-Gorham Mills for the five fiscal years ended 1998. The operating data and the other financial data for:

     o the 52 weeks ended December 29, 1996, December 28, 1997 and December 27, 1998 are derived from, and should be read in conjunction with, the financial statements for the Berlin-Gorham Mills audited by Ernst & Young LLP, independent auditors, whose report with respect to such financial statements, as well as such financial statements, are included elsewhere herein; and


     o the 52 weeks ended December 25, 1994 and December 31, 1995 and for the 26 weeks ended June 27, 1999, respectively, are derived from unaudited financial statements for the Berlin-Gorham Mills.


     The unaudited financial statements for the 26 week period ended June 27, 1999 are included in this prospectus. The financial statements for the 52 weeks ended December 25, 1994 and December 31, 1995 are not included in this prospectus. Results of operations for the interim period ended June 27, 1999 are not necessarily indicative of the results to be expected for the full year or any other future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Berlin-Gorham Mills" and the historical financial statements and the notes to the historical financial statements of the Berlin-Gorham Mills included elsewhere in this prospectus.



                                                                                                                           26 Weeks
                                                                                                                            Ended
                                                                    52 Weeks Ended December(1)                              June(2)
                                                     ------------------------------------------------------------------------------
                                                        1994          1995         1996          1997          1998          1999
                                                     ---------     ---------    ---------     ---------     ---------     ---------
                                                    (unaudited)    (unaudited)                                           (unaudited)
Statements of Operations Data:
Net sales .......................................    $ 164,733     $ 236,311    $ 177,916     $ 183,398     $ 174,423     $  86,372
Cost of sales ...................................      179,996       199,416      189,173       179,648       185,820        83,268
Severance charge ................................           --            --           --            --         1,932            --
                                                     ---------     ---------    ---------     ---------     ---------     ---------
Gross profit (loss) .............................      (15,263)       36,895      (11,257)        3,750       (13,329)        3,104
Adjustment to net realizable value ..............           --            --           --            --            --        16,175
Selling and administrative expenses .............        5,353         4,838        3,698         6,542         9,155         4,693
Property tax accrual reversal ...................           --            --           --            --            --        (8,957)
Gain on timberland sale .........................           --            --           --       (13,518)           --            --
Asset impairment charge .........................           --            --           --            --       143,632            --
Corporate overhead allocation(3) ................        3,085         3,880        5,412         5,726         7,764         3,783
                                                     ---------     ---------    ---------     ---------     ---------     ---------
Operating income (loss) .........................      (23,701)       28,177      (20,367)        5,000      (173,880)      (12,590)
Interest expense and other income, net ..........        1,195           609        1,474         2,472         2,462         1,240
                                                     ---------     ---------    ---------     ---------     ---------     ---------

Income (loss) before income taxes ...............      (24,896)       27,568      (21,841)        2,528      (176,342)      (13,830)
Income tax provision (benefit)(4) ...............       (8,992)       10,958       (8,303)        1,077       (68,287)       (5,366)
                                                     ---------     ---------    ---------     ---------     ---------     ---------
Net income (loss)................................    $ (15,904)    $  16,610    $ (13,538)    $   1,451     $(108,055)    $  (8,464)
                                                     =========     =========    =========     =========     =========     =========


                                                                As of
                                                            June 27, 1999
                                                            --------------
                                                             (unaudited)
Balance Sheet Data:
Working capital ..................................           $ 12,561
Total assets .....................................             81,280
Total debt .......................................             30,255


----------
     (1) The Berlin-Gorham Mills' fiscal year ends on the last Sunday of December (i.e., December 25, 1994, December 31, 1995, December 29, 1996, December 28, 1997 and December 27, 1998).

     (2) The Berlin-Gorham Mills' second fiscal quarter ends on the last Sunday of the month of June (i.e., June 27, 1999).


     (3) Corporate overhead allocation represents a pro rata allocation of Crown Paper's corporate administrative costs, which are not directly attributable to the Berlin-Gorham Mills. Such costs include such items as accounting and tax services, particular human resources services, computer services and general corporate administrative costs.



     (4) The Berlin-Gorham Mills have historically been included in the consolidated tax returns of Crown Paper. Income taxes are presented as if the Berlin-Gorham Mills filed its taxes on a separate return basis.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



AMERICAN TISSUE

     The following discussion should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Financial Data" and our historical audited and unaudited financial statements and related notes included elsewhere in this prospectus.


Overview


     We are an integrated manufacturer of tissue and uncoated freesheet paper products, with a comprehensive product line that includes jumbo tissue rolls used in the manufacture of finished tissue products, finished tissue products and uncoated freesheet paper products for printing and publishing applications. We recently entered the uncoated freesheet paper business through our acquisition of the Berlin-Gorham Mills. Our finished products are sold in the away-from-home and at-home markets, and our jumbo tissue rolls are sold to other manufacturers of finished tissue products. A substantial portion of our net sales are derived from the manufacture and sale of finished tissue products, jumbo tissue rolls, uncoated freesheet paper and virgin pulp. We also generate a small portion of our net sales from the sale of converting equipment for the manufacture of finished tissue products.

     We utilize our tissue mills on an integrated company basis to maximize jumbo tissue roll production at our lowest cost mills. For example, upon the acquisition of our Neenah, Wisconsin facility from Kimberly-Clark in November 1996, we were able to consolidate tissue production by shifting manufacturing from three of our smaller tissue mills to our largest facilities in Neenah, Wisconsin and St. Helens, Oregon. As a result of shifting production to these facilities, we were better able to absorb manufacturing overhead costs.


     Since fiscal 1997, demand for our products has increased. Accordingly, we have increased production at our operating tissue mills, re-opened two of our smaller mills, and consolidated the operations of our Tomahawk, Wisconsin and Winchester, New Hampshire facilities by moving one of our Tomahawk facility tissue machines to Winchester. We closed our Tomahawk facility, which manufactured jumbo tissue rolls, in February 1998, and have no current plans to recommence production at that facility. We closed our Tomahawk facility because we believed that by consolidating the operations of our Tomahawk and Winchester facilities we would be able to increase the production of jumbo tissue and reduce manufacturing overhead costs. In fiscal 1997, our Tomahawk facility produced approximately 7,303 tons of jumbo tissue rolls. In fiscal 1999, we reduced manufacturing overhead costs by $0.5 million as a result of closing our Tomahawk, Wisconsin facility.

     In each of our last three fiscal years, we have experienced growth in net sales of finished tissue products and jumbo tissue rolls. The acquisition of our integrated tissue mill/converting facility in Neenah, Wisconsin from Kimberly-Clark, resulting from the merger of Kimberly-Clark and Scott Paper, has significantly contributed to the growth of revenues from sales of our finished tissue products and jumbo tissue rolls in the away-from-home market. We believe that this growth results from the fact that many distributors and other major purchasers of jumbo tissue rolls and finished tissue products have diversified their sources of supply so as not to become dependent on one or two sources of supply as a result of the continuing consolidation of the largest tissue manufacturers. Shipments of premium and value grades of tissue products remained strong through fiscal 1999 due to our marketing efforts. Our at-home products experienced increased product penetration, because we offered our existing customers a broader mix of tissue products, including premium grades of bath and towel tissue. Our away-from-home sales have experienced strong growth resulting from the addition to our product line of products manufactured at our Neenah mill.


     The following is a summary of our revenues for the fiscal years indicated (dollars in millions):

                                                       Fiscal Years
                                                    Ended September 30,
                                          --------------------------------------
                                            1997            1998           1999
                                          -------         -------         ------
Paper products ..................         $ 196.4         $ 208.3         $281.4
Equipment sales .................             2.0             6.9            2.9
                                          -------         -------         ------
Total revenues ..................         $ 198.4         $ 215.2         $284.3
                                          =======         =======         ======


     We were incorporated in August 1998 for the purpose of reorganizing the ownership interests of the stockholders of American Tissue Corporation and some of its affiliates into us. In October 1998, we completed the reorganization of these ownership interests, which consist of the outstanding capital stock of our corporate subsidiaries and the outstanding membership interests in our subsidiaries formed as limited liability companies. We and our corporate subsidiaries have elected S corporation status under the Internal Revenue Code of 1986, as amended. As a result, we and such subsidiaries are not subject to U.S. federal income taxes and state and local income taxes in some states.


Results of Operations


     The following table sets forth specific data as a percentage of our revenues for the fiscal years indicated:


                                                         Fiscal Years
                                                      Ended September 30,
                                               --------------------------------
                                                1997         1998         1999
                                               ------       ------       ------

Revenues ................................       100.0%       100.0%       100.0%
Cost of sales ...........................        76.6         80.2         75.1
Gross profit ............................        23.6         19.8         24.9
Selling, general and
administrative expenses (1) .............        13.6         13.7         12.3
Operating income ........................         9.7          6.1         12.6
Interest expense, net ...................         6.2          6.8          6.0
EBITDA (2) ..............................        13.8          8.4         17.4

----------

     (1) It is our policy to include freight expense in this category as a selling expense.


     (2) See the definition of EBITDA in footnote 1 under "Selected Historical Financial Data -- American Tissue."


Fiscal 1999 Compared to Fiscal 1998


     Revenues. Revenues are comprised of net sales of paper products, equipment sales and rental income. Our revenues increased $69.1 million, or 32.1%, from $215.2 million in fiscal 1998 to $284.3 million in fiscal 1999.

     Net sales of finished tissue products increased $11.1 million, or 6.8%, from $161.1 million in fiscal 1998 to $172.2 million in fiscal 1999. This increase was due primarily to our strategy of increasing our sales efforts to take advantage of competitor consolidation and the implementation of our new private label program. During fiscal 1999, we were able to increase our sales of at-home products despite competitive pricing in this segment. Increases in net sales of finished tissue products attributed to volume were $20.0 million, offset by decreases in sales prices amounting to $8.9 million.

     Net sales of jumbo tissue rolls increased $21.3 million, or 45.1%, from $47.2 million in fiscal 1998 to $68.5 million in fiscal 1999. We secured long term contracts to sell jumbo tissue rolls to Kimberly-Clark, National Packaging and Linters, which focus on premium and specialty grades of jumbo tissue rolls. This resulted in stronger pricing and higher volume in fiscal 1999. Specifically, increases attributed to volume were $19.8 million, and increases attributable to pricing increases accounted for $1.5 million of the increase in net sales of jumbo tissue rolls. Despite decreases in jumbo tissue roll pricing by Great Lakes Tissue and City Forest, we believe that our average selling price increased because of our mix of higher quality specialty grades of jumbo tissue rolls which command higher selling prices.

     The Berlin-Gorham Mills generated net sales of uncoated freesheet paper products of $28.2 million for the period July 9, 1999 to September 30, 1999. Net sales of virgin pulp were $12.5 million for the period July 9, 1999 to September 30, 1999. Because we acquired the Berlin-Gorham Mills on July 9, 1999, we have no comparable figures in our historical results. However, for comparison purposes, sales of uncoated freesheet and pulp for the three months ended September 28, 1998 for the Berlin-Gorham Mills, as a business unit of Crown Paper Co., were $28.9 million and $9.4 million, respectively.


     Net sales of equipment decreased $3.9 million from $5.7 million in fiscal 1998 to $1.8 million in fiscal 1999. Equipment sales continue to be intermittent as a result of our recent entry into this business. Rental income remained constant at $1.1 million in fiscal 1999 as compared to $1.2 million in fiscal 1998.


     Gross Profit. Our gross profit increased $28.3 million, or 66.4%, from $42.6 million in fiscal 1998 to $70.9 million in fiscal 1999. Gross profit, as a percentage of net sales, increased from 19.8% in fiscal 1998 to 24.9% in fiscal 1999. This increase in gross profit, as a percentage of net sales, was a result of higher sales volumes without a commensurate increase in fixed costs and an increased production of jumbo tissue rolls, which lowered per unit costs of finished tissue products. Additionally, sales for the Berlin-Gorham Mills since July 9, 1999, provided higher gross profit as a percentage of net sales relative to historical rates prior to our acquisition of the Berlin-Gorham Mills. Depreciation and amortization increased $3.0 million, or 28.4%, from $10.6 million in fiscal 1998 to $13.6 million in fiscal 1999.

     Selling, General and Administrative Expenses. A significant portion of our selling expenses are freight expenses incurred in shipping our products to our customers. It is our policy to include freight expense incurred in shipping our products in this category as selling expense. Freight expense increased $2.3 million from $13.3 million in fiscal 1998 to $15.6 million in fiscal 1999. Selling, general and administrative expenses, excluding freight, increased $3.2 million, or 20.2%, from $16.1 million in fiscal 1998 to $19.3 million in fiscal 1999. Selling, general and administrative expense, excluding freight, was 6.8%, as a percentage of net sales, in fiscal 1999 as compared to 7.4% in fiscal 1998. This percentage decrease was due to net sales increasing at a faster rate than selling, general and administrative expenses, excluding freight, between fiscal 1998 and fiscal 1999 and our continuing efforts to reduce overhead.

     Operating Income. Operating income increased $22.7 million, or 172.3%, from $13.2 million for fiscal 1998 to $35.9 million for the fiscal 1999. Operating income, as a percentage of net sales, was 12.6% for fiscal 1999, as compared to 6.1% for fiscal 1998. This increase was due to the reasons stated above.

     Interest Expense. Interest expense increased $2.4 million, or 16.3%, from $14.7 million for fiscal 1998 to $17.1 million for fiscal 1999. This increase reflects higher short-term debt levels during fiscal 1999, as compared to fiscal 1998.

Fiscal 1998 Compared to Fiscal 1997

     Revenues. Revenues are comprised of net sales of paper products, sales of equipment and rental income. Our revenues increased $16.9 million, or 8.4%, from $198.4 million in fiscal 1997 to $215.2 million in fiscal 1998. The increase was attributable to greater sales volume in most product lines.


     Net sales of finished tissue products increased $6.7 million, or 4.3%, from $154.4 million in fiscal 1997 to $161.1 million in fiscal 1998. We maintained our historic price levels in the away-from-home market while seeking to increase the number of distributors we sell our products to, through an increase in number of sales personnel calling on regional distributors. In anticipation of the opening of our Calexico, California converting facility, we pursued West Coast at-home business with aggressive pricing.


     Net sales of jumbo tissue rolls increased $5.2 million, or 12.6%, from $42.0 million in fiscal 1997 to $47.2 million in fiscal 1998. We experienced an increase in tons sold because of an increase in production of premium grades of tissue from our Neenah, Wisconsin mill and our St. Helens, Oregon tissue operation.

     Net sales of equipment increased $4.5 million, or 360.4%, from $1.2 million in fiscal 1997 to $5.7 million in fiscal 1998. Equipment sales are intermittent, and vary as a result of our recent entry into this business. Rental income increased $0.4 million, or 50.0%, from $0.8 million in fiscal 1997 to $1.2 million in fiscal 1998.


     Gross Profit. Gross profit decreased $3.5 million, or 7.6%, from $46.1 million in fiscal 1997 to $42.6 million in fiscal 1998. Gross profit, as a percentage of net sales, decreased from 23.2% in fiscal 1997 to 19.7% in fiscal 1998. This decrease in gross profit as a percentage of net sales was the result of increased overhead due to the purchase and start-up of our Neenah, Wisconsin mill and our Waterford, New York tissue converting facility in the second half of fiscal 1998. Depreciation and amortization expense relating to these facilities as well as other capital spending increased by $2.3 million, or 27.8%, from $8.3 million in fiscal 1997 to $10.6 million in fiscal 1998.

     Selling, General and Administrative Expenses. It is our policy to include freight expense in this category as a selling expense. Freight expense increased $2.8 million, or 26.6%, from $10.6 million in fiscal 1997 to $13.4 million in fiscal 1998. This resulted from our increased volume of finished tissue products, which increased 10.6%, and an increase in sales to West Coast customers, in anticipation of the start-up of our Calexico, California tissue converting facility. Selling, general and administrative expenses, exclusive of freight, decreased $0.4 million, or 2.3%, from $16.4 million in fiscal 1997 to $16.0 million in fiscal 1998. Selling, general and administrative expenses, excluding freight, were 7.5%, as a percentage of net sales, in fiscal 1998, as compared to 8.3%, as a percentage of net sales, in fiscal 1997.

     Operating Income. Operating income decreased $5.9 million, or 31.0%, from $19.1 million in fiscal 1997, to $13.2 million in fiscal 1998. Operating income as a percentage of net sales was 6.1% in fiscal 1998, as compared to 9.6% in fiscal 1997. This decrease was due to the reasons stated above.

     Interest Expense. Interest expense increased $2.4 million, or 19.6%, from $12.3 million in fiscal 1997 to $14.7 million in fiscal 1998. This increase was due to acquisition financing, capital spending and higher working capital needs. Fiscal 1998 interest expense includes $1.3 million of non-cash expense for related party debt.

BERLIN-GORHAM MILLS

     The following discussion and analysis of financial condition and results of operations covers periods before our acquisition of the Berlin-Gorham Mills. The results of operations and financial condition for the periods subsequent to our acquisition of the Berlin-Gorham Mills will not necessarily be comparable to prior periods. The following should be read in conjunction with the "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Financial Data" and the historical audited and unaudited financial statements and related notes of the Berlin-Gorham Mills included elsewhere in this prospectus.

Overview


     The Berlin-Gorham Mills are fully integrated pulp and paper mills. The pulp mill has an annual capacity of approximately 350,000 tons of bleached northern hardwood and softwood pulp. Of the pulp produced at this mill in 1998, approximately 47% of the hardwood pulp and 100% of the softwood pulp was used by the paper mill in the production of paper and toweling and the remaining approximately 53% of the hardwood pulp was dried and either sold to other Crown Paper mills or as market pulp. Prior to the acquisition, at our request, Crown Paper commenced operation of an existing wet lap machine previously idled for which it was reimbursed by us in the amount of approximately $313,000. This wet lap machine has added approximately 26,000 tons of annual capacity.

     The four paper machines located in the paper mill have an annual capacity of approximately 179,000 tons of uncoated freesheet paper annually, and the toweling machine located in the paper mill has an annual production capacity of approximately 39,000 tons of toweling. The four paper machines produce uncoated freesheet paper products for the printing and publishing markets, including premium text and cover grades, book papers, opaques and forms bond. The toweling machine produces primarily away-from-home towel and wiper grades. Following its spinoff in 1995 from James River, the predecessor of Fort James, Crown Paper redirected its production at the Berlin-Gorham Mills to increase its focus on the premium text and cover sector of the printing and publishing market.

     The following is a summary of Berlin-Gorham Mills' net sales for the periods indicated (dollars in millions):

                                                                    52 Weeks                                     26 Weeks
                                                                  Ended December                                 Ended June
                                                     -------------------------------------------           -------------------------
                                                      1996              1997              1998              1998              1999
                                                     -------           -------           -------           -------           -------
Uncoated free sheet ......................           $ 123.0           $ 119.9           $ 119.3           $  62.5           $  57.7
Towel ....................................              22.5              26.5              15.6               6.2              11.2
Market pulp ..............................              32.4              37.0              39.5              18.7              17.5
                                                     -------           -------           -------           -------           -------
Total net sales ..........................           $ 177.9           $ 183.4           $ 174.4           $  87.4           $  86.4
                                                     =======           =======           =======           =======           =======

     The Berlin-Gorham Mills historically operated as part of an operating division of Crown Paper, and not as a stand-alone entity. As a result, the historical financial information included in this prospectus does not necessarily reflect what the Berlin-Gorham Mills' financial position and results of operations would have been had the Berlin-Gorham Mills been operated as a stand-alone entity during the periods presented.


     As part of an operating division of Crown Paper, the Berlin-Gorham Mills were allocated selling and administrative expenses and Crown Paper corporate overhead expenses in the combined amounts of $12.3 million and $16.9 million for the 52 weeks ended December 28, 1997 and December 27, 1998, respectively, and $8.5 million for the 26 weeks ended June 27, 1999. The selling and administrative expense allocations were based on sales efforts made with respect to the Berlin-Gorham Mills, and the corporate overhead expense allocations were based on the Berlin-Gorham Mills' projected proportion of Crown Paper's projected tons sold. All of the Berlin-Gorham Mills' selling and administrative costs are reported as fixed costs and are included in cost of goods sold. For comparative purposes, Crown Paper's corporate, general and administrative costs are reported as separate items. We estimate that the corporate overhead expenses that will be allocated by us to the Berlin-Gorham Mills will be $1.7 million for the first year, on a stand-alone basis, based on a detailed analysis of compensation benefits for employees employed by us and related non-payroll costs incurred, following the acquisition. Future operating results are expected to be affected by changes in depreciation and amortization expense related to impaired assets, reduced selling and administrative expenses, elimination of some lease financing costs and intercompany transactions with our other affiliates and other items resulting from the July 9, 1999 transactions. We cannot assure you that we will be able to realize all of the benefits we expect by reason of the acquisition. See "Unaudited Pro Forma Consolidated Financial Data."


     Interest expense represents interest expense on the industrial revenue bonds, the proceeds of which are specifically restricted for use in funding certain environmental improvements at the Berlin-Gorham Mills. American Tissue did not assume the industrial revenue bonds. Liability for the industrial revenue bonds was retained by Crown Paper.

     Crown Paper took a $143.6 million charge, which was recorded in the fourth quarter of 1998 to write down the book value of Berlin-Gorham Mills. In connection with the acquisition, Crown Paper took an adjustment to net book value of the Berlin-Gorham Mills totaling $16.2 million, which was recorded in the first quarter of 1999 in order to record the Berlin-Gorham Mills' assets at their estimated net realizable value.


     Generally, we manufacture the same mix of uncoated freesheet products that were manufactured by the Berlin-Gorham Mills prior to July 9, 1999, the date we acquired the Berlin-Gorham Mills from Crown Paper. However, we have reduced or eliminated, and will continue to seek to reduce or eliminate, the production of products which we find to have less demand and generally lower sales prices, and we have increased, and will continue to seek to increase in the future, the production of those products as to which we perceive a significant increase in demand or higher sales value.


Results of Operations


     The following sets forth specified data as a percentage of the Berlin-Gorham Mills' net sales:

                                                          52 Weeks                    26 Weeks
                                                       Ended December                Ended June
                                               -----------------------------      ------------------
                                                 1996        1997       1998        1998        1999
                                               ------      ------     ------      ------      ------
                                                                                      (unaudited)
Net sales .................................     100.0%      100.0%     100.0%      100.0%      100.0%
Cost of goods sold ........................     106.3        98.0      107.6       114.7        96.4
                                               ------      ------     ------      ------      ------
Gross profit (loss) .......................      (6.3)        2.0       (7.6)      (14.7)        3.6
Adjustment to net realizable value ........        --          --         --          --        18.7
Property tax accrual reversal .............        --          --         --          --       (10.4)
Selling and administrative expenses .......       2.1         3.6        5.2         5.9         5.4
Asset impairment charge ...................        --          --      (82.3)         --          --
Gain on timberlands sale ..................        --         7.4         --          --          --
Corporate allocation ......................       3.0         3.1        4.5         3.8         4.4
                                               ------      ------     ------      ------      ------
Operating income (loss) ...................     (11.4)        2.7      (99.6)      (24.4)      (14.5)
Interest expense and other income .........       0.8         1.3        1.4         1.4         1.4
EBITDA* ...................................       5.1        11.7        2.0        (5.0)        1.3


     *See definition of EBITDA in footnote 1 under "Selected Historical Financial Data-American Tissue."


     26 Weeks Ended June 27, 1999, "1999 26 weeks," Compared to the 26 Weeks Ended June 28, 1998, "1998 26 weeks"

     Net Sales. Net sales decreased $1.0 million, or 1.2%, from $87.4 million in the 1998 26 weeks to $86.4 million in the 1999 26 weeks.

     Net sales of uncoated freesheet papers decreased $4.9 million, or 7.8%, from $62.5 million in the 1998 26 weeks to $57.7 million in the 1999 26 weeks. Despite improvements in premium printing grades, poor market pricing for target bond grades contributed to an overall price decrease of 11.2%.


     Net sales of jumbo rolls of towel increased $5.0 million, or 80.3%, from $6.2 million in the 1998 26 weeks to $11.2 million in the 1999 26 weeks. The increase in net sales was primarily due to a 8,185 ton increase in tons sold, which was partially offset by a 7.0% decrease in average net sales price per ton. The increase in tons sold was due to the efforts of the Berlin-Gorham Mills to regain market share lost near the end of 1997 and increased production.


     Net sales of pulp declined $1.2 million, or 6.3%, from $18.7 million in the 1998 26 weeks to $17.5 million in the 1999 26 weeks. The decline was primarily due to a 9.8% decrease in average net sales price per ton that was partially offset by a 2,038 ton, or 3.9%, increase in tons sold from 52,444 tons in the 1998 26 weeks to 54,482 tons in the 1999 26 weeks. Although difficult market conditions prevailed, some upward movement in price was seen at the end of the 1999 26 weeks.


     Gross Profit. Gross profit increased $16.0 million, from $(12.9) million in the 1998 26 weeks to $3.1 million in the 1999 26 weeks. Gross profit, as a percentage of net sales, increased from (14.7)% in the 1998 26 weeks to 3.6% in the 1999 26 weeks. This increase in gross profit was the a result of lower employee compensation expense, depreciation and amortization and wood costs and improved operating efficiencies, and was partially offset by a decline in average net sales price per ton. Depreciation and amortization decreased $9.0 million, or 77%, from $11.7 million in the 1998 26 weeks to $2.7 million in the 1999 26 weeks.


     Selling and Administrative Expenses. Selling and administrative expenses decreased $0.4 million, or 7.8%, from $5.1 million in the 1998 26 weeks to $4.7 million in the 1999 26 weeks.


     Operating Loss. Operating loss decreased $8.7 million, or 40.8%, from $(21.3) million in the 1998 26 weeks to $(12.6) million in the 1999 26 weeks. Included in the 1999 26 weeks operating loss was a $16.2 million downward adjustment resulting from the sale of the Berlin-Gorham Mills, which was partially offset by the $9.0 million property tax accrual reversal. Operating loss before these special charges decreased $15.9 million, from $(21.3) in 1998 26 weeks to $(5.4) million in 1999 26 weeks.


     Crown Paper Corporate Overhead Allocation. Crown Paper corporate overhead allocation increased $0.4 million, or 13.2%, from $3.3 million in the 1998 26 weeks to $3.8 million in the 1999 26 weeks.

     Interest Expense. Interest expense remained materially unchanged in the 1999 26 weeks, as compared to the 1998 26 weeks, at $1.2 million.

     Year Ended December 27, 1998 Compared to Year Ended December 28, 1997

     Net Sales. Net sales decreased $9.0 million, or 4.9%, from $183.4 million in 1997 to $174.4 million in 1998.


     Net sales of uncoated freesheet papers decreased $0.5 million, or 0.4%, from $119.9 million in 1997 to $119.3 million in 1998. However, average net selling price per ton decreased by $29, or 4.2%, during the same period. Net sales price for premium printing papers declined $23 per ton, or 2.1%, in 1998 as compared to 1997. Average net selling price of web publishing grades increased $4 per ton, or 0.5%.

     Net sales of jumbo tissue rolls of towel declined $10.9 million, or 41.1%, during 1998 as compared to 1997. The decline was primarily due to a reduction in tons sold of 9,867 tons, or 29.3%, from 33,635 in 1997 to 23,768 in 1998, due primarily to a decision by a customer to use their own internal resources. Also contributing to the decline in net sales was a 16.6% decline in average net sales prices per ton as the Berlin-Gorham Mills discounted toweling pricing to regain market share.


     Net sales of pulp increased $2.5 million, or 6.6%, from $37.0 million in 1997 to $39.5 million in 1998. The increase in tons sold was due to increased operating efficiencies that led to increased production during 1998 and, therefore, more pulp being made available for sale to external markets. The effect of the increase in tons sold during 1998 was partially offset by a 10.4% decrease in average net sales price per ton during 1998, as compared to 1997, which was reflective of pricing in the global pulp markets.

     Gross Profit. Gross profit decreased $17.1 million, from $3.8 million in 1997 to a loss of $(13.3) million in 1998. Gross profit, as a percentage of net sales, decreased from 2.0% in 1997 to (7.6)% in 1998. This decrease in gross profit is a result of the decline in average net selling price per ton and decreased sales of jumbo tissue rolls of towels. Gross profit in 1998 included a severance charge of $1.9 million. Depreciation and amortization decreased $0.2 million, or 0.9%, from $24.2 million in 1997 to $24.0 million in 1998. For information as to the $1.9 million severance charge, see note 9 to the notes to the audited financial statements of the Berlin-Gorham Mills included elsewhere in this prospectus.

     Selling and Administrative Expenses. Selling and administrative expenses increased $2.6 million, or 39.9%, from $6.5 million in 1997 to $9.2 million in 1998. The increase was primarily due to increased sales and marketing expenses, comprised primarily of additional personnel costs and warehousing costs, in order to expand the Berlin-Gorham Mills' premium printing and publishing papers market share.


     Operating Loss. Operating income decreased from $5.0 million in 1997 to a loss of $(173.9) million in 1998. Operating loss in 1998 included an asset impairment charge of $143.6 million. Operating income in 1997 included a $13.5 million gain on timberlands sale. Operating loss, before this extraordinary gain impairment charge, increased $21.8 million, from $(8.5) million in 1997 to $(30.3) million in 1998.


     Crown Paper Corporate Overhead Allocation. Crown Paper corporate overhead allocation increased $2.0 million, or 36.8%, from $5.7 million in 1997 to $7.8 million in 1998.

     Interest Expense. Interest expense remained materially unchanged in 1998, as compared to 1997, at $2.5 million.

     Year Ended December 28, 1997 as Compared to Year Ended December 29, 1996

     Net Sales. Net sales increased $5.5 million, or 3.1%, from $177.9 million in 1996 to $183.4 million in 1997.



     Net sales of uncoated freesheet papers declined $3.2 million, or 2.6%, from $123.0 million in 1996 to $119.9 in 1997, primarily as a result of a 2.4% decrease in net sales price per ton on substantially the same tonnage volume. Although total net sales price per ton of uncoated freesheet paper declined, sales of premium printing papers, including text and cover grades, increased 2,412 tons, or 44.5%, from 5,425 tons in 1996 to 7,837 tons in 1997, as a result of the Berlin-Gorham Mill's continued strategy to focus on this market. Net sales price for premium printing papers increased $102 per ton, or 10.2%. Sales grades increased 5,288 tons, or 9.8% from 53,858 tons in 1996 to 59,146 tons in 1997. Net selling price of web publishing decreased by $4 per ton, or 0.5%. Net sales price per ton and sales volume of other grades of uncoated freesheet paper declined.

     Net sales of jumbo rolls of towel increased 5,062 tons, or 17.7%, in 1997, from 28,573 tons in 1996 to 33,635 tons in 1997. Average net sales price per ton was materially unchanged between 1997 and 1996. The increase in tons sold was due to favorable market conditions that allowed the Berlin-Gorham Mills to increase sales. Net sales increased $4.0 million, or 18.0%, from $22.5 million in 1996 to $26.5 million in 1997.


     Net sales of pulp increased $4.6 million, or 14.2%, from $32.4 million in 1996 to $37.0 million in 1997. The increase in tons sold was due to increased operating efficiencies that led to increased production during 1997 as compared to 1996.



     Gross Profit. Gross profit increased $15.0 million from $(11.3) million in 1996 to $3.8 million in 1997. Gross profit, as a percentage of net sales, increased from (6.3)% in 1996 to 2.0% in 1997. This increase in gross profit, as a percentage of net sales, is a result of improved operating efficiencies and lower wood and pulp costs in 1997, as compared to 1996.


     Selling and Administrative Expenses. Selling and administrative expenses increased $2.8 million from $3.7 million in 1996 to $6.5 million in 1997. The increase was primarily due to increased sales and marketing expenses as Crown Paper implemented a marketing program to support production at the Berlin-Gorham Mills of premium text and cover papers.

     Operating Income. Operating income increased $25.4 million, from $(20.4) million in 1996 to $5.0 million in 1997. Operating income in 1997 included a $13.5 million gain on timberlands sale. Operating income before this charge increased $11.9 million, from $(20.4) million in 1998 to $(8.5) million in 1997.

     Crown Paper Corporate Overhead Allocation. Crown Paper corporate overhead allocation increased $0.3 million from $5.4 million in 1996 to $5.7 million in 1997.

     Interest Expense. Interest expense increased $1.0 million from $1.5 million in 1996 to $2.5 million in 1997, as a result of the $12.3 million industrial revenue bond offering, which occurred in August of 1996.

Liquidity and Capital Resources

American Tissue


     Historically, our growth has been financed through cash flow from operations, borrowings under our bank credit facilities and other financings. Net cash provided by operating activities was $21.9 million and $17.0 million in fiscal 1997 and 1998. In fiscal 1999, net cash used in operating activities was $22.0 million, primarily due to increased inventory levels. Of the increase in inventory, approximately $17.9 million is the result of our acquisition of the Berlin-Gorham Mills. The remainder of the increase was due to a planned increase in production in response to higher demand and our desire to create a competitive advantage by providing quicker fulfillment of customer orders by maintaining a consistently available supply of products. Our capital expenditures were $29.2 million, $27.6 million and $20.2 million in fiscal 1997, 1998 and 1999, respectively. We expect to spend approximately $35.0 million in fiscal 2000 for capital expenditures for business maintenance and profit improvement projects, exclusive of amounts expected to be paid with respect to the Berlin-Gorham Mills. A substantial portion of our capital expenditures have been for acquisitions and capacity growth and profit improvement projects, such as the acquisition of our Neenah and Greenwich tissue mills in fiscal 1997 and 1996, respectively, and the construction and installation of converting assets at our Calexico, California tissue converting facility and the acquisition Berlin-Gorham Mills in fiscal 1999. Our capital expenditures for fiscal 1999 included the replacement of a damaged Yankee dryer at our Mechanicville tissue mill, repairs and upgrades to our paper machines at our Neenah and Greenwich mills and the relocation of a tissue machine from our closed Tomahawk mill to our Winchester mill. For information as to other financings used by us historically to finance our growth, see notes 7, 8, 9, 10 and 11 of the notes to our consolidated financial statements included elsewhere in this prospectus.

     In 1997, we entered into a financing agreement with General Electric Capital Corporation. Such financing agreement provided for two term loans in the aggregate principal amount of $40,000,000. The financing agreement required, among other things, the maintenance of minimum tangible net worth, a fixed charge coverage ratio and a maximum leverage ratio. As of September 30, 1998, we were not in compliance with such financial covenants. However, subsequent to such date, we and GECC amended the agreement, resulting in our compliance with such financial covenants. On July 9, 1999, we repaid these term loans, together with accrued interest, in full.

     At September 30, 1999, we held $7.8 million of tissue converting equipment that we intend to sell to third parties. As of December 31, 1999, we completed sales of $3.4 million of this equipment.


Berlin-Gorham Mills

     The Berlin-Gorham Mills has historically funded its growth through cash flow from operations and borrowings under various Crown Paper credit facilities. Net cash provided by operating activities was $9.5 million, $(8.7) million and $(5.3) million in 1997, 1998 and the 1999 26 weeks, respectively. The Berlin-Gorham Mills' capital expenditures were $13.1 million, $9.1 million and $3.2 million in 1997, 1998 and the 1999 26 weeks, respectively.


Combined

     As a result of our acquisition of the Berlin-Gorham Mills, our repayment of outstanding indebtedness and the consummation of the related financing transactions on July 9, 1999, we have a substantial amount of indebtedness. As of December 31, 1999, we had consolidated debt of $253.7 million, consisting of approximately:

     (1)  $25.6 million of mortgage and other indebtedness;

     (2) $68.4 million outstanding under our new revolving credit facility, exclusive of unused commitments of $31.6, subject to borrowing base limitations; and

     (3) $165.0 million on the old notes, net of unamortized discount of approximately $5.3 million.

For information as to the interest rates and maturities of this indebtedness and the portion of such indebtedness subject to "floating" interest rates, see "Description of Material Indebtedness." See also "Capitalization."

     Our primary capital requirements are for working capital, capital expenditures and payments of interest expense. We expect combined capital expenditures for American Tissue and the Berlin-Gorham Mills business maintenance, excluding environmental expenditures, and profit improvement projects of approximately $25 million in fiscal 2000 and ranging from approximately $22.0 million to approximately $27.0 million in fiscal 2001, of which we believe approximately $12.0 million will be for equipment maintenance in each of fiscal 2000 and fiscal 2001. See "-Environmental Matters" for information as to estimated environmental expenditures.


     We believe, based on current levels of operations and anticipated internal growth and price increases, anticipated reductions in capital expenditures, cash flow from operations, together with other available sources of funds including the availability of borrowings under our new revolving credit facility, will be adequate for the foreseeable future to make required payments of principal and interest on our indebtedness and to fund anticipated capital expenditures and working capital requirements. Our ability to meet our debt service obligations and reduce our total debt will be dependent, however, upon our future performance, which, in turn, will be subject to general economic conditions and to financial, business and other factors, including factors beyond our control. A portion of our debt bears interest at floating rates. Therefore, our financial condition is and will continue to be affected by changes in prevailing interest rates.

Environmental Matters


     Our operations are subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, including laws and regulations governing emissions of air pollutants, discharges of waste water and storm water, storage, treatment and disposal of materials and waste, remediation of soil, surface water and ground water contamination, and liability for damages to natural resources. Compliance with these laws and regulations is an increasingly important factor in our business. We will continue to incur capital and operating expenditures in order to maintain compliance with applicable federal, state and local environmental laws and regulations and to meet new regulatory requirements.

     We are subject to strict, and under certain circumstances, joint and several, liability for the investigation and remediation of environmental contamination (including contamination caused by other parties) at properties that we own or operate and at properties where we or our predecessors have arranged for the disposal of regulated materials. As a result, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. We may be involved in additional proceedings in the future and the total amount of such future costs and other environmental liabilities may be material.

     On April 15, 1998, the U.S. Environmental Protection Agency issued final rules known as the "Cluster Rules" affecting pulp and paper industry discharges of wastewater and gaseous emissions. The Cluster Rules apply to pulping from the initial feedstock of wood and certain bleaching processes. The Cluster Rules require changes in the pulping, bleaching and/or air emission and wastewater treatment processes presently used in some U.S. pulp and paper mills, including the Berlin-Gorham Mills.

     Based on our understanding of the Cluster Rules, after consultation with independent environmental consultants, we believe that approximately $13 million of capital expenditures, within a range of plus or minus approximately 25%, may be required to comply with the Cluster Rules, with compliance dates beginning in 1999 and extending over the next two to five years. Environmental capital spending for the fiscal 1999 includes $0.2 million for compliance with the Cluster Rules. We currently estimate that for fiscal 2000, our total expenditures expenditures for environmental compliance, including Cluster Rules compliance, will be approximately $16.2 million. There are risks and uncertainties associated with the estimate that could cause total capital expenditures and the timing of such expenditures to be materially different from current estimates, including changes in technology, interpretation of the rules by government agencies that may be substantially different from management's interpretation or other matters. The EPA has also proposed additional requirements for the pulp and paper industry, which, if and when adopted, may require additional material expenditure.


     The Berlin-Gorham Mills have been in operation for many years and, over such time, Crown Paper and other prior operators at the Berlin-Gorham Mills have generated and disposed of wastes which are or may be considered hazardous. The soil, groundwater and adjacent area remediation which is currently under consideration with respect to the Berlin-Gorham Mills could, based upon available information, cost up to $400,000 over the next two years. In addition, various maintenance and repairs to the wastewater treatment plants at the Berlin-Gorham Mills have been identified which are estimated to cost up to $2.1 million.

     The discovery of previously unknown contamination of property underlying, or in the vicinity of, the Berlin-Gorham Mills could require us to incur material unforeseen expenses for which we may not have any recourse against Crown Paper or other prior operators. Occurrences of any of these events could have a material adverse effect on our financial condition.

     The Berlin-Gorham Mills have systems which process and treat large amounts of wastewater primarily generated by their operations. Due to aging of the treatment systems and to the evolution of mill operations, it is anticipated that the related treatment systems and equipment will require replacement and/or upgrading. In addition, there is evidence that effluent in connection with the wastewater treatment processes has, over time, resulted in accumulations of sediment and other buildup in adjacent lagoons and watercourses. It is anticipated that changes in the applicable processes and the related technology and equipment may be necessary in the future both to remediate such buildups and to accommodate expansion of mill production schedules. The foregoing changes may require additional material capital expenditures.




Changes in Our Finance and Accounting Department.

     Historically, we have not always completed our fiscal year audited financial statements or our fiscal quarter unaudited financial statements in a timely manner. For instance, our audited financial statements for the fiscal year ended September 30, 1998 were not issued until February 19, 1999 and our unaudited financial statements for the fiscal quarters ended December 31, 1998 and March 31, 1999 were not issued until February 22, 1999 and May 21, 1999, respectively. However, our unaudited financial statements for our fiscal quarter ended June 30, 1999 and our audited financial statements for the fiscal year ended September 30, 1999 were timely delivered to the trustee under the indenture for the old notes and the record holder of the old notes as required by the indenture. The failure to complete and deliver our financial statements in the past has caused defaults under our then existing credit facilities. See "Risk Factors -- We Have Previously Defaulted In Complying With Financial Covenants Relating To Our Credit Facilities And We May Not Be Able To Provide You With Financial Information When We Are Required To Do So."

     To address deficiencies in our management information systems and accounting systems, we have restructured our financial and accounting department, including hiring a new chief financial officer, a Vice President of Finance and a Corporate Controller. Additionally, we have retained consultants who are working with us to install new management information systems. As a result, in the fourth quarter of fiscal 1999, we completed the installation of a fully integrated, updated version of our accounting software. We believe that the changes implemented to date have been helpful in managing our operations. As a result of these changes, we believe that we are currently in compliance with the financial reporting requirements under the indenture relating to our old notes and under our revolving credit facility.

     It is our intention to deliver financial statements and file reports with the Securities and Exchange Commission within the required time periods of the Securities Exchange Commission and as required by the indenture governing the Notes and our new revolving credit facility. However, we can give you no assurance that we will be able to or that any delay will not have a material adverse effect on our business, financial condition and results of operations.

Inflation and Cyclicality

     Although we cannot accurately anticipate the effect of inflation on our operations, we do not believe that inflation has had, or is likely in the foreseeable future to have, a material impact on our results of operations.



     The markets for the tissue and uncoated freesheet paper products produced by American Tissue and the Berlin-Gorham Mills are characterized by periods of supply and demand imbalance, with supply being added in large blocks and demand fluctuating with changes in industry capacity, economic conditions, including in the case of our uncoated freesheet paper products, the overall level of domestic economic activity, and competitive conditions, including, in the case of our uncoated freesheet paper products, intensified competition from overseas producers responding to favorable exchange rate fluctuations and/or unfavorable overseas market conditions. All of such conditions are beyond our control.

Seasonality

     Historically, net sales for American Tissue have been somewhat stronger during our third and fourth fiscal quarters, due to increased seasonal usage by consumers in our at-home business and inventory and usage patterns in our away-from-home business.

Statement of Financial Accounting Standards No. 121


     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires management to assess the recoverability of its investments in long-lived assets to be held and used in operations whenever events or circumstances indicate that their carrying amounts may be impaired. This assessment requires that the future cash flows expected to result from use of the assets are estimated and an impairment loss recognized when future cash flows are less than the carrying value of such assets. Estimating future cash flows requires an estimate of useful lives of its long-lived assets, future production volumes and costs, future sales volumes, demand for the product mix and prices of the Berlin-Gorham Mills that reflect the use of its long-lived assets and market conditions.


     Based on this assessment, Crown Paper took a $143.6 million charge which was recorded during the fourth quarter of 1998 to write down the carrying value of the Berlin-Gorham Mills. Statement of Financial Accounting Standards No. 121 also requires that assets held for sale be stated at the lower of cost or net realizable value. In connection with the acquisition, Crown Paper took an adjustment to net book value of the Berlin-Gorham Mills totaling $16.2 million, which was recorded in the first quarter of 1999 in order to record the assets at their estimated net realizable value. Although management of Crown

Paper believes it had a reasonable basis for its estimates, it is reasonably possible that American Tissue may change its estimate of future cash flows and/or net realizable values.

                                INDUSTRY OVERVIEW

Tissue Industry



     Information as to the U.S. tissue industry presented in this section of the prospectus is derived from the "Paper Grades -- Tissue" section of the Pulp & Paper 1999 - 2000 North American Factbook.


     Tissue is used principally in products such as bath tissue, facial tissue, napkins and paper towels and is typically sold into two key market segments: (1) the consumer, or "at-home," sector; and (2) the commercial and industrial, or "away-from-home," sector. In general, at-home tissue products are sold to grocery stores and supermarkets, retail mass merchandisers, warehouse club stores and drug stores for direct purchase by the consumer end-user. Away-from-home tissue products are usually sold to paper, foodservice and janitorial supply distributors, who, in turn, re-sell these products for use in hotels, restaurants, factories, schools and other commercial, government and industrial institutions. Tissue is generally manufactured in jumbo roll form and is then converted into finished product for consumer end-use. A small quantity of tissue, however, is also used in consumer hygienic and absorbent products such as diapers, wipes and feminine hygiene products.

     Approximately 42% of all U.S. tissue is produced from purchased waste fiber, approximately 21% is produced from purchased virgin pulp, with the remainder produced on-site at integrated pulp and paper mills.


     The U.S. tissue industry is highly concentrated due to the recent merger activity between some of the largest industry participants. In 1995, Kimberly-Clark acquired Scott Paper, and in 1997, Fort Howard merged with James River, creating Fort James, the industry leader in terms of tissue capacity. Based on estimated 1998 capacity data for U.S. manufactures, the top five tissue producers accounted for approximately 76.6% of total industry capacity.

     The U.S. tissue industry has among the most stable growth rates in the U.S. paper industry. Over the 15 year period from 1984 through 1998, total annual shipments of tissue increased from approximately 4.9 million tons to approximately 6.6 million tons, a compound annual growth rate of approximately 2.0%. Since 1984, total annual shipments have declined only once.


     Tissue is a mature industry and growth in shipments for the overall industry is correlated to increases in the general population. However, certain segments of the overall tissue industry, such as the at-home private label market, are experiencing significantly higher growth rates.


     Capacity growth in the tissue industry averaged approximately 1.4% over the period 1992 through 1998. Over the same period, operating rates averaged approximately 93.8%. After significant new capacity coming on-line during 1998 and early 1999, growth in capacity for 2000 is expected to be approximately 2.0%. However, some of this new capacity was effectively offset by mill closures announced in 1997 and 1998 by major industry participants, such as Kimberly-Clark and Fort James. Imports, except a modest amount of tonnage from Canada, are not a significant factor since shipping relatively bulky tissue products long distances is usually economically inefficient.

                         U.S. Tissue Industry Statistics
                                   (000 tons)



                   1992       1993       1994       1995       1996       1997       1998      1999e
                 -------    -------    -------    -------    -------    -------    -------    -------
Shipments ....     5,781      6,008      6,098      6,210      6,264      6,429      6,603      6,765
      % change       2.0%       3.9%       1.5%       1.8%       0.9%       2.6%       2.7%       2.5%
Capacity .....     6,413      6,532      6,539      6,552      6,654      6,882      6,937      7,122
      % change       2.7%      1.9%        0.1%       0.2%       1.6%       3.4%       0.8%       3.8%
Utilization ..      90.1%      92.0%      93.3%      94.8%      94.1%      94.3%      95.2%      93.6%

----------
e=estimate
Source: Resource Information Systems, Inc.


     While pricing remained competitive during 1998, pricing for tissue products increased in 1999 and we believe that prices for tissue products will continue to increase in 2000 as a result of: (1) rising pulp prices and (2) announced price increases by major jumbo tissue roll manufacturers.


     The At-Home Market


     Since the mid-1990s, shipments in the approximately $8.0 billion at-home market based on estimated 1998 total sales, have been growing at an annual rate of just over 2.0%. Finished tissue products for this segment range from branded value grades, approximately 40.0% of the market, to branded specialty and premium grades, approximately 44.0% of the market. An increasingly important segment of the at-home market is private label, approximatly 16.0% of the market. Within the at-home sector, bath tissue represents approximately 47.0% of the market, towels make up approximately 31.0% and facial tissue and paper napkins represent approximately the remaining 22.0%. In general, at-home tissue products are sold to grocery stores and supermarkets, retail mass merchandisers, warehouse club stores and drug stores for direct purchase by the consumer end-user.

     The approximately 16.0% private label share of the at-home market is significantly stronger in the western U.S., with an approximate 21.8% market share. Growth in 1998 within the U.S. private label sector was estimated to be 4.0%. In our opinion, the higher growth rate seen within the private label segment versus the overall tissue industry is representative of:


     (1) increased recognition by consumers that private label tissue can offer reasonable quality at consistently attractive prices;

     (2) product line extension by tissue manufacturers within the private label segment, from traditional economy and value brands into premium brands;

     (3) increased emphasis by retailers who generally receive higher margins on private label tissue products than on branded national tissue products; and

     (4) the growth of retail mass merchandisers and warehouse club stores which generally emphasize private label tissue products.

     The Away-From-Home Market



     The approximately $4.0 billion away-from-home market, based on estimated 1998 total sales, has experienced modestly lower growth in shipments since the mid-1990s versus the at-home market. Shipments are estimated to grow at the average annual rate of approximately 1.5%. Despite positive trends regarding dining outside the home and a growing travel market, the slower growth in shipments seen over the past few years within the away-from-home versus the at-home markets is likely a result of cost cutting by businesses and lower growth rates in traditional manufacturing and industrial job markets versus the increasing service economy.

     We believe, based on our marketing experience, that paper, foodservice and janitorial supply distributors, the primary customers for away-from-home tissue products, tend to favor manufacturers that can provide a broad line of various tissue products. Moreover, we believe that many of these same customers are increasingly concerned regarding industry consolidation within the away-from-home market, and are looking for alternatives to the large national suppliers.


     Within the away-from-home market, towels represents approximately 44% of the market, bath tissue makes up approximately 30% and facial tissue and napkins represent approximately the remaining 26%.

Uncoated Freesheet Papers


     Information as to the uncoated freesheet segment of the printing/writing/ publishing paper sector of the U.S. paper industry is derived from the "Paper Grades -- Uncoated Free-sheet" section of the Pulp & Paper 1999 - 2000 North American Factbook.

     Uncoated freesheet paper constitutes the largest segment of the printing/writing/publishing paper sector in the United States, with estimated 1999 capacity of 16.5 million tons.

     The primary use for uncoated freesheet paper is in office reprographic or communication papers, i.e., copier and printer papers, approximately 33% of total shipments; followed by offset papers for commercial printing and book publishing applications, approximately 25% of total shipments; business forms bond and computer forms, approximately 15% of shipments; and envelopes, approximately 10% of total shipments. Uncoated freesheet is also used for premium value application, such as text and cover fine printing grades used for financial printing, fine stationary and promotional brochures, greeting cards and technical specialty papers.


     Commodity grades of uncoated freesheet, such as offset papers and forms bond, are generally manufactured on larger machines that often have lower production costs than smaller machines. Many manufacturers with large machines often have kraft pulp mills onsite, enabling the lowest cost production of uncoated freesheet paper. Smaller machines, which may include machines not integrated to the production of kraft pulp, are typically dedicated to more value added grades of uncoated freesheet in order to offset their generally higher cost of production.


     Despite merger activity during 1998, e.g., Weyerhauser's purchase of Bowater's Dryden, Ontario mill and International Paper's merger with Union Camp, the uncoated freesheet industry remains relatively unconcentrated as compared to tissue paper industry. Based on estimated 1998 capacity data for U.S manufacturers, the top five uncoated freesheet producers accounted for approximately 59% of industry capacity.

     Demand for uncoated freesheet papers is correlated to strength in the general economy and changing technology. U.S. uncoated freesheet capacity had a compound annual growth rate of approximately 1.5% over the period 1992 through 1999. Over the same period, total annual shipments increased from approximately
12.3 million tons to 14.2 million tons, a compound annual growth rate of approximately 2.1%. However, various grades of uncoated freesheet, such as cut size reprographic paper, continue to be in high demand as a result of the increased use of computer desk top printers and the growth of the small office/home office market. As the table below indicates, year-to-year growth was much more cyclical, resulting in significant volatility in pricing over the same seven-year period.

                   U.S. Uncoated Freesheet Industry Statistics
                                   (000 tons)


                              1992       1993       1994       1995       1996       1997       1998      1999e
                            -------    -------    -------    -------    -------    -------    -------    -------
Shipments ...............    12,348     12,355     13,304     12,996     13,161     13,687     13,605     14,200
      % change ..........       5.5%       1.5%       7.7%      -2.3%       1.3%       3.9%      -0.6%       4.4%
Capacity ................    13,617     13,437     13,806     14,060     14,488     14,701     14,946     15,163
      % change ..........       3.1%       0.6%       2.7%       1.8%       3.0%       1.5%       1.7%       1.5%
Utilization .............      90.7%      91.2%      96.4%      92.4%      90.8%      93.1%      91.0%      93.6%
Imports, net ............       228        566        394        565        483        544        670        763
Apparent U.S. consumption    12,576     12,921     13,698     13,561     13,644     14,231     14,275     14,963
Price ($/ton)* ..........   $   696    $   733    $   766    $ 1,100    $   864    $   768    $   777    $   750

----------
e = estimate
Source: Resource Information Systems, Inc.
* 20 lb. reprographic bond communication paper.

     Average historical pricing for benchmark 20 lb. communication paper exhibits the cyclical nature of the uncoated freesheet market. Transaction prices were at their last cyclical low in 1992, at approximately $696 per ton, and peaked in 1995 at approximately $1,100 per ton, a 51% increase in price.

     Uncoated freesheet apparent U.S. consumption has increased 3-5% in 1999 as compared to 1998, substantially above the 1998 increase in apparent U.S. consumption. The increase in demand has prompted a number of major U.S. producers, including Georgia-Pacific and Boise Cascade, to announce price increases for various grades of uncoated freesheet, although there can be no assurance that these price increase announcements will hold.

                                    BUSINESS

Overview

     We are an integrated manufacturer of tissue and uncoated freesheet paper products in North America, with a comprehensive product line that includes jumbo tissue rolls used in the manufacture of finished tissue products, finished tissue products and uncoated freesheet paper products for the printing, writing and publishing applications. We recently entered the uncoated freesheet paper business through our acquisition of the Berlin-Gorham Mills. Since our inception in 1981, we have grown primarily through the opportunistic acquisition and integration of underperforming tissue mills and converting assets. We currently operate six paper mills, including five tissue mills, seven converting facilities, two printing/packaging facilities and 11 distribution centers. During fiscal 1999, we derived approximately:

     o    60.6% of our revenues from finished tissue products;

     o    24.1% of our revenues from sales of jumbo tissue rolls;

     o    9.9% of our revenues from sales of uncoated freesheet paper products;

     o    4.4% of our revenues from sales of wood pulp; and

     o    the remainder from sales of reconditioned tissue converting equipment.

     Our tissue converting facilities transform jumbo tissue rolls into a wide range of finished tissue products, such as bath tissue, paper towels, napkins and facial tissue. We believe that our flexible manufacturing capabilities allow us to offer a range of products that is broader than that offered by any other North American tissue producer. We sell converted tissue products in the away-from-home and at-home markets. During fiscal 1999, our tissue mills produced approximately 114,000 tons of jumbo tissue rolls for our own converting operations and approximately 80,000 tons for sale to other tissue producers. In addition to tissue products, we use our internal engineering expertise to recondition and sell used tissue converting equipment to support our jumbo roll business. With the acquisition of the Berlin-Gorham Mills, we became effectively 100% vertically integrated with respect to virgin pulp, increased our toweling capacity by approximately 17.7% and extended our product offering in the away-from-home market with uncoated freesheet papers.

     Our finished tissue products are sold throughout the United States and in several regions of Canada and Mexico. We sell premium, specialty and commodity grades of jumbo tissue rolls to both domestic and international markets. Our total net sales have increased every year since our inception.


     We were founded in 1981 as a manufacturer of finished tissue products for the at-home market, principally in the eastern United States. Since then, we have become more vertically integrated through the acquisition of various mill facilities. We began selling jumbo tissue rolls to third parties in 1990. We entered the away-from-home market in 1992 and expanded our presence in that market in 1994 with the acquisition of Tagsons Papers, Inc., which included a paper mill and converting assets in upstate New York. Since 1992, we have sought to expand our presence throughout North America. We commenced our western expansion strategy with the acquisition of our tissue machine in St. Helens, Oregon in 1992. We opened our tissue converting/distribution facility in Mexicali, Mexico in 1995 and we acquired our tissue manufacturing and converting facility in Neenah, Wisconsin in 1996. To further support such expansion, we established a tissue converting/distribution facility in Calexico, California in November 1998. In July 1999, we entered the uncoated freesheet paper market with our acquisition of th Berlin-Gurham Mills.

Business Strategy and Competitive Advantages

     Our business strategy and competitive advantages include the following:

     o Opportunistic Acquisitions of Underperforming Assets. We benefit from a senior management team experienced in acquiring underperforming paper mills and converting assets at a substantial discount to replacement costs, implementing strict cost reduction programs and selectively making capital expenditures to increase capacity and improve operating efficiency. In November 1996, for example, pursuant to an opportunity created by the merger of Kimberly-Clark and Scott Paper, we acquired our Neenah, Wisconsin facility from Kimberly-Clark at an attractive price. The Neenah facility then had 372 employees and five tissue machines, of which two were operating full-time, two were operating part-time and one was idled. These machines produced a total of approximately 43,000 tons annually. Shortly thereafter, we implemented a number of initiatives to improve the efficiency of the Neenah facility, including personnel reductions and selective capital investments to improve the operation of these tissue machines. As of December 1, 1999, the Neenah facility had 279 employees and five tissue machines in full-time operation. We estimate that these five full-time tissue machines will produce approximately 70,000 tons in fiscal 2000, based on production of approximately 68,000 tons in fiscal 1999. Net sales at our Neenah facility have grown from approximately $39.2 million in fiscal 1997 to approximately $69.1 million in fiscal 1999, a compound annual growth rate of approximately 33.0%.

     o Capitalize on Flexible, Efficient Manufacturing Capability. We maintain a diverse array of manufacturing, converting and packaging equipment and a skilled workforce, which we believe enable us to respond to changes in market conditions and customer requirements more rapidly than our competitors. Our 11 tissue machines, excluding the toweling machine at the Berlin-Gorham Mills, have an annual capacity ranging from approximately 12,000 tons to approximately 50,000 tons, and our highest capacity machine is among the largest capacity tissue machines in the industry. In addition, we are able to vary the raw material input on most of our tissue machines to produce tissue from virgin pulp, recycled paper or paper manufacturing by-products. These flexibilities enable us to economically manufacture a broad range of products, utilizing the most efficiently configured machine for each product.

     o Capitalize on Competitor Consolidation. We believe the continuing trend of competitor consolidation has created marketing opportunities for us. For example, Kimberly-Clark's merger with Scott Paper and James River's merger with Fort Howard have increased the concentration of suppliers, which is a concern of many customers. In addition, certain niche opportunities have been created by our competitors' consolidations, where they have chosen to discontinue or de-emphasize certain value or economy product categories. To capitalize on this trend and strengthen our position as an alternative supplier in certain product areas, we have built a comprehensive product line of premium, value and economy grades in each product category and have increased our away-from-home salesforce.


     o Strategically Locate Our Tissue Manufacturing Facilities. We believe that our tissue mills, tissue converting facilities and distribution centers are strategically located across North America, including:


          o five tissue mills, with three in the Northeast, one in the Midwest and one on the West Coast;

          o seven converting facilities, with four in the Northeast, one in the Midwest, one on the West Coast and one in Mexico; and

          o 11 distribution centers, with eight in the Northeast and Middle Atlantic States, one in the Midwest, one on the West Coast and one in Mexico.

          We believe that the geographic diversity of our locations allows us to service both national and regional accounts economically and efficiently. Since our inception, we have had a strong presence in the Northeast, and more recently, we have expanded our business westward. Our Mexicali, Mexico converting facility, which opened in fiscal 1995, and our Calexico, California converting facility, which opened in fiscal 1998, enable us to take advantage of the geographic diversity of our tissue mill operations in Neenah, Wisconsin and St. Helens, Oregon.

     o Continue To Expand Our Diverse and Broad Product Line. We believe that our diverse product line, with over 200 product categories and over 780 SKUs, is the broadest in North America and represents a key competitive advantage. Our broad line of finished tissue products, which are available in a wide range of grades, designs and package configurations, and our ability to respond quickly to customer requirements for multiple-product orders, allow us to offer "one-stop shopping" to our customers. This is particularly important given the trend toward supplier consolidation. By offering a wide range of products, we can provide our customers with more frequent shipments of a larger mix of products, which lowers the minimum efficient order quantity per product, which facilitates "just-in-time" and "cross-docking" inventory practices. Just in time inventory practices involve supplying inventory to customers at the time or shortly before the time the inventory is required to be used by these customers. Cross-docking inventory practices involve timing and coordinating the delivery of inventory items to distributors so that these distributors can promptly supply the items to their customers. Our strategy is to continue to expand our product line through the introduction of new or enhanced products. Recent additions to our product line include polycoated tablecovers, printed table napkins, pizza boxes, center-pull towels, straws and stirrers and split-core bath tissue.


     o Diverse Customer Base For Tissue Products. The customer base for our tissue products is broadly diversified across industries and geographic locations, greatly reducing our dependence on any single customer or market. During fiscal 1999, no single customer for our tissue products represented more than 10.0% of our net sales and our top 10 customers represented approximately 30.0% of our net sales.

     o Grow Jumbo Tissue Roll Sales by Leveraging Equipment Sales Business. We intend to leverage our expertise in buying, reconditioning and selling used tissue converting equipment to increase our sales of jumbo tissue rolls. For example, we generally sell our tissue converting equipment to tissue products manufacturers who sign multi-year jumbo roll purchase contracts with us. Our third-party jumbo tissue rolls are generally used by domestic customers to manufacture non-competing finished tissue products, such as branded at-home and niche tissue products, including disposable diapers, feminine sanitary napkins and disposable medical products or are sold to overseas converters. During fiscal 1999, our equipment sales business generated net sales of approximately $1.8 million.

     o Favorable Supply and Service Agreements. We have entered into supply and service agreements which we believe are favorable to us. We entered into a supply agreement with Boise-Cascade, expiring in 2022, under which we purchase slush pulp, at a price which is substantially below the market price for baled virgin pulp, from the integrated Boise Cascade pulp and paper mill in St. Helens, Oregon that houses our tissue machine. During fiscal 1999, we purchased approximately 48,000 tons under this agreement, which represented approximately 96.0% of the total pulp requirements of our St. Helens, Oregon operation. Also, in connection with our acquisition of the Berlin-Gorham Mills, we entered into agreements with Crown Paper, under which Crown Paper will purchase from us annually 40,000 tons of pulp produced at the Berlin-Gorham Mills. We have also agreed to outsource the sales and marketing of certain grades of our uncoated freesheet papers to the established salesforce of Crown Paper, which we believe will afford us substantial savings over the Berlin-Gorham Mills' historical selling expense.

Products, Marketing and Customers

     We manufacture and sell a full line of finished tissue products varying by weight, softness, size, grade, package configuration and price for both the away-from-home and at-home markets. We have four major product lines: bath tissue, paper towels, napkins and facial tissue. We also manufacture tablecovers, paper plates, pizza boxes and straws and stirrers. Towel, napkin and tablecover products are available in occasional and seasonal prints for parties and holiday seasons. Potential new products now being evaluated include printed paper plates, hot and cold beverage cups and paper bags. In addition, we manufacture and sell jumbo tissue rolls to other tissue converters.

     The following table sets forth our net sales by market for the periods shown (dollars in millions):

                                                                          Fiscal Years Ended September 30,
                                             --------------------------------------------------------------------------------------
                                                  1995               1996               1997              1998             1999
                                             --------------    ---------------    --------------    --------------    -------------
Away-from-home products ..................   $ 53.0    38.2%   $ 69.9     45.8%   $ 85.8    43.4%   $ 89.2    41.5%   100.7    35.4%
At-home products .........................     61.3    44.1      63.2     41.4%     68.6    34.7      71.9    33.4     71.5    25.2
                                             ------   -----    ------    -----    ------   -----    ------   -----    -----   -----
    Total finished products ..............    114.3    82.3     133.1     87.2%    154.4    78.1     161.1    74.9    172.2    60.6
Jumbo tissue rolls .......................     24.7    17.7      19.4*    12.7%     42.0    21.3      47.2    21.9     68.5    24.1
Uncoated freesheet products ..............       --      --        --       --        --      --        --      --     28.2     9.9
Pulp .....................................       --      --        --       --        --      --        --      --     12.5     4.4
Converting equipment .....................       --      --       0.2      0.1%      1.2     0.6       5.7     2.6      1.8     0.6
                                             ------   -----    ------    -----    ------   -----    ------   -----    -----   -----

    Total net sales ......................    139.0   100.0     152.7     99.7     197.6    99.6     214.0    99.4    283.2    99.6
   Rental income ........................       0.0      --       0.5      0.3       0.8     0.4       1.2     0.6      1.1     0.4
                                             ------   -----    ------    -----    ------   -----    ------   -----   ------   -----
      Revenues ...........................   $139.0   100.0%   $153.2    100.0%   $198.4   100.0%   $215.2   100.0%  $284.3   100.0%
                                             ======   =====    ======    =====    ======   =====    ======   =====   ======   =====


----------
     Away-from-home finished tissue products, approximately 35.4% of fiscal 1999 revenues. We manufacture and market a broad line of finished tissue products for the estimated $4.0 billion U.S. away-from-home market. We sell our away-from-home products principally to paper, foodservice and janitorial supply distributors, such as, Bunzl, Burke, Restaurant Depot and Sweet Paper, who resell these products to hotels, restaurants, offices, factories, hospitals, schools and government facilities, including:


     o    restaurants, such as Sbarro, Bertucci's and Chili's;

     o hospitality companies, such as Caesars Palace, Carnival Cruise Lines and Holiday Inn;

     o    corporations, such as AT&T and General Electric; and

     o educational institutions, such as Dartmouth College, Johns Hopkins University and the University of North Carolina.

     Our 15 regionally based away-from-home sales managers are responsible for coordinating our sales efforts to these distributors. Additionally, we seek to create demand for our away-from-home products from distributors of our products by marketing directly to their customers. We are not subject to any non-compete covenants or agreements with distributors that would prevent these marketing efforts. We also sell our away-from-home products directly to national accounts, such as Burger King and Wendy's. Kimberly-Clark's merger with Scott Paper and James River's merger with Fort Howard have resulted in a concentration of supply base, a concern of customers. We believe the continuing trend of competitor consolidation has created marketing opportunities for us, and we have become an alternative supplier to give our customers a choice of products.

     Since we entered the away-from-home market in 1992, we have built our away-from-home product line to include 141 product categories and 299 SKUs, ranging from economy and value grades to premium grades. Certain niche areas have been created by our competitors' consolidations, where they have chosen to withdraw or de-emphasize certain value or economy product categories. We believe we are the only tissue supplier in North America to offer premium, value and economy grades in each category for combined shipment in a truckload order. This has enabled us to provide our customers with what we believe to be the broadest product offering in the industry, which we believe is an increasingly critical selling point with customers who are seeking "one-stop shopping." Our away-from-home finished tissue products include folded and roll towels, bulk and dispenser napkins and bath and facial tissues. While we have historically concentrated on value-priced and economy products in this market, we have introduced our Manhattan(TM) line of premium quality away-from-home products to take advantage of the growing demand for premium away-from-home products. During fiscal 1999, approximately 85% of our away-from-home products were sold under our brand names, with private label products, under distributor label, and products manufactured for particular, national accounts, under corporate label, constituting the remainder.


     Our net sales in the away-from-home market have grown from approximately $53.0 million in fiscal 1995 to approximately $100.7 million in fiscal 1999, a compound annual growth rate of approximately 17.0%. This growth was due to, among other things:

     o    acquiring assets;

     o    expanding product lines; and

     o    increasing market share in certain segments.


     At-home finished tissue products, approximately 25.2% of fiscal 1999 revenues. We manufacture and market a broad line of finished tissue products for the estimated $8.0 billion U.S. at-home market. Our at-home products are sold through a network of more than 60 independent brokers and agents that sell throughout the United States and in certain regions of Canada and Mexico. Our four regional sales managers are responsible for coordinating the sales efforts of these independent brokers and agents. These sales managers focus on maintaining close relationships with independent food brokers and retailers in their territories by emphasizing our traditional strengths:


     o    value;

     o    competitive pricing;

     o    enhanced margins for retailers; and

     o the flexibility to manufacture short runs of products at prices attractive to retailers and margins acceptable to us.


     In particular, we target the estimated $1.1 billion private label segment of the at-home market, for which we manufacture products that range from economy to premium quality grades. As a private label manufacturer, we generally seek to avoid direct competition with larger branded consumer product companies, such as Procter & Gamble and Kimberly-Clark. During fiscal 1999, approximately 88.0% of our at-home products were manufactured for specific retailers for sale under private labels, with the remainder manufactured for sale under our own brand names.

     Our core at-home products include a broad line of bath tissue, paper towels, napkins and facial tissue. Over the past several years, the at-home market has expanded from economy products to an assortment of quality grades, and we have responded by expanding the range and variety of printing, coloring and embossing applied to our at-home products. We produce our branded at-home tissue products principally under our Magnolia(TM), Sterling(TM), Magic Soft(TM) and Elan(TM) brand names. We sell our brand name products principally to smaller retailers that do not have their own private label brands, as well as large retailers that wish to offer tissue across a wide price continuum.


     We focus our marketing efforts for at-home products on trade promotion and incentive programs targeted to major food store chains, mass merchandisers and drug retailers. Consistent with our focus on the private label and branded value segments of the at-home market, our use of advertising and promotion focused on the end-users is minimal. We currently estimate private label penetration to be only approximately 16.0% of the at-home market and industry sources estimate that the growth of this segment was approximately 4.0% in 1998, as retailers continue to extend their lines of tissue products from economy and value grades to premium grades. We believe that this trend will continue. Our customers include:


     o grocery stores and supermarkets, such as Aldi, Pathmark, Winn Dixie, Ralphs, Loblaws and Stop & Shop;


     o    mass merchandisers, such as Dollar General;


     o    drug stores, such as Rite Aid and Walgreens; and


     o    buying "co-ops" and wholesalers, such as Super Value and Wakefern.


     Our net sales in the at-home market have grown from approximately $61.3 million in fiscal 1995 to approximately $71.5 million in fiscal 1999, a compound annual growth rate of approximately 4.0%.


     Jumbo tissue rolls, approximately 24.1% of fiscal 1999 revenues. In addition to supplying the internal needs of our finished tissue products manufacturing facilities, we manufacture and sell standard and specialty grades of jumbo tissue rolls directly to manufacturers of finished tissue products, such as Kimberly-Clark, Fort James and Georgia-Pacific. These customers accounted for approximately 40%, 9% and 4% respectively, of fiscal 1999 net sales of jumbo tissue rolls. The jumbo tissue rolls we sell are generally used by our domestic customers to manufacture non-competing finished tissue products, such as branded at-home and niche tissue products, including disposable diapers, feminine sanitary napkins and disposable medical products. Our strategy is to emphasize stable customer relationships to sustain a long-term market for our specialty jumbo tissue rolls, which often sell at a higher price per ton than our finished tissue products. Our net sales of jumbo tissue rolls have grown from approximately $24.7 million in fiscal 1995 to approximately $68.5 million in the fiscal 1999, a compound annual growth rate of approximately 29.0%, reflecting our strategy of emphasizing jumbo roll sales.

     Uncoated freesheet paper products, approximately 9.9% of fiscal 1999 revenues. We manufacture and sell uncoated freesheet papers for printing, writing and publishing applications to, or through, Crown Paper pursuant to our purchase and marketing agreements with them. In addition, we manufacture and distribute freesheet reprographic papers, including printer, copier and fax papers, under our own brand names or the brand names of our private label away-from-home customers for resale to small office and home office customers, and specialty papers for manufacture into disposable food service papers, such as paper plates and bags. The Berlin-Gorham Mills generated net sales of uncoated freesheet paper of approximately $28.2 million for the period of July 9, 1999 to September 30, 1999. We have no comparable figures in our historical results because we purchased the Berlin-Gorham Mills on July 9, 1999. However, for comparison purposes the sales of uncoated freesheet papers for the 12 weeks ended September 28, 1998 for the Berlin-Gorham Mills as a business unit of Crown Paper Co., were approximately $28.9 million and $9.4 million, respectively.

     Virgin wood pulp, approximately 4.4% of fiscal 1999 revenues. We manufacture virgin pulp primarily for our internal use. However, we sell excess production to other paper companies and, from time to time, we may opportunistically elect to sell virgin pulp when the market price for virgin pulp significantly exceeds our costs of production. The Berlin-Gorham Mills generated net sales of approximately $12.5 million for the period July 9, 1999 to September 30, 1999. We have no comparable figures in our historical results because we purchased the Berlin-Gorham Mills on July 9, 1999. However for comparison purpose, net sales of virgin pulp for the 12 weeks ended September 28, 1999 by the Berlin-Gorham Mills, as a business unit of Crown Paper, were approximately $12.0.


Converting Equipment Sales

     In addition to our lines of tissue products, we have two machine shops in Hauppauge, New York which are dedicated to refurbishing and reconditioning converting equipment that we either use internally or sell to other tissue converters. In fiscal 1996, 1997, 1998 and 1999, we had net equipment sales of approximately $0.2 million, $1.2 million, $5.7 million and $1.8 million, respectively, achieving gross profits of approximately $0.1 million, $0.9 million, $4.1 million and $1.4 million, respectively. We have initiated a strategy of bundling future jumbo roll sales with equipment sales, which has resulted in strengthening our long-term jumbo roll business.

Pricing Trends


     We believe favorable industry tissue pricing conditions exist, particularly in the jumbo tissue roll market. All of our tissue mills are operating at full capacity and jumbo tissue roll pricing announcements by us and our principal competitors, such as Kimberly Clark, Georgia-Pacific and Fort James, indicate a tightness of supply throughout the industry will support increased prices.


Manufacturing

     Jumbo Tissue Roll Manufacturing. Our jumbo tissue roll manufacturing process begins with wood pulp, recycled paper and waste paper. These raw materials typically are pulped in large blenders or pulpers and moved via networks of pipes and pumps to a tissue machine where sheets of tissue paper are formed according to customer or grade specifications. The tissue paper is then drawn through the machine, being formed on wires as it travels through various press rolls. Once the sheets are formed, they are transferred to a dryer section of the machine that dries the tissue. Following the drying process, the tissue paper is removed from the drying cylinders and wound into jumbo tissue rolls. Jumbo rolls are either used internally for our converting operations or sold to third-party purchasers.

     Converting. Converting involves loading jumbo tissue rolls onto converting machines which unwind, perforate, emboss and print tissue as needed. The machines then roll or fold the processed tissue into finished tissue products such as bath tissue, napkins or paper towels.

     Packaging. We carton, wrap and pack our converted products into cases. Consistent with our emphasis on vertical integration, we also manufacture our own corrugated boxes, folding cartons, printed poly wrap and printed paper wrap. Our packaging capabilities complement our flexible manufacturing strength by enabling us to offer our products in a wider range of package configurations, an especially important consideration in the at-home market, and to respond quickly and efficiently to our customer needs.

Quality Control

     Our tissue mills and converting facilities are subject to rigorous quality control standards. We require our production facilities to adhere to strict technical specification guidelines. For example, we require that the tissue we produce meet standards such as basis weight, tensile strength, absorbency and brightness. Our five tissue mills use the Measurex Open Network System, a process control system which helps provide consistent quality and compatibility with existing systems. Our converting facilities use an acceptance grading system/statistical process control, which requires that plant managers and floor supervisors be responsible for our product specifications. All quality control processes are monitored on a daily basis and the results are forwarded for plotting and graphing to our centralized quality assurance department.

Raw Materials and Suppliers


     The principal raw materials for our tissue manufacturing operations are wood pulp, recycled paper pulp and waste paper. Under our agreement with Boise Cascade, as recently amended, we are currently required to purchase a minimum of 57,000 tons per year from Boise Cascade. Additionally, Boise Cascade is currently required to make available to us a minimum of 62,000 tons of pulp per year. All of the pulp tonnage made available to us by Boise Cascade is currently used at our St. Helens, Oregon tissue-making operation. This tonnage is currently sufficient to satisfy our requirements at our St. Helens facility. In addition, Boise Cascade is required to make available to us a minimum of 20 tons per day of blended pulp. Pricing is calculated by a formula referencing particular market prices. Our agreement with Boise Cascade is effective through December 31, 2022. We also purchase pulp from a number of other suppliers. We purchase wastepaper under a combination of supply arrangements with brokers located in the Midwest and Northeast United States. In order to minimize freight costs, we focus on maintaining and establishing relationships with wastepaper dealers located near our manufacturing facilities and in close proximity to urban areas where a majority of waste is generated. We believe our current sources of supply are adequate to meet our requirements for our tissue manufacturing operations and that with our acquisition of the Berlin-Gorham Mills, we are effectively 100% vertically integrated with respect to virgin pulp.

     The principal raw materials for our tissue converting operations are standard and specialty grade jumbo tissue rolls. We believe our ability to supply our converting operations with a range of tissue grades manufactured at our mills is a competitive advantage, as we can supply all of our tissue needs from internal production.


Competition


     The tissue industry is highly competitive. We believe that competition is based principally on product quality, price and customer service. Our competitors include Kimberly-Clark, Fort James, Procter & Gamble,
Georgia-Pacific and Global Tissue, a subsidiary of Kruger, Inc. Many of our competitors are larger and more strongly capitalized than we are, which may enable them to better withstand periods of declining prices and adverse operating conditions in the tissue industry.

     In the uncoated freesheet paper market, we compete principally in North America, primarily with U.S. and Canadian paper producers, but also with overseas producers. Similar to the tissue market, we compete primarily on the basis of price, although quality and service are often the determining factors in the choice of a supplier. In addition, we compete with integrated and non-integrated producers of paper products. Fully-integrated manufacturers, i.e., those whose requirements for pulp or other fiber are met fully from their internal sources, may have certain competitive advantages relative to those that are not fully-integrated manufacturers in periods of relatively high prices for raw materials, in that the former are able to ensure a steady source of such raw materials at costs that may be lower than prices in the prevailing market. In contrast, competitors which are less integrated than we are may have certain cost advantages in periods of relatively low pulp prices in that they may be able to purchase pulp at prices lower than our production costs. In addition, some of our competitors are lower-cost producers than we are and some of our competitors have greater financial resources than we have. Our competitors include Neenah Paper Company, E.B. Eddy Forest Products Limited, Domtar Inc. and Williamette Industries Inc. In addition, many end-users of printing/writing/ publishing products in recent years have responded to changing economic conditions and paper prices by substituting less expensive paper grades for use in their products, and this tendency may benefit certain of our competitors which produce lower priced paper products.

     We cannot assure you that we will be able to successfully compete in the tissue or uncoated freesheet papers industry or that increased competition will not have a material adverse effect on our business, financial condition and results of operations.

Berlin-Gorham Mills Acquisition


     On July 9, 1999, we purchased the Berlin-Gorham Mills from Crown Paper, through Pulp & Paper of America LLC, a wholly-owned subsidiary of ours and one or more of its subsidiaries. As consideration for the purchase of these assets, we paid $45 million in cash and assumed ongoing contractual liabilities related to the assets being acquired, such as raw materials supply contracts, equipment maintenance agreements and labor agreements.

     The cash portion of the purchase price included $2.1 million relating to mill costs and the wet lap machine and other repair costs and reimbursement of property taxes in the amount of $0.9 million, which taxes were prepaid for us by Crown Paper.


     In addition to the property, plant and equipment which we acquired pursuant to the asset purchase agreement, Crown Paper transferred certain inventory to us at the closing comprised of raw materials, finished goods, supplies and spare parts.

     In connection with our acquisition of the Berlin-Gorham Mills, we have entered into a number of agreements with Crown Paper. Under these agreements, Crown Paper will, for a period of three years from July 9, 1999:


     o purchase from us annually, 40,000 tons of virgin pulp at a contractually determined market-based price, less specified discounts;

     o purchase orders for a minimum of 20,000 tons of specified publishing grades of uncoated freesheet paper manufactured at the Berlin-Gorham Mills. If we accept these orders, we will be obligated to manufacture and sell these products to Crown Paper, under its trademarks, for resale by Crown Paper to its customers, at agreed-upon selling prices, less a discount; and

     o be engaged as our exclusive sales representative for specified grades of uncoated freesheet paper, other than some publishing grades, with the obligation to use its best efforts to sell a minimum of 130,000 tons of such papers annually for a specified commission.

     Under these uncoated freesheet paper marketing agreements, Crown Paper bears all marketing costs and selling responsibility. In addition, under the asset purchase agreement, Crown Paper has agreed not to compete with us in the manufacture and marketing of tissue, toweling and specified grades of uncoated freesheet papers for a period of three years following the consummation of the acquisition.


     The Berlin-Gorham Mills have been in continuous operation since 1904 and were acquired by Crown Paper in 1995 as part of its spin-off from James River, the predecessor to Fort James. The Berlin-Gorham Mills are a fully integrated pulp and paper manufacturing facility consisting of a kraft pulp mill in Berlin, New Hampshire and a paper mill in Gorham, New Hampshire which is comprised of four paper machines and a towel machine. The four paper machines were dedicated by Crown Paper to the manufacture of uncoated freesheet papers primarily for printing, writing and publishing applications. The toweling machine was dedicated by Crown Paper to the manufacture of jumbo tissue rolls of towel for converting into commercial towel products. The Berlin-Gorham Mills also include six hydroelectric generating facilities, six steam turbines for the generation of electricity and a solid waste landfill. The mills and the hydroelectric generating facilities are located on the Androscoggin River, which provides water for operation of the mills and the hydroelectric generating facilities.


     The four paper machines have an aggregate annual production capacity of approximately 180,000 tons and produced approximately 153,000 tons of uncoated freesheet paper products in the 52 weeks ended June 27, 1999, sales of which generated revenues of approximately $114.0 million in the 52 weeks ended June 27, 1999. We believe that the machines are well suited for the production of specialty grade papers and, together, produce grades ranging from 26 to 150 pounds in basis weight. The independent manufacturing systems of the four machines allow the Gorham paper mill to simultaneously produce papers with different colors, characteristics and mixtures of pulp and additives. In addition to producing various grades of freesheet paper for sale to or through Crown Paper pursuant to our marketing agreement with Crown Paper, we are currently using the paper machines to manufacture freesheet reprographic papers, i.e., computer printer, copier and fax papers, under our own brands or the brands of our private label away-from-home customers for resale to small office/home office customers and specialty papers for converting into certain disposable food service papers such as paper plates and bags.


     The toweling machine manufactures jumbo tissue rolls of towel for converting into away-from-home towel products, such as C-fold and multi-fold towels. This machine has the potential for producing toweling for converting jumbo tissue rolls into at-home towel products, masking tape base, surgical, medical, disposables and filtration products.

     The Berlin pulp mill consists of nine batch digesters, three washer lines, separate hardwood and softwood elemental chlorine bleach plants and a chemical recovery unit capable of simultaneously producing hardwood and softwood pulp. The pulp mill is connected to the Gorham paper mill via two gravity-fed pipelines. In the 52 weeks ended June 27, 1999, the pulp mill supplied 83% of the paper mill's wood pulp requirements. In the 52 weeks ended June 27, 1999, the Berlin pulp mill dried and sold approximately 116,000 tons of hardwood as market pulp, including sales to other Crown Paper mills.

     Reports filed by Crown Paper with the Securities and Exchange Commission state that from 1992 to 1994, Fort James invested approximately $87.0 million to rebuild and expand the chemical recovery unit, which Crown Paper believes extended the life of such unit by approximately 20 to 25 years. Through the implementation of various strategies, including the startup of an existing wet lap pulp machine at the Berlin pulp mill and the use of recycled paper and certain paper manufacturing by-products that would otherwise be discarded, we are seeking to significantly increase the amount of virgin pulp available for sale to our tissue mills and as market pulp to third party purchasers. We cannot assure you that we will be able to successfully implement such strategies or that the implementation of such strategies will result in any anticipated cost benefits or increased revenues.

     Wood fiber is the largest single material cost for the Berlin-Gorham Mills. Wood chips, which are used in kraft pulp making, are either produced at the Berlin pulp mill from timber purchased under long term supply contracts or purchased from local suppliers. Raw materials required by the Berlin-Gorham Mills are clay and chemicals used in pulp and paper production, which are supplied under contracts with certain suppliers. We believe that the Berlin-Gorham Mills currently have adequate sources of raw materials and that adequate alternative sources of supply are available.

     The six hydroelectric generating facilities located on the Androscoggin River and six steam turbines generate approximately 31 megawatt hours of electricity in the aggregate. In 1998, the Berlin-Gorham Mills generated approximately 82% of their power requirements and their average cost of internally generated power was approximately 31% of the cost of purchased power. The Berlin-Gorham Mills sell a small amount of power to the local public utility when internal demand is less than internal generation.

     The Gorham paper mill principally produces uncoated freesheet papers for custom business forms, book and opaque papers for hard cover books and manuals and premium grade papers for annual reports and other printing applications. Paper products from the Berlin-Gorham Mills include:

                   Products                                Markets
                   --------                               ---------
      Text and Cover, Writing and Opaque             Commercial Printing
      Publishing Papers                              Book and Magazine
      Business Papers                                Communication
      Technical Specialties                          Specialty Converting


Facilities

     In addition to the Berlin-Gorham Mills, we operate:

     o five tissue mills, with a total annual capacity of 220,000 tons, one in New Hampshire, two in New York, one in Oregon and one in Wisconsin;

     o seven converting facilities, one in California, one in Mexico, four in New York and one in Wisconsin;

     o    two packaging/printing facilities, both in New York; and

     o 11 distribution facilities, one in California, one in Mexico, one in New Jersey, seven in New York and one in Wisconsin.


Some of the mills and facilities discussed above are located on the same real property sites. We also own a tissue mill facility in Tomahawk, Wisconsin, which has been closed since February, 1998. See "--Berlin-Gorham Mills Acquisition" for information as to these facilities.

     The following table summarizes the location of, classes of products manufactured by, and fiscal 1999 production volumes of, each of our factlities. The old notes and our revolving credit facility are collateralized by substantially all of our assets, including the facilites listed below.

                                                                               Annual Production
      Tissue Mills                              Products                          Capacity(1)
      ------------                              --------                          -----------
Winchester, New Hampshire                    100% recycled and
                                             100% virgin tissue                   24,000 tons
Greenwich, New York                          100% recycled and
                                             100% virgin tissue                   24,000 tons
Mechanicville, New York                      100% recycled and
                                             100% virgin tissue                   50,000 tons
St. Helens, Oregon(2)                        20% recycled and
                                             100% virgin tissue                   50,000 tons
Neenah, Wisconsin                            100% recycled and
                                             100% virgin tissue                   72,000 tons
Gorham, New Hampshire                        100% recycled and
                                             100% virgin tissue                   39,000 tons
                                                                               ----------------
    Total Tonnage                                                                 259,000 tons
                                                                               ================
   Uncoated Freesheet Mill
   -----------------------
Gorham, New Hampshire                        uncoated freesheet papers            179,000 tons
                                                                               ================

       Pulp Mill
       ---------
Berlin, New Hampshire                        virgin wood pulp                     350,000 tons
                                                                               ================

Tissue Converting Facilities
----------------------------
Calexico, California                         Finished tissue products          1,500,000 cases
Mexicali, Mexico                             Finished tissue products          1,000,000 cases
Coram, New York                              Finished tissue products          2,000,000 cases
Hauppauge, New York(3)                       Finished tissue and plastic
                                             products                           4,000,000 cases
Waterford, New York(4)                       Finished tissue products          4,000,000 cases
Neenah, Wisconsin                            Finished tissue products          2,500,000 cases
                                                                               ----------------
   Total Cases                                                                 15,000,000 cases
                                                                               ================

----------
(1)  All annual capacity amounts are approximate.

(2) We have leased a portion of Boise Cascade's St. Helens, Oregon facility from Boise Cascade pursuant to a lease expiring in December 31, 2022 in connection with the operation of a tissue machine which we purchased from Boise Cascade in November 1992. Boise Cascade operates such tissue machine for us on a cost-sharing basis and, pursuant to its agreement with us, retains an option to repurchase the machine under the circumstances described in our agreement with Boise Cascade.

(3) We operate two tissue converting facilities in Hauppauge, New York, one of which is leased.

(4) This distribution center is held in the form of a leasehold estate granted by the Town of Waterford Industrial Development Agency, and, upon the expiration of the related lease, January 1, 2009, will be reacquired in fee by us for nominal consideration.


Legal Proceedings

     From time to time we are subject to a number of legal proceedings and other claims arising in the ordinary course of our business. We do not believe that any pending or threatened legal proceedings or other claims will have, individually or in the aggregate, a material adverse effect on our financial condition or results of operations.

Environmental Regulation

     Our operations are subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, including laws and regulations governing emissions of air pollutants, discharges of waste water and storm water, storage, treatment and disposal of materials and waste, remediation of soil, surface water and ground water contamination, and liability for damages to natural resources. Compliance with these laws and regulations is an increasingly important factor in our business. We will continue to incur capital and operating expenditures in order to maintain compliance with applicable federal, state and local environmental laws and regulations and to meet new regulatory requirements.


     We are subject to strict, and under some circumstances, joint and several, liability for the investigation and remediation of environmental contamination, including contamination caused by other parties, at properties that we own or operate and at properties where we or our predecessors have arranged for the disposal of regulated materials. As a result, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. We may be involved in additional proceedings in the future and the total amount of these future costs and other environmental liabilities may be material.


     On April 15, 1998, the U.S. Environmental Protection Agency issued final rules known as the "Cluster Rules" affecting pulp and paper industry discharges of wastewater and gaseous emissions. The Cluster Rules apply to pulping from the initial feedstock of wood and certain bleaching processes. The Cluster Rules require changes in the pulping, bleaching and/or air emission and wastewater treatment processes presently used in some U.S. pulp and paper mills, including the Berlin-Gorham Mills. Based upon our understanding of the Cluster Rules, and after consultation with independent environmental consultants, we estimate that approximately $13 million of capital expenditures, within a range of approximately plus or minus 25%, may be required to comply with the Cluster Rules, with compliance dates beginning in 1999 and extending over the next two to five years. There are risks and uncertainties associated with our estimate that could cause total capital expenditures and timing of such expenditures to be materially different from current estimates. The EPA has also proposed additional requirements for the pulp and paper industry, which, if and when adopted, may require additional material expenditures.


     The Berlin-Gorham Mills have been in operation for many years and, over such time, Crown Paper and other prior operators at the Berlin-Gorham Mills have generated and disposed of wastes which are or may be considered hazardous. The soil, groundwater and adjacent area remediation which is currently under consideration with respect to the Berlin-Gorham Mills could, based upon available information, cost up to $400,000 over the next two years. The discovery of previously unknown contamination of property underlying, or in the vicinity of, the Berlin-Gorham Mills could require us to incur material unforeseen expenses for which we may not have any recourse against Crown Paper or other prior operators.

     The Berlin-Gorham Mills have systems which process and treat large amounts of wastewater primarily generated by their operations. Maintenance and repairs to the wastewater treatment plant at the Berlin-Gorham Mills have been identified, which are estimated to cost up to $2.1 million. Due to aging of the treatment systems and to the evolution of mill operations, it is anticipated that the related treatment systems and equipment will require replacement and/or upgrading. In addition, there is evidence that effluent in connection with the wastewater treatment processes has, over time, resulted in accumulations of sediment and other buildup in adjacent lagoons and watercourses. It is anticipated that changes in the applicable processes and the related technology and equipment may be necessary in the future both to remediate such buildups and to accommodate expansion of mill production schedules. The foregoing changes may require additional material capital expenditures.

Employees


     As of December 31, 1999, we employed 2,324 persons, consisting of 1,939 hourly and 385 salaried employees. We have collective bargaining agreements with the Paper, Allied-Industrial, Chemical and Energy Workers International Union covering approximately 935 of our hourly employees, 245 of which are employed at our mill in Neenah, Wisconsin and 690 of which are employed at the Berlin-Gorham Mills. We also have a collective bargaining agreement with the Office and Professional Employees International Union covering 22 clerical employees at the Berlin-Gorham Mills. Our agreement relating to the Neenah hourly employees expires on May 31, 2002, subject to automatic annual renewals unless either party objects. Our agreements relating to the Berlin-Gorham employees expire in June 2002, as to hourly employees, and in July 2002, as to clerical employees.


     Our St. Helens, Oregon paper machine is operated for us by employees of Boise Cascade on a cost-sharing basis. The Boise Cascade employees are represented by the Association of Western Pulp and Paper Workers. Boise Cascade's collective bargaining agreement expires on March 14, 2004, subject to automatic yearly renewals unless either party notifies the other to the contrary.

     We believe that relations with our employees are satisfactory.

                                   MANAGEMENT

Directors and Executive Officers


     The following table sets forth, as of December 31, 1999, certain information as to our directors and executive officers:


         Name                         Age                            Position
----------------------               -----           ----------------------------------------
Nourollah Elghanayan                  83             Chairman of the Board and a Director
Mehdi Gabayzadeh                      55             President, Chief Executive Officer and a Director
Edward I. Stein                       54             Executive Vice President and Chief Financial Officer
Nicholas T. Galante, III              43             Executive  Vice  President  and President  and Chief  Executive
                                                     Officer of Pulp & Paper of America LLC
Steven C. Catalfamo                   39             First Vice President-Tissue Converting
John J. Jackmore                      61             First Vice President-Away-From-Home Division
Donald A. MacIntyre                   56             First Vice President-At-Home Division
Mark J. Smith                         38             First Vice President-Tissue Manufacturing
Andrew H. Rush                        40             Director

     Directors are elected by the stockholders to one-year terms. Officers serve at the discretion of the board of directors.

     Nourollah Elghanayan has served as our Chairman of the Board and a director since October 1998. He served as President, Chief Operating Officer and Director of our subsidiary, American Tissue Corporation, from 1982 until October 1998. Mr. Elghanayan is also an investor in commercial real estate.

     Mehdi Gabayzadeh has served as our President, Chief Executive Officer and a director since October 1998. He served as Executive Vice President and Director of our subsidiary, American Tissue Corporation, from 1982 to October 1998.

     Edward I. Stein has served as our Executive Vice President and Chief Financial Officer since May 1999. Prior to joining us, Mr. Stein served as Chief Financial Officer of Perry H. Koplik & Sons, Inc., a pulp and paper broker, from 1976 to May 1999.

     Nicholas T. Galante, III has served as our Executive Vice President and President of our subsidiary, Pulp & Paper of America LLC, since April 1999. Mr. Galante has also served as Director of Jumbo Rolls and Fast Food Restaurants of our subsidiary, American Tissue Corporation, since 1994. Prior to joining American Tissue Corporation, Mr. Galante served an Executive Vice President of Tagsons Papers, Inc. from 1977 to 1994. Tagsons Papers, Inc. filed a petition seeking relief under Chapter 11 of the Federal Bankruptcy Code in 1994.

     Steven C. Catalfamo has served as our First Vice President-Tissue Converting since April 1999 and Vice President-Engineering of our subsidiary, American Tissue Corporation, since 1994. He served as our Vice President of Engineering and Quality Control from 1989 to 1994, having joined American Tissue Corporation as a plant manager in 1986.

     John J. Jackmore has served as our First Vice President-Away-From Home Division since April 1999 and has served as Vice President-Commercial and Industrial Sales of our subsidiary, American Tissue Corporation, since 1992. From 1990 to 1992, he served as Sales Manager for Tagsons Papers, Inc. From 1985 to 1990, he served as President of Rhem-Sofco, a paper distributor.

     Donald A. MacIntyre has served as our First Vice President-At-Home Division since April 1999 and as Director of Consumer and Private Label Sales of our subsidiary, American Tissue Corporation, since 1991. From 1969 to 1991, he held various sales positions with Fort Howard and Sweetheart Cup Company Inc., including as National Sales Manager from 1989 to 1991.

     Mark J. Smith has served as our First Vice President-Tissue Manufacturing since April 1999 and as Vice President-Tissue and Kraft Manufacturing of our subsidiary, American Tissue Corporation, since 1994.

     Andrew H. Rush became one of our directors on July 9, 1999. Mr. Rush has been a Managing Director of DLJ Merchant Banking Partners, L.P. since January 1997. From 1992 to 1997, Mr. Rush was an officer of DLJ Merchant Banking Partners, L.P. and its predecessors. Mr. Rush currently serves as a member of the advisory board of Triax Midwest Associates, L.P. and as a member of the board of directors of Societe d'Ethanol de Synthese and Nextel Partners Inc. Mr. Rush previously served as a director of Doane Products Company.

Executive Compensation

     The following table sets forth the compensation earned, whether paid or deferred, by our Chief Executive Officer and by our other most highly compensated executive officers during fiscal 1997, 1998 and 1999 for services rendered in all capacities to us and our predecessor during such fiscal years.

                                                                         Annual Compensation
                                                       -------------------------------------------------
                                                                                            Other
                                                                                            Annual          All Other
                                            Fiscal                                          Compen-         Compen-
Name and Principal Position                  Year       Salary ($)          Bonus($)        sation($)(1)    sation($)(2)
----------------------------                ------      ----------          --------        -----------     ------------
Mehdi Gabayzadeh                            1999         240,000                 --             660              --
President and Chief Executive               1998         240,000                 --             691              --
Officer                                     1997         240,000                 --             749              --

Nicholas T. Galante, III(3)                 1999         225,769(3)                              48           2,133
Executive Vice President,                   1998         210,000(3)              --             259           1,835
President and Chief Executive               1997         200,000(3)              --             281           1,600
Officer of Pulp & Paper
America LLC

Roland L. Gasper(4)                         1999         141,731                 --             959           2,880
Chief Financial Officer                     1998         130,000                 --           1,814           1,350
                                            1997         120,000                 --           1,094              --

Steven C. Catalfamo                         1999         106,923              8,500             465              --
First Vice President-                       1998          95,192             12,000             259              --
Tissue Converting                           1997          82,000             18,500             258              --

John J. Jackmore                            1999         104,380             34,050             399           2,714
First Vice President-                       1998         101,724             31,493             293           1,912
Away-From-Home Division                     1997          92,000             27,821             287           1,917

----------
     (1) Reflects life insurance premiums and car allowances paid or reimbursed by us.

     (2)  Reflects matching contributions under our 401(k) Plan.

     (3) Mr. Galante's salary includes an annual consulting fee of $120,000 which has been paid to Six Gees, Inc., a corporation wholly owned by Mr. Galante.

     (4)  Mr. Gasper resigned as of May 31, 1999.

     Edward I. Stein, our Executive Vice President and Chief Financial Officer, began his employment with us on May 31, 1999. He will receive from us annually a salary of $275,000, entertainment reimbursement of up to $20,000 and a personal usage and company car allowance of up to $7,500, plus reimbursement for insurance related thereto.

401(k) Plan

     Substantially all of our non-union salaried employees, including our executive officers, participate in our 401(k) savings plan. Employees are permitted to defer up to 20% of their annual compensation each calendar year not to exceed $10,000 per year, which we contribute to the plan and we will make a matching contribution of up to 50.0% of the first 6.0% of the employee's contribution. We may also make discretionary contributions to the plan which would be allocated among participants based on the ratio of each participant's compensation to the total compensation of all participants for a plan year.

Director Compensation

     None of our directors receives any compensation or fees for service on our board of directors.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of December 31, 1999, with respect to the beneficial ownership, fully diluted, of our common stock by
(a) each stockholder known by us to own beneficially 5% or more of the outstanding shares of our common stock; (b) each of our directors; (c) each of our executive officers named in "Management -- Executive Compensation;" and (d) all of our executive officers and directors as a group.


                                                   Number of       Percentage
                                                   Shares of           of
Name of Beneficial Owner(1)                       Common Stock       Total
------------------------------                      -------         -------
Middle American Tissue Inc.(2) ...............      200.000         100.000%
Super American Tissue Inc.(3) ................      176.000          88.000
Donaldson, Lufkin & Jenrette
Securities Corporation(4) ....................      176.000          88.000
LJMB Funds(5) ................................       24.000          12.000
Nourollah Elghanayan .........................       53.474(6)       26.737
Victoria Elghanayan ..........................       35.057(7)       17.529
Mehdi Gabayzadeh .............................       88.000(8)       44.000
Mehdi Gabayzadeh and Joseph Neissany
as trustees for Diane Gabayzadeh Trust .......       17.327(8)        8.664
Mehdi Gabayzadeh and Joseph Neissany
as trustees for Deborah Gabayzadeh Trust .....       17.327(8)        8.664
Mehdi Gabayzadeh and Joseph Neissany
as trustees for John Gabayzadeh Trust ........       20.103(8)       10.051
Jeffrey Elghanayan ...........................       25.773          12.887
Edward I. Stein ..............................           --              --
Nicholas T. Galante, III .....................           --              --
Steven C. Catalfamo ..........................           --              --
John J. Jackmore .............................           --              --
Donald A. MacIntyre ..........................           --              --
Mark J. Smith ................................           --              --
Andrew H. Rush ...............................           --(9)           --
All directors and executive officers
as a group (9 persons)........................      141.474(6)(8)(9) 70.737


----------
     (1) The address of each of these stockholders (other than DLJMB Funds) is c/o American Tissue Corporation, 135 Engineers Road, Hauppauge, New York 11788.

     (2) Middle American Tissue Inc. directly owns 100% of our issued and outstanding shares.


     (3) Super American Tissue Inc. directly owns 88% of the issued and outstanding shares of Middle American Tissue Inc., our direct parent, after giving effect to the exercise of warrants to purchase up to 12% of Middle American Tissue's common stock to be issued to affiliates of the Initial Purchaser. Each of the persons or entities listed in this table beneficially owns their shares in American Tissue through their ownership interest in either Middle American Tissue Inc. or Super American Tissue Inc.

     (4) Donaldson, Lufkin & Jenrette Securities Corporation directly or indirectly controls the general partner of each partnership or the voting securities of each corporation included in the DLJMB Funds. The address of Donaldson, Lufkin & Jenrette Securities Corporation is 277 Park Avenue, New York New York 10172.

     (5) The DLJMB Fund consists of DLJ Merchant Banking Partners II, L.P. and the following related investors: DLJ Merchant Banking Partners II-A, L.P.; DLJ Offshore Partners II, C.V.; DLJ Diversified Partners, L.P.; DLJ Diversified Partners-A, L.P.; DLJ Millennium Partners, L.P.; DLJ Millennium Partners-A, L.P.; DLJMB

          Funding II, Inc.; DLJ EAB Partners, L.P.; DLJ First ESC, L.P. and DLJ ESC II, L.P., hold directly warrants to purchase up to 12% of the common stock of Middle American Tissue as of July 9, 1999. The address of each of these entities, other than DLJ Offshore Partners II, C.V., is 277 Park Avenue, New York, New York 10172. The address of DLJ Offshore Partners II, C.V., is care of John B. Gorsiraweg, 14, Willemstad, Curacao, Netherlands Antilles.


     (6) The shares of our common stock beneficially owned by Mr. Elghanayan include 35.057 shares owned directly by his wife, Victoria Elghanayan. Mr. Elghanayan disclaims beneficial ownership of the shares held by his wife.

     (7) The shares of our common stock beneficially owned by Mrs. Elghanayan do not include 18.417 shares owned directly by her husband, Nourollah Elghanayan. Mrs. Elghanayan disclaims beneficial ownership of the shares owned by her husband.

     (8) The shares of our common stock beneficially owned by Mr. Gabayzadeh include 20.103 shares owned by the John Gabayzadeh Trust, 17.327 shares owned by the Diane Gabayzadeh Trust and 17.327 shares owned by the Deborah Gabayzadeh Trust, over which he has shared voting and dispositive power.

     (9) Does not include warrants to purchase up to 12% of Middle American Tissue's common stock, issued, beneficially owned by the Donaldson, Lufkin & Jenrette Securities Corporation through the DLJMB Funds. Mr. Rush is a Managing Director of DLJ Merchant Banking Partners II, L.P. and, as a result, may be deemed to beneficially own the warrants owned by the DLJMB Funds. Mr. Rush disclaims beneficial ownership of the warrants beneficially owned by the DLJMB Funds.

     Super American Tissue Inc., Mr. Elghanayan and the other shareholders of Super American Tissue affiliated with him, Mr. Gabayzadeh and the other shareholders of Super American Tissue affiliated with him, and certain other companies controlled by Messrs. Elghanayan and Gabayzadeh that are not subsidiaries of Super American Tissue, have entered into a shareholders agreement. The shareholders agreement provides that the board of directors of Super American Tissue is to consist of an equal number of directors designated by each of Messrs. Elghanayan and Gabayzadeh and that each subsidiary of Super American Tissue, including American Tissue and its subsidiaries, shall be directly or indirectly managed by them, provided that if any financing arrangement requires that the board of directors of Super American Tissue or any of its subsidiaries consist of one or more directors not appointed by Messrs. Elghanayan and Gabayzadeh,


     o such outside directors shall constitute no more than one third of the board of directors of Super American Tisssue or the applicable subsidiary and

     o any action by such board will require the consent of a majority of the directors designated by each of Messrs. Elghanayan and Gabayzadeh.


     Under the shareholders agreement, Messrs. Elghanayan and Gabayzadeh, or upon the incapacity or death of either of them, the remaining shareholder and the designee of such incapacitated or deceased shareholder, have the right to cause Super American Tissue or any of its subsidiaries to effect an initial public offering of its capital stock or any capital stock of its subsidiaries and certain other financial transactions. However, if the purpose of an initial public offering of the capital stock of Super American Tissue or any of its subsidiaries or other financial transaction, including a sale of all or substantially all of the assets of Super American Tissue or one of its subsidiaries, is the facilitation of payment of indebtedness owing by Super American Tissue or any of its subsidiaries to a shareholder of Super American Tissue then the authorization of such transaction is subject to the prior satisfaction of specified conditions. The most significant of these conditions is the requirement that the receipt by the shareholder proposing the transaction or the applicable company receive an opinion of an investment banking firm of nationally recognized standing to the effect that the proposed transaction is fair to all of the companies that are parties to the shareholders agreement and their respective shareholders. Super American Tissue is not required to redeem any of its capital stock from the estate of a deceased shareholder.

     For information as to the stockholders agreement relating to Middle American Tissue, see "Description of Material Indebtedness -- Middle American Tissue Notes."


                           RELATED PARTY TRANSACTIONS


     Super American Tissue Inc., a Delaware corporation, beneficially owns all of the outstanding common stock of Middle American Tissue Inc., other than warrants issued to affiliates of the initial purchaser of the old notes to purchase up to 12% of Middle American Tissue's common stock as of the issue date of the old notes. Middle American Tissue owns 100% of our outstanding capital stock. Mr. Nourollah Elghanayan, our Chairman of the Board and a director, together with members of his family, owns 50.0% of the outstanding common stock of Super American Tissue. Mr. Mehdi Gabayzadeh, our President, Chief Executive Officer and a director, together with trusts for the benefit of Mr. Gabayzadeh's children, of which he is one of the trustees, owns the other 50.0% of the outstanding common stock of Super American Tissue. See "Principal Shareholders" and "Description of Certain Indebtedness -- Middle American Tissue Notes."

     In September 1998, Messrs. Elghanayan and Gabayzadeh and the other stockholders of Super American Tissue caused American Tissue to be incorporated as a Delaware corporation. As of October 1, 1998, these stockholders also beneficially owned, all of the outstanding capital stock or membership interests, as the case may be, of all of the corporations and limited liability companies, which are now our wholly owned subsidiaries. See Note 1 to our historical consolidated financial statements. Effective as of October 1, 1998, these stockholders caused us to issue 200 shares of our common stock to them, on a pro rata basis, in exchange for the shares of common stock and membership interests they owned, constituting all of the outstanding equity interests in these corporations and limited liability companies. As a result of this exchange, these corporations and limited liability companies became our subsidiaries.


     Thereafter, on March 26, 1999, these stockholders caused Super American Tissue to be formed as a Delaware corporation. Effective June 1, 1999, these stockholders exchanged, on a pro rata basis, the shares of our outstanding common stock they owned for pro rata shares of the common stock of Super American Tissue. As a result of this exchange, we became a wholly-owned direct subsidiary of Super American Tissue. On July 1, 1999, these stockholders caused Middle American Tissue to be formed as a Delaware corporation. Middle American Tissue is a wholly-owned subsidiary of Super American Tissue, and we are a wholly-owned subsidiary of Middle American Tissue, in each case without giving effect to warrants issued to affiliates of the initial purchaser of the old notes in connection with the purchase by such affiliates for $20.0 million of senior secured discount notes of Middle American Tissue. See "Principal Shareholders" and "Description of Certain Indebtedness -- Middle American Tissue Notes."


     These stockholders also collectively own all of the outstanding shares of common stock or membership interests, as the case may be, of the following corporations and limited liability companies (the "Affiliated Companies"):
American Kraft Mills of Tennessee LLC, American Paper Mills of Vermont Inc., United States Paper Mills of Vermont Inc., American Tissue Mills of Massachusetts Inc., American Tissue Mills of Maine LLC, American Tissue Mills de Mexico S.A. de C.V., American Tissue Mills of Ohio Inc., United States Paper Mills of Vermont Inc., American Paper Mills of Vermont Inc., American Tissue Mills of Maine LLC, Huntington LLC, Lakeview Real Estate LLC and Pheasant LLC.


     Each of the Affiliated Companies is owned 50.0% by Mr. Elghanayan and members of his family and 50.0% by Mr. Gabayzadeh and trusts for the benefit of Mr. Gabayzadeh's children, of which he is one of the trustees. Mr. Elghanayan serves as Chairman, Chief Executive Officer, Treasurer and a director of each of the Affiliated Companies. Mr. Gabayzadeh serves as President, Chief Operating Officer, Secretary and a director of each of the Affiliated Companies. The Affiliated Companies do not have any other officers or directors.

Transactions with the Affiliated Companies


     Some of the Affiliated Companies are indebted to some of our subsidiaries. This indebtedness was incurred since October 1, 1998, the first day of fiscal 1999, or was incurred prior thereto and has been outstanding since the date of incurrence of the indebtedness. All of the amounts receivable by our subsidiaries from the Affiliated Companies have no definite maturity date and do not bear interest.

     The following table sets forth information as to the indebtedness as of December 31, 1999 and as to the highest amount of the indebtedness outstanding since October 1, 1998:



                                                                                                              Highest Amount
                                                                                 Amount Outstanding at      Outstanding Since
       Creditor                                 Debtor                             December 31, 1999         October 1, 1998
 -----------------------                 ------------------------                   ------------------       ---------------
American Tissue Corporation            American Kraft Mills of Tennessee             $ 4,850,718(1)           $ 6,392,735(1)
American Tissue Corporation            Huntington                                           --                    420,000(2)
American Tissue Corporation            American Tissue Mills of Ohio                   3,733,547(3)             4,223,273(3)
American Tissue Corporation            American Tissue Mills of Massachusetts          6,005,784(4)             6,005,784(4)
American Tissue Corporation            American Tissue Mills de Mexico                 1,661,365(5)             2,067,773(5)
American Tissue Mills of Greenwich     American Tissue Mills of Massachusetts            197,000(4)               197,000(4)
Grand                                  American Tissue Mills of Ohio                   1,044,132(3)             1,044,132(3)
Grand                                  American Tissue Mills of Massachusetts          1,442,278(4)             1,442,278(4)
American Tissue Corporation            Lakeview Real Estate                            2,859,221(6)             2,859,221(6)
100 Realty Management                  Pheasant                                          316,302(7)               316,302(7)
Unique Financing                       American Tissue Mills of Ohio                     290,000(3)               290,000(3)
American Tissue Mills of New York      American Tissue Mills of Massachusetts            183,229(4)               183,229(4)
                                                                                     -----------              -----------
      Total                                                                          $22,583,576              $25,441,727
                                                                                     ===========              ===========

--------
     (1) Represents indebtedness arising from loans made from time to time to finance the purchase of assets by American Kraft Mills of Tennessee, consisting of a kraft paper mill and related startup costs, capital improvements and working capital needs.


     (2) Represents indebtedness arising from loans made to finance the cost of improvements of real property owned by Huntington.

     (3) Represents indebtedness for advances made from time to time to finance continuing costs of maintaining the tissue mill owned by American Tissue Mills of Ohio.

     (4) Represents indebtedness for advances made from time to time to finance continuing costs relating to a tissue mill formerly operated by American Tissue Mills of Massachusetts which has discontinued operations.


     (5) Represents indebtedness for working capital loans made from time to time to finance the converting operations conducted by American Tissue Mills de Mexico at our converting facility in Mexicali, Mexico.

     (6) Represents indebtedness arising from working capital loans made from time to time to finance the costs of repairs and improvements of real property owned by Lakeview.

     (7) Represents indebtedness arising from working capital loans made from time to time to finance the acquisition of undeveloped land owned by Pheasant which is proposed to be leased to American Tissue Corporation following the development and construction of a warehouse.

     Some of our subsidiaries were indebted to some of the Affiliated Companies for money borrowed by these subsidiaries from such Affiliated Companies during fiscal 1998 to finance the working capital requirements of such subsidiaries. Such indebtedness was not evidenced by any promissory notes, was payable on demand and did not accrue interest. On July 9, 1999, Super American Tissue assumed all of this indebtedness and these Affiliated Companies released our subsidiaries from liability for such indebtedness.


     The details of such indebtedness are as follows:

                                                             Amount Payable
             Debtor                   Creditor            as of July 9, 1999
     ----------------------        -------------------    ------------------

American Tissue Corporation        Lakeview Real Estate     $1,228,867
American Tissue Mills of Neenah    Lakeview Real Estate        814,684
100 Realty Management              Huntington                1,310,848
                                                            ----------
      Total                                                 $3,354,399
                                                            ==========


     Our subsidiary, American Tissue Mills of Neenah, has entered into a lease, dated August 1, 1998, with Lakeview Real Estate under which American Tissue Mills of Neenah leases our Neenah, Wisconsin distribution facility from Lakeview for a 20-year term expiring on July 31, 2018. The annual rental under such lease is currently approximately $1,270,000, and increases from time to time to a maximum annual rent of approximately $1,460,000. In addition, the tenant pays as additional rent to Lakeview all taxes, insurance and maintenance costs of this facility. American Tissue Mills of Neenah has made aggregate rental payments to Lakeview from the beginning of the lease term, August 1, 1998, through December 31, 1999, of $1,472,380.

     Our subsidiary, American Tissue Corporation, leases a warehouse facility located in Huntington, New York from Huntington LLC under a lease dated June 1, 1998, for a 20-year term expiring on May 29, 2018. The current annual rental under this lease is approximately $520,000 and increases from time to time to a maximum of approximately $883,000. In addition, the tenant pays as additional rent to Huntington all taxes, insurance and maintenance costs of this facility. American Tissue Corporation has made aggregate rental payments to Huntington from the beginning of the lease term, June 1, 1998, through December 31, 1999, of $806,820.

     American Tissue Corporation purchases corrugating medium, a material used to manufacture corrugated containers, and core stock from American Kraft Mills of Tennessee at market prices. For the 15 months ended December 31, 1999, American Tissue Corporation purchased approximately 9,395 tons of corrugating medium and core stock from American Kraft Mills of Tennessee for which it paid an aggregate of approximately $3,679,628.

     Under an agreement dated December 12, 1994, our subsidiary, American Tissue Corporation, reimburses American Tissue Mills de Mexico for all operating expenses, including payroll costs, incurred by American Tissue Mills de Mexico for converting jumbo tissue rolls of tissue supplied by American Tissue Corporation into finished tissue products at our converting facility in Mexicali, Mexico. American Tissue Corporation also pays American Tissue Mills de Mexico a fee equal to 5.0% of these operating expenses, net of any losses resulting from currency fluctuations. For the 22 months ended December 31, 1999, American Tissue Corporation reimbursed American Tissue Mills de Mexico for $1,851,011 of operating expenses and paid American Tissue Mills de Mexico $92,550 in converting fees.


     Three of our subsidiaries, Engineers Road, Gilpin Realty and Coram Realty, together with Huntington, an Affiliated Company, have entered into a mortgage loan with Roslyn Savings Bank in the principal amount of $14.3 million, at an annual rate of 7.5%, which matures on August 1, 2008. The aggregate principal amount we allocated to our subsidiaries was approximately $7,628,009.

Transactions with Executive Officer


     During fiscal 1999, American Tissue Corporation paid fees consulting fee of $120,000 to Six Gees, Inc., of which Nicholas T. Galante, III, one of our Executive Vice Presidents, is the sole stockholder. This consulting fee is in addition to compensation paid to Mr. Galante as one of our executive officers.

Transactions with Our Stockholders

     Messrs. Elghanayan and Gabayzadeh have borrowed money from some of our subsidiaries in the aggregate amount of $1.2 million as of December 31, 1999. Such loans have no definite repayment date and do not bear interest. The following table sets forth the details of such transactions:

                                                   Highest Amount      Amount Outstanding
                                                 Outstanding Since              at
 Debtor          Creditor                         October 1, 1998       December 31, 1999
 ------          --------                        -----------------      -----------------
N. Elghanayan    Unique Financing                   $ 566,000              $ 566,000

M. Gabayzadeh    Unique Financing                     566,000                566,000

N. Elghanayan    American Tissue Mills of Oregon      947,000                     --

     Some of our subsidiaries were indebted to the beneficial owners of our common stock on account of loans made by these stockholders to our subsidiaries to finance their working capital requirements. The aggregate amount of the indebtedness was $21.6 million as of July 9, 1999 and each item of indebtedness was evidenced by a demand promissory note and bears interest at 10.0% per annum. As of July 9, 1999:


     o    all of this indebtedness was assumed by Super American Tissue;

     o this indebtedness is evidenced by a seven year note of Super American Tissue, which bears interest at 10.0% per annum, and requires no interest payments prior to maturity; and

     o each beneficial holder released our subsidiaries from liability for this indebtedness.


     In addition, some of the beneficial holders of our common stock loaned Super American Tissue $5.0 million on July 9, 1999, on the same terms.

                      DESCRIPTION OF MATERIAL INDEBTEDNESS


The Old Notes

     On July 9, 1999, we sold, in a private placement, approximately $165.0 million face amount of the old notes. After deduction of an original issue discount, we received net proceeds of approximately $159.4 million. See "Description of Exchange Notes" for a detailed description of the terms of the old notes, which old notes are identical in all material respects to the exchange notes.

Revolving Credit Facility

     General. On July 9, 1999, we, our subsidiary, American Tissue Corporation, and nine of our other subsidiaries, various lenders and LaSalle Bank National Association, as agent for these lenders (the "Agent"), entered into a revolving credit and security agreement, establishing a $100.0 million revolving credit faciltiy. As of December 31, 1999, $68.4 million principal amount of revolving credit loans were outstanding under this facility.

     Our revolving credit facility provides for the making of revolving credit loans to, and the issuance of letters of credit on behalf of, one or more of our subsidiaries that are parties to the revolving credit and security agreement, subject to the following limitations:


     o the aggregate amount of loans outstanding at any one time to any borrower will be limited to a maximum of the sum of:


          (1) 85% of the face amount of the borrower's accounts receivable assigned to, and accepted by, the lenders, plus

          (2) 75% of the lower of the cost or market value of the borrower's jumbo roll inventory assigned to, and accepted by, the lenders, plus

          (3) 65% of the lower of the cost or market value of the borrower's inventory, other than jumbo tissue rolls, assigned to, and accepted by the lenders, minus

          (4)  any reserves as the Agent may establish from time to time;


     o the aggregate sum of all loans outstanding to all borrowers at any one time on the basis of the borrowers' eligible inventory may not exceed $50.0 million;

     o the face amount of all issued and undrawn letters of credit may not exceed $15.0 million; and

     o the aggregate amount of all loans and letters of credit may not exceed $100.0 million.


     Interest Rates. Borrowings under our revolving credit facility, including amounts reimbursable following drawings under letters of credit, bear interest, at our election, at an annual rate equal to either 30-, 60- or 90-day LIBOR plus 2.25% or the Agent's prime rate, as publicly announced from time to time. As of December 31, 1999 borrowings under our revolving credit facility bore interest at an effective median rate of approximately 7.8% per annum.

     Prepayments. Borrowings under our revolving credit facility may be prepaid by us at any time without penalty.

     Covenants. The obligations of the lenders who are parties to our revolving credit facility to advance funds are subject to conditions customary for facilities of similar size and nature. In addition, we and our subsidiaries are subject to affirmative and negative covenants customarily contained in agreements of this type, including, without limitation, covenants that restrict, subject to specified exceptions:


     o    mergers, consolidations, assets sales or changes in capital structure;

     o    creation or acquisition of subsidiaries;


     o purchase or redemption of our capital stock or declaration or payment of dividends or distributions on our capital stock;


     o    incurrence of additional indebtedness;

     o    investment activities;

     o granting or incurrence of liens to secure other indebtedness, other than the Notes;

     o    prepayment or modification of the terms of subordinated indebtedness;
          and

     o    engaging in transactions with affiliates.


     In addition, our revolving credit facility requires us to satisfy specified financial covenants customary for facilities of similar size and nature and also provides for customary events of default.

     Collateral. Our obligations under our revolving credit facility are secured by a first priority lien on all of accounts receivable, inventory, chattel paper, instruments, investment property, documents, all related general intangibles of the foregoing, other than any intellectual property collateral, of those of our subsidiaries that are parties to our revolving credit facility and all proceeds of the foregoing. In addition, our obligations under our revolving credit facility are secured by a security interest that is junior to that of the trustee for the Notes on all of the collateral securing the Notes in which the trustee has a first priority security interest.


Other Indebtedness


     Some of our subsidiaries have entered into financing arrangements in connection with the purchase of, or the construction of improvements on, of real property for our facilities, in the aggregate principal amount of approximately $21.1 million as of December 31, 1999, as follows:


                       Annual
   Principal          Interest
    Amount              Rate            Maturity                Lender              Real Property Collateral
   ---------           ------          -----------           -----------------       ----------------------
   $  284,000(1)          --          September 30, 2004    Community              Converting/distribution facility
                                                            Redevelopment Agency   Calexico, CA

      166,000           3.00%         September 30, 2013    Community              Converting/distribution facility
                                                            Redevelopment Agency   Calexico, CA

    3,944,000           8.00%         April 15, 2004        Bank United            Converting/distribution facility,
                                                                                   Calexico, CA

    6,184,617           8.05%         October 17, 2007      Bank United            Converting/distribution facility,
                                                                                   Waterford, NY

    2,726,676           7.75%         January 1, 2008       Bank United            Distribution center, Saratoga Springs,
                                                                                   NY

    7,581,407(2)        7.50%         August 1, 2008        Roslyn Savings         Bank Distribution center, executive
                                                                                   offices and machine shop, Hauppauge,
                                                                                   NY and converting facility, Coram, NY

      780,498           7.50%         November 1, 2008      Security Mutual Life   Distribution center, Halfmoon,
                                                            Insurance Company of   NY(3)
                                                            New York

----------
(1) This is a reimbursement loan with the Community Redevelopment Agency of the City of Calexico, which by its terms will be forgiven five years after the filing of an employment report by our subsidiary, Calexico Tissue Company, stating that it has hired 100 employees

(2) This sum is a part of a larger mortgage loan of approximately $14.1 million with respect to which three of our subsidiaries, Engineers Road, Gilpin Realty and Coram Realty, as well as an unconsolidated affiliate, Huntington, are obligors. The outstanding principal amount of additional indebtedness outstanding under the mortgage loan and attributable to Huntington as of September 30, 1999 was approximately $6.3 million. See "Certain Related Party Transactions."

(3) This distribution center is held in the form of a leasehold estate granted by the Town of Waterford Industrial Development Agency and, upon the expiration of the related lease on January 1, 2009, will be reacquired in fee, for a nominal consideration.


     In addition, as of December 31, 1999, we had outstanding indebtedness in the principal amount of approximately $684,000 payable to Curtiss-Wright. This indebtedness bears interest at an annual rate of 8% and matures on August 1, 2006.



Middle American Tissue Notes


     Middle American Tissue Inc., our direct parent, raised approximately $20.0 million of the funds necessary to consummate the acquisition of the Berlin-Gorham Mills and the repayment of our outstanding indebtedness as a of July 9, 1999, through the issuance of senior secured discount notes to affiliates of the initial purchaser of the old notes in a private transaction. As of December 31, 1999, $21.7 million principal amount of indebtedness was outstanding under the Middle American Tissue notes. The Middle American Tissue notes mature on July 15, 2007 and $35,755,788 face amount is payable at maturity. The Middle American Tissue notes were issued with warrants to purchase up to 12% of Middle American Tissue's common stock at a nominal exercise price. The holders of these notes and warrants and Super American Tissue have executed a stockholders agreement which contains various rights and obligations of Middle American Tissue and the holders of the equity securities of Middle American Tissue. As long as affiliates of the initial purchaser of the old notes collectively own a majority of the Middle American Tissue notes or warrants, they will have the right to appoint one member of the board of directors of Middle American Tissue and of our board of directors.


     The Middle American Tissue notes:

     o are structurally subordinate to our revolving credit facility and the Notes because the Middle American Tissue notes have been issued by our parent and are not guaranteed by us;


     o accrue, but do not pay, interest at the rate of 15% per year for the first four years;


     o pay interest in cash at the rate of 15% per year semi-annually in arrears on each January 15 and July 15, commencing January 15, 2004;


     o together with specified obligations under the stockholders agreement, are secured by a pledge of our outstanding common stock; and

     o subject Middle American Tissue and its subsidiaries to customary covenants for this type of financing, including restrictions on indebtedness, dividends, liens, affiliate transactions, stock repurchases, assets sales and mergers.


     The stockholders agreement contains provisions providing for each of Middle American Tissue and the initial purchasers of the Middle American Tissue notes, and, in some instances, their transferees, to require redemption of the Middle American Tissue notes or warrants, or both, at various times, prior to the maturity of the Notes. When Middle American Tissue is required to pay interest in cash, or if Middle American Tissue is required by the holders of the Middle American Tissue notes or warrants, or both, to redeem the Middle American Tissue notes or warrants, or both, Middle American Tissue may be unable to make the payment. The restricted payment covenant of the indenture relating to the Notes does not contain any express provision permitting us to pay dividends to Middle American Tissue or to pay interest or principal or finance a redemption of the Middle American Tissue notes. See "Description of Notes -- Covenants -- Restricted Payments." If Middle American Tissue defaults under its obligations set forth above, the trustee for the Middle American Tissue notes could exercise its rights under the pledge agreement regarding the pledge of our common stock, and thereby obtain control of us and the right to sell our common stock. If an affiliate of the initial purchaser of the old notes obtains control of us, no change of control will occur under the Notes. However, a sale by the trustee of our common stock to a non-affiliate would likely result in a change of control under the Notes which would require us to make a change of control offer for the Notes. See "Risk Factors -- We May Not Be Able To Finance A Change of Control Offering," "Description of Exchange Notes -- Covenants -- Change of Control" and "Description of Exchange Notes -- Defined Terms -- Permitted Holders."



                          DESCRIPTION OF EXCHANGE NOTES

General

     The exchange notes will be issued under an indenture among American Tissue, the subsidiary guarantors and The Chase Manhattan Bank, as trustee, which is also the indenture under which the old notes were issued. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes will have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer. Moreover, the provisions of the registration rights agreement, including those respecting payment of liquidated damages, will not apply to the exchange notes. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The exchange notes are subject to all of those terms, and holders of the exchange notes and the related subsidiary guarantees are referred to the indenture and the Trust Indenture Act for a complete statement of them.

     The following summary of the material provisions of the indenture and certain material provisions of the collateral documents is not complete. For a complete understanding of the indenture and the collateral documents, you should read each of these documents in its entirety, including the definitions stated in the indenture of the defined terms used in it. Copies of the indenture, the collateral documents and the registration rights agreement were filed as exhibits to the exchange offer registration statement and are available as set forth under the caption "Available Information." The definitions of some of the terms used in this description are stated below under "Certain Definitions." For purposes of this summary, the terms "American Tissue", "we", "our" or "us" refers only to American Tissue and not to any of our subsidiaries.

     Under specified circumstances, American Tissue will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not guarantee the exchange notes or be subject to any of the restrictive covenants set forth in the indenture. As of the date of this prospectus, none of our subsidiaries is an Unrestricted Subsidiary. See "-- Covenants -- Restricted Payments."


Principal, Maturity and Interest

     The exchange notes will be limited in aggregate principal amount to $165.0 million and will mature on July 15, 2006. The exchange notes will be issued in denominations of $1,000 and integral multiples thereof.

     The exchange notes will accrue interest at the annual rate of 12 1/2% and will be payable semi-annually in arrears on January 15 and July 15, commencing on Janury 15, 2000. We will make each interest payment to the holders of record of these exchange notes on the immediately preceding January 1 and July 1. Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance thereof. Interest will be computed on the basis of a 360-day year comprised of twelve 30- day months.

     Principal, premium, if any, and interest on the exchange notes will be payable at the office or agency of American Tissue maintained for such purpose within the City and State of New York. Until otherwise designated by us, our office or agency in New York City will be the office of the trustee maintained for such purpose. At our option, payment of interest may be made by check mailed to the holders of the exchange notes at their respective addresses set forth in the register of holders of these exchange notes. However, payments of the principal, premium, if any, and interest on exchange notes, will be required to be made by wire transfer of immediately available funds to the accounts of those holders of exchange notes that have given wire transfer instructions to us.

Ranking and Security

     The exchange notes will be senior obligations of American Tissue and will rank:

     o equally in right of payment with all of our current and future unsubordinated Indebtedness, and

     o senior in right of payment to any of our Indebtedness that is subordinated to the exchange notes.

     Our obligations under the exchange notes will be unconditionally guaranteed on a senior basis, jointly and severally, by each of our subsidiary guarantors. See "-- Subsidiary Guarantees." All of our domestic subsidiaries (other than a Receivables Subsidiary or an Unrestricted Subsidiary) are subsidiary guarantors. The subsidiary guarantees will be senior obligations of our subsidiary guarantors and will rank:

     o equal in right of payment with all existing and future unsubordinated Indebtedness of our subsidiary guarantors, and

     o senior in right of payment to any Indebtedness of our subsidiary guarantors that is subordinated to such subsidiary guarantees.

     Under the collateral documents, the exchange notes and the subsidiary guarantees will be secured by a first priority lien on:


     o    the Primary Collateral (as defined below); and

     o the Boise Collateral (as defined below), except that Boise Cascade will have a right to share in specified proceeds of such collateral, as limited by the Boise Intercreditor Agreement (as defined below); and


in accordance with the Existing Lien Intercreditor Agreement (as defined below), by a lien on the Secondary Collateral (as defined below) that is junior to the lien on such collateral securing Indebtedness under our new Revolving Credit Facility and other Indebtedness. See "-- Intercreditor Agreements."


     American Tissue is a holding company and has, and as of the issue date of the exchange notes will have, no material assets other than the Capital Stock of its subsidiaries, and all of its consolidated operations are conducted through its subsidiaries.

     Under the collateral documents, we and each of our subsidiary guarantors, as applicable, except as otherwise indicated below, has assigned, granted and pledged as collateral to the trustee for the benefit of the trustee and the holders of the exchange notes:

     (1) a first priority lien on all of the following assets constituting the "Primary Collateral":


          o substantially all paper mill plant and property, which as of the date of this prospectus consists of the owned and leased facilities described under "Business -- Facilities", and, substantially all of our equipment, excluding any equipment located outside the United States, owned by any subsidiary guarantor, together with all additions, accessions, improvements, alterations, replacements and repairs thereto, excluding, however the Existing Mortgage Collateral;


          o all outstanding Capital Stock of each of our domestic subsidiaries and 65% of the outstanding Capital Stock of each of our foreign subsidiaries;


          o all assets deposited or required to be deposited in the Collateral Account as required by the indenture;


          o    the Intellectual Property Collateral;

          o any and all other property or assets of ours and of any of our subsidiary guarantors, other than the Boise Collateral and the Secondary Collateral;

          o    all general intangibles relating to any of the foregoing; and

          o    all proceeds of the foregoing;

     (2) a first priority lien on all of the following assets constituting the "Boise Collateral", subject to the Boise Intercreditor Agreement:

          o certain tissue manufacturing equipment located at Boise Cascade's St. Helens, Oregon mill facility, including all future improvements thereof and additions and replacements thereto; and

          o    all proceeds of the foregoing;

     (3) a second priority lien on all of the following assets, constituting the "Secondary Collateral", subject to the Existing Lien Intercreditor
          Agreement:

          o    the Existing Mortgage Collateral; and

          o all inventory, accounts receivable, chattel paper, instruments, investment property, documents, all related general intangibles (other than Intellectual Property Collateral) and all proceeds of the foregoing of those subsidiary guarantors that are parties to our new Revolving Credit Facility (the "Revolving Credit Collateral").

     Collateral consisting of real property will be mortgaged by the relevant subsidiary guarantors, pursuant to mortgages or deeds of trust, subject to certain Permitted Collateral Liens. Collateral consisting of personal property will be pledged by American Tissue and our subsidiary guarantors, pursuant to a security agreement, subject to certain Permitted Collateral Liens.

     The indenture and the relevant collateral documents require that we and our subsidiary guarantors pledge, subject to Permitted Collateral Liens, all

     (1) After-Acquired Property of the types described in the preceding paragraph, and

     (2) as soon as practicable after the issue date of the old notes, the plant and property owned by Calexico Tissue Company LLC located at Parcels 5 and 6 of the Kloke Tract, Calexico, California,

in each case as collateral under the indenture and the relevant collateral documents. However, Calexico Tissue will not be required to grant a lien on Parcel 5 of the Kloke Tract until such time as it undertakes to improve such property.

     To the extent specifically permitted pursuant to the terms of the indenture:

     o the exchange notes will be effectively subordinated to existing and future secured Indebtedness to the extent of any of our assets serving as collateral for such Indebtedness; and

     o each subsidiary guarantee, likewise, will be effectively subordinated to existing and future secured Indebtedness of the relevant subsidiary guarantors to the extent of any assets serving as collateral for such Indebtedness.


For example, to the extent that the agent for the lenders under our new Revolving Credit Facility has a first priority lien on the Revolving Credit Collateral, and therefore, the first right to liquidate such collateral following the occurrence of an event of default under the exchange notes and the subsidiary guaranties, the exchange notes will be effectively subordinated to indebtedness under the Revolving Credit Facility to the extent that the proceeds of the Revolving Credit Collateral, in which the trustee for the exchange notes has a second priority lien, are used satisfy the indebtedness under the Revolving Credit Facility. In such case, the Revolving Credit Collateral would no longer be available to secure obligations under the exchange notes and those of our subsididiary guarantors under their subsidiary guaranties.


     Specifically, the obligations:

     o of our subsidiary guarantors, American Tissue Mills of Oregon, Inc. and American Tissue Corporation, under the Boise Agreement, are secured by a lien on the Boise Collateral which is junior in priority to the lien securing repayment of the exchange notes and the subsidiary guarantees of these subsidiary guarantors; provided, however, that notwithstanding such lien priority, the Boise Intercreditor Agreement provides that:

          o Boise Cascade and the trustee have the right to share, on a dollar-for-dollar basis, up to the first $20.0 million in proceeds derived from the Boise Collateral and

          o thereafter, all such proceeds are to be used exclusively to satisfy the outstanding obligations under the exchange notes and the subsidiary guarantees of these subsidiary guarantors;

     o under the Existing Mortgage Loans of those subsidiary guarantors that are parties to such loans are secured by liens on the Existing Mortgage Collateral that are senior in priority to the lien securing the exchange notes and the subsidiary guarantees, and the exchange notes and the subsidiary guarantees will be secured by a lien on certain of such collateral that is junior in priority to the liens securing the Existing Mortgage Loans; and

     o under our new Revolving Credit Facility of those of our subsidiary guarantors that are parties to such Revolving Credit Facility will be secured by a first priority lien on the Revolving Credit Collateral that is senior in priority to the liens securing the exchange notes and the subsidiary guarantees thereof, and by a second priority lien on the Primary Collateral of those subsidiary guarantors, and the exchange notes and the subsidiary guarantees will be secured by a lien on the Revolving Credit Collateral that is junior in priority to the lien securing the Revolving Credit Facility.

In addition, the indenture permits us and our subsidiary guarantors to create Purchase Money Liens securing Purchase Money Obligations, and the exchange notes and the subsidiary guarantees thereof will also be effectively subordinated to such Purchase Money Obligations to the extent of any assets serving as collateral for such Purchase Money Obligations.

     If an event of default occurs under the indenture, the trustee, on behalf of the holders of the exchange notes, in addition to any rights or remedies available to it under the indenture, may take such actions as the trustee deems advisable to protect and enforce its rights in the collateral for the exchange notes and the subsidiary guarantees thereof, including, without limitation, the institution of foreclosure proceedings in accordance with the collateral documents and applicable law. However, the rights and remedies available to the trustee under the collateral documents and the actions permitted to be taken by it thereunder with respect to the collateral securing the exchange notes and the subsidiary guarantees thereof will be subject to the provisions of the Intercreditor Agreements.

     The proceeds received by the trustee from any foreclosure of such collateral will be applied by the trustee,

     o first, to pay the expenses of such foreclosure and fees and other amounts then payable to the trustee under the indenture and the collateral documents, and

     o thereafter, to pay the principal of, premium, if any, and accrued interest on the exchange notes.

Until such time, however, as all of the obligations under the Existing Mortgage Loans and the Revolving Credit Facility are paid in full, the proceeds from any foreclosure or other realization upon the Existing Mortgage Collateral and the Revolving Credit Collateral will be applied

     o first, to pay the lenders under such facilities all amounts then payable under the Existing Mortgage Loans and the Revolving Credit Facility, respectively, and

     o thereafter, in the manner described in the immediately preceding sentence.

Proceeds from any foreclosure or other realization on the Boise Collateral will be shared with Boise Cascade in the manner and to the extent described above.


     Under the terms of the indenture and the collateral documents, the trustee will determine the circumstances under, and manner in, which to dispose of the Primary Collateral and, subject to the Boise Intercreditor Agreement, the Boise Collateral, including, without limitation, the determination of whether to release all or any portion of such collateral from the liens created by the collateral documents and whether to foreclose on such collateral following an event of default. The trustee will have no vote on any decisions with respect to the Secondary Collateral (including, without limitation, the time or method of foreclosure), until such time as the Indebtedness constituting the Existing Mortgage Loans and/or under the Revolving Credit Facility, as the case may be, is satisfied in full. See "--Intercreditor Agreements."


     The right of the trustee to repossess and dispose of collateral upon the occurrence of an event of default under the indenture is, in the case of Boise Collateral and the Secondary Collateral, subject to the provisions of the Intercreditor Agreements. With respect to any of the collateral, such right is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us or any of our subsidiary guarantors prior to the trustee having repossessed and disposed of the collateral. In the case of real property collateral, such right could be significantly impaired by restrictions under state law.


     The indenture permits the release of collateral without the substitution of additional collateral under the circumstances described under "-- Covenants -- Asset Sales." See "- Possession, Use and Release of Collateral." As a result, we and our subsidiaries will be permitted to sell specific assets without compliance with the covenant of the indenture concerning "Asset Sales". Collateral will also be released as security for the exchange notes and the subsidiary guarantees upon the release of a subsidiary guarantor as described in the last paragraph under "Subsidiary Guarantees" below.


     The amounts realizable by the trustee in respect of the collateral in the event of a liquidation will depend upon market and economic conditions at such time, the availability of buyers, certain existing liens and similar factors.


     The Boise Collateral and the Existing Mortgage Collateral are necessary to continue the operation of our business in the ordinary course. However, the trustee and the holders of the exchange notes will not have an exclusive right to receive proceeds from the Boise Collateral or the benefit of a first priority lien on the Existing Mortgage Collateral. In addition, the fact that Boise Cascade has a right to receive proceeds from the Boise Collateral and the lenders under the Existing Mortgage Loans and our new Revolving Credit Facility, as the case may be, have a first priority lien on the Secondary Collateral could have a material adverse effect on the amount that would be realized upon a liquidation of the collateral. Accordingly, we cannot assure you that proceeds of any sale of the collateral pursuant to the indenture and the related collateral documents following an event of default would be sufficient to satisfy, or would not be substantially less than, amounts due under the exchange notes. See "Risk Factors -- The Value Of Your Security Interest In The Collateral Is Uncertain." If the proceeds of any of the collateral are not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against the remaining assets, if any, of American Tissue and our subsidiary guarantors. See "-- Intercreditor Agreements."


     Some or all of the collateral will be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. To the extent that liens, rights or easements granted to third parties encumber assets owned by these subsidiary guarantors, including the Boise Collateral and the

Secondary Collateral, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the trustee or the holders of the exchange notes to realize or foreclose on such collateral.

Intercreditor Agreements

     The trustee has entered into the Existing Lien Intercreditor Agreement with some of the lenders under Existing Mortgage Loans, the agent for the lenders under our new Revolving Credit Facility, us and our subsidiary guarantors. The Existing Lien Intercreditor Agreement provides for the allocation of rights among the trustee, these lenders with respect to their respective interests in the collateral, excluding the Boise Collateral, and the related enforcement provisions. Until such time as any of the Existing Mortgage Loans or indebtedness under our new Revolving Credit Facility (including permitted refinancings), or both, have been satisfied in full, the relevant lenders under such facilities will have the exclusive right to determine the circumstances and manner in which the Existing Mortgage Collateral and the Revolving Credit Collateral, respectively, may be disposed of. This includes, without limitation, the right to determine whether to foreclose on the Existing Mortgage Collateral and the Revolving Credit Collateral, respectively, following an event of default under the Indebtedness secured thereby. At such time as the Existing Mortgage Loans or the Revolving Credit Facility, or both, have been satisfied in full, the trustee will have a first priority lien on such portion of the Existing Mortgage Collateral or the Revolving Credit Collateral which no longer secures such Indebtedness.

     The Existing Lien Intercreditor Agreement provides, among other things, that until such time as the Existing Mortgage Loans and the Revolving Credit Facility, or both, have been satisfied in full:


     (1) during any insolvency proceeding, the lenders under such facilities and the trustee will coordinate their efforts to give effect to the relative priorities of their respective liens in the collateral;

     (2) the trustee and such lenders will provide notices to each other with respect to the occurrence of an event of default under the indenture, the Existing Mortgage Loans or the Revolving Credit Facility, as the case may be, and the commencement of any action to enforce rights of the trustee, the holders of the exchange notes or such lenders;

     (3) upon the occurrence of an event of default, all decisions with respect to (a) the Primary Collateral, including the time and method of any disposition thereof, will be made by the trustee, (b) the Existing Mortgage Collateral, including the time and method of any disposition thereof, will be made by the applicable lender under the Existing Mortgage Loans and (c) the Revolving Credit Collateral, including the time and method of any disposition thereof, will be made by the agent for the lenders under the Revolving Credit Facility;

     (4) for a period up to 120 days following the date of receipt by the agent for the lenders under the Revolving Credit Facility of written notice from the trustee or a lender under an Existing Mortgage Loan, as applicable, directing removal by the agent for the lenders under the Revolving Credit Facility of Revolving Credit Collateral from the applicable mortgaged property, the Revolving Credit Lender may enter and use the Existing Mortgage Collateral or the Primary Collateral, as appropriate, to the extent necessary to complete the manufacture of inventory, collect accounts receivable and repossess, remove, sell or otherwise dispose of the Revolving Credit Collateral;

     (5)  proceeds of the Primary Collateral will be applied,

          o first, to the outstanding obligations of American Tissue and the subsidiary guarantors under the indenture, these exchange notes, the subsidiary guarantees and the collateral documents, and

          o second, any remaining Primary Collateral (including proceeds thereof) will be delivered to the agent for the lenders under the Revolving Credit Facility for application to the outstanding obligations under the Revolving Credit Facility;

     (6)  proceeds of the Existing Mortgage Collateral will be applied,

          o first, to the outstanding obligations of the applicable subsidiary guarantors under the applicable Existing Mortgage Loans,

          o second, any remaining Existing Mortgage Collateral (including proceeds thereof) will be delivered to the trustee for application in accordance with the provisions of the indenture, and

          o third, any remaining Existing Mortgage Collateral (including proceeds thereof), will be delivered to the Revolving Credit Lender for application to the outstanding obligations under the Revolving Credit Facility;

     (7)  proceeds of the Revolving Credit Collateral will be applied,

          o first, to the outstanding obligations under the Revolving Credit Facility of American Tissue and those subsidiary guarantors that are parties to such facility, and

          o second, any remaining Revolving Credit Collateral (including proceeds thereof) will be delivered to the trustee for application in accordance with the provisions of the indenture;


     (8) after the payment or other satisfaction in full of these exchange notes, the subsidiary guarantees, the Existing Mortgage Loans and Indebtedness under the Revolving Credit Facility, the balance of proceeds of the collateral, if any, shall be paid to or at the direction of American Tissue and the subsidiary guarantors or as otherwise required by law; and

     (9) neither the trustee nor any of the lenders under the Existing Mortgage Loans or the Revolving Credit Facility will directly or indirectly seek to foreclose or realize upon, judicially or non-judicially, any collateral upon which it does not have a senior lien or take any other enforcement action against or in respect of the collateral upon which it does not have a senior lien, without the consent of the party having such senior lien.


     Some holders of Indebtedness of our subsidiary guarantors are not parties to the Existing Lien Intercreditor Agreement and, therefore, the trustee will not have a lien on any assets of American Tissue or such subsidiary guarantor securing such Indebtednesss. However, under the indenture, American Tissue and the subsidiary guarantors are required to grant a lien in favor of the trustee on such assets at such time as such Indebtedness has been satisfied in full.

     The trustee has entered into an intercreditor agreement with Boise Cascade Corporation (the "Boise Intercreditor Agreement"), under which, among other things:

     (1) Boise Cascade (a) consents to the granting of a lien by the applicable subsidiary guarantors in favor of the trustee on the Boise Collateral and certain agreements, including, without limitation, the Boise Agreement, relating to the use and operation thereof and (b) agrees to subordinate its lien on such collateral to the lien in favor of the trustee;

     (2) upon commencement of foreclosure upon the Boise Collateral by the trustee, Boise Cascade will have a right of first refusal to purchase the Boise Collateral if the trustee elects to sell such collateral to a third party;

     (3) upon commencement of a foreclosure of the contract rights of the applicable subsidiary guarantors under the Boise Agreement by the trustee, the trustee is not permitted to sell or otherwise transfer such rights to certain competitors of Boise Cascade; and

     (4) Boise Cascade and the trustee will share proceeds of a disposition of the Boise Collateral, on a dollar-for-dollar basis, up to the first $20.0 million of proceeds therefrom.

Thereafter, Boise Cascade will be subordinated to the rights of the trustee with respect to all remaining proceeds of the Boise Collateral until such time as the outstanding obligations of the applicable subsidiary guarantors in respect of the exchange notes and their subsidiary guarantees thereof have been paid or otherwise satisfied in full.

Possession, Use and Release of Collateral


     Subject to and in accordance with the provisions of the collateral documents and the indenture, so long as the trustee has not exercised its rights with respect to the collateral upon the occurrence and during the continuance of an event of default, we and our subsidiary guarantors will have the right to remain in possession and retain exclusive control of the collateral, to operate the collateral, to alter or repair the collateral and to collect, invest and dispose of any income therefrom, subject, in the case of the Boise Collateral, the Existing Mortgage Collateral and the Revolving Credit Collateral, to the provisions of the Intercreditor Agreements and the Boise Agreement, the Existing Mortgage Loans and the Revolving Credit Facility, as applicable.


     Release of Collateral. We or any of our subsidiary guarantors, as the case may be, will have the right to obtain a release of items of collateral (other than certain Trust Monies) subject to an Asset Sale, and the trustee will release such collateral from the lien of the relevant collateral document and reconvey such collateral to us or any such subsidiary guarantor upon compliance with the condition that we deliver to the trustee the following:

     (a) a notice from us requesting the release of specified collateral, which notice:

          (1)  specifically describes the collateral requested to be released,

          (2) specifies the fair market value of such collateral as of a date within 60 days of such notice,

          (3) states that the consideration to be received in respect of such collateral is at least equal to the fair market value of such collateral,

          (4) states that the release of such collateral will not materially and adversely impair the value of the remaining collateral, taken as a whole, or interfere with the trustee's ability to realize such value and will not impair the maintenance and operation of the remaining collateral, taken as a whole,

          (5) confirms the sale of, or an agreement to sell, the collateral requested to be released in a bona fide sale to a person that is not our Affiliate or, in the event that such sale is to a person that is an Affiliate of ours, confirming that such sale is made in compliance with the provisions set forth in "-- Covenants -- Affiliate Transactions,"

          (6) certifies that if the sale of the collateral requested to be released constitutes an Asset Sale, such Asset Sale complies with the terms and conditions of the indenture with respect thereto, including, without limitation, the provisions set forth in "- Covenants -- Asset Sales," and


          (7) in the event there is to be a substitution of property for such collateral subject to the Asset Sale, specifies the property intended to be substituted for the collateral to be disposed of;

     (b)  an officers' certificate from us stating that:

          (1) such sale covers only the collateral requested to be released (or other property which is not Primary Collateral),

          (2) all Net Proceeds, if any, from the sale of any of such collateral will be applied pursuant to the provisions of the indenture in respect of Asset Sales,

          (3) to the extent any of such collateral is comprised of any Boise Collateral or Secondary Collateral, Boise Cascade, the applicable lender under the Existing Mortgage Loans or the lenders under the Revolving Credit Facility, as applicable, to the extent such Indebtedness remains outstanding, shall have authorized the release of the same,

          (4) there is no default or event of default under the indenture in effect or continuing on the date thereof or the valuation date referred to in clause (a)(ii) above,

          (5) the release of such collateral will not result in a default or event of default under the indenture, and

          (6) all conditions precedent in the indenture relating to the release in question have been complied with; and

     (c) all documentation required by the Trust Indenture Act, if any, prior to the release of the collateral requested to be released by the trustee and, in the event that there is to be a substitution of property for such collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new collateral and to subject such new collateral to the lien of the relevant collateral documents.

          The indenture provides that:

     o we will be entitled, subject to compliance with the conditions set forth therein, to obtain the release of collateral which has been taken by eminent domain, condemnation or in similar circumstances;

     o we will be entitled to obtain a full release of all of the collateral following legal defeasance or covenant defeasance of the indenture as described below under "-- Legal Defeasance and Covenant Defeasance;" and

     o upon the release of any subsidiary guarantor from its obligations under the indenture and its subsidiary guarantee as described in the last paragraph under "-- Subsidiary Guarantees," such subsidiary guarantor shall be entitled to obtain the release of all of its collateral.

     Disposition of Collateral Without Release. Notwithstanding the provisions of "-- Release of Collateral" above, so long as no default or event of default under the indenture shall have occurred and be continuing or would result therefrom, we and our subsidiary guarantors may, among other things, without any release or consent by the trustee, conduct ordinary course activities with respect to collateral, including selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the lien of the collateral documents which has become worn out, defective or obsolete or not used or useful in the business and which either has an aggregate fair market value of $500,000 or less, or which is replaced by property of substantially equivalent or greater value which becomes subject to the lien of the collateral documents as After-Acquired Property; abandoning, terminating, cancelling, releasing or making alterations in or substitutions of any leases or contracts subject to the lien of the indenture or any of the collateral documents; surrendering or modifying any franchise, license or permit subject to the lien of the indenture or any of the collateral documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; granting a nonexclusive license of any intellectual property; and abandoning intellectual property which is no longer used or useful in our business.

Use of Trust Monies

     All Trust Monies, including, without limitation, all Net Proceeds that become part of the Available Amount under the covenant entitled "Asset Sales" and Net Insurance Proceeds required to be deposited with the trustee, shall be held by the trustee as a part of the collateral securing the exchange notes and, so long as no default or event of default under the indenture shall have occurred and be continuing, may either:


     (1) be released as contemplated by "- Covenants -- Asset Sales" if such Trust Monies represent Available Amounts in respect of an Asset Sale; or

     (2) at our direction applied by the trustee from time to time to the payment of the principal of, premium, if any, and interest on any exchange notes at maturity or upon redemption or retirement, or to the purchase of exchange notes upon tender or in the open market or otherwise, in each case in compliance with the indenture.


     We may also withdraw Trust Monies constituting Net Insurance Proceeds to repair or replace the relevant Collateral, subject to certain conditions set forth in the indenture.

     The trustee will be entitled to apply any Trust Monies to cure any event of default under the indenture. Trust Monies deposited with the trustee shall be invested in Cash Equivalents pursuant to our direction and, so long as no default or event of default shall have occurred and be continuing, we will be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

Subsidiary Guarantees

     Our payment obligations under the exchange notes will be, jointly and severally, guaranteed on an unconditional basis by each of our subsidiary guarantors. The obligations of each subsidiary guarantor under its subsidiary guarantee, and the grant by each subsidiary guarantor of liens on its assets to secure its obligations under its subsidiary guarantee, will be subject to various laws for the protection of creditors, including, without limitation, laws governing fraudulent conveyances and transfers. To the extent that the obligations of each subsidiary guarantor under its subsidiary guarantee, or the lien granted by the subsidiary guarantor on its collateral, were held to be unenforceable as a fraudulent conveyance or transfer or for other reasons,

     o the holders of the exchange notes would cease to have any direct claim against such subsidiary guarantor,

     o the trustee would cease to have a lien on the assets of such subsidiary guarantor, or

     o    both, as appropriate.

In an attempt to avoid this result, the subsidiary guarantees will provide that the obligations of each subsidiary guarantor thereunder will be limited to the maximum amount as will not constitute a fraudulent conveyance or fraudulent transfer under applicable law. Such amount could be substantially less than the obligations under the exchange notes. In addition, any limitation on the amounts payable by a subsidiary guarantor under its subsidiary guarantee pursuant to such provision will result in a corresponding limitation on the ability of the trustee to realize upon the collateral pledged by such subsidiary guarantor. See "Risk Factors -- We May Be Subject To Federal And State Fraudulent Transfer Laws."

     The indenture provides that no subsidiary guarantor may consolidate with or merge with or into another corporation or other person (whether or not that subsidiary guarantor is the surviving entity), whether or not affiliated with that subsidiary guarantor, unless:

     (1) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than that subsidiary guarantor) assumes all the obligations of that subsidiary guarantor under its subsidiary guarantee, the indenture and the collateral documents pursuant to a supplemental indenture and other agreements in form and substance reasonably satisfactory to the trustee;

     (2) immediately after giving effect to such transaction, no default or event of default under the indenture exists;

     (3) such subsidiary guarantor, or any entity formed by or surviving any such consolidation or merger, would have a Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such subsidiary guarantor immediately preceding the transaction;

     (4) we, at the time of such transaction and after giving pro forma effect thereto as if the transaction had occurred at the beginning of the applicable four-quarter period, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described under the caption "- Covenants -- Incurrence Of Indebtedness And Issuance Of Preferred Stock;"

     (5) the collateral owned by that subsidiary guarantor or surviving entity, as the case may be:

          (a) shall be subject to a lien in favor of the trustee for the benefit of the holders of the exchange notes; and

          (b) shall not be subject to any lien, other than Permitted Collateral Liens; and

     (6) the assets of the entity which is merged or consolidated with or into such subsidiary guarantor, to the extent that they are assets of the types which would constitute collateral under the collateral documents, shall be treated as After-Acquired Property and such subsidiary guarantor or the surviving person, as the case may be, shall take such actions as may be reasonably necessary in accordance with the provisions of the collateral documents to cause such assets to be made subject to the lien of the collateral documents in the manner and to the extent required by the indenture;

provided, that the provisions of clauses (2) through (4) above shall not apply to the merger of two or more subsidiary guarantors into another subsidiary guarantor or the merger of a subsidiary guarantor into American Tissue.

     The indenture provides that in the event of:

     (x) a sale or other disposition of all or substantially all of the assets of a subsidiary guarantor, by way of merger, consolidation or otherwise; or

     (y) a sale or other disposition of all of the Capital Stock of a subsidiary guarantor, to a person which is not American Tissue or a subsidiary or an affiliate of American Tissue;

then such subsidiary guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such subsidiary guarantor) or the person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such subsidiary guarantor) will be released and relieved of any obligations under its subsidiary guarantee, the indenture and the collateral documents, provided that:

     (1) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture described under "- Covenants -- Asset Sales;" and

     (2) all obligations of such subsidiary guarantor under all of its guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of American Tissue or any of our subsidiaries, shall also terminate.

Optional Redemption

     At any time prior to July 15, 2002, we may, on any one or more occasions, redeem up to 35% in aggregate principal amount of exchange notes originally issued under the indenture, with the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 113.25% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption, provided that:

     o at least 65% of the aggregate principal amount of exchange notes originally issued under the indenture would remain outstanding immediately after giving effect to any such redemption; and

     o such redemption must occur within 90 days after the consummation of any such Equity Offering.


     Except as described in the preceding paragraph, we will not have the option of redeeming the exchange notes prior to July 15, 2004.

     On or after July 15, 2004, we may redeem all or part of these exchange notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed beginning on July 15 of each of the years indicated below:


       Date                                            Percentage
       ------                                          -----------
       2004                                             106.625 %
       2005 and thereafter                              100.000

Selection and Notice

     If less than all of the exchange notes are to be redeemed at any time, the trustee will select exchange notes for redemption:

     (1) if the exchange notes are listed, in compliance with the requirements of the principal national securities exchange on which the exchange notes are listed; or

     (2) if the exchange notes are not so listed, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No exchange notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of exchange notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any exchange note is to be redeemed in part only, the notice of redemption that relates to such exchange note will state the portion of the principal amount thereof to be redeemed. A new exchange note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original exchange note. Exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions thereof called for redemption.

Mandatory Redemption

     We are not required to make mandatory redemption or sinking fund payments with respect to the exchange notes, other than pursuant to a Change of Control Offer or an Asset Sale Offer.

Covenants

Change of Control

     If a Change of Control occurs, each holder of exchange notes will have the right to require us to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of such holder's exchange notes pursuant to a Change of Control Offer. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the exchange notes repurchased, plus accrued and unpaid interest thereon to the date of purchase. Within 30 days following any Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes on the Change of Control Purchase Date pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control. To the extent that the provisions of any securities laws and regulations conflict with provisions of the indenture relating to such Change of Control Offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations in the indenture by virtue thereof.

     The Change of Control Offer Period will be 20 business days following the commencement of the Change of Control Offer and no longer, except to the extent that a longer period is required by applicable law. No later than five business days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), we will purchase all exchange notes tendered in response to the Change of Control Offer. Payment for any exchange notes so purchased will be made in the same manner as interest payments are made.

     If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the person in whose name an exchange note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender exchange notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, we will, to the extent lawful:


     (1) accept for payment all exchange notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the trustee the exchange notes so accepted together with an officers' certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by American Tissue.

     The paying agent will promptly mail to each holder of exchange notes so tendered the Change of Control Payment for such exchange notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new exchange note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; provided that each such new exchange note will be in a principal amount of $1,000 or an integral multiple thereof.

     We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The provisions described above that require us to make a Change of Control Offer will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the exchange notes to require that we repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

     Our ability to repurchase exchange notes pursuant to a Change of Control Offer may be limited by a number of factors. Our new Revolving Credit Facility currently prohibits us from purchasing exchange notes and also provides that certain change of control events with respect to us would constitute a default thereunder. In that event, we would have to seek consent to purchase exchange notes or attempt to refinance the borrowings that contain such provision. If we do not obtain such consent or repay such borrowings, our failure to purchase tendered exchange notes would constitute a default under the indenture, which, in turn, would constitute a default under the Revolving Credit Facility.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of American Tissue and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of exchange notes to require American Tissue to repurchase such exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of American Tissue and its subsidiaries taken as a whole to another Person or group may be uncertain.

     We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all exchange notes validly tendered and not withdrawn under such Change of Control Offer.

Asset Sales

     The indenture provides that we will not, and will not permit any of our subsidiaries to, engage in an Asset Sale unless:

     (1) we or the subsidiary, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of in such Asset Sale, evidenced, in each case by

          o a resolution of the board of directors of such entity set forth in an officers' certificate delivered to the trustee and

          o with respect to an Asset Sale involving Primary Collateral in excess of $1.0 million, an appraisal report of an independent appraiser);

     (2) at least 80% of the consideration therefor received by us or such subsidiary is in the form of cash or Cash Equivalents;

     (3) if such Asset Sale involves the disposition of collateral, subject to the Intercreditor Agreements, we or such subsidiary have complied with the provisions described under"--Possession, Use and Release of Collateral;"

     (4) if such Asset Sale involves the disposition of collateral (other than Secondary Collateral), subject to the Intercreditor Agreements, the cash Net Proceeds thereof remaining after repayment (including a corresponding commitment reduction, if applicable) of any indebtedness secured by a Permitted Collateral Lien on such asset (the "Available Amount") shall be paid directly by the purchaser of the collateral to the trustee for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in such Net Proceeds, such property shall be made subject to the lien of the applicable collateral documents;

     (5) if such Asset Sale involves the disposition of Secondary Collateral, subject to the Intercreditor Agreements, the Available Amount shall be paid directly by the lender who holds a lien on the applicable Secondary Collateral to the trustee for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in the Net Proceeds constituting such Available Amount, such property shall be made subject to the lien of the applicable collateral documents; and

     (6) we or such subsidiary, as the case may be, applies the Net Proceeds as provided in the following paragraph.

For purposes of clause (2) above, each of the following shall be deemed to be cash:

          (a) the amount of any liabilities (as shown on our or such subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of us or any subsidiary (other than liabilities that are by their terms subordinated to, or equal in right of payment with, the exchange notes or any subsidiary guarantee thereof) that are assumed by the transferee of any such assets; and

          (b) any securities, notes or other obligations received by us or any subsidiary from such transferee that are converted by us or such subsidiary into cash within 60 days.

     We or the applicable subsidiary may, at our or its option, apply any such Net Proceeds within 360 days of the related Asset Sale as follows:

     (1) to the acquisition of "Replacement Assets," which shall be another business or other long-term assets, in each case, in the same or a similar, complementary, ancillary or related line of business as us or any of our subsidiaries was engaged in on the issue date of the old notes or any reasonable extensions or expansions thereof, provided, that:

          o any Replacement Assets acquired with any Available Amount shall be owned by us or by our subsidiary guarantor that made the Asset Sale and shall not be subject to any liens, other than Permitted Collateral Liens, and

          o we or our subsidiary guarantor, as the case may be, shall, subject to any applicable Intercreditor Agreement, execute and deliver to the trustee such collateral documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a lien in favor of the trustee, for the benefit of the holders of the exchange notes, securing its obligations under the exchange notes or its subsidiary guarantee, as the case may be, and otherwise shall comply with the provisions of the indenture applicable to After-Acquired Property; or

     (2) to reimburse us or any of our subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of Net Insurance Proceeds received on account of such loss, damage or taking.

     If we do not use any portion of the Net Proceeds as described above within such 360-day period, such unused portion of the Net Proceeds period shall constitute "Excess Proceeds" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $10.0 million, we will be required to make an Asset Sale Offer to all holders of exchange notes to purchase the maximum principal amount of exchange notes that may be purchased out of the aggregate amount of Excess Proceeds. The Asset Sale Offer Price will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of exchange notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, remaining Excess Proceeds shall be released to us and may be used free and clear of the lien of the collateral documents for general corporate purposes. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Subject to the Intercreditor Agreements, all Available Amounts shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions described under "--Possession, Use and Release of Collateral" and "-- Use of Trust Monies," be deposited in the Collateral Account under the indenture.

     The Asset Sale Offer Period will be a period of 20 business days following the commencement of the Asset Sale Offer and no longer, except to the extent that a longer period is required by applicable law. No later than five business days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), we will purchase the principal amount of exchange notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all exchange notes tendered in response to the Asset Sale Offer. Payment for any exchange notes so purchased will be made in the same manner as interest payments are made.

     If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the holder in whose name an exchange note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender exchange notes pursuant to the Asset Sale Offer.

     On or before the Asset Sale Purchase Date, we will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of exchange notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all exchange notes tendered, and will deliver to the trustee an officers' certificate stating that such exchange notes or portions thereof were accepted for payment by us in accordance with the terms of this covenant. We, the Depositary or the paying agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the exchange notes tendered by such holder and accepted by us for purchase, and we will promptly issue a new exchange note, and the trustee, upon delivery of an officers' certificate from us, will authenticate and mail or deliver such new exchange note to such holder, in a principal amount equal to any unpurchased portion of the exchange note surrendered. Any exchange note not so accepted will be promptly mailed or delivered by us to the holder thereof. We will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

     We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the Asset Sale provisions by virtue thereof.

Restricted Payments

     The indenture provides that we will not, and will not permit any of our subsidiaries to, directly or indirectly, make any of the following Restricted
Payments:

     (1) declare or pay any dividend or make any distribution on account of our or any of our subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving us), other than dividends or distributions payable in our Equity Interests (other than Disqualified Stock) or dividends or distributions payable to us or any of our wholly owned subsidiaries;

     (2) purchase, redeem or otherwise acquire or retire for value any of our Equity Interests or Equity Interests of any direct or indirect parent of ours or of any of our subsidiaries, other than any such Equity Interests owned by us or any of our wholly owned subsidiaries that is a subsidiary guarantor;

     (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any indebtedness that is subordinated to the exchange notes, other than through the purchase or acquisition by us of indebtedness through the issuance in exchange therefor of Equity Interests (other than Disqualified Stock); or

     (4)  make any Restricted Investment,

     unless, at the time of and after giving effect to such Restricted Payment:

          (a) no default or event of default will have occurred and be continuing or would occur as a consequence thereof;

          (b) we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by us and our subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses
               (2), (3) and (4) of the next succeeding paragraph), is less than the sum of:

     (1) 50% of our Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date, to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

     (2) to the extent not included in the amount described in clause (i) above, 100% of the aggregate net cash proceeds received after the Issue Date by us:

          o from the issue or sale of, or from additional capital contributions in respect of, our Equity Interests or of debt securities of ours or of any of our subsidiary guarantors that have been converted into, or canceled in exchange for, Equity Interests of ours or of any direct or indirect parent of ours, or

          o from the issue or sale of convertible or exchangeable Disqualified Stock that has been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a subsidiary of ours and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus the aggregate net cash proceeds received by us upon any such conversion or exchange; plus

     (3) 100% of the cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) following the issue date of the old notes not in excess of the original amount of the Investment in such Unrestricted Subsidiary; plus

     (4) without duplication of amounts in clause (iii) above, to the extent that any Restricted Investment that was made after the issue date of the old notes is sold for cash or otherwise liquidated or repaid for cash, the amount of net cash proceeds received with respect to such Restricted Investment not in excess of the original amount of such Restricted Investment.

     The foregoing provisions do not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the indenture;

     (2) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale, other than to a subsidiary of ours, of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of ours, other than Disqualified Stock; provided, that any net cash proceeds that are utilized for any such Restricted Investment, and any Net Income resulting therefrom, will be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph;


     (3) the redemption, repurchase, retirement or other acquisition of any Equity Interests of ours or of our direct or indirect parent in exchange for, or out of the proceeds of, the substantially concurrent sale, other than to a subsidiary of ours, of, or from substantially concurrent capital contributions in respect of, other Equity Interests of ours, other than any Disqualified Stock; provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, will be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph;


     (4) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale, other than to a Subsidiary of ours, of, or from substantially concurrent additional capital contributions in respect of, our Equity Interests, other than Disqualified Stock; provided, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, will be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph;

     (5)  Permitted Tax Payments;

     (6) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction;

     (7) the repurchase, redemption, retirement for value or other acquisition of any of our Equity Interests or Equity Interests of any of our subsidiaries from employees, officers or directors (or their nominees) of ours or any of our subsidiaries or their authorized representatives upon such Person's cessation of employment with us or any such subsidiary or death pursuant to the terms of an employee benefit, employment agreement or similar arrangement in an aggregate amount not to exceed $500,000 in any fiscal year, plus the aggregate net cash proceeds from any issuance during such fiscal year of Equity Interests by us or any of our subsidiaries to employees, officers or directors thereof;

     (8) pro rata dividends or other distributions made by a subsidiary of ours to minority shareholders (or owners of an equivalent interest in the case of a subsidiary that is not a corporation);

     (9) the acquisition by us or a wholly owned subsidiary of ours of any Equity Interest in a subsidiary of ours from a minority shareholder of such subsidiary; and

     (10) the repurchase of our Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof.

     Our board of directors may designate any of our subsidiaries, including a newly acquired subsidiary, to be an Unrestricted Subsidiary if such designation would not cause a default. For purposes of making such determination, all outstanding Investments by us and our subsidiaries in the Unrestricted Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments, other than cash, will be the fair market value (evidenced by a resolution of our board of directors set forth in an officers' certificate delivered to the trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by us or such subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon our latest available financial statements.

Incurrence of Indebtedness and Issuance of Preferred Stock

     The indenture provides that we will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Indebtedness, and we will not issue any Disqualified Stock and will not permit any of our subsidiaries to issue any shares of preferred stock; provided, however, that we may incur indebtedness (including Acquired Indebtedness) or issue shares of preferred stock or Disqualified Stock and our subsidiaries that are subsidiary guarantors may incur Indebtedness and issue shares of preferred stock if:


     (1) the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock or Disqualified Stock is issued would have been at least 2.25 to 1 on or prior July 9, 2001 and 2.5 to 1 at any time thereafter, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and


     (2) no default or event of default will have occurred and be continuing or would occur as a consequence thereof;

provided, that no guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by us or our subsidiary in compliance with this paragraph.

     The foregoing provisions will not apply to the following types of "Permitted Indebtedness":


     (1) the incurrence by us or any of our subsidiaries of Indebtedness under the Revolving Credit Facility and reimbursement obligations in respect of letters of credit (and guarantees thereof by subsidiaries that are subsidiary guarantors) in an aggregate principal amount at any time outstanding (with letter of credit obligations being deemed to have a principal amount equal to the maximum potential liability of us and our subsidiaries that are subsidiary guarantors with respect thereto) not to exceed an amount equal to $100.0 million less any mandatory repayments or prepayments of the Revolving Credit Facility with the proceeds of Asset Sales;

     (2)  Existing Indebtedness;

     (3) Indebtedness represented by the exchange notes, the subsidiary guarantees and the indenture;

     (4) the incurrence by us or any of our subsidiaries of Indebtedness represented by capital lease obligations or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in our business or in the business of such subsidiary, in an aggregate principal amount not to exceed $20.0 million at one time outstanding;

     (5) the incurrence by us or any of our subsidiaries of Permitted Refinancing Indebtedness;

     (6) the incurrence by us or any of our wholly owned subsidiaries of intercompany Indebtedness between or among us and any of our wholly owned subsidiaries or between or among any wholly owned subsidiaries and the issuance of preferred stock by any of our wholly owned subsidiaries to us or any other of our wholly owned subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a person other than us or any wholly owned subsidiary of ours and (b) any sale or other transfer of any such Indebtedness or preferred stock to a person that is not either American Tissue or a wholly owned subsidiary of ours will be deemed, in each case, to constitute an incurrence of Indebtedness by us or such subsidiary, as the case may be, not permitted pursuant to this clause (6);

     (7) the incurrence by us or any of our subsidiaries that are subsidiary guarantors of Hedging Obligations;

     (8)  Non-Recourse Debt;

     (9) Indebtedness by us or any of our subsidiaries solely in respect of bankers' acceptances, letters of credit and performance bonds or similar arrangements, in each case in the ordinary course of business;

     (10) Indebtedness arising from agreements of ours or our subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

          (a) such Indebtedness is not reflected on our balance sheet or the balance sheet of any of our subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and

          (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by us and our subsidiaries in connection with such disposition;

     (11) the incurrence by us or any of our subsidiaries that are subsidiary guarantors of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of $10.0 million; and

     (12) the incurrence by a Receivables Subsidiary of Indebtedness in an amount not to exceed $25.0 million in a Qualified Receivables Transaction that is without recourse to us or to any of our subsidiaries or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such person.


     Notwithstanding any other provision of this covenant, a guarantee of Indebtedness permitted by the terms of the indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

     Indebtedness or preferred stock of any person which is outstanding at the time such person becomes a subsidiary of ours or is merged with or into or consolidated with us or a subsidiary of ours shall be deemed to have been incurred at the time such person becomes such a subsidiary of ours or is merged with or into or consolidated with us or any of our subsidiaries, as applicable.

     Notwithstanding any other provisions of this covenant, the maximum amount of Indebtedness that we or a subsidiary of ours may incur shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the Fixed Charge Coverage Ratio provisions of this covenant, we may, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant.

Liens

     The indenture provides that we will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any lien, except:


     (1) with respect to any property or asset constituting collateral, liens created by the indenture or the collateral documents and Permitted Collateral Liens, or

     (2) with respect to any property or asset (other than collateral) now owned or hereafter acquired, Permitted Liens.


Dividend and Other Payment Restrictions Affecting Subsidiaries

     The indenture will provide that we will not, and will not permit any of our Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of our Subsidiaries to:


     (1) (a) pay dividends or make any other distributions to us or any of our other subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits, or


          (b)  pay any Indebtedness owed to us or any of our other subsidiaries;


     (2)  make loans or advances to us or any of our other Subsidiaries; or

     (3) transfer any of its properties or assets to us or any of our other subsidiaries,


except for such encumbrances or restrictions existing under or by reason of:

     (a) Existing Indebtedness (including, without limitation, pursuant to the Boise Agreement and the Existing Mortgage Loans)and any documents or agreements entered into pursuant thereto or securing obligations thereunder, all as in effect on the issue date of the old notes;

     (b) the Revolving Credit Facility and any documents or agreements entered into pursuant thereto or securing obligations thereunder, all as in effect as of the issue date of the old notes, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements governing the Revolving Credit Facility as in effect on the issue date of the old notes;

     (c) the indenture, the exchange notes, the subsidiary guarantees and the collateral documents;

     (d)  applicable law;

     (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by us or any of our subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any person, other than the person, or the assets of the person, so acquired;

     (f) by reason of customary non-assignment or subletting provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices;

     (g) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

     (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the issue date of the old notes; provided that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien;

     (i) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;

     (j) any restriction or encumbrance contained in contracts for sale or other conveyance of assets permitted by the indenture in respect of the assets being sold or conveyed pursuant to such contract;

     (k) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; or

     (l) contracts with customers entered into in the ordinary course of business in the nature of restrictions on cash, other deposits or net worth, which restrictions are imposed by such customers.

     Nothing contained in the foregoing covenant entitled "Dividend and Other Payment Restrictions Affecting Subsidiaries" shall prevent us or any of our subsidiaries from creating, incurring, assuming or suffering to exist any Liens otherwise not prohibited by the covenant entitled "Liens."

Transactions with Affiliates

     The indenture provides that we will not, and will not permit any of our subsidiaries to, sell, lease, transfer or otherwise dispose of, as applicable, any of our or such subsidiary's assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to us or the relevant subsidiary than those that would have been obtained in a comparable transaction by us or such subsidiary with an unrelated person; and

     (2) we deliver to the trustee (a) with respect to any Affiliate Transaction entered into after the issue date of the old notes involving aggregate consideration in excess of $1.0 million, a resolution of the board of directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to us or such subsidiary of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of recognized standing;

provided that the following will not be deemed to be Affiliate Transactions:

     (a) the provision of administrative or management services by us or any of our officers or directors to any of our subsidiaries in the ordinary course of business consistent with past practice;

     (b) any employment agreement entered into by us or any of our subsidiaries in the ordinary course of business and consistent with our past practice or the past practice of such subsidiary;

     (c) transactions between or among us and/or our wholly owned subsidiaries or transactions between a Receivables Subsidiary and any person in which the Receivables Subsidiary has an Investment;

     (d) transactions not restricted by the covenant entitled "Restricted Payments" (including, without limitation, Permitted Investments);

     (e) reasonable fees and compensation paid to, and indemnity provided on behalf of, our or any of our subsidiaries' officers, directors, employees, agents or consultants as determined in good faith by the board of directors; and

     (f) any sale or other issuance of our Equity Interests (other than Disqualified Stock).

Additional Subsidiary Guarantees

     The indenture provides that all of our domestic subsidiaries, other than a Receivables Subsidiary or an Unrestricted Subsidiary, will be subsidiary guarantors. In addition, the indenture provides that we will not, and will not permit any of our subsidiary guarantors to, make any Investment in any of our other subsidiaries that is not a subsidiary guarantor, unless such Investment is permitted by the covenant entitled "Restricted Payments", including any Restricted Payment or Permitted Investment permitted or not restricted by such covenant.

Impairment of Security Interests

     The indenture provides that neither we nor any of our subsidiaries will take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the lien in favor of the trustee for the benefit of the holders of the exchange notes in the Collateral, other than as expressly contemplated by the indenture, the collateral documents or the Intercreditor Agreements.

Line of Business

     The indenture provides that we will not, and will not permit any of our subsidiaries to, engage in any business, other than the business of owning, operating or managing of pulp and paper manufacturing and converting businesses, the purchase, refurbishment and sale of pulp, paper and converting equipment and similar, complementary, ancillary or related lines of business.

Payments for Consent

     The indenture provides that neither we nor any of our subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of exchange notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the exchange notes, unless such consideration is offered to be paid or is paid to all holders of the exchange notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

     The indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission, so long as any exchange notes are outstanding, we will furnish to the trustee and all holders of exchange notes (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants and (2) all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

     In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we and our subsidiary guarantors have agreed that, for so long as any exchange notes remain outstanding, they will furnish to the trustee, holders of exchange notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Merger, Consolidation or Sale of Assets

     The indenture provides that we will not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not we are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions, to another corporation, person or entity unless:

     (1)  either

          o    we are the surviving entity or

          o the person formed by or surviving any such consolidation or merger, if other than us, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the surviving entity assumes all of our obligations under the exchange notes, the indenture and the collateral documents pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

     (3) the surviving entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the lien of the collateral documents on the collateral owned by or transferred to the surviving entity, together with such financing statements as may be required to perfect any security interests in such collateral which maybe perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

     (4)  the collateral owned by or transferred to the surviving entity will:

          (a) continue to constitute collateral under the indenture and the collateral documents,

          (b) will be subject to the lien in favor of the trustee for the benefit of the holders of the exchange notes, and

          (c) will not be subject to any lien, other than Permitted Collateral Liens;

     (5) the assets of the person which is merged or consolidated with or into the surviving entity, to the extent that such assets are assets of the types which would constitute collateral under the collateral documents, shall be treated as After-Acquired Property and the surviving entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the lien of the collateral documents in the manner and to the extent required in the indenture;

     (6) immediately after giving pro forma effect to such transaction, no default or event of default exists;

     (7)  we or the surviving entity:

          (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and

          (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (8) we will have delivered to the trustee an officers' certificate and an opinion of counsel addressed to the trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with the indenture and that such supplemental indenture is enforceable.

Events of Default and Remedies

     The indenture provides that each of the following constitutes an event of default:

     (1) default for 30 days in the payment when due of interest on the exchange notes;

     (2) default in payment when due of the principal of or premium, if any, on the exchange notes;


     (3) failure by us or any of our subsidiaries to comply with the provisions described under the captions "-- Covenants -- Change of Control," "-- Covenants Asset Sales," "-- Covenants -- Restricted Payments" or "-- Covenants --Incurrence of Indebtedness and Issuance of Preferred Stock;"


     (4) continuance of a default in the performance, or breach, of any of our other covenants or warranties in the indenture for a period of 30 days after there has been given to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the outstanding exchange notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture;

     (5) default under any mortgage, security agreement, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Significant Subsidiaries (or the payment of which is guaranteed by us or any of our subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the issue date of the old notes, which default:

          (a) is caused by a failure to pay principal of, premium, if any, or interest on such Indebtedness, after the expiration of any grace period provided in such Indebtedness on the date of such default (referred to below as a "payment default"), or

          (b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (6) failure by us or any of our Significant Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (7) except as permitted by the indenture, default by us or any of our subsidiary guarantors in the performance of the collateral documents which adversely affects the enforceability or the validity of the trustee's lien on the collateral or which adversely affects the condition or value of the collateral, taken as a whole, in any material respect, repudiation or disaffirmation by us or any of our subsidiaries of its obligations under the collateral documents or the determination in a judicial proceeding that the collateral documents are unenforceable or invalid against us or any of our subsidiaries for any reason;

     (8) except as permitted by the indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any subsidiary guarantor, or any duly authorized person acting on behalf of any subsidiary guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and

     (9) certain events of bankruptcy or insolvency with respect to us or any of our Significant Subsidiaries or any group of our subsidiaries that, taken together, would constitute a Significant Subsidiary.


     If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding exchange notes may declare all the exchange notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to us, any Significant Subsidiary of ours or any group of our subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding exchange notes will become due and payable without further action or notice. In addition to acceleration of the maturity of the exchange notes, if an event of default occurs and is continuing, the trustee will have the right, subject, in the case of the Boise Collateral and the Secondary Collateral, to the Intercreditor Agreements, to exercise remedies with respect to the collateral, such as foreclosure, as are available under the indenture, the collateral documents and at law. Holders of the exchange notes may not enforce the indenture or the exchange notes or exercise remedies with respect to the collateral, except as expressly provided in the indenture. Subject to limitations, holders of a majority in principal amount of the then outstanding exchange notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the exchange notes notice of any continuing default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the exchange notes then outstanding by notice to the trustee may on behalf of the holders of all of the exchange notes waive any existing default or event of default and its consequences under the indenture, the exchange notes, the subsidiary guarantees and the collateral documents, except a continuing default or event of default in the payment of interest on, or the principal of, the exchange notes.

     We are required to deliver to the trustee annually a statement regarding compliance with the indenture. In addition, we are required upon becoming aware of any default or event of default under the indenture, to deliver to the trustee a statement specifying such default or event of default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of ours or any of our subsidiaries, as such, will have any liability for any obligations of ours under the exchange notes, the subsidiary guarantees, the indenture, or the collateral documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of exchange notes by accepting a exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     We may, at our option and at any time, elect to have all of its obligations discharged with respect to the outstanding exchange notes (referred to below as legal defeasance), except for:

     (1) the rights of holders of outstanding exchange notes to receive payments in respect of the principal of, premium, if any, and interest on such exchange notes when such payments are due from the trust referred to below;

     (2) our obligations with respect to the exchange notes concerning issuing temporary exchange notes, registration of exchange notes, mutilated, destroyed, lost or stolen exchange notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

     (4)  the legal defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture (referred to below as covenant defeasance) and thereafter any failure or omission to comply or default in complying with such obligations will not constitute a default or event of default with respect to the exchange notes.

     In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default" will no longer constitute an event of default with respect to the exchange notes.

     In order to exercise either legal defeasance or covenant defeasance,

     (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the exchange notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding exchange notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the exchange notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of legal defeasance, we will have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the old notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

     (3) in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (4) no default or event of default under the indenture will have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

     (6) we must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of exchange notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

     (8) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to legal defeasance or covenant defeasance have been complied with.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of exchange notes) as to all outstanding exchange notes when either:

     (1) all such exchange notes theretofore authenticated and delivered (except lost, stolen or destroyed exchange notes which have been replaced or paid and exchange notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

     (2) (a) all such exchange notes not theretofore delivered to the trustee for cancellation have or will (upon the mailing of a notice or notices deposited with the trustee together with irrevocable instructions to mail such notice or notices to holders of the exchange notes) become due and payable and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in the trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the exchange notes not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit; (b) we have paid all sums payable by us under the indenture; and (c) we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the exchange notes at maturity or the redemption date, as the case may be.

In addition, we must deliver to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

     A holder may exchange or transfer exchange notes in accordance with the indenture. The registrar for the exchange notes and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the indenture, the exchange notes, the subsidiary guarantees, or the collateral documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the exchange notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes), and any existing default or compliance with any provision of the indenture, the exchange notes, the subsidiary guarantees, or the collateral documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding exchange notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes).

     Without the consent of each holder of exchange notes affected thereby, an amendment or waiver may not:

     (1) reduce the principal amount of exchange notes whose holders must consent to an amendment, supplement or waiver of the indenture, exchange notes, subsidiary guarantees, or collateral documents;

     (2) reduce the principal of or change the fixed maturity of any exchange note or alter the provisions with respect to the redemption of the exchange notes (other than the covenants described above under the captions "Change of Control" or "Asset Sales");

     (3) reduce the rate of or change the time for payment of interest on any exchange note;

     (4) waive a default or event of default in the payment of principal of, premium, if any, or interest on the exchange notes (except a rescission of acceleration of the exchange notes by the holders of at least a majority in aggregate principal amount of the exchange notes and a waiver of the payment default that resulted from such acceleration);

     (5) make any exchange note payable in money other than that stated in the exchange notes;

     (6) make any change in the provisions of the indenture, exchange notes, subsidiary guarantees or collateral documents relating to waivers of past defaults or the rights of holders of exchange notes to receive payments of principal of or premium, if any, or interest on the exchange notes;

     (7) waive a redemption payment with respect to any exchange note (other than a payment required by one of the covenants described in clause
          (2) above or under the caption "Optional Redemption"); or

     (8)  make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of the holders of the exchange notes, we and the trustee may, from time to time, amend or supplement the indenture, the exchange notes, the subsidiary guarantees, or the collateral documents to:

     (1)  cure any ambiguity, defect or inconsistency;

     (2) provide for uncertificated exchange notes in addition to or in place of certificated exchange notes;

     (3) provide for the assumption of our or any of our subsidiary guarantors' obligations to holders of exchange notes in the case of a merger or consolidation or sale of all or substantially all of our or any of our subsidiary guarantors' assets;

     (4) provide for additional subsidiary guarantors as set forth in the indenture or to provide for the release of a subsidiary guarantor pursuant to the indenture;

     (5) make any change that would provide any additional rights or benefits to the holders of exchange notes or that does not adversely affect the legal rights under the indenture of any such holder; or

     (6) comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trustee Indenture Act.

     Notwithstanding the foregoing, collateral may be released with the consent of the holders of at least 75% in aggregate principal amount of the then outstanding exchange notes in addition to releases of collateral expressly permitted by the collateral documents.

Concerning the Trustee

     The indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default occurs (which is not cured or waived), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of exchange notes, unless such holder has offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

Book-Entry, Delivery and Form

     The exchange notes to be exchanged for the old notes that were sold to qualified institutional buyers under Rule 144A in the United States initially will be in the form of one registered global note without interest coupons. Upon issuance, the global note will be deposited on the date of consummation of the Exchange Offer with the trustee, as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     The global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global note may not be exchanged for exchange notes in certificated form, except in the limited circumstances described below. See "-- Transfer of Interests in the Global Note for Certificated Exchange Notes." Except in the limited circumstances described below, owners of beneficial interests in the global note will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the global note will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

     Initially, the trustee will act as paying agent and registrar for the exchange notes. Exchange notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

     The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

     DTC has informed us that it is a limited-purpose trust company created to hold securities for its participant organizations and to facilitate the clearance and settlement of transactions in those securities between those participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons other than participants or indirect participants may beneficially own securities held by or on behalf of DTC only through its participants or the indirect participants.

     We expect that, pursuant to procedures established by DTC,

     o (1) upon deposit of the global notes, DTC will credit the accounts of participants with portions of the principal amount of the global note and

     o (2) ownership of such interests in the global note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global note).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the global note to such persons will be limited to that extent.

     So long as the global note holder is the registered holder of any exchange notes, the global note holder will be considered the sole owner of such exchange notes. Except as described below, owners of beneficial interests in the global note will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose. As a result, the ability of a person having a beneficial interest in the global note to pledge such interest to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interests may be affected by the lack of a physical certificate evidencing such interest.

     Payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on the global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the exchange notes, including the global note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, our subsidiary guarantors, the trustee or any agent of any of the foregoing has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global note, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global note or

     (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities, such as the exchange notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by participants and indirect participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. None of us, our subsidiary guarantors, the trustee or any agent of any of the foregoing will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the exchange notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the global note will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in immediately available funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account DTC has credited the interests in the global note and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the exchange notes, DTC reserves the right to exchange the global note for legended exchange notes in certificated form, and to distribute such exchange notes to its participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global note among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, our subsidiary guarantors, the trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their obligations under the rules and procedures governing any of their operations.

Transfers of Interests in the Global Note for Certificated Exchange Notes

     The global note is exchangeable for definitive exchange notes in registered certificated form if:

     (1)  DTC

          (x) notifies us that it is unwilling or unable to continue as depositary for the global note and we thereupon fail to appoint a successor depositary within 120 days thereafter, or

          (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934,

     (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the certificated exchange notes or

     (3) a default or event of default with respect to the exchange notes shall have occurred and be continuing.

     In addition, beneficial interests in the global note may be exchanged for certificated exchange notes upon request, but only upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated exchange notes delivered in exchange for the global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

Same-Day Settlement and Payment


     The indenture requires that payments in respect of the exchange notes represented by the global note, including principal, premium, if any, and interest, be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated exchange notes, we will make all payments of principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Exchange notes represented by the global note are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Defined Terms


     Set forth below are some of the defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized or uncapitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person:

     (1) Indebtedness of any other person existing at the time such other person is merged with or into, or became a subsidiary of, such specified person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into, or becoming a subsidiary of, such specified person, and

     (2) Indebtedness secured by a lien encumbering any asset acquired by such specified person.

     "Affiliate" of any specified person, means any other person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. Notwithstanding the foregoing, no Person (other than us or any subsidiary of ours) in which a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of ours or any of our subsidiaries solely by reason of such Investment.

     "After-Acquired Property" means any and all assets or property acquired after the issue date of the old notes including any assets or property acquired by us or any subsidiary guarantor from a transfer from us or a wholly owned subsidiary of ours that is a subsidiary guarantor.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the capital stock of any subsidiary of such person) other than to us or to any of our wholly owned subsidiaries that is a subsidiary guarantor and other than directors' qualifying shares, in each case in excess of $250,000;

     (2) the issuance of Equity Interests in any subsidiaries or the sale of any Equity Interests in any subsidiaries, in each case, in one or a series of related transactions (x) that have a fair market value in excess of $250,000 or (y) with respect to which we shall have received net proceeds in excess of $250,000; and

     (3) the damage or destruction of all or any portion of the collateral or the taking of all or any portion of the collateral by eminent domain;

provided, that notwithstanding the foregoing, the term "Asset Sale" will not include:

     (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of our assets or the assets of any of our subsidiaries, as permitted pursuant to the covenant entitled "Merger, Consolidation or Sale of Assets;"

     (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice and to the extent that such sales or leases are not part of a sale of the business in which such equipment was used or in which such inventory or accounts receivable arose;

     (c) a transfer of assets by us to a wholly owned subsidiary of ours that is a subsidiary guarantor or by a wholly owned subsidiary of ours to us or to another of our wholly owned subsidiaries that is a subsidiary guarantor;

     (d) an issuance of Equity Interests by a wholly owned subsidiary of ours to us or to another of our wholly owned subsidiaries that is a subsidiary guarantor;

     (e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

     (f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

     (g) sales or transfers of accounts receivable and related assets pursuant to a Qualified Receivables Transaction to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP; provided that such sales shall not exceed the lesser of $25.0 million or the outstanding balance under the Revolving Credit Facility; provided further that the entire proceeds of any such sale are used to repay outstanding indebtedness under the Revolving Credit Facility and permanently reduce commitments thereunder;

     (h)  Permitted Investments; or

     (i) a Restricted Payment that is permitted by the covenant entitled "Restricted Payments."

For the purposes of clause (g), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of us entered into as part of a Qualified Receivables Transaction.

     "Boise Agreement" means that certain agreement dated November 23, 1992, among Boise Cascade Corporation, American Tissue Mills of Oregon, Inc. and American Tissue Corporation, as amended on January 1, 1999 and as same may be further amended, modified, extended, renewed, amended and restated or supplemented from time to time.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association, limited liability company or other business entity, any and all shares, membership interests or other interests, participations, rights or other equivalents, however designated, of corporate stock;


     (3) in the case of a partnership, partnership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than 12 months from the date of acquisition;


     (2) U.S. dollar denominated (or foreign currency fully hedged) (a) time deposits, money-market deposits or accounts, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit and bankers' acceptance of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or
          (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 12 months from the date of acquisition, and (b) overnight bank deposits and federal funds transactions with a bank meeting the qualifications specified in clauses (a)(i)or (a)(ii)above;


     (3) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within 12 months of the date of acquisition;

     (4) repurchase agreements with a term of not more than 60 days with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for underlying securities of the types described in subparagraphs (1), (2), or (3) above, in which the Company will have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations;

     (5) investments in securities with maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof; and

     (6) interests in money market mutual funds which invest solely in assets or securities of the types described in subparagraphs (1) through (5) hereof, inclusive.

     "Change of Control" means such time as:

     (1) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, a "Group"), other than any of the Permitted Holders, has become, directly or indirectly, the

          "beneficial owner," of 35% or more of the voting power of our voting Capital Stock and the Permitted Holders beneficially own, directly or indirectly, a lesser percentage of the voting power of our voting Capital Stock than the percentage beneficially owned by such person or Group; or

     (2) the sale, lease or transfer of all or substantially all of the assets of American Tissue and our subsidiaries to any person or Group (other than a subsidiary guarantor of ours or any of the Permitted Holders); or

     (3) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election by our board of directors or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than as a result of death) to constitute a majority of our directors, as the case may be, then in office.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral Account" means the collateral account established pursuant to the indenture relating to the exchange notes.

     "Collateral" means collectively, all of the property and assets (including, without limitation, Primary Collateral, Boise Collateral and Secondary Collateral) that are from time to time subject to the lien of the collateral documents, including the liens, if any, required to be granted pursuant to the Indenture.

     "Consolidated EBITDA" means, with respect to us and our subsidiaries for any period, the sum of, without duplication:

     (1)  the Consolidated Net Income for such period; plus

     (2)  the Fixed Charges for such period; plus

     (3) provision for consolidated taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period); plus

     (4) consolidated depreciation, amortization and other non-cash charges of ours and our subsidiaries required to be reflected as expenses on our books and records, minus

     (5) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (4); and

     (6)  excluding the impact of foreign currency translations.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a subsidiary of a person will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such subsidiary was included in calculating the Consolidated Net Income of such person and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to us by such subsidiary without prior approval pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (but not loss) of any person that is not a subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent person or a wholly owned subsidiary thereof that is a subsidiary guarantor;

     (2) the Net Income of any subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary or its stockholders;

     (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

     (4) the cumulative effect of a change in accounting principles will be excluded; and

     (5) all other extraordinary gains and extraordinary losses will be excluded.

     "Consolidated Net Worth" means, with respect to any person as of any date, the sum of:

     (1) the consolidated equity of the common stockholders of such person and its consolidated subsidiaries as of such date, plus

     (2) the respective amounts reported on such person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the issue date of the old notes in the book value of any asset owned by such Person or a consolidated subsidiary of such Person, (y) all investments as of such date in unconsolidated subsidiaries of such Person and in other Persons that are not subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Depositary" means, with respect to the exchange notes issuable or issued in whole or in part in global form, the person specified in the indenture for the exchange notes as the Depositary with respect to the Notes, until a successor will have been appointed and become such Depositary pursuant to the applicable provision of the indenture, and, thereafter, "Depositary" will mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days after the final maturity date of the exchange notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require us to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock are not more favorable to the holders of such Capital Stock than the covenants entitled "-- Change of Control" and "-- Asset Sales;" provided that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant entitled "Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act of

     (1)  our Equity Interests (other than Disqualified Stock) or

     (2) Equity Interests (other than Disqualified Stock) of our parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to our equity capital or are used to purchase our Equity Interests (other than Disqualified Stock).

     "Existing Indebtedness" means the Indebtedness of ours and our subsidiaries in existence on the issue date of the old notes, until such amounts are repaid.

     "Existing Mortgage Collateral" means (1) the property owned or leased by
(i) Coram Realty LLC located at 466-468 Coram-Yaphank Road, Coram, NY, (ii) Gilpin Realty Corporation located at 45 Gilpin Avenue, Hauppauge, NY, (iii) Grand LLC located at Route 4 and Bells Lane, Waterford, NY, (iv) Engineers Road LLC located at 135 Engineers Road, Hauppauge, NY and (v) Saratoga Realty LLC located at 3 Duplainville Road, Saratoga Springs, NY, (2) the equipment located at such property described in clause (1) which is encumbered by the Existing Mortgage Loans, (3) certain documents and intangibles relating to the foregoing and (4) any and all proceeds relating to the foregoing.

     "Existing Mortgage Loans" means the documents or instruments, including any related notes, guarantees, collateral documents and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, replaced, restated or refinanced from time to time which creates

     (1)  an obligation of ours or a subsidiary guarantor of ours and

     (2) a security interest in any Existing Mortgage Collateral, in each case, in favor of a lender under the Existing Mortgage Loans.

     "Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of:

     (1) the consolidated interest incurred by such person and its subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

     (2) the consolidated interest incurred by such person and our subsidiaries that was capitalized during such period;

     (3) any interest expense on Indebtedness of another person that is guaranteed by such person or one of our subsidiaries or secured by a lien on assets of such person or one of our subsidiaries (whether or not such guarantee or lien is called upon); and

     (4) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a person that is a subsidiary) on any series of preferred stock of such person payable to a party other than to us or a wholly owned subsidiary of ours, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.


     "Fixed Charge Coverage Ratio" means, for any period, the ratio of the Consolidated EBITDA of American Tissue and our subsidiaries for such period to the Fixed Charges of American Tissue and our subsidiaries for such period. In the event that we or any of our subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated, giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above:


     (1) acquisitions that have been made by us or any of our subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period;

     (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent person or any of its subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the issue date of the old notes.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Hedging Obligations" means, with respect to any person, the obligations of such person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements, in each case designed to protect such person against fluctuations in interest rates, currency rates or the prices of commodities actually at that time used in the ordinary course of business of such person.

     "Holdco" means Middle American Tissue Inc., a Delaware corporation, and the direct parent of the Company.

     "Holdco Notes" means the senior secured discount notes in an aggregate principal amount of $20.0 million issued on the issue date of the old notes to DLJ Merchant Banking Partners II, L.P. and certain of its affiliates.

     "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes an accrued expense or trade payable) or representing any Hedging Obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any asset of such person (whether or not such indebtedness is assumed by such person) and, to the extent not otherwise included, the guarantee by such person of any indebtedness of any other person.

     "Independent Appraiser" means a person who in the course of its business appraises property and

     (1) where real property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated,

     (2) who does not have a direct or indirect financial interest in the Company and

     (3) who, in the judgment of our board of directors, is otherwise independent and qualified to perform the tasks for which it is engaged.

     "Intellectual Property Collateral" means all intellectual property owned by us or any of our subsidiary guarantors, including, without limitations, all trademarks, services marks, patents, copyrights, trade secrets and other proprietary information.

     "Intercreditor Agreements" means the Existing Lien Intercreditor Agreement and the Boise Intercreditor Agreement.

     "Investments" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Moody's" means Moody's Investor Services.

     "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with

          (a)any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or

          (b)the disposition of any securities by such person or any of our subsidiaries or the extinguishment of any Indebtedness of such person or any of our subsidiaries; and

     (2) any extraordinary or non-recurring gain (but not loss), together with any related provision for taxes on such extraordinary or non-recurring gain (but not loss).

     "Net Insurance Proceeds" means collectively

     (1) all insurance proceeds (excluding liability insurance proceeds payable to the trustee for the exchange notes for any loss, liability or expense incurred by it) actually received by the trustee or us or any of our subsidiaries as a result of damage to, or the loss or destruction of, all or any portion of the collateral, less collection costs, including fees and expenses of attorneys and insurance adjusters paid or incurred by us or any of our subsidiaries, and

     (2) all proceeds, awards or payments for any collateral which is taken by eminent domain, expropriation or similar governmental actions or sold pursuant to the exercise by the United States of America or any state, municipality, province or other governmental authority of any right which it may have to purchase, or to designate a purchaser or to order a sale of, all or any part of the collateral, in each case less collection costs, including fees and expenses of attorneys paid or incurred by us or any of our subsidiaries.

     "Net Proceeds" means the aggregate cash proceeds received by us or any of our subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales and brokerage commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable by us or any of our subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the exchange notes or the subsidiary guarantees thereof) secured by a lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

     (1)  as to which neither we nor any of our subsidiaries

          (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

          (b) is directly or indirectly liable (as a guarantor or otherwise), or

          (c)  constitutes the lender; and

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of ours or any of our subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of ours or of any of our subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Parent" means Super American Tissue Inc., a Delaware corporation, our indirect parent and the direct parent of Holdco.

     "Permitted Collateral Liens" means the liens expressly permitted by the applicable Collateral Documents.

     "Permitted Holders" means (x) Nourollah Elghanayan, Mehdi Gabayzadeh and their respective spouses, lineal descendants and adopted children and spouses of their respective lineal descendants and adopted children, siblings and lineal descendants of such siblings and spouses of such persons, any foundation controlled by any of the foregoing persons, any trusts for the benefit of any of the foregoing persons, (y) DLJ Merchant Banking Partners II, L.P. and (z) any Affiliates of the foregoing persons.

     "Permitted Investments" means:

     (1) any Investments in us or in a wholly owned subsidiary of ours that is a subsidiary guarantor and that is engaged in the same or a similar, complementary, ancillary or related line of business as us and our subsidiaries were engaged in on the issue date of the old notes and reasonable extensions or expansions thereof;

     (2) any Investment by us or a wholly owned subsidiary of ours in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person in connection with a Qualified Receivables Transaction; provided, that the foregoing Investment is in the form of a note that the Receivables Subsidiary or other person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not our Affiliates entered into as part of a Qualified Receivables Transaction;


     (3)  any Investments in cash and Cash Equivalents;


     (4) Investments by us or any of our subsidiaries in a person if as a result of such Investment (a)such person becomes a wholly owned subsidiary of ours that is engaged in the same or a similar line of business as we and our subsidiaries were engaged in on the issue date of the old notes and reasonable extensions or expansions thereof or
          (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a wholly owned subsidiary of ours that is a subsidiary guarantor and that is engaged in the same or a similar, complementary, ancillary or related line of business as we and our subsidiaries were engaged in on the issue date of the old notes and reasonable extensions or expansions thereof;

     (5) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant entitled "Asset Sales;"

     (6)  Investments outstanding as of the issue date of the old notes;

     (7) Investments which constitute Existing Indebtedness of ours or of any of our subsidiaries;

     (8) any payments made in connection with the acquisition of the Berlin-Gorham Mills pursuant to the related asset purchase agreement;

     (9) Investments, the payment for which consists exclusively of our Equity Interests (other than Disqualified Stock);

     (10) loans or advances to officers and employees of ours or any of our subsidiaries in an aggregate amount not exceeding $1.5 million at any one time outstanding;

     (11) Investments in the form of intercompany Indebtedness to the extent permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;"

     (12) Hedging Obligations;

     (13) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers, in each case arising in the ordinary course of business; and

     (14) other Investments in any person (other than an Affiliate of ours or an Affiliate of any of our subsidiaries) that do not exceed $10.0 million at any time outstanding.

     "Permitted Liens" means:

     (1) liens securing obligations under the indenture, the exchange notes, the subsidiary guarantees thereof and the Collateral Documents;

     (2) liens securing the obligations under the Boise Agreement, the Existing Mortgage Loans and the Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed applicable amounts permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;"

     (3)  liens in favor of us or any subsidiary guarantor of ours;

     (4) liens on property of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries in accordance with the provisions of the indenture; provided that such liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with us;

     (5) liens on property existing at the time of acquisition thereof by us or any of our subsidiaries; provided that such liens were in existence prior to the contemplation of such acquisition;


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     (6)  liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (7)  liens existing on the issue date of the old notes;

     (8) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

     (9) liens imposed by law or arising by operation of law, including carriers', warehousemen's, mechanics', materialmen's, vendors', repairmen's, or other similar liens arising or incurred in the ordinary course of business;

     (10) liens of landlords or of mortgagees of landlords arising by operation of law; provided that the rental payments secured thereby are not yet due and payable;

     (11) liens incurred in the ordinary course of our business or the business of any of our subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by us or such subsidiary;

     (12) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations;

     (13) Purchase Money Liens (including extensions and renewals thereof);

     (14) liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

     (15) judgment and attachment liens not giving rise to an event of default under the indenture;

     (16) liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

     (17) liens arising out of consignment or similar arrangements for the sale of goods;

     (18) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

     (19) liens arising from filing Uniform Commercial Code financing statements regarding leases;

     (20) liens securing Acquired Indebtedness (and any Permitted Refinancing Indebtedness which refinances such Acquired Indebtedness) incurred in accordance with the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that (a) such liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by us or any of our subsidiaries and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by us or such subsidiary and (b) such liens do not extend to or cover any property or assets of ours or of any of our subsidiaries, other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of ours or of such subsidiary;

     (21) liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

     (22) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect our ability or the ability of any of our subsidiaries to conduct its business and are incurred in the ordinary course of business;

     (23) liens securing our obligations under Hedging Obligations permitted to be incurred under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" or any collateral for the Indebtedness to which such Hedging Obligations relate;

     (24) liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptance issued or credited for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (25) leases or subleases granted to others that do not materially interfere with the ordinary course of business of American Tissue and our subsidiaries;

     (26) liens encumbering property or other assets under construction arising from progress or partial payments by a customer or us or any of our subsidiaries relating to such property or other assets;

     (27) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

     (28) liens securing other Indebtedness not exceeding $10.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of ours or any of our subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of ours or any of our subsidiaries incurred pursuant to the Fixed Charge Coverage Ratio test in the first paragraph of, or pursuant to clause (2) or (3) of the second paragraph of, the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the exchange notes, such Permitted Refinancing

          Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the exchange notes on terms at least as favorable to the Holders of the exchange notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by us or by any subsidiary of our that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Tax Payments" means, for so long as we remain a "qualified Subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), distributions to Holdco to reimburse the shareholders of Holdco:

     (1) for tax liabilities, in an amount (not to exceed $2.0 million) equal to the product of (i) the previously unpaid interest on the Related Party Debt that will become taxable to the current holder of such debt on the issue date of the old notes as a result of the assumption of or transfer of such debt by or to Parent on the issue date of the old notes, (ii) the percentage of Parent's stock not owned on the issue date of the old notes by the current holder of the Related Party Debt, his spouse or a grantor trust of which either of them is grantor (a "Related Trust") and (iii) the maximum combined individual federal, state and local income tax rates in effect on the issue date of the old notes;

     (2) for tax liabilities in respect of each of our taxable years (or portion of a taxable year) beginning on or after the issue date of the old notes, in an amount equal to (i) (A) the amount of original issue discount on the Related Party Debt accrued during such year minus (B) the product of (I) the percentage of Parent's stock owned during such time by the current holder of the Related Party Debt, his spouse or a Related Trust and (II) the amount of original issue discount specified in clause (A), plus the amount of original issue discount incurred with respect to the Holdco Notes for such year (the "Annual Intermediate OID"), plus our taxable loss, if any for such year, minus our taxable income (to the extent such income does not exceed the sum of the amount of original issue discount described in clause (A) and the Annual Intermediate OID for such year), if any, for such year, multiplied by (ii) the maximum combined individual federal, state, and local income tax rate for such year; and

     (3) for tax liabilities, in an amount equal to the product of (i) (A) the excess, if any, of

          (I)  our cumulative net taxable income since April 1, 1999 over

          (II) the cumulative interest expense incurred by Holdco with respect to the Holdco Notes, plus the cumulative interest expense incurred by Parent with respect to the Related Party Debt since April 1, 1999 and a percentage of any such unpaid interest expense incurred prior to April 1, 1999 equal to the percentage of Parent's stock not owned on the issue date of the old notes by the current holder of the Related Party Debt, his spouse or a Related Trust, increased by (B) the cumulative amounts included in clause (2) (i) (B) that have actually reduced a distribution under clause (2) and

               (ii) the maximum combined individual federal, state and local income tax rates in effect from time to time (excluding any state or locality that treats us, Holdco or Parent as a C corporation), minus

               (iii) all prior distributions made under this clause (3) and any tax payments in respect of any taxable period (or portion thereof) beginning on or after April 1, 1999 that were made prior to the issue date of the old notes by us or our Parent to or on behalf of any of their shareholders.

     If we become taxable as a "C" corporation (as defined in Section 1361(a)(2) of the Code) and becomes a member (for income tax purposes) of an affiliated, consolidated, combined or unitary group of which Parent is the common parent (a "Group Member"), "Permitted Tax Payments" shall mean distributions to Parent for income tax liabilities imposed on us as a Group Member, in an amount equal to

          (a) our cumulative net taxable income from the date on which we becomes a C corporation and a Group Member, multiplied by the maximum marginal federal, state and/or local corporate income tax rates in effect from time to time (excluding any jurisdiction that does not treat us as a Group Member), minus

          (b) all prior distributions made pursuant to this sentence and any such taxes paid directly by us.

     Any combined federal, state and/or local tax rate referred to in this definition shall be determined taking into account the deductibility of state and local income taxes for federal income tax purposes.

     Notwithstanding the foregoing, no Permitted Tax Payment shall be permitted if

     (x) a default or event of default under the indenture exists or would result therefrom or

     (y) the obligations with respect to any such Permitted Tax Payments are not subordinated in right of payment to our obligations under the exchange notes.

     "Purchase Money Lien" means a lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under the Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided, however, that such lien encumbers only such asset or property and is granted within 90 days of such acquisition.

     "Purchase Money Obligations" of any person means any obligations of such person to any seller or any other person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such person or any of our subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by us or any of our subsidiaries pursuant to which we or any of our subsidiaries may sell, convey or otherwise transfer to
(i) a Receivables Subsidiary (in the case of a transfer by us or any of our subsidiaries) and (ii) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of ours or any of our subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a wholly owned subsidiary of ours which engages in no activities other than in connection with the financing of accounts receivable and which is designated by our board of directors (as provided below) as a Receivables Subsidiary (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (a) is guaranteed by us or any of our subsidiaries (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (b) is recourse to or obligates us or any of our subsidiaries in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (c) subjects any property or asset of ours or any of our subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (2) with which neither we nor any of our subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to us or such subsidiary than those that might be obtained at the time from persons who are not our Affiliates, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (3) with which neither we nor any of our subsidiaries has any obligation to maintain or preserve such subsidiary's financial condition or cause such subsidiary to achieve certain levels of operating results. Any such designation by our board of directors will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of our board of directors giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

     "Related Party Debt" means our debt that is assumed by or otherwise transferred to our direct parent on the issue date of the old notes in an aggregate amount not in excess of $33.0 million and accruing interest at not more than 10% per annum.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Revolving Credit Facility" means the credit agreement among us, certain of our subsidiary guarantors, certain lenders and LaSalle Bank National Association, as lender and agent for the other lenders, providing for working capital and other financing, as the same may be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof by the same or any other lender or group of lenders.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "S&P" means Standard & Poor's Financial Information Services.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa- 77bbbb) as in effect on the date on which the Indenture is qualified under the TIA.

     "Trust Monies" means, subject to the Intercreditor Agreements, all cash and Cash Equivalents received by the Trustee:

     (1) upon the release of collateral from the Lien of the Indenture or the collateral documents, including all Available Amounts and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

     (2)  as Net Insurance Proceeds;

     (3)  pursuant to the collateral documents;

     (4) as proceeds of any sale or other disposition of all or any part of the collateral by or on behalf of the trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the collateral pursuant to the indenture or any of the collateral documents or otherwise; or

     (5) for application as provided in the relevant provisions of the indenture or any collateral document for which disposition is not otherwise specifically provided for in the indenture or in any collateral document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of exchange notes, for the satisfaction and discharge of the indenture or to pay the purchase price of exchange notes pursuant to a Change of Control Offer or Asset Sale Offer.

     "Unrestricted Subsidiary" means any of our subsidiaries that is designated by our board of directors as an Unrestricted Subsidiary pursuant to a board resolution; but only to the extent that such subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with us or any of our other subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such subsidiary than those that might be obtained at the time from persons who are not our Affiliates;

     (3) is a person with respect to which neither we nor any of our subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ours or any of our subsidiaries.

Any such designation by our board of directors will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant entitled "Restricted Payments" hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such subsidiary will be deemed to be incurred by a subsidiary of ours as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" hereof, we will be in default of such covenant). Our board of directors may at any time designate any Unrestricted Subsidiary to be a subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a subsidiary of ours of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (a) such Indebtedness is permitted under the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock," and (b) no default or event of default under the indenture would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

     (2)  the then outstanding principal amount of such Indebtedness.

                 MATERIAL UNITED STATES INCOME TAX CONSEQUENCES

General

     The following is a summary of the material U.S. federal income tax consequences relevant to U.S. Holders, as defined below, of the acquisition, ownership and disposition of the exchange notes acquired in and under the terms of our exchange offer by holders of old notes that acquired their old notes on original issuance and for the original offering price, but does not purport to be complete. It applies only if you are a holder that acquires exchange notes under our exchange offer. The discussion is based on current provisions of the Internal Revenue Code of 1986, applicable U.S. Treasury regulations, judicial authority and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect as of the date of this prospectus. We cannot assure that the IRS will not take a contrary view, and we have not sought, and will not seek, a ruling from the IRS. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the following statements and conclusions. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders of the exchange notes.

     We assume in our discussion below that the exchange notes are held as capital assets. This discussion is for general information only, and does not address all of the tax consequences that may be relevant to particular holders of the exchange notes in light of their specific circumstances. Moreover, this discussion does not address U.S. federal tax laws applicable to holders that may be subject to special tax rules, including, without limitation:

     o    banks and other financial institutions;

     o    real estate investment trusts;

     o    regulated investment companies;

     o    insurance companies;

     o    tax-exempt organizations;

     o custodians, nominees or similar intermediaries holding the exchange notes for others;


     o persons who own exchange notes through partnerships, S corporations, limited liability companies or other pass through entities;


     o    dealers in securities;

     o persons that hold a exchange note as part of a "straddle," or as part of a "hedging," "conversion" or "integrated" transaction for U.S. federal income tax purposes;

     o    persons whose functional currency is not the U.S. dollar;

     o    persons subject to the alternative minimum tax;

     o Non-U.S. Holders that are entitled to claim the benefits of tax treaties to which the United States is a party; or

     o    Non-U.S. Holders that are engaged in a U.S. trade or business.

Finally, this discussion does not consider the effect of the tax laws of any foreign, state, local or other tax laws or estate or gift tax considerations that may be applicable to a particular holder.

     When we use the term "U.S. Holder," we mean an initial beneficial owner of exchange notes who, for U.S. federal income tax purposes:

     o is an individual who is a citizen or resident of the United States as determined under U.S. federal income tax laws;

     o is a corporation organized or formed in or under the laws of the United States or any political subdivision thereof;

     o is an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     o is a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and (2) one or more U.S. trustees or fiduciaries have the authority to control all substantial decisions of the trust.

     We advise you to consult with your own tax advisors regarding the tax consequences to you of the acquisition, ownership and sale of the exchange notes, including the federal, state, local, foreign and other tax consequences of such acquisition, ownership and sale and of potential changes in applicable tax laws.

Interest and Original Issue Discount


     Each old note was issued with original issue discount ("OID"), and, accordingly, each exchange note will also have OID. You are required to include in income, in each year, regardless of whether you are a cash or accrual basis taxpayer, in advance of the receipt of cash payments on such exchange notes, that portion of the OID, computed on a constant yield-to-maturity basis, attributable to each day during such year on which you held the exchange notes.

     The amount of OID with respect to each exchange note is equal to the excess of (1) its "stated redemption price at maturity" over (2) its "issue price." Under OID Regulations, the "issue price" of the exchange notes is the initial offering price (not including any bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler) at which a substantial amount of the old notes were sold. The "stated redemption price at maturity" of each exchange note is the sum of all cash payments, whether denominated as principal or interest, provided by the exchange note, other than payments of "qualified stated interest". Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Accordingly, the 12 1/2% current interest payable on an exchange note will constitute qualified stated interest. All other amounts payable on the exchange notes will be included in the exchange note's stated redemption price at maturity.

     As a U.S. Holder of a debt instrument issued with OID, you will be required to include in gross income (generally as ordinary interest income) for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of such OID for all days during the taxable year on which you hold the debt instrument. The daily portions of OID are determined on a constant yield-to-maturity basis by allocating to each day on which you hold the debt instrument a pro rata portion of the OID on such debt instrument which is attributable to the "accrual period" (generally the period between interest payment or compounding dates) in which such day is included. The amount of the OID attributable to each "accrual period" is the product of:

     (1)  the "adjusted issue price" at the beginning of such accrual period and

     (2) the "yield to maturity" of the debt instrument (stated in a manner appropriately taking into account the length of the accrual period),

     less any qualified stated interest attributable to that accrual period.

     The "adjusted issue price" of an exchange note at the beginning of an accrual period generally will be equal to the issue price of the old note you exchanged for the exchange note plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments that have been made on the exchange note other than payments of qualified stated interest.

     Qualified stated interest paid on an exchange note generally will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes. Other payments on the exchange notes are not separately included in your income as interest, but rather are treated first as payments of previously accrued and unpaid OID and then as payments of principal.

Disposition of the Exchange Notes.

     You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note. The amount of your gain or loss generally equals the amount you receive for the exchange note (less any amounts attributable to accrued and unpaid qualified stated interest) minus your adjusted tax basis in the exchange notes. Your adjusted tax basis in an exchange note generally will equal the cost to you of the old notes you exchanged for the exchange notes, increased by the amount of OID previously included in your income with respect to such old notes and such exchange notes, and decreased by the amount of any principal or interest payments previously received by you on the exchange notes (other than payments of qualified stated interest).

     Your gain or loss will generally be a long-term capital gain or loss if you have held the old note and the exchange note you received in the exchange offer for more than one year. Otherwise, it will be short-term capital gain or loss. The deductibility of capital losses is subject to limitation.

Information Reporting and Backup Withholding.

     We will report to U.S. Holders of the exchange notes and the IRS the amount of any "reportable payments" and any amount withheld with respect to the exchange notes during the calendar year.

     A noncorporate U.S. Holder may, under certain circumstances, be subject to "backup withholding" unless such U.S. Holder provides to us a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. In addition, a U.S. Holder will be subject to backup withholding if we have been notified by the IRS that backup withholding is required for such U.S. Holder due to a failure to properly report interest and dividend payments. The backup withholding rate is 31% of "reportable payments," which include interest and, under certain circumstances, principal payments.

                              PLAN OF DISTRIBUTION

     Each holder desiring to participate in the exchange offer will be required to represent, among other things, that:

     (1)  it is not an "affiliate" (as defined in Rule 405 of the Securities
          Act) of American Tissue,

     (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes, and

     (3) it is acquiring the exchange notes in the ordinary course of its business.

     A holder that cannot make such representation will not be able to participate in the exchange offer, and may only sell its old notes under a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act or under an exemption from the registration requirements of the Securities Act.

     Each broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from American Tissue, may exchange such old notes under the exchange offer. However, such participating broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by the broker-dealer in the exchange offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus, as it may be amended or supplemented from time to time.

     Based upon interpretations by the staff of the Securities and Exchange Commission, we believe that exchange notes issued under the exchange offer to participating broker-dealers may be offered for resale, resold, and otherwise transferred by a participating broker-dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. We and our subsidiary guarantors have agreed that for a period of not less than one year following the consummation of the exchange offer, to make this prospectus, as amended or supplemented, available to participating broker-dealers for use in connection with any such resale. During such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market making or other trading activities. In addition, until ______________, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     Based upon interpretations by the staff of the Securities and Exchange Commission, we believe that exchange notes issued under the exchange offer may be offered for resale, resold and otherwise transferred by a holder thereof, other than a participating broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.

     Neither we nor our subsidiary guarantors will receive any proceeds from any sale of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

     o    in the over-the-counter market;

     o    in negotiated transactions;

     o through the writing of options on the exchange notes or a combination of such methods of resale;

     o    at market prices prevailing at the time of resale;

     o    at prices related to such prevailing market prices; or

     o    at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells exchange notes that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We and our subsidiary guarantors have agreed to pay all expenses incidental to the exchange offer, other than commissions and concessions of any brokers or dealers, and will indemnify holders of the exchange notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

                                  LEGAL MATTERS


     Mandel Resnik & Kaiser P.C., New York, New York will issue an opinion for us and our subsidiary guarantors with respect to the issuance of the exchange notes offered hereby, including


     (1)  our existence and good standing under our state of incorporation,

     (2)  our authorization of the sale and issuance of the exchange notes and

     (3)  the enforceability of the exchange notes.

                                     EXPERTS


     Our consolidated financial statements as of and for the fiscal years ended September 30, 1998 and 1999 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     Our consolidated financial information as of and for the fiscal year ended September 30, 1996 included in this prospectus have been audited by Holtz Rubenstein & Co., LLP, independent public accountants, as stated in their report, and is included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     Ernst & Young LLP, independent auditors, have audited the financial statements of the Berlin-Gorham Pulp and Paper Mill at December 27, 1998 and December 28, 1997 and for each of the three years in the period ended December 27, 1998, as set forth in their report. We have included the financial statements of the Berlin-Gorham Pulp and Paper Mill in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.



                              AVAILABLE INFORMATION

     We and our subsidiary guarantors have filed with the Securities and Exchange Commission a Registration Statement on Form S-4, the "Exchange Offer Registration Statement," which term encompasses all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, and the rules and regulations promulgated thereunder, covering the exchange notes being offered. This prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to American Tissue, our subsidiary guarantors and the exchange offer, reference is made to the Exchange Offer Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the exchange offer registration statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Securities and

Exchange Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of such Web site is: http://www.sec.gov.

     As a result of the filing of the Exchange Offer Registration Statement, we will become subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith will be required to file periodic reports and other information with the Securities and Exchange Commission. Our obligation to file periodic reports and other information with the Securities and Exchange Commission will be suspended if the exchange notes are held of record by fewer than 300 holders as of the beginning of our fiscal year other than the fiscal year in which the exchange offer registration statement is declared effective.

     We will, nevertheless, be required to continue to file reports with the Securities and Exchange Commission if the exchange notes are listed on a national securities exchange. In the event we cease to be subject to the informational requirements of the Securities Exchange Act of 1934, we will be required under the indenture relating to the exchange notes to continue to file with the Securities and Exchange Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Securities Exchange Act of 1934.

     Under the indenture, we will furnish the holders of exchange notes with annual, quarterly and other reports after we file such reports with the Securities and Exchange Commission.

     Annual reports delivered to the trustee and the holders of exchange notes will contain financial information that has been examined and reported upon, with an opinion expressed by a firm of independent public accountants. We will also furnish such other reports as may be required by law.

                          INDEX TO FINANCIAL STATEMENTS

American Tissue Inc.

Report of Independent Public Accountants ......................................   F-2
Consolidated Balance Sheets at September 30, 1999, September 30, 1998 .........   F-3
Consolidated Statements of Operations for the Years Ended September 30, 1999,
1998 and 1997 .................................................................   F-4
Consolidated Statements of Stockholder's Equity at September 30, 1999, 1998
and 1997 ......................................................................   F-5
Consolidated Statements of Cash Flows for the Years ended September 30, 1999,
1998 and 1997 .................................................................   F-6
Notes to Consolidated Financial Statements ....................................   F-8

Berlin-Gorham Mills

Berlin-Gorham Mills Report of Independent Auditors ............................   F-27
Balance Sheets at December 27, 1998 and December 28, 1997 .....................   F-28
Statements of Operations for the 52 Weeks Ended December 27, 1998, December 28,
1997 and December 29, 1996 ....................................................   F-29
Statements of Changes in Crown Vantage's Investment ...........................   F-30
Statements of Cash Flows ......................................................   F-31
Notes to Financial Statements .................................................   F-32
Balance Sheet at June 27, 1999 (unaudited) and December 27, 1998 ..............   F-42
Statements Of Operations for the 26 Weeks Ended June 27, 1999 and June 28,
1998 (unaudited) ..............................................................   F-43
Statements of Cash Flows for the 26 Weeks Ended June 27, 1999 and June 28,
1998 (unaudited) ..............................................................   F-44
Notes to Interim Financial Statements .........................................   F-45

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of American Tissue Inc.:

     We have audited the accompanying consolidated balance sheets of American Tissue Inc. (a Delaware corporation) and subsidiaries (the "Company") as of September 30, 1999 and 1998, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Tissue Inc. and subsidiaries as of September 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1999 in conformity with generally accepted accounting principles.

                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                             ARTHUR ANDERSEN LLP

Melville, New York
December 10, 1999

                              AMERICAN TISSUE INC.

                           CONSOLIDATED BALANCE SHEETS

                  (dollars in thousands, except share amounts)

                                                                    September 30,
                                                                 -------------------
                                                                   1999       1998
                                                                 --------   --------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ....................................   $  1,806   $  1,480
Accounts receivable, net of allowance for doubtful accounts of
 $613 and $83, respectively ..................................     52,555     33,229
Inventories (Note 4) .........................................     94,664     51,988
Equipment held for sale ......................................      7,825        393
Prepaid expenses and other current assets ....................      3,866      2,872
                                                                 --------   --------
      Total current assets ...................................    160,716     89,962
PROPERTY, PLANT AND EQUIPMENT, net (Note 5) ..................    212,530    157,705
DUE FROM RELATED PARTIES (Note 11) ...........................     23,054     19,879
DEFERRED COSTS, net ..........................................      9,876      3,148
OTHER ASSETS .................................................        155        125
                                                                 --------   --------
                                                                 $406,331   $270,819
                                                                 ========   ========

             LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Notes payable (Note 7) .......................................   $ 50,054   $ 66,317
Current portion of long-term debt (Note 9) ...................        648      6,553
Current portion of capital lease and financing
obligations (Note 10) ........................................        558      5,059
Accounts payable .............................................     42,043     50,153
Accrued expenses .............................................     21,507     10,628
                                                                 --------   --------
      Total current liabilities ..............................    114,810    138,710
DUE TO RELATED PARTIES (Note 11) .............................         --     22,743
SENIOR SECURED NOTES PAYABLE (Note 8) ........................    159,562         --
LONG-TERM DEBT (Note 9) ......................................     21,815     51,280
CAPITAL LEASE AND FINANCING
OBLIGATIONS (Note 10) ........................................        432     24,442
OTHER LONG TERM LIABILITIES ..................................     11,490         --
                                                                 --------   --------
      Total liabilities ......................................    308,109    237,175
                                                                 --------   --------

COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDER'S EQUITY (Note 1):
Common stock, no par value; 200 shares authorized, 200
 shares issued and outstanding ...............................      1,605      1,605
Additional paid-in capital ...................................     57,125      7,266
Retained earnings ............................................     39,492     24,773
                                                                 --------   --------
                                                                   98,222     33,644
                                                                 --------   --------
                                                                 $406,331   $270,819
                                                                 ========   ========


The accompanying notes are an integral part of these consolidated balance sheets.

                              AMERICAN TISSUE INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                             (dollars in thousands)


                                                    Year Ended September 30,
                                              ----------------------------------
                                                 1999        1998         1997
                                              ---------   ---------    ---------
REVENUES ..................................   $ 284,340   $ 215,203    $ 198,384
COST OF SALES .............................     213,465     172,617      152,286
                                              ---------   ---------    ---------
        Gross profit ......................      70,875      42,586       46,098
                                              ---------   ---------    ---------
OPERATING EXPENSES:
Selling ...................................      24,592      20,373       15,311
General and administrative ................      10,342       9,015       11,642
                                              ---------   ---------    ---------
                                                 34,934      29,388       26,953
                                              ---------   ---------    ---------
        Operating income ..................      35,941      13,198       19,145
                                              ---------   ---------    ---------
INTEREST EXPENSE:
       Interest forgiven by related party .         990       1,260           --
       Other interest expense .............      16,068      13,412       12,272
                                              ---------   ---------    ---------
                                                 17,058      14,672       12,272
                                              ---------   ---------    ---------
Net income (loss)
 before extraordinary item ................      18,883      (1,474)       6,873

EXTRAORDINARY ITEM:
Loss on early extinguishment of debt
(Note 14) .................................       4,164          --           --
                                              ---------   ---------    ---------
NET INCOME (LOSS) .........................   $  14,719   $  (1,474)   $   6,873
                                              =========   =========    =========

The accompanying notes are an integral part of these consolidated statements.

                              AMERICAN TISSUE INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY


                             (dollars in thousands)

                                                                   Common Stock
                                                              ----------------------
                                                                                          Additional       Retained
                                                               Shares         Amount   Paid-in Capital     Earnings          Total
                                                              --------       --------  ---------------     --------        --------
Balance at September 30, 1996 .........................            200       $  1,605       $  6,006       $ 19,374        $ 26,985
Net income ............................................             --             --             --          6,873           6,873
                                                              --------       --------       --------       --------        --------
Balance at September 30, 1997 .........................            200          1,605          6,006         26,247          33,858
Net loss ..............................................             --             --             --         (1,474)         (1,474)
Interest forgiven (Note 11) ...........................             --             --          1,260             --           1,260
                                                              --------       --------       --------       --------        --------
Balance at September 30, 1998 .........................            200          1,605          7,266         24,773          33,644
Interest forgiven (Note 11) ...........................             --             --            990             --             990
Capital contribution (Note 11) ........................             --             --         24,450             --          24,450
Transfer of related party debt (Note 11) ..............             --             --         24,419             --          24,419
Net income ............................................             --             --             --         14,719          14,719
                                                              --------       --------       --------       --------        --------
Balance at September 30, 1999 .........................            200       $  1,605       $ 57,125       $ 39,492        $ 98,222
                                                              ========       ========       ========       ========        ========

The accompanying notes are an integral part of the consolidated statements.

                              AMERICAN TISSUE INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                             (dollars in thousands)


                                                                                               Year Ended September 30,
                                                                                  -------------------------------------------------
                                                                                     1999                1998                1997
                                                                                  ---------           ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss) ................................................          $  14,719           $  (1,474)          $   6,873
      Adjustments to reconcile net income to net cash
      (used in) provided by operating activities:
      Depreciation and amortization ....................................             13,586              10,585               8,282
      Non-cash portion of loss on early
         extinguishment of debt ........................................              1,314                  --                  --
      Provision for bad debts ..........................................                915                 560               1,120
      Forgiveness of interest ..........................................                990               1,260                  --
      Changes in operating assets and liabilities:
      Accounts receivable ..............................................            (19,021)             (4,323)             23,452
      Inventories ......................................................            (24,781)                 (2)            (21,995)
      Equipment held for sale ..........................................             (7,432)              1,575                 310
      Prepaid expenses and other current assets ........................               (994)                748              (1,644)
      Other assets .....................................................                (29)                 26                (138)
      Accounts payable and accrued expenses ............................             (1,301)              8,082               5,625
                                                                                  ---------           ---------           ---------
             Net cash (used in) provided by operating
             activities ................................................            (22,034)             17,037              21,885
                                                                                  ---------           ---------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of Berlin-Gorham Mills ...............................            (45,000)                 --                  --
      Capital expenditures .............................................            (20,168)            (27,566)            (29,172)
                                                                                  ---------           ---------           ---------
          Net cash used in investing activities ........................            (65,168)            (27,566)            (29,172)
                                                                                  ---------           ---------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from senior secured notes ...............................            159,446                  --                  --
      Capital contribution .............................................             24,450                  --                  --
      Net borrowings (payments)
      on revolving lines of credit .....................................            (16,263)             16,944               5,462
      Proceeds from notes payable ......................................                 --               3,195               8,487
      Proceeds from long-term debt .....................................              4,616              13,800              45,277
      Proceeds from capital leases and financing obligations ...........              4,575               5,091                  --
      Principal payments on notes payable ..............................                 --              (1,102)             (2,035)
      Principal payments on long-term debt .............................            (36,986)             (5,617)             (3,535)
      Principal payments upon
       refinancing of mortgages ........................................             (3,000)             (9,137)            (25,016)
      Principal payments on capital leases and
      financing  obligations ...........................................            (37,088)             (3,660)            (20,201)
      Increase in deferred costs .......................................             (9,503)             (2,297)             (1,114)
      Advances and repayments to
          related parties, net .........................................             (2,719)             (6,078)                680
                                                                                  ---------           ---------           ---------

          Net cash provided by
             financing activities ......................................             87,528              11,139               8,005
                                                                                  ---------           ---------           ---------

NET INCREASE IN CASH AND CASH
EQUIVALENTS ............................................................                326                 610                 718
CASH AND CASH EQUIVALENTS, beginning
of period ..............................................................              1,480                 870                 152
                                                                                  ---------           ---------           ---------
CASH AND CASH EQUIVALENTS, end
of period ..............................................................          $   1,806           $   1,480           $     870
                                                                                  =========           =========           =========
SUPPLEMENTAL CASH FLOW INFORMATION:
      Interest paid ....................................................          $  16,068           $  13,574           $  10,672
                                                                                  ---------           ---------           ---------
Non-cash financing transactions relating to
capital lease obligations entered into .................................          $   4,002           $  10,453           $   2,021
                                                                                  ---------           ---------           ---------


The accompanying notes are an integral part of these consolidated statements.

                              AMERICAN TISSUE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (dollars in thousands, except share information)


1.   DESCRIPTION OF BUSINESS:

     American Tissue Inc. (the "Company"), a Delaware corporation, is a wholly-owned subsidiary of Middle American Tissue Inc. ("MATI"). MATI is a wholly-owned subsidiary of Super American Tissue Inc. ("SATI"). The Company was formed in 1998 and is the parent of various affiliated entities that were previously owned by, and were under the common management and control of, the same stockholders. In October 1998, the stockholders of the affiliated entities transferred their ownership interests in those entities to the Company in exchange for 200 shares of our common stock. In July 1999, the Company's stockholders transferred their ownership in the Company to SATI, its ultimate parent, in exchange for stock of SATI. SATI subsequently formed MATI and transferred its ownership in the Company to MATI.

The following describes the activities of our subsidiaries:

Paper Manufacturing and Converting Entities:

American Tissue Corporation ("ATC")       Engaged in the manufacture and sale of
                                          finished tissue products (see below).

American Tissue  Mills of Oregon, Inc.
("ATM-Oregon")                            Owns a tissue machine in St. Helens,
                                          Oregon that is used in the
                                          manufacturing of jumbo tissue rolls
                                          from virgin pulp. The tissue machine
                                          is located in space leased from and
                                          located within, a facility owned and
                                          operated by Boise Cascade Corporation
                                          (Note 13).

American Tissue Mills of New
Hampshire, Inc.                           Engaged in the manufacture of recycled
("ATM-New Hampshire")                     paper.


American Tissue Mills of New York, Inc.
("ATM-New York")                          Engaged in the manufacture of jumbo
                                          tissue rolls from recycled paper.

American Tissue  Mills of  Neenah LLC
("ATM-Neenah)                             Engaged in the manufacture of jumbo
                                          tissue rolls from virgin pulp and
                                          recycled paper, jumbo tissue rolls and
                                          manufacture of finished tissue
                                          products.


American Tissue Mills of Wisconsin, Inc.  Engaged in the manufacture of jumbo
("ATM-Wisconsin")                         tissue rolls from recycled paper. This
                                          facility closed during fiscal 1998 and
                                          is transferring all of its equipment
                                          assets to American Tissue Mills of New
                                          Hampshire, Inc. (Note 13).

American Tissue Mills of Greenwich LLC    Engaged in the manufacture of
("ATM-Greenwich")                         jumbo tissue rolls from virgin pulp
                                          and recycled paper.



Pulp and Paper of America LLC ("PPA")     Intermediate holding company for
                                          subsidiaries engaged in pulp and paper
                                          manufacture and the holding of
                                          landfill, hydroelectric generation and
                                          railway assets.


Pulp of America LLC                       Engaged in the manufacture of virgin
                                          wood pulp.

Paper of America LLC                      Engaged in the manufacture of uncoated
                                          freesheet paper products and jumbo
                                          tissue rolls from virgin pulp.



Hydro of America LLC and subsidiary       Owns and manages hydroelectric
                                          generation facilities through its
                                          subsidiary, American Tissue-New
                                          Hampshire Electric, Inc.


Landfill of America LLC                   Owns and manages a solid waste
                                          disposal site.

Railway of America LLC and subsidiary     Owns short-haul railway through its
                                          subsidiary, Berlin Mills Railway, Inc.

Real Estate Operations:

100 Realty Management LLC                 Serves to coordinate payments made to
                                          the real estate companies listed below
                                          by the operating companies listed
                                          above and make payments on behalf of
                                          the real estate companies to outside
                                          vendors.

Engineers Road, LLC                       Owns and operates a facility located
                                          at 135 Engineers Road, Hauppauge, New
                                          York.

Coram Realty LLC                          Owns and operates a facility located
                                          at 468 Mill Road, Coram, New York.
                                          Gilpin Realty Corp. Owns and operates
                                          a facility located at 45 Gilpin
                                          Avenue, Hauppauge, New York.

Grand LLC                                 Owns and operates a facility located
                                          at 148 Hudson River Road, Waterford,
                                          New York.

Saratoga Realty LLC                       Owns and operates a facility located
                                          at 3 Duplainville Road, Saratoga
                                          Springs, New York.

Markwood LLC and subsidiary               Markwood LLC is the parent company of
                                          Fabricaciones Metalicas Mexicanas,
                                          S.A. ("FMMSA"). FMMSA owns and
                                          operates an industrial park in Mexico
                                          with multiple facilities, of which two
                                          are leased to outside third parties
                                          and the remaining facilities are
                                          leased to American Tissue Mills de
                                          Mexico, an affiliate of our
                                          stockholder.

Calexico Tissue Company LLC               Owns and operates a facility located
                                          at 2361 Portico Blvd., Calexico,
                                          California.

Other Entities:

Unique Financing LLC                      Engaged in the business of financing
                                          the acquisition of certain used
                                          machinery and equipment.

American Cellulose Mill Corp.             Provides trucking services to our
                                          paper manufacturing and converting
                                          entities.

     In addition to the above listed operations, the Company engages in the acquisition, refurbishment and resale of various tissue converting equipment through its ATC subsidiary.

     The real estate operations of the Company primarily consist of the lease of facilities owned by the real estate entities and which are used by several of the manufacturing entities. These transactions are eliminated in the consolidated financial statements, with the exception of Markwood LLC, as described above.

     Our stockholders also own, manage and control other entities in similar lines of business that are not included in the accompanying consolidated financial statements. Any transactions with these entities are entered into at "arm's length" and any resulting amounts due from or due to these entities are recorded as due from related parties and due to related parties respectively.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, as described in Note 1. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, cash in banks, and other short-term, highly liquid investments with original maturities of three months or less. The cost of cash equivalents approximates fair value as of September 30, 1999 and 1998.

Accounts Receivable and Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable from sales. The Company performs ongoing credit evaluations of its customers' financial condition and payment history. Generally, accounts receivable are due within 30 days. Credit losses have historically been consistent with management's expectations. Most of our business activities are with distributors, retailers, and paper converters located within the eastern United States and Canada.

     The Company reviews its accounts receivable for potential doubtful accounts and records a provision for the estimated amounts that will be uncollectible. Write-offs are recorded when the Company completes it analysis and negotiates the write-off with its customers.

Inventories

     Inventories are valued at the lower of cost (first-in, first-out method) or market. In determing the value of its inventories, the Company reviews the components for potential impairment as a result of obsolescence or damaged items. The Company writes down the carrying amount of the items to the appropriate value during the period identified when such values are below the historical cost of those items.

Equipment Held for Sale

     Equipment held for sale consists of equipment purchased by us with the intent of resale. This equipment is not used in our operations and, accordingly, is not subject to depreciation. The assets are carried at the lower of cost or their net realizable value.

Property, Plant and Equipment

     Property, plant and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is computed principally on the straight-line method over the following estimated useful lives of the related assets:

Buildings and building improvements 30 - 39.5 years
Machinery and equipment 5 - 20 years

Leasehold improvements the lesser of the useful life of the asset or the term of the lease.

Landfill Closure and Post-Closure Costs

     The Company accrues for landfill closure and post-closure costs over the periods that benefit from the use of the landfills. Management regularly reviews the adequacy of cost estimates and adjusts the accrued amounts as necessary.

Deferred Costs

     Deferred costs primarily represent loan origination and refinancing costs that are being amortized over the term of the respective debt instrument. Amortization expense on deferred costs was approximately $1,461, $1,537, and $1,128 for the years ended September 30, 1999, 1998, and 1997.

Long-Lived Assets


     Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets in question may not be recoverable. The Company groups its long-lived assets according to asset class for machinery and equipment and by location for facilities for purposes of assessment of potential impairment. Impairment is measured based upon a comparison of the expected future cash flows to the carrying amount of asset groupings. Any impairment charges will be measured using discounted cash flows related to the assets that have been assessed as impaired. No impairment adjustment was required during any of the three years in the period ended September 30, 1999.


Fair Value of Financial Instruments

     The Company complies with SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," which requires disclosures about the fair value of our financial instruments. The methods and assumptions used to estimate the fair value of the following classes of financial instruments were:

     Current Assets and Current Liabilities: The carrying amount of cash, current receivables and payables and certain other short-term financial instruments approximate their fair value.

     Long-Term Debt: The fair value of our long-term debt, including the current portion, was estimated using a discounted cash flow analysis, based on our assumed incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of variable and fixed rate debt at September 30, 1998 and 1997 approximates fair value.

Revenue


     Revenue is recognized upon shipment of our products to our customers, including independent brokers (Note 13).


Income Taxes

     The beneficial holders of our Common Stock have elected to be taxed under the provisions of Sub-chapter "S" of the Internal Revenue Code of 1986 (corporations subject to Subchapter S of the Internal Revenue Code are referred to as "S Corporations"). Prior to the transfer of ownership discussed in Note 1, our subsidiaries were treated as either S Corporations or limited liability companies treated as partnerships under the Internal Revenue Code. Accordingly, our stockholders include their respective shares of our net income in their individual income tax returns. The amount of corporate level minimum taxes and taxes based on income imposed by state and local authorities is not material.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The Company currently does not have any items of other comprehensive income. Accordingly, comprehensive income (loss) is the same as net income (loss) for each of the periods presented in the consolidated statements of operations.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of Effective Date of FASB Statement No. 133," will become effective for the Company as of the quarter ended December 31, 2000 and will not require retroactive restatement of prior period financial statements. The Company currently does not use derivative instruments or engage in hedging activities and, accordingly, does not expect that this statement will have an impact on its consolidated financial statements when adopted.

Reclassifications

     Certain prior-year financial statement amounts have been reclassified to conform to the current year's presentation.

3.  ACQUISITION:


     On July 9, 1999, the Company acquired certain assets and assumed certain liabilities of a pulp mill and a paper mill located in Berlin and Gorham, New Hampshire, from Crown Paper Co., a wholly-owned subsidiary of Crown Vantage Inc. The total consideration paid for the net assets acquired was $45,000. The purchase price of the acquisition is subject to adjustment relating to the value of inventory, for which negotiations are still in process. The Company expects to complete its negotiations of the purchase price and the resulting allocation during fiscal 2000. The following summarizes the assets acquired and liabilities assumed on July 9, 1999:

Assets acquired:
         Property, plant and equipment                                   $41,306
         Inventories                                                      17,895
                                                                         -------
                                                                         $59,201
                                                                         =======

Liabilities assumed:
         Post-retirement medical benefit obligations                     $ 9,119
         Landfill closure reserves                                         2,128
         Employee benefit and other costs                                  2,954
                                                                         -------
                                                                         $14,201
                                                                         -------


                                                                         $45,000
                                                                         =======

     Inventories purchased consisted of substantially all pulp and related chemicals and materials necessary for the manufacture of wood pulp on hand as of the closing date, as well as finished and in-process uncoated freesheet paper. The value of the facilities and equipment acquired was determined using the fair market values estimated by independent appraisers, which amount was adjusted to reflect the amount by which the fair value exceeded the acquisition consideration for inventories net of liabilities assumed. As part of the purchase agreement, the Company assumed the liability for post-retirement medical benefits of the employees at the facilities, as well as other employee benefits. The Company also assumed responsiblity for the landfill closure and monitoring activities to be completed on certain property that was acquired (Note 13).


     The Company's consolidated results of operations for fiscal 1999 include the operations of the acquired mills, conducted through PPA, from July 9, 1999 through September 30, 1999. The Company's pro forma consolidated results of operations for the full fiscal years ended September 30, 1999 and 1998, had the acquisition occurred at the beginning of each fiscal year, would have been:

                                                              September 30,
                                                         -----------------------
                                                           1999         1998
                                                         ---------    ---------
Pro forma revenues ...................................   $ 419,506    $ 389,385
Pro forma income (loss) before extraordinary items ...   $ (83,246)   $  (8,993)
Pro forma net income (loss) ..........................   $ (87,410)   $  (8,993)

     Included in the unaudited pro forma consolidated results of operations for the fiscal year ended September 30, 1999, are $159,807 of one-time charges related to asset impairment charges recorded by the Berlin-Gorham Mills prior to the acquisition by the Company and a $8,957, credit relating to a reversal of property taxes for the Berlin-Gorham Mills. Exclusive of such items, the unaudited pro forma consolidated net income for fiscal 1999 would have been $63,440.


4.   INVENTORIES:

     Inventories, at cost, consist of the following:

                                                             September 30,
                                                     ---------------------------
                                                       1999                1998
                                                     -------             -------

Raw materials ..........................             $40,295             $32,645
Work-in-process ........................               1,026                  56
Finished goods .........................              53,343              19,287
                                                     -------             -------
                                                     $94,664             $51,988
                                                     =======             =======

5.  PROPERTY, PLANT AND EQUIPMENT, NET:

     Property, plant and equipment, at cost, consist of the following:

                                                              September 30,
                                                        -----------------------
                                                           1999          1998
                                                        ---------     ---------
Machinery and equipment ............................    $ 188,174     $ 136,818
Buildings and building improvements ................       28,506        19,426
Leasehold improvements .............................        4,825         4,650
Land ...............................................        7,470         4,544
                                                        ---------     ---------
                                                          228,975       165,438
Less: accumulated depreciation and amortization ....      (42,650)      (30,641)
                                                        ---------     ---------
                                                          186,325       134,797
Projects in progress ...............................       26,205        22,908
                                                        ---------     ---------
      Total property, plant and equipment, net .....    $ 212,530     $ 157,705
                                                        =========     =========

     Depreciation and amortization expense on property, plant and equipment was approximately $12,009, $9,048, and $7,154 during the years ended September 30, 1999, 1998 and 1997, respectively. Included in the costs of property, plant and equipment is capitalized interest relating to funding required for various construction and development projects. Capitalized interest was approximately $966 and $599 for the years ended September 30, 1999 and 1998, respectively. Interest related to construction projects in 1997 was not material.

6.   ACCRUED EXPENSES:

     Accrued expenses consist of the following:

                                                              September 30,
                                                        ------------------------
                                                          1999             1998
                                                        -------          -------
Compensation and benefits ....................          $ 8,333          $ 1,939
Promotion and incentives .....................              873            1,232
Accrued interest payable .....................            8,311            3,070
Other ........................................            3,990            4,387
                                                        -------          -------
                                                        $21,507          $10,628
                                                        =======          =======

7.   NOTES PAYABLE:

     Notes payable consist of the following:

                                                                 September 30,
                                                             -------------------
                                                               1999        1998
                                                             -------     -------
Secured note payable to LaSalle Bank National
Association(a) .........................................     $50,054     $57,531
Secured note payable to Mashreq Bank(b) ................          --       5,175
Unsecured note payable to A.I. Credit Corp.(c) .........          --         428
Other(d) ...............................................          --       3,183
                                                             -------     -------
                                                             $50,054     $66,317
                                                             =======     =======

----------

(a) In July 1999, the Company and its subsidiaries amended its existing agreement and entered into loan and security agreements with LaSalle Bank National Association and other participating lenders whereby the Company and its subsidiaries may borrow up to an aggregate of $100,000 based, in part, on certain levels of accounts receivable and inventory, with borrowings against inventory limited to $50,000. The prior agreement provided for aggregate borrowings up to $60,000, also subject to certain levels of accounts receivable and inventory. Interest on borrowings is payable monthly and is charged at the bank's prime rate or LIBOR plus 225 basis points per annum. At September 30, 1999, the Company and subsidiary borrowings under this facility were $35,000 at a LIBOR - based annual rate equivalent to 7.6% and $15,054 at the prime rate of 8.25% per annum. Borrowings at September 30, 1998 were based on a per annum rate of prime plus 3/4%, which was 9% per annum. Borrowings are collateralized by the Company's accounts receivable, inventory, tangible and intangible assets, and are guaranteed by the beneficial holders of our common stock. The agreement expires on July 8, 2004 and can be renewed on an annual basis thereafter. This agreement requires, among other things, the maintenance of certain financial covenants including minimum tangible net worth, EBITDA, leverage ratio, interest coverage, and level of capital expenditures, each as defined in the agreement. At September 30, 1999, the Company was in compliance with these covenants. Prior to this new agreement, at September 30, 1998, the default discussed in Note 9 with respect to the GECC agreement triggered a default under the existing LaSalle agreement for which the Company obtained a waiver of default.

(b) The Company had a current borrowing facility with this bank for the purpose of financing machinery and equipment purchases. Borrowings under this facility have a maximum term of one year from the date of initiation. All borrowings were collateralized by the assets financed, as well as personal and corporate guarantees. The facility limit was $5,700, and borrowings bore interest at an annual rate of prime plus three-quarters of one percent (9% at September 30, 1998). Borrowings under the facility were paid in full on July 9, 1999 upon closing of the transaction discussed in Note 8.

(c) This note was issued in connection with the financing of certain insurance premiums by A.I. Credit Corp. The borrowings outstanding at September 30, 1998 were payable in monthly installments of approximately $76 through April 1, 1999 and bore interest at a rate of 6.25% per annum. Indebtedness under this note was paid in full on July 9, 1999.

(d) The Company has also received loans from other unrelated individuals and entities for periodic working capital needs. Amounts outstanding were payable upon demand and carried stated rates of interest ranging between 10% and 13% per annum. All of this indebtedness was paid off in connection with the proceeds received from the transaction discussed in Note 8.

8.   SENIOR SECURED NOTES PAYABLE:

     On July 9, 1999, the Company sold $165,000 aggregate principal amount of its 12 1/2% senior secured notes due 2006 (the "Notes") in a private placement. The initial purchaser of the Notes has informed the Company that it promptly resold the Notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act of 1933. Repayment of the Notes is guaranteed by all of the Company's subsidiaries. After deduction of an original issue discount, the Company received net proceeds of $159,446 from the sale of the Notes, excluding expenses. At September 30, 1999, the amount of the unamortized discount on the Notes was $5,438.


     The Notes are secured by first priority liens on, among other things, all of the paper mill plant and property, substantially all of the equipment, intellectual property and related general intangibles of the Company's subsidiaries and all of the stock and membership interests of each of the Company's subsidiaries. In addition, the Notes are secured by second priority liens on, among other things, certain other real property, accounts receivable, inventory and related general intangibles of the Company's subsidiaries. The subsidiaries' guarantees are full and unconditional and joint and several. Financial statements of the Company's guaranteeing subsidiaries have not been presented as this information is not considered material with respect to the exchange or future sale of the Notes.





9.   LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                               September 30,
                                                          ----------------------
                                                            1999         1998
                                                          --------     --------

General Electric Capital Corporation ("GECC")(a) .....    $     --     $ 34,220
Israel Discount Bank ("IDB")(b) ......................          --        2,050
Curtiss-Wright Flight Systems/Shelby, Inc.(c) ........         709          773
Mortgage loans payable(d) ............................      21,304       20,340
Community Redevelopment Agency of Calexico(e) ........         450          450
                                                          --------     --------
                                                            22,463       57,833
Less: current portion of long-term debt ..............        (648)      (6,553)
                                                          --------     --------
                                                          $ 21,815     $ 51,280
                                                          ========     ========

----------

(a) On June 1, 1997, the Company entered into a six year financing agreement with GECC for long-term financing to refinance existing debt. Such financing agreement provided for two term loans, term loan A in the amount of $30,000 and term loan B in the amount of $10,000. Borrowings under term loan A bore interest at a fixed rate of 9.31% per annum. Borrowings under term loan B bore interest at a rate of 9.01% per annum. A balloon payment of $12,807 on the two loans was due on June 30, 2000. The financing agreement required, among other things, the maintenance of minimum tangible net worth, a fixed charge coverage ratio, and a maximum leverage ratio. At September 30, 1998, the Company was not in compliance with certain financial covenant requirements. However, GECC amended the agreement, resulting in the Company being in compliance with such financial covenants. The loans outstanding under this agreement were paid in full with proceeds from the issuance of our senior secured notes in July 1999 (Note 8).

(b) The Company had two loans from IDB as of September 30, 1998 that were collateralized by the assets of ATM-Greenwich and Grand LLC. Interest under these loans ranged between 9% and 9.75% per annum. These notes were paid in full as a result of the July 9, 1999 transaction discussed in Note 8.

(c) On July 29, 1996, the Company entered into a term loan with Curtiss-Wright Flight Systems/Shelby, Inc. ("Curtiss-Wright") in order to borrow funds for certain renovations to our New Jersey distribution center (the "Distribution Center"). The Company leases the Distribution Center from Curtiss-Wright. The principal balance outstanding on this term loan is being amortized through August 1, 2006 at a fixed interest rate of 8% per annum and is subordinated to our debt to LaSalle Bank National Association (Note 7).

(d) Mortgage loans payable consist of several mortgage loans from various lenders on certain properties owned by the Company and its subsidiaries. During the fiscal year ended September 30, 1999, the Company obtained an additional mortgage loan on the property owned by Grand LLC in the amount of $800, bearing interest at a rate of 7.5% per annum and requiring a ballon payment at maturity on November 1, 2008. Additionally, in fiscal 1999, the Company refinanced its existing $3,000 mortgage loan on its Calexico facility by obtaining a $4,000 mortgage with another bank, bearing interest at a rate of 8% per annum and maturing on June 1, 2004. The mortgage loans outstanding as of September 30, 1999 had per annum interest rates ranging from 7.5% to 8.05%. Reference is made to the schedule below wherein the annual principal maturities of these loans are included.

(e) The loans from the Community Redevelopment Agency of the City of Calexico are in the principal amounts of $166,000 and $284,000 at September 30, 1998. These loans were obtained to finance certain construction at the Calexico facility. The promissory note evidencing the $166,000 obligation is amortized on a quarterly basis over a 15 year period and bears interest at a rate of 3% per annum. The $284,000 reimbursement loan is due in 2004, however, this loan may be forgiven as of the fifth year of the loan (2002) provided that the Company provides certain documentation to the lender demonstrating that the Company employs at least 100 "Qualified Employees," as defined in the loan agreement, for a minimum period of five years. The reimbursement loan is non-interest bearing, subject to certain provisions that may require interest in the event of a default by us, as defined in the relevant agreement.

As of September 30, 1999, annual principal maturities of long-term debt was as follows:

Year Ending September 30,
--------------------------
2000 ..................................................                  $   648
2001 ..................................................                      656
2002 ..................................................                      709
2003 ..................................................                      765
2004 ..................................................                    4,639
Thereafter ............................................                   15,046
                                                                         -------
Total .................................................                  $22,463
                                                                         =======

10.  CAPITAL LEASE AND FINANCING OBLIGATIONS:

     Capital lease and financing obligations require future minimum payments as follows at September 30, 1999:

Year Ending September 30,
------------------
2000 ..............................................................         585
2001 ..............................................................         341
2002 ..............................................................         117
                                                                        -------
                                                                          1,043
Less: portion attributable to interest ............................         (53)
                                                                        -------

Present value of capital lease and financing obligations at
September 30, 1999 ................................................     $   990
                                                                        =======

     Additionally, pursuant to the issuance of senior secured notes discussed in
Note 8, certain proceeds from the issuance were used to pay off approximately $32,900 of the present value of then outstanding capital lease obligations.

     These instruments are collateralized by the specific machinery and equipment covered under each obligation. The balances of assets leased and financed are as follows:

                                                            September 30,
                                                     ---------------------------

                                                       1999              1998
                                                     --------          --------
Gross assets ..............................          $  1,943          $ 41,018
Accumulated amortization ..................             1,132            (5,968)
                                                     --------          --------
      Net book value ......................          $    811          $ 35,050
                                                     ========          ========

     Amortization relating to these assets has been included in the amounts reported in Note 5.

11.  RELATED PARTY TRANSACTIONS:

     Due from related parties consist of the following:

                                                             September 30,
                                                       -------------------------
                                                         1999              1998
                                                       -------           -------

Affiliated entities ........................           $21,467           $18,659
Stockholders ...............................             1,587             1,220
                                                       -------           -------
                                                       $23,054           $19,879
                                                       =======           =======

     The receivables from affiliated entities have arisen in the normal course of business, primarily from the funding provided by companies in the consolidated group to other entities owned by our stockholders. These receivables have no definite repayment date. Amounts due from stockholders primarily represent loans made to certain of our stockholders. The loans have no stated rates of interest and have no definite repayment date.

     Due to related parties consist of the following:

                                                            September 30,
                                                     ---------------------------
                                                        1999               1998
                                                     ---------           -------

Affiliated entities ......................           $      --           $ 2,236
Stockholders .............................                  --            20,507
                                                     ---------           -------
                                                     $      --           $22,743
                                                     =========           =======

     The amounts due to affiliated entities have arisen in the ordinary course of business between the Company and the affiliated entities. At September 30, 1998, the terms of the agreements between the

Company and the stockholders of the affiliated entities did not require repayment prior to September 30, 1999. All amounts due to these affiliated entities were transferred to SATI as discussed below.

     Amounts owed to our stockholders and their families carried original stated interest rates of 10%. Of this amount, $10,965 was subordinated to other indebtedness. Effective October 1, 1997, one of our stockholders released the Company from its obligation to pay interest from October 1, 1997 and forward, for an indefinite period of time. Accordingly, interest expense of $990 and $1,260 for the period from October 1, 1998 through July 8, 1999 and the year ended September 30, 1998, respectively, on the loans from this stockholder has been imputed at 7.75% per annum and recorded as a capital contribution through additional paid-in capital. The loan agreements with the stockholders and their family members did not require any repayment prior to September 30, 1999.

     In connection with the transactions discussed in Notes 3 and 8, all amounts owed to affiliates and stockholders were transferred to, and assumed by SATI as of July 9, 1999. The following represents the average amounts due from, and owed to, unconsolidated affiliates and stockholders, which are non-interest bearing, during the years ended September 30, 1997, 1998 and 1999:

                                               1999          1998          1997
                                             -------       -------       -------
Due from:
    Affiliated entities                      $20,063       $14,840       $10,054
    Stockholders                             $ 1,403       $   767       $   314

Due to:
    Affiliated entities                      $ 2,795       $ 1,139       $    20

     The average amounts owed to affiliated entities for fiscal 1999 cover only the period from October 1, 1998 through July 8, 1999. Interest expense on the outstanding borrowings from the stockholders and their immediate families approximated $1,052 for the period from October 1, 1998 through July 8, 1999 and $1,390 and $1,385 for the fiscal years ended September 30, 1998 and 1997, respectively, and include the interest imputed on certain debt as described above.

Transfer of Related Party Debt

     On July 9, 1999, approximately $24,400 representing all amounts owed by the Company's subsidiaries to beneficial owners of the Company's common stock and to certain affiliated entities as of such date were assumed by SATI, the Company's ultimate parent. This transaction has been treated as an equity contribution from SATI to MATI and thereafter to the Company. The Company's subsidiaries have been released from liabilities to such stockholders and affiliated entities.

Middle American Tissue Notes and Equity Investment

     On July 9, 1999, the Company's immediate parent, MATI, raised approximately $20,000 through the sale of senior secured discount notes due 2007 ("Middle American Notes") in a private transaction. The Middle American Notes have a face value of $35,756 and were issued with warrants to purchase up to 12% of Middle American Tissue's common stock at a nominal exercise price. The Middle American

Notes are structurally subordinate to the New Credit Facility and the Notes because such notes were issued by the Company's parent and are not guaranteed by the Company.

     In addition, on July 9, 1999, Super American Tissue Inc., the Company's indirect parent, made an equity investment in Middle American Tissue Inc. in the amount of $5,000.

     MATI used both this amount and the net proceeds raised in connection with the sale of the Middle American notes to make a $24.5 million equity contribution to the Company.

12.  EMPLOYEE RETIREMENT PLANS:

     The Company, through some of its subsidiaries, offers various retirement benefits to its employees. The following is a brief summary of the plans offered by the entities included in the consolidated results of the Company:

401(k) Plans

     The Company sponsors two 401(k) plans. One plan covers certain union employees at one of our facilities. The other plan covers substantially all other employees of the Company, subject to certain plan eligibility requirements. Both plans allow for employee contributions based on a percentage of compensation, ranging between 1% and 15%. We will match employee contributions to the union plan in amounts equal to 75% of the first 2% and 50% of the next 3% of employees' compensation. The Company can make matching contributions to the other plan up to 6% of employee contributions, at the discretion of the Board of Directors. The discretionary contribution rate for each of the three years in the period ended September 30, 1999 was 2%. Total Company contributions made to the 401(k) Plans were approximately $367, $353 and $305 for the years ended September 30, 1999, 1998 and 1997, respectively.

Pension and Postretirement Benefit Plans

     The Company maintains a noncontributory defined benefit pension plan, the American Tissue Pension Plan for Hourly Employees (the "Plan"). The Plan provides certain employees of ATM-Neenah with retirement benefits. The Plan's assets are invested in a money market fund.

     The Company also sponsors a post-retirement medical benefit plan, the Berlin Post-Retirement Medical Benefit Plan, which covers certain employees of PPA. The Company assumed this liability in connection with the acquisition of the Berlin-Gorham Mills.

     The following tables set forth the funded status of the Plans based on actuarial valuations covering the fiscal years ending September 30, 1999, 1998 and 1997:

                                                                      Pension Benefits                     Post-retirement
                                                                      ----------------                        Benefits
                                                             1999             1998             1997             1999
                                                           -------          -------          -------       ----------------
Changes in benefit obligation:
Benefit obligation at beginning of year                    $   871          $   312          $    --          $ 9,194
Service cost                                                   562              395              323               73
Interest cost                                                   56               23               --              145
Net actuarial (gain) loss                                     (333)             141              (11)            (900)
                                                           -------          -------          -------          -------
Benefit obligation at end of year                          $ 1,156          $   871          $   312          $ 8,512
                                                           -------          -------          -------          -------

Change in plan assets:
Fair value of plan assets at beginning of year             $   219          $    25          $    --          $    --
Actual return on plan assets                                    12                4               --               --
Employer contribution                                          218              190               25               --
                                                           -------          -------          -------          -------
Fair value of plan assets at year end                      $   449          $   219          $    25          $    --
                                                           -------          -------          -------          -------

Funded status:                                             $  (707)         $  (652)         $  (287)         $(8,512)
Unrecognized actuarial (gain) loss                            (185)             134              (11)            (900)
                                                           -------          -------          -------          -------
Accrued benefit cost                                       $  (892)         $  (518)         $  (298)         $(9,412)
                                                           -------          -------          -------          -------


Weighted-average assumptions:
Discount rate                                                 6.75%            7.50%            7.50%            7.75%
Expected return on plan assets                                 4.5%             4.5%             4.5%              --
Rate of compensation increase                                  4.5%             4.5%             4.5%             4.0%


Components of net periodic benefit cost:
Service cost                                               $   562          $   395          $   323          $    73
Interest cost                                                   56               23               --              145
Expected return on plan assets                                 (12)              (8)              --               --
Recognized net actuarial loss                                    1               --               --               --
                                                           -------          -------          -------          -------
Net periodic benefit cost                                  $   607          $   410          $   323          $   218
                                                           -------          -------          -------          -------

     With respect to the post-retirement medical plan, for measurement purposes, a 6.0% health care trend rate was used for 1999. The trend rate was assumed to decrease to 4.5% in 2001 and remain at that level thereafter.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one percentage point change in assumed health care cost trend rates would have the following effects on expenses and year-end liabilities:

                                                          One Percentage Point
                                                          --------------------
                                                          Increase   Decrease
                                                           ------     ------

Effect on total  of service
     and interest cost components ....................     $   32     $  (28)
Effect on total post-retirement benefit obligation ...     $1,153     $ (991)

13.  COMMITMENTS AND CONTINGENCIES:

Leases

     The Company leases facilities under non-cancelable operating leases, with unrelated parties and affiliated entities, which expire at various dates through July 31, 2018. These leases require minimum future rental payments as follows:

Year Ending September 30,
--------------------------
2000 ..................................................                  $ 3,722
2001 ..................................................                    2,851
2002 ..................................................                    2,793
2003 ..................................................                    2,902
2004 ..................................................                    2,972
Thereafter ............................................                   31,374
                                                                         -------
                                                                         $46,614
                                                                         =======

     In addition, the Company is obligated to pay certain real estate taxes under these lease arrangements. Rent expense approximated $3,412, $2,065 and $2,010 for the years ended September 30, 1999, 1998 and 1997.

Boise Cascade


     Concurrent with the purchase of its tissue paper machine from Boise Cascade Corporation ("Boise"), for $5,000 in November 1992, ATM Oregon entered into an agreement with Boise whereby Boise agreed to operate and maintain the machine through December 2022. The acquisition of the machine was made to expand the Company's operations and to serve the West coast market more efficiently. Boise has a security interest in the equipment. ATM Oregon will reimburse Boise each month for the cost of such operations and maintenance. Fees under this agreement approximated $13,371, $11,911, and $11,782 for the years ended September 30, 1999, 1998 and 1997, including approximately $1,835, $695, and $659 of fees capitalized relating to fixed asset improvements consisting primarily of upgrades done to improve the performance and capacity of the machine.

     Pursuant to the operating agreement with Boise, certain events may require Boise to purchase the machinery or may provide Boise with an option to purchase the machinery. Specifically, Boise may be required to purchase the machinery if the mill is permanently closed as a result of certain laws and regulations that may be enacted, or if there is a litigation settlement that prevents the use of the machinery by ATM-Oregon. In these instances, Boise would be required to purchase the machinery for a price based upon the existing net book value of the machinery, plus $5,000, as defined in the agreement. Additionally, Boise may exercise an option to purchase the machinery if ATM-Oregon defaults on the agreement prior to contractual termination, or at termination, for a price based upon the existing net book value of the machine, as defined. If ATM-Oregon defaults prior to contractual termination, Boise's purchase option is equal to the net book value of the machine at the date of termination upon default. Boise's option to purchase the machine at the contractual termination date is equal to the higher of the net book value on the termination date or the fair market value of the machine. At no time does the machine automatically revert to Boise. ATM-Oregon also has a right to renegotiate the agreement during the six-month period ended December 31, 2008, after which, if Boise and ATM-Oregon cannot agree upon new terms, ATM-Oregon can terminate the agreement, at which time Boise has the option to purchase the machine for a price equal to the net book value at that date, less $5,000, with any resulting negative amount paid by ATM-Oregon to Boise. As part of the operating agreement between ATM-Oregon and Boise, ATM-Oregon has agreed to purchase a minimum quantity of pulp from Boise, which for each of the three fiscal years ended September 30, 1999, was 35,000 tons delivered as "slurry" at the beginning of ATM-Oregon's machine. The agreement was amended in January 1999 to require minimum purchases of 57,000 tons beginning after December 31, 2002. The prices paid for pulp purchases are based upon market rates, which are determined with certain agreed to reductions for costs that do not have to be incurred by Boise since it is delivering the pulp on its original "slurry" or wet form.

     At September 30, 1999 and 1998, accounts payable and accrued expenses included approximately $5,029 and $2,685 due to Boise.

Independent Broker


     In November 1996, the Company, through certain of its subsidiaries, entered into contracts with Perry H. Koplik & Sons, Inc. ("Koplik"), an independent paper broker, in order to take advantage of volume purchasing and to obtain marketing assistance for jumbo tissue roll sales. Under these purchase contracts, the Company utilized Koplik for the supply of a target amount of 70% of the annual wood pulp and certain other raw material needs of the Company, exclusive of ATM-Oregon and ATM-Neenah. The supply amounts were reviewed quarterly to ensure that target is achieved to both parties satisfaction. Pricing to the Company was based upon market indices and agreed upon by both parties. The Company also had a contract with Koplik whereby the Company was obligated to sell to Koplik, a maximum of 40,000 tons of jumbo tissue rolls, on an annual basis. The Company had sole authority over the pricing for these sales and pays Koplik a commission of 3% of sales price for all jumbo tissue rolls sold by Koplik. These agreements expired in November 1999 at contractual termination.


Jumbo Tissue Roll Contracts

     The Company has entered into five jumbo roll supply contracts with various manufacturers of finished tissue products manufacturers. Under these contracts, the Company is obligated to supply a certain level of various grades of jumbo tissue rolls and finished tissue products. All pricing for sales made pursuant to these contracts is based upon market prices at the time of sale. These agreements are generally one-year renewable term contracts, with exception of two agreements. One agreement, which expires in January 2009, requires the Company to provide 6,000 tons of jumbo tissue rolls on an annual basis. The other agreement is a combined jumbo tissue roll and finished tissue products supply contract that expires on September 30, 2001, with an option to extend for three years. Under this contract, the customer will supply the fiber for production at no cost and the Company must provide a minimum of 6,000 annual production hours, and a maximum of 7,800 annual production hours, with respect to jumbo tissue rolls to be produced, and the Company must produce certain grades of facial and bath tissue products in the amounts of a minimum level of facial tissue products of 110,000 cases per month, and a maximum of 30,000 cases per month for bath tissue. The customer is not complying with the terms of this contract and the Company is studying its options for remedy. The tons and case production capacity have been utilized for other customers. With respect to the other three contracts, the current terms require a combined minimum supply of jumbo rolls at 35,400 tons on an annual basis.

Pulp Purchase Agreement

     In connection the acquisition of the Berlin-Gorham Mills, the Company, through PPA, entered into a contract with Crown Paper Co. ("Crown"), whereby PPA will sell 40,000 tons of certain grades of wood pulp per year to Crown. Pricing under this agreement will be based upon published market prices. The agreement expires in March 2002. Pursuant to this agreement, Crown will receive a 6% discount during the first twenty-four months of the agreement and 3% discount during the last twenty-four-months of the agreement.

Paper Brokerage Agreement

     In connection with the acquisition of the Berlin-Gorham Mills, the Company, through PPA, entered into a contract with Crown whereby Crown provides marketing and sales services to PPA at Crown's expense, for a three-year period ending in March 2002. The terms of this agreement also provide that Crown will sell an annual minimum of 130,000 tons of certain grades of paper produced by

PPA at market prices, as specified in the agreement, Crown acts solely as an agent for selling the paper and is paid a commission of 4.5% on the products sold by Crown on PPA's behalf.

Environmental Matters

     Upon the acquisition of the Berlin-Gorham Mills (Note 3), the Company assumed the liability for estimated landfill site restoration, post-closure and monitoring costs on the property acquired. At September 30, 1999, the Company recorded a liability of $2,151 for such costs. The accured amounts are expected to be paid during the operation of the landfill, through closure of the landfill, and over the thirty-year post-closure monitoring period.

     The Environmental Protection Agency issued final rules affecting pulp and paper industry discharges of wastewater and gaseous emissions ("Cluster Rules"), which became effective on April 15, 1998. These Cluster Rules require changes in the pulping, bleaching and/or wastewater treatment processes presently used in some U.S. pulp and paper mills, including the Berlin pulp mill. Management estimates that approximately $13.0 million of capital expenditures may be required to comply with the rules with compliance dates beginning in 1999 and extending over the next two to five years. Environmental capital spending for compliance with the Cluster Rules was not material for the period from July 9, 1999 through September 30, 1999. There are risks and uncertainties associated with the estimate that could cause total capital expenditures and timing of such expenditures to be materially different from current estimates, including changes in technology and interpretation of the rules by government agencies that are substantially different from management's interpretation, or other items.

Wisconsin Facility

     The Company closed its facility in Tomahawk, Wisconsin in October 1997. As discussed in Note 1, all equipment assets at this facility were transferred to our New Hampshire mill. As of September 30, 1998, the net book value of the remaining property was not material. There were no material costs incurred in connection with the closing of this facility.

Litigation


     The Company and its subsidiaries are involved in legal proceedings, claims and litigation arising in the ordinary course of business. The outcome of such current legal proceedings, claims and litigation could have a material effect on our operating results or cash flows when resolved in a future period. In August 1999, the Company settled an action that was filed in the United States District Court for the Eastern District of New York in June 1998 containing various claims of national origin discrimination brought on behalf of 21 former employees of ATC, for approximately $10,000 per plaintiff and $405,000 in the aggregate. Additionally, ATC is a party to an action brought before the National Labor Relations Board by the Service Employees International Union, Local 339, AFL-CIO, in August 1996, whereby ATC has been charged with certain violations of employees' rights under the National Labor Relations Act. In November 1998, an administrative law judge rendered a decision against ATC and awarded back pay to the same 21 employees in the case discussed above. No amount for the back pay award has been determined and it is presently not possible to estimate the amount of the award.

14.  EXTRAORDINARY ITEM


     In connection with the issuance of its senior secured notes, as discussed in Note 8, the Company utilized the proceeds from this issuance to repay certain existing indebtedness. The Company incurred a loss of $4,164 on the early extinguishment of this debt. The loss extinguishment consisted of $2,850 of cash payments made in connection with the early termination of long-term capital lease obligations as well as the long-term notes from GECC, and $1,314 of non-cash charges representing the unamortized portions of deferred financing costs related to the GECC facility.

                         REPORT OF INDEPENDENT AUDITORS

Management and Board of Directors of
Crown Vantage Inc.

     We have audited the accompanying balance sheets of Crown Vantage Inc.'s Berlin-Gorham Pulp and Paper Mill (the "Berlin-Gorham Mills") as of December 27, 1998 and December 28, 1997 and the related statements of operations, cash flows and changes in Crown Vantage's investment for the 52 weeks ended December 27, 1998, December 28, 1997 and December 29, 1996. These statements are the responsibility of the Berlin-Gorham Mills' management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1, the financial statements referred to above include the historical assets, liabilities and results of operations of the Berlin-Gorham Mills and are not intended to be a complete presentation of the Berlin-Gorham Mills' or Crown Vantage Inc.'s historical assets, liabilities and results of operations. These financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Registration Statement Form S-4 of American Tissue Inc.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Berlin-Gorham Mills as of December 27, 1998 and December 28, 1997 and the results of its operations and cash flows for the 52 weeks ended December 27, 1998, December 28, 1997 and December 29, 1996, in conformity with generally accepted accounting principles.

April 23, 1999
San Francisco, California

                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

                               BERLIN-GORHAM MILLS

                                 BALANCE SHEETS


                             (dollars in thousands)

                                                    December 27,  December 28,
                                                        1998        1997
                                                      --------    --------
Assets
Current Assets:
Accounts receivable ...............................   $  6,537    $  3,564
Inventories .......................................     27,371      29,913
Prepaid expenses and other current assets .........        115         679
                                                      --------    --------
      Total current assets ........................     34,023      34,156
                                                      --------    --------
Property, plant and equipment, net ................     46,185     202,916
Restricted cash ...................................      1,753       5,166
Other assets ......................................     19,081      17,228
                                                      --------    --------
      Total Assets ................................   $101,042    $259,466
                                                      ========    ========
Liabilities and Equity
Current Liabilities:
Accounts payable ..................................   $  6,912    $  5,525
Accrued liabilities ...............................     21,180      21,676
                                                      --------    --------
      Total current liabilities ...................     28,092      27,201
                                                      --------    --------
Long-term debt ....................................     30,255      30,255
Accrued post retirement benefits other
   than pensions ..................................     30,724      31,389
Other long-term liabilities .......................      2,033       1,937
                                                      --------    --------
      Total Liabilities ...........................     91,104      90,782
                                                      --------    --------
Crown Vantage's Investment ........................      9,938     168,684
                                                      --------    --------
      Total Liabilities and Equity ................   $101,042    $259,466
                                                      ========    ========


                       See notes to financial statements.

                               BERLIN-GORHAM MILLS

                            STATEMENTS OF OPERATIONS


                             (dollars in thousands)

                                                                            52 Weeks                52 Weeks         52 Weeks
                                                                              Ended                  Ended            Ended
                                                                           December 27,           December 28,      December 29,
                                                                               1998                   1997              1996
                                                                            ---------              ---------         ---------
Net sales .....................................................             $ 162,876              $ 167,484         $ 160,777
Net sales to Crown Vantage ....................................                11,547                 15,914            17,139
                                                                            ---------              ---------         ---------
Total net sales                                                               174,423                183,398           177,916
Cost of goods sold ............................................               185,820                179,648           189,173
Severance charge ..............................................                 1,932                     --                --
                                                                            ---------              ---------         ---------
Gross margin ..................................................               (13,329)                 3,750           (11,257)
Selling and administrative expenses ...........................                (9,155)                (6,542)           (3,698)
Asset impairment charge .......................................              (143,632)                    --                --
Gain on timberlands sale ......................................                    --                 13,518                --
Corporate allocation ..........................................                (7,764)                (5,726)           (5,412)
                                                                            ---------              ---------         ---------
Operating income (loss) .......................................              (173,880)                 5,000           (20,367)
Interest expense ..............................................                (2,547)                (2,547)           (1,573)
Other income, net .............................................                    85                     75                99
                                                                            ---------              ---------         ---------
Income (loss) before income taxes .............................              (176,342)                 2,528           (21,841)
Income tax provision (benefit) ................................               (68,287)                 1,077            (8,303)
                                                                            ---------              ---------         ---------
Net income (loss) .............................................             $(108,055)             $   1,451         $ (13,538)
                                                                            =========              =========         =========


                       See notes to financial statements.

                               BERLIN-GORHAM MILLS


               STATEMENTS OF CHANGES IN CROWN VANTAGE'S INVESTMENT


                             (dollars in thousands)

                                                                               52 Weeks          52 Weeks            52 Weeks
                                                                                Ended              Ended               Ended
                                                                             December 27,       December 28,        December 29,
                                                                                1998               1997                1996
                                                                             ---------           ---------           ---------
Crown Vantage's Investment
Beginning Balance .................................................          $ 168,684           $ 187,420           $ 219,002
Net Income (Loss) .................................................           (108,055)              1,451             (13,538)
Capital investment (withdrawal):
      Settlement of income taxes with Crown Vantage ...............            (68,287)              1,077              (8,303)
      Capital investment (withdrawal) .............................             17,596             (21,264)             (9,741)
                                                                             ---------           ---------           ---------
Ending Balance ....................................................          $   9,938           $ 168,684           $ 187,420
                                                                             =========           =========           =========


                       See notes to financial statements.

                               BERLIN-GORHAM MILLS


                            STATEMENTS OF CASH FLOWS


                             (dollars in thousands)

C                                                                               52 Weeks            52 Weeks            52 Weeks
                                                                                 Ended               Ended               Ended
                                                                               December 27,       December 28,        December 29,
                                                                                  1998                1997                1996
                                                                               -----------        -----------         -----------
Cash provided by (used for) operating activities:
Net income (loss) ......................................................       $(108,055)          $   1,451           $ (13,538)
Items not affecting cash:
           Depreciation and cost of timber harvested ...................          23,966              24,179              24,061
           Gain on sale of timberlands .................................              --             (13,518)                 --
           Asset impairment charge .....................................         143,632                  --                  --
           Other, net ..................................................            (439)                164                (924)
           Tax provision (benefit) .....................................         (68,287)              1,077              (8,303)
Change in current assets and liabilities:
           Accounts receivable .........................................          (2,973)              2,759               8,697
           Inventories .................................................           1,042              (5,713)              1,442
           Other current assets ........................................             564                (269)               (274)
           Accounts payable ............................................           1,387                 (52)               (671)
           Other current liabilities ...................................            (496)                243               3,083
Restricted cash ........................................................           3,413                 921              (6,087)
Other, net .............................................................          (2,471)             (1,737)                870
                                                                               ---------           ---------           ---------
              Cash (used for) provided by operating
                     activities ........................................          (8,717)              9,505               8,356
                                                                               ---------           ---------           ---------
Cash provided by (used for) investing activities:
Expenditures for property, plant and equipment .........................          (9,146)            (13,084)            (10,872)
Proceeds from sale of property, plant and equipment ....................             488              25,008                  56
Other, net .............................................................            (221)               (165)                101
                                                                               ---------           ---------           ---------
Cash (used for) provided by investing activities .......................          (8,879)             11,759             (10,715)
                                                                               ---------           ---------           ---------
Cash provided by (used for) financing activities:
Proceeds from issuance of Industrial
Revenue Bonds, less underwriting costs .................................              --                  --              12,100
Crown Vantage's capital investment (withdrawal) ........................          17,596             (21,264)             (9,741)
                                                                               ---------           ---------           ---------
              Cash provided by (used for) financing
                      activites ........................................          17,596             (21,264)              2,359
Increase (decrease) in cash and cash equivalents .......................              --                  --                  --
Cash and cash equivalents, beginning of year ...........................              --                  --                  --
                                                                               ---------           ---------           ---------
              Cash and cash equivalents, end of year ...................       $      --           $      --           $      --
                                                                               =========           =========           =========

                       See notes to financial statements.

                               BERLIN-GORHAM MILLS

                          NOTES TO FINANCIAL STATEMENTS


Note 1

     The accompanying financial statements comprise the historical assets, liabilities and operating results of the Berlin-Gorham Mills located in Berlin and Gorham, New Hampshire, respectively. The Berlin-Gorham Mills are owned by Crown Paper Co., a wholly-owned subsidiary of Crown Vantage Inc. (collectively "Crown Vantage"). Subject to the successful consummation of the Asset Purchase Agreement and related agreements by and between Crown Paper and American Tissue Inc. ("American Tissue"), the Berlin-Gorham Mills will be sold to Pulp & Paper of America LLC, an affiliate of American Tissue (the "Sale").

     The accompanying financial statements have been prepared as if the Berlin-Gorham Mills had operated as an independent stand-alone entity for all periods presented. There are no allocations of Crown Vantage borrowings or related interest expense in the accompanying financial statements except for borrowings and interest expense of certain industrial revenue bonds incurred by Crown Vantage that are restricted to environmental expenditures at the Berlin-Gorham Mills. The Berlin-Gorham Mills engaged in various transactions with Crown Vantage and its other mills that are characteristic of a group of entities under common control. Throughout the period covered by these financial statements, the Berlin-Gorham Mills participated in Crown Vantage's centralized cash management system and, as such, its cash funding requirements were met by Crown Vantage. The Berlin-Gorham Mills' operational transactions resulted in amounts receivable from and payable to Crown Vantage, which fluctuate over time and have not been settled through cash transfers. Accordingly, the amounts have been presented net in the balance sheet as Crown Vantage's Investment.

     Crown Vantage general and administrative costs not directly attributable to the Berlin-Gorham Mills have been allocated based primarily on tons sold. Management believes the allocation method is reasonable. Such allocations totaled $6.9 million in 1998, $5.2 million in 1997 and $5.2 million in 1996.

     The Berlin-Gorham Mills are fully integrated pulp and paper mills. The Berlin pulp mill produces approximately 220,000 tons of northern bleached hardwood kraft pulp and 60,000 tons of northern bleached softwood kraft pulp annually. Approximately 45% of the hardwood kraft is used by the Gorham mill in the production of paper and the remaining hardwood kraft is dried and either sold to other Crown Vantage mills or as market pulp. All of the softwood kraft pulp is consumed by the Gorham mill in the production of paper. The Berlin-Gorham Mills purchase a small quantity of pulp (approximately 15,000 tons annually) to supply pulp grades not produced internally and to supply the paper mill during the annual pulp mill outage.

     The Gorham paper mill operates four paper machines that produce approximately 150,000 tons of paper annually and one commercial toweling machine with production capacity of approximately 40,000 tons annually. The four paper machines produce a variety of printing and publishing papers including premium text and cover grades, book papers, opaques, and forms bond.

     On December 27, 1998, the Berlin-Gorham Mills employed approximately 850 individuals of which approximately 85% were hourly employees and 15% were salaried employees. All of the hourly employees are represented under collectively bargained union contracts.

Note 2

Summary of Significant Accounting Policies

Basis of Presentation

     The accompanying financial statements include the results of operations, assets and liabilities of the Berlin-Gorham Mills for the 52 weeks ended December 27, 1998, and December 28, 1997. The accompanying financial statements also include the results of operations of the Berlin-Gorham Mills for the 52 weeks ended December 29, 1996. The Berlin-Gorham Mills' fiscal year includes the 52 or 53 weeks ending on the last Sunday in December.

Inventories

     Inventories are stated at the lower of cost or market and include the cost of materials, labor and manufacturing overhead. The last-in, first-out cost flow assumption is used for valuing all inventories other than stores and supplies, which are valued using the first-in, first-out method.

Property, Plant and Equipment

     Property, plant and equipment are stated at cost, less accumulated depreciation, including related delivery and installation costs and interest incurred on significant capital projects during their construction periods. Expenditures for improvements that increase asset values or extend useful lives are capitalized. Maintenance and repair costs are expensed as incurred. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, which range from 20 to 45 years for buildings and 5 to 20 years for machinery and equipment.

     Since Berlin-Gorham is an integrated facility, management considers the pulp and paper mills as a single asset grouping when assessing and measuring impairment. Management assesses the recoverability of its investments in long-lived assets to be held and used in operations whenever events or circumstances indicate that their carrying amounts may be impaired. The negative operating cash flows that occurred during 1998 led to management assessing whether an impairment has occurred. In the fourth quarter of 1998, management estimated the future cash flows expected to result from use of the assets and an impairment loss was recognized when the future cash flows were estimated to be less than the carrying value of the assets. Estimating future cash flows requires an estimate of useful lives of its long-lived assets, future production volumes and costs, future sales volumes, demand for the mills' product mix and prices that reflect the use of its long-lived assets and market conditions. Based on this assessment, a $143.6 million charge was recorded during the fourth quarter of 1998 to write down impaired assets to the present value of their estimated future cash flows. Although management believes it has a reasonable basis for its estimates, it is reasonably possible that the estimate of future cash flows could change from current estimates which could result in recognizing, in future periods, additional material impairment losses on its long-lived assets at the Berlin-Gorham Mills. (See "Note 11").

Restricted Cash

     Restricted cash of approximately $1.8 million and $5.2 million at December 27, 1998 and December 28, 1997, respectively, represents remaining proceeds from an industrial revenue bond offering that can be used only for qualified environmental projects.

Landfill Closure and Post-Closure Costs

     The Berlin-Gorham Mills accrue for landfill closure and post-closure costs over the periods that benefit from the use of the landfills. Management regularly reviews the adequacy of cost estimates and adjusts the accrued amounts as necessary.

Income Taxes

     The Berlin-Gorham Mills have historically been included in the consolidated federal income tax returns and combined/unitary state income tax and value added tax returns of Crown Vantage. The benefit/provision for income taxes is management's estimate of the Berlin-Gorham Mills' share of Crown Vantage's income tax benefit that is intended to approximate the current provision/benefit that would have been recognized had the Berlin-Gorham Mills filed separate income tax returns. All taxes are domestic.

     Current income taxes payable/receivable and deferred income tax assets and liabilities have been treated as if settled immediately through Crown Vantage's investment. Because the Berlin-Gorham Mills are included in the consolidated Crown Vantage returns, net operating loss carryforwards, investment and other tax credit carryforwards included in the calculation of the Crown Vantage income tax benefit cannot be utilized on a standalone basis. As the Berlin-Gorham Mills are not a separate legal or tax entity they are considered to have no reportable net operating loss, tax credit carryforwards, or deferred tax assets and liabilities.

Interest Expense

     Interest expense included in the accompanying financial statements represents interest expense on the industrial revenue bonds specifically restricted for use in funding certain environmental capital improvements at the Berlin-Gorham Mills. Interest expense reflected in the statements of operations and the amount of debt reflected in the balance sheets are not intended to reflect interest expense that the Berlin-Gorham Mills may have incurred nor the amount of debt which would have been outstanding had the Berlin-Gorham Mills been a standalone company for the years presented. As discussed below under "Crown Vantage's Investment," transactions with Crown Vantage are treated as settled immediately through the investment account. As a result, there were no advances from Crown Vantage outstanding that would require recognition of interest expense.

Sale of Accounts Receivable

     In 1996, Crown Vantage entered into a five-year agreement with certain banks which provides for the sale of undivided interests in a revolving pool of trade accounts receivable, without recourse, including trade receivables attributable to the Berlin-Gorham Mills. As collections reduce accounts receivable included in the pool, Crown Vantage sells undivided interests in new receivables to bring the amount sold up to the amount permitted. Accounts receivable reported in the accompanying balance sheets represent the Berlin-Gorham Mills receivables net of the undivided interests in the Berlin-Gorham Mills receivables sold ($6.9 million and $8.4 million at December 27, 1998 and December 28, 1997, respectively).

     The proceeds from sales are less than the face amount of undivided interests in accounts receivable sold and this discount ($.9 million in 1998, $.5 million in 1997, and $.2 million in 1996) is included in corporate allocations in the statement of operations.

Selected Sales Information

     During 1998, 1997, and 1996 export sales to foreign markets from the Berlin-Gorham Mills represented less than 10% of net sales for that year. The Berlin-Gorham Mills have one significant customer that purchases both pulp and uncoated paper. Pulp sold to this customer accounted for 13.6% of net sales in 1998, 9.6% in 1997 and 10.0% in 1996. Uncoated papers sold to this customer accounted for 10.3% of net sales in 1998, 9.3% in 1997 and 3.1% in 1996.

Crown Vantage's Investment

     Crown Vantage's Investment reflects the historical intercompany activity between the Berlin-Gorham Mills and Crown Vantage, and the Berlin-Gorham Mills' cumulative results of operations. Transactions with Crown Vantage are reflected as though they were settled immediately as an addition to or reduction of Crown Vantage's Investment and there are no amounts due to or from Crown Vantage at December 27, 1998 or December 28, 1997.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note 3

Concentration of Credit Risk

     Credit risk represents the accounting loss that would be recognized at the reporting date if customers failed completely to perform as contracted. Concentrations of credit risk that arise from financial instruments exist for groups of customers when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Berlin-Gorham Mills do not have any significant concentration of credit risk.

Note 4

Supplemental Balance Sheet Information

                                                         1998            1997
                                                       --------        --------
                                                         (dollars in thousands)
Inventories
Raw Materials ..................................       $  3,950        $  3,482
Work-in-process ................................            586             677
Finished goods .................................         13,031          14,545
Stores and supplies ............................         11,702          13,391
                                                       --------        --------
                                                         29,269          32,095
Last-in, first-out reserve .....................         (1,898)         (2,182)
                                                       --------        --------
      Total Inventories ........................       $ 27,371        $ 29,913
                                                       ========        ========
Valued at lower of cost or market:
Last-in, first-out .............................       $ 15,669        $ 16,522

First-in, first-out ............................         11,702          13,391
                                                       --------        --------
      Total inventories ........................       $ 27,371        $ 29,913
                                                       ========        ========


                                                        1998             1997
                                                     ---------        ---------
                                                       (dollars in thousands)
Property, Plant and Equipment
Land and improvements ........................       $  17,499        $  23,157
Buildings ....................................          35,447           43,716
Machinery and equipment ......................         280,294          342,106
Construction in progress .....................           3,633            4,690
                                                     ---------        ---------
                                                       336,873          413,669
Accumulated depreciation .....................        (290,688)        (210,753)
                                                     ---------        ---------
Net property, plant and equipment ............       $  46,185        $ 202,916
                                                     =========        =========


                                                         1998          1997
                                                        -------       -------
                                                        (dollars in thousands)
Accrued Liabilities
Compensated absences ............................       $ 2,948       $ 3,133
Employee insurance benefits .....................         3,272         4,950
Accrued interest ................................         1,154         1,161
Taxes payable, other than income taxes ..........         8,568         7,475
Other accrued liabilities .......................         5,238         4,957
                                                        -------       -------
Total accrued liabilities .......................       $21,180       $21,676
                                                        =======       =======

Note 5

Long-term Debt

     Long term debt consists of the following industrial revenue bonds (in thousands) for both 1998 and 1997:

7.75% Refunding Bonds, due 2022 .............................            $17,955
7.875% Project Bonds, due 2026 ..............................             12,300
                                                                         -------
                                                                         $30,255
                                                                         =======

     Proceeds from the sale of the 7.875% Project Bonds are used to finance eligible environmental project costs. At December 27, 1998 and December 28, 1997 approximately $1.8 million and $5.2 million, respectively had not yet been spent. At December 27, 1998 and December 28, 1997, the fair value of the industrial revenue bonds approximated book value. Cash paid for interest totaled $2.4 million for 1998, $2.4 million for 1997 and $1.2 million for 1996.

Note 6

Pension and Other Benefit Plans

     In connection with a spin-off transaction in 1995, Crown Vantage and James River Corporation of Virginia (now "Fort James Corporation") entered into an agreement with the Pension Benefit Guaranty Corporation (the "PBGC") whereby U.S. pension plans transferred to Crown Vantage (including the Berlin-Gorham Mills pension plans) and corresponding accumulated participant benefits were frozen (the "Frozen Plans"). New pension plans (the "New Plans") were then established by Crown Vantage that have terms substantially similar to the Frozen Plans. An agreement exists between Fort James Corporation and the PBGC which provides that, if the PBGC institutes proceedings to terminate a Frozen Plan, Fort James Corporation may either assume sponsorship of the plan or will be responsible for all liabilities arising from the termination of the plan. Fort James Corporation's contingent obligation with respect to the Frozen Plans will generally end when there are no unfunded benefit obligations for the Frozen Plans. Fort James Corporation and Crown Vantage have entered into an agreement that establishes minimum funding requirements by Crown Vantage for the Frozen Plans that are at least equal to minimum funding requirements pursuant to
Section 412 of the Internal Revenue Code. All hourly plans at the Berlin-Gorham Mills are for employees and retirees of that facility. The salary plan is for all salaried employees of Crown Vantage. The Berlin-Gorham Mills were allocated a portion of the salaried plan balances and income/expense based on actuarial calculations.

     Hourly employees at the Berlin-Gorham Mills who retire after having attained at least age 55 with 10 years of service are eligible for post-retiree medical benefits ("Other Benefits"). Salaried employees hired before January 1, 1993, generally become eligible for retiree medical benefits after reaching age 55 with 15 years of service or after reaching age 65. Salaried employees hired after January 1, 1993 are not eligible for retiree medical benefits. The retiree medical plans are unfunded.

     The financial statements include the present value of benefit obligations, related components of pension and other benefit costs, unrecognized net gains, prior service costs, transition liabilities and plan assets that were derived from actuarial calculations.

     Summary information on the Berlin-Gorham Mills' pension and other benefit plans is as follows:

                                                   Pension Benefits         Other Benefits
                                                 ---------------------   --------------------
                                                   1998        1997        1998        1997
                                                 --------    --------    --------    --------
                                                            (dollars in thousands)
Change in benefit obligation
Benefit obligation at beginning of year ......   $ 71,224    $ 69,979    $ 19,901    $ 22,117
Service cost .................................      1,298       1,030         408         371
Interest cost ................................      5,167       5,586       1,441       1,420
Amendment ....................................         73          --          --          --
Plan participants' contributions .............        294         249         727         688
Actuarial (gain) loss ........................      3,201         320       1,125      (2,521)
Benefits paid ................................     (5,936)     (5,940)     (2,062)     (2,174)
                                                 --------    --------    --------    --------
Benefit obligation at end of year ............   $ 75,321    $ 71,224    $ 21,540    $ 19,901
                                                 ========    ========    ========    ========
Change in plan assets
Fair value of plan assets at beginning of year   $ 97,907    $ 83,949
Actual return on plan assets .................      1,667      19,024
Company contributions ........................      1,095         625

Plan participants' contributions .............        294         249
Benefits paid ................................     (5,936)     (5,940)
                                                 --------    --------
Fair value of plan assets at end of year .....   $ 95,027    $ 97,907
                                                 ========    ========

     Plan assets are invested primarily in domestic equity and fixed income mutual funds. The following table sets forth the funded status of the Berlin-Gorham Mill's pension plans and other benefit plans at December 27, 1998, and December 28, 1997:

                                            Pension Plans        Other Benefits Plans
                                         --------------------    --------------------
                                           1998        1997        1998        1997
                                         --------    --------    --------    --------
                                                    (dollars in thousands)
Funded status (over/(under)funded) ...   $ 19,706    $ 26,683    $(21,540)   $(19,901)
Unrecognized net gain ................     (5,535)    (15,356)     (3,892)     (5,181)
Unrecognized prior service cost (gain)      2,546       3,006      (5,292)     (6,307)
Unrecognized net transition liability       1,153       1,635          --          --
                                         --------    --------    --------    --------
Net asset (liability) ................   $ 17,870    $ 15,968    $(30,724)   $(31,389)
                                         ========    ========    ========    ========

     The components of the Berlin-Gorham Mill's net pension and other benefit costs, were as follows:

                                        Pension Plans                 Other Benefit Plans
                                -----------------------------    -----------------------------
                                   1998       1997       1996       1998       1997       1996
                                                      (dollars in thousands)
Service cost ................   $ 1,298    $ 1,030    $ 1,804    $   408    $   371    $   469
Interest cost ...............     5,167      5,586      8,073      1,441      1,420      1,655
Net investment income on plan
     assets .................    (7,733)    (7,546)    (9,994)        --         --         --
Net amortization ............       351        518      1,170     (1,179)    (1,341)    (1,052)
                                -------    -------    -------    -------    -------    -------
Net benefit cost (income) ...   $  (917)   $  (412)   $ 1,053    $   670    $   450    $ 1,072
                                =======    =======    =======    =======    =======    =======

     Net amortization of pension and other benefit costs includes amortization of the net transition assets, net experience gains and losses, and prior service costs over 15 to 20 years. The actuarial assumptions used in determining net pension and other benefit costs and related pension and other benefit obligations were as follows:

Pension Benefits Other Benefits

                                                                      1998             1997           1998             1997
                                                                     ------           ------           ----           ------
Discount Rate .............................................             7.0%             7.5%           7.0%             7.5%
Assumed rate of increase in compensation levels ...........             4.0%             4.0%
Expected long-term rate of return on plan assets ..........            10.0%            10.0%

     Changes in actuarial assumptions for 1998 resulted in an increase to other benefit costs of $.1 million and the related accumulated benefit obligation of $1 million. The assumed health care cost trend rate used in measuring the accumulated benefit obligation for other benefits was 6.5% in 1998, declining by 0.5% per year through 2002 to an ultimate rate of 4.5%. The effect of a 1% change in the health care cost trend rate assumptions is as follows:

                                                            1% increase             1% decrease
                                                            ---------               ---------
                                                                   (dollars in thousands)

Service and interest cost ..............................      $  262                  $  215
Accumulated postretirement benefit obligation ..........      $2,520                  $2,197

     Prepaid pension assets are included in other assets.

Note 7

Commitments and Contingent Liabilities

Leases

     As of December 27, 1998, future minimum rental payments under noncancelable operating leases were as follows:

                                                            Minimum
                                                            Rentals
                                                            -------
                                                       (dollars in thousands)
1999 ...........................................             $  748
2000 ...........................................                732
2001 ...........................................                559
2002 ...........................................                471
2003 ...........................................                471
Later years ....................................                579
                                                             ------
Total future minimum rentals ...................             $3,560
                                                             ======

     Rent expense totaled $1.1 million in 1998, $.5 million in 1997 and $.6 million in 1996.

Environmental Matters

     The Berlin-Gorham Mills have accrued $2.4 million at December 27, 1998 and $2.5 million at December 28, 1997 primarily for estimated landfill site restoration, post-closure and monitoring costs. The accrued amounts are expected to be paid during the operation of the landfill, through closure of the landfill, and over the thirty year post-closure monitoring period.

     The Environmental Protection Agency signed final rules affecting pulp and paper industry discharges of wastewater and gaseous emissions ("Cluster Rules") which became effective on April 15, 1998. These Cluster Rules require changes in the pulping, bleaching and/or wastewater treatment processes presently used in some U.S. pulp and paper mills, including the Berlin pulp mill. Management estimates that approximately $12.9 million of capital expenditures may be required to comply with the rules with compliance dates beginning in 1999 and extending over the next two to five years. 1998 environmental capital spending includes $.2 million for compliance with the Cluster Rules. There are risks and uncertainties associated with the estimate that could cause total capital expenditures and timing of such expenditures to be materially different from current estimates, including changes in technology, interpretation of the rules by government agencies that is substantially different from Management's interpretation, or other items.

Note 8

Timberland Gain

     During the fourth quarter of 1997, the Berlin-Gorham Mills sold approximately 24,000 acres of timber-producing properties for approximately $24.5 million and recognized a gain of $13.5 million. Proceeds of the sale were used to pay down Crown Vantage debt.

Note 9

Severance

     During 1998, the Berlin-Gorham Mills accrued $1.9 million relating to a 5% work force reduction. The accrual is for anticipated expenses resulting from the work force reduction, primarily for severance and benefit payments to the approximately 100 affected employees. Both hourly and salaried employees from manufacturing, maintenance, and office staff were affected. As of December 27, 1998 approximately $1.0 million had been paid and the remainder will be paid during the first half of 1999.

Note 10

Year 2000 Issue (Unaudited)

     The Year 2000 issue concerns the potential inability of computer applications, information technology systems, and certain software-based "embedded" control systems to properly recognize and process date-sensitive information as the Year 2000 approaches and beyond. The Berlin-Gorham Mills could suffer material adverse impacts on their operations and financial results if the applications and systems used by the Berlin-Gorham Mills, or by third parties with whom the Berlin-Gorham Mills do business, do not accurately or adequately process or manage dates or other information as a result of the Year 2000 issue.

     The Berlin-Gorham Mills use a variety of software applications, business information systems, accounting subsystems, process control systems and related software, communication devices, and networking and other operating systems. The Berlin-Gorham Mills have completed an inventory of all such systems and are currently in the process of testing, upgrading, replacing, or otherwise modifying these systems to adequately address the Year 2000 issue. The Berlin-Gorham Mills believe they will be able to timely modify or replace affected systems to prevent any material detrimental effects on operations and financial results. However, the Berlin-Gorham Mills can give no assurance that all critical Year 2000 issues will be resolved in a timely manner or that potentially unresolved issues would not have a material adverse impact on the results of operations.

     The Berlin-Gorham Mills have certain key relationships with customers, vendors and outside service providers. Failure by the Berlin-Gorham Mills' key customers, vendors and outside service providers to adequately address the Year 2000 issue could have a material adverse impact on the Berlin-Gorham Mills' operations and financial results. The Berlin-Gorham Mills are currently assessing the Year 2000 readiness of these key customers, vendors and outside service providers and, at this time, cannot determine what the impact of their readiness will be on the Berlin-Gorham Mills.

Note 11

Subsequent Event

     In March 1999, Crown Vantage reached an agreement with American Tissue for the sale of substantially all of the Berlin-Gorham Mills' assets and certain liabilities. In connection with Crown Vantage's decision to sell the Berlin-Gorham Mills, the net assets to be sold will be written down to their net realizable value in the first quarter of 1999. As a result, a charge will be recognized in the Berlin-Gorham Mills' 1999 first quarter of approximately $16.2 million.

Settlement of Berlin Property Tax Case

     In 1994, Crown Vantage, through its wholly-owned subsidiary Crown Paper Co. subsidiary (the "Company") filed a suit against the City of Berlin, New Hampshire relating to an approximately $107 million increase from 1992 to 1994 of the City's assessed value of the Berlin portion of the Berlin-Gorham facility. The increased assessed value resulted in an annual increase in property taxes of approximately $2.5 million. The Company sought abatement of the tax increase on the grounds that the City's valuations were excessive, and that New Hampshire law exempted certain income producing equipment, such as the chemical recovery unit, from property taxation. In April 1996, the trial court affirmed most of the City's positions, and the Company appealed that decision to the New Hampshire Supreme Court. On December 31, 1997, the Supreme Court released an opinion which, in part, resulted in a remand of various issues back to the trial court. On February 1, 1999, the Company finalized an agreement with the City, which permanently settles the issue of taxability of factory machinery and over the next three years significantly reduces the assessed value from recent valuations of the Company's Berlin pulp mill. Over the three years the City of Berlin's property taxes are expected to average $3 million annually at the current assessed rate, which is some $2 million per year less than has been billed over the past five years. The Company expects to reverse a property tax accrual of approximately $9 million in the first quarter of 1999.

                               BERLIN-GORHAM MILLS

                                  BALANCE SHEET

                             (dollars in thousands)


                                                                                     June 27, 1999        December 27, 1998
                                                                                     -------------        -----------------
                                                                                      (unaudited)
Assets
Current Assets:
Accounts receivable .....................................................                  5,759                  6,537
Inventories .............................................................                 26,282                 27,371
Prepaid expenses and other current assets ...............................                    386                    115
                                                                                        --------               --------
        Total current assets ............................................                 32,427                 34,023
                                                                                        --------               --------
Property, plant and equipment, net ......................................                 30,838                 46,185
Restricted cash .........................................................                  1,675                  1,753
Other assets ............................................................                 16,340                 19,081
                                                                                        --------               --------
      Total Assets ......................................................                 81,280               $101,042
                                                                                        ========               ========
Liabilities and Equity
Current Liabilities:
Accounts payable ........................................................                  6,459               $  6,912
Accrued liabilities .....................................................                 13,407                 21,180
                                                                                        --------               --------
      Total current liabilities .........................................                 19,866                 28,092
                                                                                        --------               --------
Long-term debt ..........................................................                 30,255                 30,255
Accrued post retirement benefits other than pensions ....................                 24,337                 30,724
Other long-term liabilities .............................................                  2,179                  2,033
                                                                                        --------               --------
                 Total Liabilities ......................................                 76,637                 91,104
                                                                                        --------               --------
Crown Vantage's Investment ..............................................                  4,643                  9,938
                                                                                        --------               --------
                     Total Liabilities and Equity .......................                 81,280               $101,042
                                                                                        ========               ========

                       See notes to financial statements.

                               BERLIN-GORHAM MILLS

                            STATEMENTS OF OPERATIONS


                             (dollars in thousands)


                                                       26 Weeks Ended June
                                                June 27, 1999   June 27, 1998
                                                -------------   --------------
                                                         (unaudited)
Statements of Operations Data:
Net sales .................................       $ 80,724        $ 81,473
Net sales to Crown Vantage ................          5,648           5,966
                                                  --------        --------
Total net sales                                     86,372          87,439
Cost of sales .............................         83,268          98,360
Severance charge ..........................             --           1,932
                                                  --------        --------
Gross margin ..............................          3,104         (12,853)
Adjustment to net realizable value ........        (16,175)             --
Selling and administrative expenses .......         (4,693)         (5,136)
Property tax accrual reversal .............          8,957              --
Gain on timberland sale ...................             --              --
Asset impairment charge ...................             --              --
Corporate overhead allocation .............         (3,783)         (3,342)
                                                  --------        --------
Operating income (loss) ...................        (12,590)        (21,331)
Interest expense and other income, net ....          1,240           1,244
                                                  --------        --------
Loss before income taxes ..................        (13,830)        (22,575)
Income tax benefit ........................         (5,366)         (8,759)
                                                  --------        --------
Net loss ..................................       $ (8,464)       $(13,816)
                                                  ========        ========

                               BERLIN-GORHAM MILLS

                            STATEMENTS OF CASH FLOWS


                             (dollars in thousands)

                                                                      26 Weeks Ended
                                                              -----------------------------------
                                                              June 27, 1999        June 28, 1998
                                                              -------------        -------------
                                                                         (unaudited)
Cash provided by (used for) operating activities:
Net loss .....................................................     (8,464)             (13,816)
Items not affecting cash:
             Depreciation and cost of timber harvested .......      2,676               12,083
             Property tax accrual reversal ...................     (8,957)                  --
             Adjustment to net realizable value ..............     16,175                   --
             Other, net ......................................         25                   25
             Tax benefit .....................................     (5,366)              (8,759)
Change in current assets and liabilities:
             Accounts receivable .............................        777                  298
             Inventories .....................................      1,090                  156
             Other current assets ............................       (271)                (524)
             Accounts payable ................................       (452)                 (28)
             Other current liabilities .......................     (2,777)               6,290
Restricted cash ..............................................         78                  228
Other, net ...................................................        146                  121
                                                                 --------             --------
                      Cash used for operating activities .....     (5,320)              (3,926)
Cash provided by (used for) investing activities:
Expenditures for property, plant and equipment ...............     (3,211)              (2,812)
Proceeds from sale of property, plant and equipment ..........         --                 (212)
Other, net ...................................................         (3)                 208
                                                                 --------             --------
                      Cash used for investing activities .....     (3,214)              (2,816)
Cash provided by (used for) financing activities:
Crown Vantage's capital investment ...........................      8,534                6,742
                                                                 --------             --------
                      Cash provided by financing activities ..      8,534                6,742
                                                                 --------             --------
Decrease in cash and cash equivalents ........................         --                   --
Cash and cash equivalents, beginning of year .................         --                   --
                                                                 ========             ========
                      Cash and cash equivalents, end of period   $     --             $     --
                                                                 ========             ========

                       See notes to financial statements.

                               BERLIN-GORHAM MILLS

                      NOTES TO INTERIM FINANCIAL STATEMENTS


                                   (unaudited)

Note 1-Organization and Basis of Presentation

     The Berlin-Gorham Mills are owned by Crown Paper Co., a wholly-owned subsidiary of Crown Vantage Inc. (collectively "Crown Vantage"). Subject to the successful consummation of the Asset Purchase Agreement and related agreements by and between Crown Paper Co. and American Tissue Inc. ("American Tissue"), the Berlin-Gorham Mills will be sold to Pulp & Paper of America LLC, an affiliate of American Tissue (the "Sale"). The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. The condensed balance sheet as of December 27, 1998 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the 26 weeks ended June 27, 1999 are not necessarily indicative of the results that may be expected for the year ended December 26, 1999. For further information, refer to the Berlin-Gorham Mills' financial statements and footnotes thereto included in financial statements for the year ended December 27, 1998.

     The accompanying financial statements have been prepared as if the Berlin-Gorham Mills had operated as an independent stand-alone entity for all periods presented. There are no allocations of Crown Vantage borrowings or related interest expense in the accompanying financial statements except for borrowings and interest expense of certain industrial revenue bonds incurred by Crown Vantage that are restricted to environmental expenditures at the Berlin-Gorham Mills. The Berlin-Gorham Mills engaged in various transactions with Crown Vantage and its other mills that are characteristic of a group of entities under common control. Throughout the period covered by these financial statements, the Berlin-Gorham Mills participated in Crown Vantage's centralized cash management system and, as such, its cash funding requirements were met by Crown Vantage. The Berlin-Gorham Mills' operational transactions resulted in amounts receivable from and payable to Crown Vantage, which fluctuate over time and have not been settled through cash transfers. Accordingly, the amounts have been presented net in the balance sheet as Crown Vantage's Investment. For a description of all significant intercompany transactions effecting the Berlin-Gorham Mills please see the Berlin-Gorham Mills' financial statements for the year ended December 27, 1998.

     Crown Vantage general and administrative costs not directly attributable to the Berlin-Gorham Mills have been allocated based primarily on tons sold. Management believes the allocation method is reasonable. Such allocations for the first six months totaled $3.8 million in 1999, and $3.3 million in 1998.

Note 2-Sale of Accounts Receivable

     In 1996, Crown Vantage entered into a five-year agreement with certain banks which provides for the sale of undivided interests in a revolving pool of trade accounts receivable without recourse, including trade receivables attributable to the Berlin-Gorham Mills. As collections reduce accounts receivable included in the pool, Crown Vantage sells undivided interests in new receivables to bring the amount sold up to the amount permitted. Accounts receivable reported in the accompanying balance sheets represent the Berlin-Gorham Mills receivables net of the undivided interests in the Berlin-Gorham Mills receivables sold ($6.2 million at June 27, 1999 and $6.9 million at December 27, 1998).

     The proceeds from sales are less than the face amount of undivided interests in accounts receivable sold and this discount ($0.4 million in 1999 and 1998) is included in corporate allocations in the statement of operations.

Note 3-Sales to Crown Vantage Locations

     Net sales of pulp to other Crown Vantage mills, which are included in the accompanying Statement of Operations, totaled $5.6 million in 1999, and $6.0 million in 1998.


Note 4-Inventories

(amounts in thousands)                    June 27, 1999    December 27, 1998
----------------------                    -------------    ------------------
Raw Materials ......................         $  2,943          $  3,950
Work-in-process ....................              615               586
Finished goods .....................           11,877            13,031
Stores and supplies ................           11,848            11,702
                                             --------          --------
                                               27,283            29,269
Last-in, first-out reserve .........           (1,001)           (1,898)
                                             --------          --------
Total Inventories ..................         $ 26,282          $ 27,371
                                             ========          ========

Note 5-Long-term Debt

     Long term debt consists of the following industrial revenue bonds (in thousands) for periods presented:

7.75% Refunding Bonds, due 2022 .............................            $17,955
7.875% Project Bonds, due 2026 ..............................             12,300
                                                                         -------
                                                                         $30,255
                                                                         =======

     Proceeds from the sale of the 7.875% Project Bonds are used to finance eligible environmental project costs. At June 27, 1999 and December 27, 1998 approximately $1.7 million and $1.8 million, respectively had not yet been spent.

Note 6-Environmental Matters

     The Berlin-Gorham Mills have accrued $2.8 million at June 27, 1999 and $2.4 million at December 27, 1998 primarily for estimated landfill site restoration, post-closure and monitoring costs.

     The Environmental Protection Agency signed final rules affecting pulp and paper industry discharges of wastewater and gaseous emissions ("Cluster Rules") which became effective on April 15, 1998. These Cluster Rules require changes in the pulping, bleaching and/or wastewater treatment processes presently used in some U.S. pulp and paper mills, including the Berlin pulp mill. Management estimates that approximately $12.9 million of capital expenditures may be required to comply with the rules with compliance dates beginning in 1999 and extending over the next two to five years. As of June 27, 1999, $0.2 million had been spent in 1999 and Cluster Rule capital spending from inception to date totals $0.4 million. There are risks and uncertainties associated with the estimate that could cause total capital expenditures and timing of such expenditures to be materially different from current estimates, including changes in technology, interpretation of the rules by government agencies that is substantially different from Management's interpretation, or other items.

Note 7-Year 2000 Issue (Unaudited)

     The Year 2000 issue concerns the potential inability of computer applications, information technology systems, and certain software-based "embedded" control systems to properly recognize and process date-sensitive information as the Year 2000 approaches and beyond. The Berlin-Gorham Mills could suffer material adverse impacts on its operations and financial results if the applications and systems used by the Berlin-Gorham Mills, or by third parties with whom the Berlin-Gorham Mills do business, do not accurately or adequately process or manage dates or other information as a result of the Year 2000 issue.

     The Berlin-Gorham Mills use a variety of software applications, business information systems, accounting subsystems, process control systems and related software, communication devices, and networking and other operating systems. The Berlin-Gorham Mills have completed an inventory of all such systems and are currently in the process of testing, upgrading, replacing, or otherwise modifying these systems to adequately address the Year 2000 issue. The Berlin-Gorham Mills believe they will be able to timely modify or replace its affected systems to prevent any material detrimental effects on operations and financial results. However, the Berlin-Gorham Mills can give no assurance that all critical Year 2000 issues will be resolved in a timely manner or that potentially unresolved issues would not have a material adverse impact on the results of operations.

     The Berlin-Gorham Mills have certain key relationships with customers, vendors and outside service providers. Failure by the Berlin-Gorham Mills' key customers, vendors and outside service providers to adequately address the Year 2000 issue could have a material adverse impact on the Berlin-Gorham Mills' operations and financial results. The Berlin-Gorham Mills are currently assessing the Year 2000 readiness of these key customers, vendors and outside service providers and, at this time, cannot determine what the impact of their readiness will be on the Berlin-Gorham Mills.

Note 8-Berlin-Gorham Sale

     In March 1999, Crown Vantage reached an agreement with American Tissue for the sale of substantially all of the Berlin-Gorham Mills' assets and certain liabilities. Management expects to consummate the sale during the second quarter of 1999. In connection with Crown Vantage's decision to sell the Berlin-Gorham Mills, a charge for $16.2 million was recorded in the first quarter of 1999 in order to adjust the Berlin-Gorham Mills' net book value to its net realizable value. The charge consisted of the following elements:

(amounts in millions)
---------------------
Fixed asset write-down ........................................            $16.5
Accrued transaction fees ......................................              2.5
Loss on curtailment of pension plans ..........................              3.4

Gain on curtailment/settlement of other benefit plans .............        (6.2)
                                                                          -----
Total charge ......................................................       $16.2
                                                                          =====

Note 9-Settlement of Berlin Property Tax Case

     On February 1, 1999, the Berlin-Gorham Mills finalized an agreement with the City of Berlin, New Hampshire concerning assessed values and taxability of factory machinery. Over the next three years, the agreement significantly reduces the assessed value from recent valuations of the Berlin-Gorham Mills' pulp mill. The Berlin-Gorham Mills reversed a property tax accrual of approximately $9 million in the first quarter of 1999, which relates to amounts over-accrued for previous tax years.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law ("Section 145"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Company has applied for insurance covering all of the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference

     (b)


                                                                     SCHEDULE II

                              AMERICAN TISSUE INC.
                        VALUATION AND QUALIFYING ACCOUNTS

                                (AMOUNTS IN 000s)

        COLUMN A                                        COLUMN B          COLUMN C          COLUMN D           COLUMN E
--------------------------------------------            ------------      ----------        -------------      -------------
Description                                             Balance at        Charged to        Write-off of       Balance at
                                                        beginning of      expenses          uncollectible      end of period
                                                        period                              accounts
Allowance for doubtful accounts
September 30, 1997 .........................            $  453            $1,120            $  193               $1,380
September 30, 1998 .........................            $1,380            $  560            $1,857               $   83
September 30, 1999 .........................            $   83            $  915            $  385               $  613


ITEM 22. UNDERTAKINGS.

     The undersigned registrants undertake:

     (1) To file, during any period in which offers or sales are being post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (7) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE



To the Board of Directors and
Stockholder of American Tissue Inc.:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of American Tissue Inc. (the "Company") included in this registration statement and have issued our report thereon dated December 10,1999. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                  /s/ ARTHUR ANDERSEN LLP
                                                      ARTHUR ANDERSEN LLP



Melville, New York
December 10, 1999

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, State of New York, on January 26, 2000.


                           AMERICAN TISSUE INC.


                           By:  /s/ Mehdi Gabayzadeh
                               ------------------------------------------------
                                Name:     Mehdi Gabayzadeh
                                Title:    President and Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                             TITLE                                        DATE
      ---------                             -----                                        ----

/s/ Nourollah Elghanayan           Chairman of the Board and Director           January 26, 2000
-------------------------
Nourollah Elghanayan

/s/ Mehdi Gabayzadeh               President and Chief Executive                January 26, 2000
--------------------------         Officer (Principal Executive Officer
Mehdi Gabayzadeh                   and Director)



/s/ Edward I. Stein                Executive Vice President and Chief           January 26, 2000
-------------------------          Financial Officer (Principal
Edward I. Stein                    Financial and Accounting Officer)

/s/ Andrew Rush                    Director                                     January 26, 2000
-------------------------
Andrew Rush

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the subsidiary guarantors listed on Schedule A to the cover page of this registration statement has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, State of New York, on January 26, 2000.


                    On behalf of each Subsidiary Guarantor listed on Schedule A to the cover page of this registration statement

                    By:      /s/ Mehdi Gabayzadeh
                       -----------------------------------------------
                       Name:     Mehdi Gabayzadeh
                       Title:    President and Chief Executive Officer


                    By:      /s/ Nourollah Elghanayan
                       -----------------------------------------------
                       Name:     Nourollah Elghanayan
                       Title:    Chairman of the Board







     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                                 TITLE                                       DATE
    ---------                                 -----                                       ----

/s/ Mehdi Gabayzadeh                  President and Chief Executive                January 26, 2000
----------------------------          Officer (Principal Executive Officer
Mehdi Gabayzadeh                      and Director)

/s/ Edward I. Stein                   Executive Vice President and Chief           January 26, 2000
----------------------------          Financial Officer(Principal
Edward I. Stein                       Financial and Accounting Officer)


/s/ Nourollah Elghanayan              Chairman of the Board and Director           January 26, 2000
----------------------------
Nourollah Elghanayan

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the subsidiary guarantors listed on Schedule B hereto has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, State of New York, on January 26, 2000.


                          On behalf of each Subsidiary Guarantor listed on Schedule B hereto


                          By: /s/ Mehdi Gabayzadeh
                              -----------------------------------------------
                              Name:   Mehdi Gabayzadeh
                              Title:  Manager


                          By: /s/ Nourollah Elghanayan
                              -----------------------------------------------
                               Name:  Nourollah Elghanayan
                               Title:  Manager






     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                                 TITLE                                       DATE
    ---------                                 -----                                       ----
/s/ Mehdi Gabayzadeh                  President and Chief Executive                January 26, 2000
----------------------------          Officer (Principal Executive Officer
Mehdi Gabayzadeh                      and Director)

/s/ Edward I. Stein                   Executive Vice President and Chief           January 26, 2000
----------------------------          Financial Officer(Principal
Edward I. Stein                       Financial and Accounting Officer)


/s/ Nourollah Elghanayan              Chairman of the Board and Director           January 26, 2000
----------------------------
Nourollah Elghanayan

                                INDEX TO EXHIBITS


   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------


     3.1    Certificate of Incorporation of American Tissue Inc., as amended**


     3.2    By-Laws of American Tissue Inc.**

     3.3 Certificate of Incorporation of American Tissue Corporation, as amended**

     3.4    By-Laws of American Tissue Corporation, as amended**

     3.5 Certificate of Incorporation of American Cellulose Mill Corp., as amended**

     3.6    By-Laws of American Cellulose Mill Corp.**

     3.7    Articles of Organization of American Tissue Mills of Greenwich LLC**

     3.8 Operating Agreement of American Tissue Mills of Greenwich LLC, as amended**

     3.9    Articles of Organization of American Tissue Mills of Neenah LLC**

     3.10 Operating Agreement of American Tissue Mills of Neenah LLC, as amended**

     3.11 Certificate of Incorporation of American Tissue Mills of New Hampshire, Inc., as amended**

     3.12 By-Laws of American Tissue Mills of New Hampshire, Inc., as amended**

     3.13 Certificate of Incorporation of American Tissue Mills of New York, Inc., as amended**

     3.14   By-Laws of American Tissue Mills of New York, Inc.**

     3.15 Certificate of Incorporation of American Tissue Mills of Oregon, Inc., as amended**

     3.16   By-Laws of American Tissue Mills of Oregon, Inc.**

     3.17 Certificate of Incorporation of American Tissue Mills of Wisconsin, Inc., as amended**

     3.18   By-Laws of American Tissue Mills of Wisconsin, Inc.**


     3.19 Certificate of Amendment to Record of Organization of Berlin Mills Railway, Inc.**

     3.20   Amendment to By-Laws of Berlin Mills Railway, Inc.**


     3.21   Articles of Organization Calexico Tissue Company LLC**

     3.22   Operating Agreement of Calexico Tissue Company LLC, as amended**

     3.23 Certificate of Incorporation of American Tissue - New Hampshire Electric Inc., as amended**

     3.24 By-Laws of American Tissue - New Hampshire Electric Inc., as amended**

     3.25   Articles of Organization of Coram Realty LLC**

     3.26   Operating Agreement with Coram Realty LLC, as amended**

     3.27   Articles of Organization of Engineers Road, LLC**

     3.28   Operating Agreement of Engineers Road, LLC, as amended**

     3.29   Articles of Organization of Grand LLC, as amended**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

     3.30   Operating Agreement of Grand LLC, as amended**

     3.31   Certificate of Incorporation of Gilpin Realty Corp., as amended**

     3.32   By-Laws of Gilpin Realty Corp.**

     3.33   Certificate of Formation of Hydro of America LLC**

     3.34   Operating Agreement of Hydro of America LLC, as amended**

     3.35   Certificate of Formation of Landfill of America LLC**

     3.36   Operating Agreement of Landfill of America LLC, as amended**

     3.37   Articles of Organization of Markwood LLC**

     3.38   Operating Agreement of Markwood LLC, as amended**

     3.39   Articles of Organization of 100 Realty Management LLC**

     3.40   Operating Agreement of 100 Realty Management LLC, as amended**

     3.41   Certificate of Formation of Paper of America LLC**

     3.42   Operating Agreement of Paper of America LLC, as amended**

     3.43 Articles of Organization of Pulp & Paper of America LLC, as amended**

     3.44   Operating Agreement of Pulp & Paper of America LLC, as amended**

     3.45   Certificate of Formation of Pulp of America LLC**

     3.46   Operating Agreement of Pulp of America LLC, as amended**

     3.47   Certificate of Formation of Railway of America LLC**

     3.48   Operating Agreement of Railway of America LLC, as amended**

     3.49   Articles of Organization of Saratoga Realty LLC**

     3.50   Operating Agreement of Saratoga Realty LLC, as amended**

     3.51   Certificate of Incorporation of Tagsons Papers, Inc., as amended**

     3.52   By-Laws of Tagsons Papers, Inc.**

     3.53   Articles of Organization of Unique Financing LLC, as amended**

     3.54   Operating Agreement of Unique Financing LLC, as amended**

     4.1 Indenture dated as of July 9, 1999 among American Tissue Inc., each Subsidiary Guarantor and The Chase Manhattan Bank, as Trustee**

     4.2    Form of 12 1/2% Series B Senior Secured Notes**

     4.3    Form of Subsidiary Guarantees**

     4.4 Purchase Rights Agreement dated as of July 9, 1999 among American Tissue Inc., each Subsidiary Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation**

     4.5 Registration Rights Agreement dated as of July 9, 1999, by and among American Tissue Inc., each Subsidiary Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

     4.6 Security Agreement dated as of July 9, 1999, made by American Tissue Inc. and each of the Subsidiary Guarantors in favor of the Trustee**

     4.7 Form of Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of July 9, 1999 between each of the following Subsidiary Guarantors in favor of the Trustee: American Tissue Mills of Greenwich LLC relating to premises at Mill Road, Greenwich, New York; America Tissue Mills of New Hampshire, Inc. relating to premises at 116 Lost Road, Winchester, New Hampshire; American Tissue Mills of Neenah LLC relating to premises at 249 Lake Street, Neenah, Wisconsin; American Tissue Mills of New York, Inc. relating to premises at 510 South Main Street, Mechanicville, New York; American Tissue Mills of Wisconsin, Inc. relating to premises at 858 West Leather Avenue, Tomahawk, Wisconsin; Berlin Mills Railway, Inc. relating to premises in Gorham, New Hampshire; Coram LLC relating to premises at 466-468 Mill Road, Coram, New York; Crown Vantage-New Hampshire Electric, Inc., relating to premises in Berlin and Gorham, New Hampshire; Engineers Road LLC relating to premises at 135 Engineers Road, Hauppauge, New York; Gilpin Realty Corp. relating to premises at 45 Gilpin Avenue, Hauppauge, New York; Landfill of America LLC relating to premises in Success, New Hampshire; Paper of America LLC relating to premises in Gorham, New Hampshire; Pulp of America LLC relating to premises in Berlin, New Hampshire; and Saratoga Realty LLC relating to premises at 3 Duplainville Road, Saratoga Springs, New York**

     4.8 Leasehold Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of July 9, 1999 between Grand LLC, as mortgagor, and the Trustee, as mortgagee**

     4.9 Leasehold Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing dated as of July 9, 1999 made by American Tissue Mills of Oregon, Inc., as grantor, to Ticor Title Insurance Company, as trustee for the benefit of the Trustee, as beneficiary**


     5.1    Opinion of Mandel, Resnik & Kaiser P.C.*


     10.1 Amended and Restated Loan and Security Agreement dated July 9, 1999 among American Tissue Inc., certain subsidiaries of American Tissue Inc., certain lenders and LaSalle Bank National Association, for itself and as agent for the other lenders**

     10.2 Existing Lien Intercreditor Agreement dated as of July 9, 1999 among American Tissue Inc., each of the Subsidiary Guarantors, the
            Trustee, Bank United, The Roslyn Savings Bank and LaSalle Bank National Association**

     10.3 Consent and Intercreditor Agreement dated as of July 9, 1999 among American Tissue Mills of Oregon, Inc., American Tissue Corporation, the Trustee and Boise Cascade Corporation**

     10.4 Asset Purchase Agreement dated March 24, 1999 by and among Crown Paper Co., Crown Vantage-New Hampshire Electric, Inc., Berlin Mills Railway, Inc., as Seller, and American Tissue Holdings Inc. (now known as American Tissue Inc.) and Pulp & Paper of America LLC, as Buyer**

     10.5 Instrument of Assumption of Liabilities dated July 9, 1999 made by Pulp & Paper of America LLC and its subsidiaries in favor of Crown Vantage, Inc. and its subsidiaries**


     10.6 Pulp Purchase Agreement dated March 24, 1999 between Crown Paper Co. and Pulp & Paper of America LLC**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------


     10.7 Paper Brokerage Agreement dated March 24, 1999 between Crown Paper Co. and Pulp & Paper of America LLC**

     10.8 Strategic Alliance Agreement dated March 24, 1999 between Crown Paper Co. and Pulp & Paper of America LLC**


     10.9 Lease dated August 1, 1998 between American Tissue Mills of Neenah LLC and Lakeview Real Estate LLC relating to premises located at 249 North Lake Street, Neenah, Wisconsin**

     10.10  Lease dated June 1, 1998 between  American  Tissue  Corporation  and
            Huntington  LLC  relating  to  premises   located  1  Arnold  Drive,
            Huntington, New York**

     10.11 Lease dated January 18, 1996 between American Tissue Corporation and Reckson Operating Partnership, L.P. relating to premises located at 85 Nicon Court, Hauppauge, New York**

     10.12 Lease dated in February 1990 between American Tissue Corporation and Vanderbilt Associates relating to premises located at 110 Plant Avenue, Hauppauge, New York**

     10.13 NOVATION AGREEMENT dated as of July 9, 1999 among Super American Tissue Inc., Nourollah Elghanayan, Mehdi Gabayzadeh, Lakeview Real Estate LLC and Huntington LLC**

     10.14 Lease dated August 15, 1996 between American Tissue Corporation and Swimline Corporation relating to premises located at 56 Vanderbilt Motor Parkway, Commack, New York**

     10.15 Lease Agreement dated as of March 20, 1998 between Waterford Industrial Development Authority and Grand LLC relating to premises located in Waterford, New York**

     10.16 Agreement dated November 23, 1992 between American Tissue Mills of Oregon, Inc. and Boise Cascade, as amended by the Amendment dated January 1, 1999 among the same parties and American Tissue Corporation**

     10.17 Lease Agreement dated December 15, 1995 between American Tissue Corporation and Curtiss-Wright Flight Systems/Shelby, Inc. relating to premises located at Passaic Street, Wood-Ridge, New Jersey**

     10.18 Loan Agreement dated December 15, 1995 between American Tissue Corporation and Curtiss-Wright Flight Systems/Shelby, Inc.**

     10.19 Lease Agreement dated as of November 1, 1997 between St. Lawrence & Atlantic Railroad Company and Berlin Mills Railway Inc.**

     10.20 Service Agreement dated as of November 1, 1997 between Crown Paper Co. and St. Lawrence & Atlantic Railroad Company**

     10.21 Note and Mortgage dated October 27, 1998 made by Grand LLC in favor of Security Mutual Life Insurance Company of New York relating to premises located in Halfmoon, New York**

     10.22 Consolidated Mortgage Note and Consolidated Mortgage dated December 29, 1997 made by Saratoga Realty LLC in favor of Bank United relating to premises located at 3 Duplainville Road, Saratoga Springs, New York**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

     10.23 Consolidated Mortgage Note and Consolidated Mortgage dated October 17, 1997 made by Grand LLC in favor of Bank United relating to premises located at Bell's Lane, Waterford, New York**

     10.24 Consolidated Mortgage Note and Consolidated Mortgage dated July 21, 1998 made by Gilpin Realty Corp., Coram Realty LLC, Engineers Road LLC and Huntington LLC in favor of The Roslyn Savings Bank relating to premises located at 135 Engineers Road, Hauppauge, New York, 466-468 Mill Road, Coram, New York and 45 Gilpin Avenue, Hauppauge, New York**

     10.25 Mortgage Note and Deed of Trust dated as of April 19, 1999 made by Calexico Tissue Company LLC in favor of Bank United**

     10.26 Agency Loan Promissory Note and Agency Loan Deed of Trust dated in May 1997 made by Calexico Tissue Company LLC in favor of Community Development Agency of the City of Calexico**

     10.27 Reimbursement Promissory Note and Reimbursement Deed of Trust dated in July 1997 made by Calexico Tissue Company LLC in favor of Community Development Agency of the City of Calexico**

     10.28 Agreement to Supply Sand and Gravel in Place dated October 30, 1997 between John Hancock Mutual Life Insurance Company and Crown Paper Co.**

     10.29 Roundwood Supply Agreement dated June 28, 1999 between Prime Timber Company LLC and Crown Paper Co.**

     10.30 Northeast Roundwood Supply Agreement dated October 30, 1997 between John Hancock Mutual Life Insurance Company and Crown Paper Co.**

     10.31 Cooperative Agreement dated June 19, 1995 between Kimberly-Clark Corporation and United Paperworker's International Union, AFL-CIO, and Local No. 482**

     10.32 Labor Agreement dated as of June 24, 1997 between Crown Vantage and United Paperworkers International Union, AFL-CIO, and its United Brotherhood Local Union No. 75**

     10.33 Labor Agreement dated July 15, 1997 between Crown Paper Co. and Office and Professional Employees International Union, Local 6**

     10.34  Agreement   dated   December  12,  1994  between   American   Tissue
            Corporation and American Tissue Mills de Mexico S.A. de C.V.**

     12.1   Computation of ratio of earnings to fixed charges*

     21.1   Subsidiaries of American Tissue Inc.**

     23.1   Consent of Arthur Andersen LLP*

     23.2   Consent of Holtz Rubenstein & Co., LLP*

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------


     23.3   Consent of Ernst & Young LLP**

     23.4   Consent of Mandel, Resnik & Kaiser P.C. (included in Exhibit 5.1)*

     24.1   Powers of Attorney (included in signature pages)**

     25.1   Statement of Eligibility of Trustee on Form T-1**


     27.1   Financial Data Schedule*


     99.1   Form of Letter of Transmittal**


     99.2   Form of Notice of Guaranteed Delivery**

     99.3   Form of Letter to Record Holders of Old Notes**

     99.4   Form of Letter to Beneficial Holders of Old Notes**


------------------

*    Filed herewith

**   Previously filed